As filed with the U.S. Securities and Exchange Commission on July 11, 2022

Registration No. 333-[__]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HealthLynked Corp.

(Exact Name of Registrant as specified in its charter)

Nevada	7373	47-1634127
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1265 Creekside Parkway, Suite 302

Naples, Florida 34108

Telephone: (800) 928-7144

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Michael Dent, MD

Chief Executive Officer

1265 Creekside Parkway, Suite 302

Naples, Florida 34108

Telephone: (800) 928-7144

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Clayton E. Parker, Esq.

Erin L. Fogarty, Esq.

K&L Gates LLP

200 South Biscayne Boulevard Suite 3900

Miami, FL 33131

(305) 359-3306

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE U.S. SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 11, 2022

PRELIMINARY PROSPECTUS

PROSPECTUS

Up to 30,895,255 Shares

HEALTHLYNKED CORP.

Common Stock

This prospectus relates to the resale of up to 30,895,255 shares (the “Shares”) of our common stock, $0.0001 par value per share (the “Common Stock”), by YA II PN, LTD., a Cayman Islands exempt limited partnership (the “Selling Securityholder”). The shares included in this prospectus consist of shares of Common Stock that we have issued or that we may, in our discretion, elect to issue and sell to the Selling Securityholder, from time to time after the date of this prospectus, pursuant to a standby equity purchase agreement we entered into with the Selling Securityholder on July 5, 2022 (the “Purchase Agreement”), in which the Selling Securityholder has committed to purchase from us, at our direction, up to 30,000,000 shares of our Common Stock, subject to terms and conditions specified in the Purchase Agreement. As consideration for the Selling Stockholder’s irrevocable commitment to purchase the Shares at our election and in our discretion from time to time after the date of this prospectus and prior to the third anniversary of the Purchase Agreement, upon the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreement, we have agreed to issue to the Selling Stockholder 895,255 shares of Common Stock pursuant to the terms of the Purchase Agreement (the “Commitment Shares”). See the section entitled “Committed Equity Financing” for a description of the Purchase Agreement and the section entitled “Selling Securityholder” for additional information regarding the Selling Securityholder.

Our registration of the securities covered by this prospectus does not mean that the Selling Securityholder will offer or sell any of the shares of Common Stock. The Selling Securityholder may offer, sell or distribute all or a portion of their shares of Common Stock publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholder pursuant to this prospectus. However, we may receive up to proceeds from sales of our Common Stock to the Selling Securityholder that we may, in our discretion, elect to make, from time to time after the date of this prospectus, pursuant to the Purchase Agreement. We provide more information about how the Selling Securityholder may sell or otherwise dispose the shares of our Common Stock in the section entitled “Plan of Distribution.” The Selling Securityholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”). We will pay the expenses incurred in registering the shares, including legal and accounting fees.

Our common stock has traded on the on the OTC Market Group’s OTCQB marketplace under the symbol “HLYK” since May 10, 2017. The last reported sale price of our common stock on the OTCQB on July 6, 2022 was $0.1193.

In addition, we qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act of 1933 and, as such, are allowed to provide in this prospectus more limited disclosures than an issuer that would not so qualify. Furthermore, for so long as we remain an emerging growth company, we will qualify for certain limited exceptions from investor protection laws such as the Sarbanes Oxley Act of 2002 and the Investor Protection and Securities Reform Act of 2010. Please read “Risk Factors” and “Summary—Emerging Growth Company Status.”

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 7 of this prospectus before making a decision to purchase our common stock.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The distribution of this prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus in any jurisdiction in which it would be unlawful for us to make such an offer or solicitation.

The date of this prospectus is __________, 2022

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the Company to “incorporate by reference” the information it has filed with the SEC, which means that the Company can disclose important information to you by referring you to those documents. The information that the Company incorporates by reference is an important part of this prospectus, and information that it files later with the SEC will automatically update and supersede this information. The documents the Company is incorporating by reference are:

●	Our Annual Report on Form 10-K for the year ended December 31, 2021, along with the financial statements and related notes thereto, filed with the SEC on March 31, 2022, as amended by that Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on June 3, 2022;

●	Our Quarterly Report on Form 10-Q, filed with the SEC on May 16, 2022; and

●	Our Current Report on Form 8-K, filed with the SEC on May 19, 2022.

All documents the Company subsequently files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, (1) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (2) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents and will be automatically updated and, to the extent described above, supersede information contained or incorporated by reference in this prospectus and previously filed documents that are incorporated by reference in this prospectus. The public may read and copy any materials the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC and state the address of that site (http://www.sec.gov).

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02, 7.01 or 9.01 of Form 8-K.

Upon written or oral request, we will provide without charge to each person to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: George O’Leary, Chief Financial Officer at HealthLynked Corp., 1265 Creekside Parkway, Suite 302, Naples, Florida, 34108; Tel: (800) 928-7144. We maintain a website at https://investors.healthlynked.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

You should rely only on information contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of its date regardless of the time of delivery of this prospectus or of any sale of common stock.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholder may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale of the securities offered by the Selling Securityholder described in this prospectus.

Neither we nor the Selling Securityholder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholder take responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholder will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management’s estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

ii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and related notes included elsewhere in this prospectus. In this prospectus, unless the context provides otherwise, the terms “HealthLynked,” “HLYK,” “HLKD,” the “Company,” “we,” “us,” and “our” refer to HealthLynked Corp. and its subsidiaries.

Company Overview

HealthLynked Corp. is a growth stage company incorporated in the state of Nevada on August 6, 2014. We currently operate in four distinct divisions: the Health Services Division, the Digital Healthcare Division, the ACO/MSO (Accountable Care Organization / Managed Service Organization) Division, and the Medical Distribution Division.

The Health Services division is comprised of the operations of (i) Naples Women’s Center (“NWC”), a multi-specialty medical group including OB/GYN (both Obstetrics and Gynecology) and General Practice, (ii) Naples Center for Functional Medicine (“NCFM”), a Functional Medical Practice engaged in improving the health of its patients through individualized and integrative health care, (iii) Bridging the Gap Physical Therapy (“BTG”), a physical therapy practice in Bonita Springs, FL, that provides hands-on functional manual therapy techniques to speed patients’ recovery and manage pain without pain medication or surgery, and (iv) Aesthetic Enhancements Unlimited (“AEU”), a patient service facility specializing in minimally and non-invasive cosmetic services acquired by the Company in May 2022.

The Digital Healthcare division develops and operates an online personal medical information and record archive system, the “HealthLynked Network,” which enables patients and doctors to keep track of medical information via the Internet in a cloud-based system.

The ACO/MSO Division is comprised of the operations of Cura Health Management LLC (“CHM”) and its subsidiary ACO Health Partners LLC (“AHP”), which were acquired by the Company on May 18, 2020. CHM and AHP operate an Accountable Care Organization (“ACO”) that assists physician practices in providing coordinated and more efficient care to patients via the Medicare Shared Savings Program (“MSSP”) as administered by the Centers for Medicare and Medicaid Services (the “CMS”), which rewards providers for efficiency in patient care. The Division plans to partner with a Medicare advantage program as an affiliate within the next twelve months.

The Medical Distribution Division is comprised of the operations of MedOffice Direct LLC (“MOD”), a virtual distributor of discounted medical supplies selling to both consumers and medical practices throughout the United States, which was acquired by the Company on October 19, 2020. The Division plans to increase its capacity during the next twelve months either through partnership or acquisition.

Our goal is to commercialize our cloud-based Patient Information Network (PIN) and record archiving system, the HealthLynked Network, which enables patients and doctors to keep track of medical information via the Internet in a cloud-based system. Through our website, www.HealthLynked.com and our mobile apps, patients can complete a detailed online personal medical history including past surgical history, medications, allergies, and family medical history. Once this information is entered, patients and their treating physicians are able to update the information as needed, to provide a comprehensive and up to date medical history.

We believe that the HealthLynked Network offers several advantages to patients and physicians not available in the market today. We provide a comprehensive marketing solution allowing physicians to market to both active and inactive patients, and an easy-to-use connection at the point of care through our Patient Access Hub (“PAH”). Patient members can access medical newsfeeds and groups. Our real-time appointment scheduling application allows for patients to book appointments online with participating healthcare providers. Our database and record archives allow for seamless sharing of medical records between healthcare providers and keeps patients in control of shared access. In the HealthLynked Network, parents can create accounts for their children that are linked to their family account, allowing them to provide access to healthcare providers, track vaccination records, and allow hospitals and schools access to important medical information in case of emergencies. The HealthLynked Network is accessible 24 hours a day, 7 days a week, via the internet and on mobile applications for both Android and iOS devices. We believe this type of accessibility is important for schools and during office visits, but more important, in times of a medical emergency.

We anticipate that our system will also provide for 24-hour access to medical specialist healthcare providers who can answer medical questions and direct appropriate care to paying members. In addition to 24-hour access, patients may also schedule telemedicine consultations at set times with participating healthcare providers who have expertise in various specialized areas of medicine. Participating physicians can elect to allow patients to request online appointments either via our real-time app or by setting, in their administrator dashboard panel, times and days of the week that patients may request appointments. Appointment requests are then sent by our system to an email address specified by the physician’s office, requesting a follow up to confirm these appointment requests or automatically accept the appointment request.

HealthLynked has created 880,000 physician base profiles for most physicians in the United States, which are searchable on the Internet. Physicians can claim their profiles confirming the accuracy of the information free of charge.

There are three types of providers in the HealthLynked Network: in-network, out of network and participating providers. All physicians can claim their profile and update basic information online and add videos and images of their profile. Once a provider has claimed their profile they are considered in-network. Providers that opt to pay a monthly fee for access to the full range of HealthLynked Network services, which include online scheduling, marketing services and analytics about their practice performance are considered “Participating Providers.”

HealthLynked provider profiles enable Participating Providers to market directly to patients through our PAH and online marketing services to recruit new patients and reengage with former patients. Physician practices generate more income the more patients they treat, so maximizing efficiency and patient turnover is critical to increasing total revenues and profitability. As such, we believe that our system will enable physicians to reduce the amount of time required to process patient intake forms, as patients will no longer be required to spend ten to thirty minutes filling out forms at each visit, and the practices’ staff will not need to input this information multiple times into their electronic medical records systems. Patients complete their online profiles once, and thereafter, they and their physicians are able to update their profiles as needed. Physicians participating in the HealthLynked Network are required to update the patient records within 24 hours of seeing the patient. The information is organized in an easy-to-read format to enable a physician to review the necessary information quickly during, and prior to, patient visits, which in turn facilitates a more comprehensive and effective patient encounter.

Committed Equity Financing

On July 5, 2022, we entered into the Purchase Agreement with the Selling Securityholder. Pursuant to the Purchase Agreement, we have the right to sell to the Selling Securityholder up to 30,000,000 of shares of our common stock, subject to certain limitations and conditions set forth in the Purchase Agreement, from time to time during the term of the Purchase Agreement. Sales of common stock to the Selling Securityholder under the Purchase Agreement, and the timing of any such sales, are at our option, and we are under no obligation to sell any securities to the Selling Securityholder under the Purchase Agreement. In accordance with our obligations under the Purchase Agreement, we have filed the registration statement of which this prospectus forms a part with the SEC to register under the Securities Act the resale by the Selling Securityholder of up to 30,895,255 shares of common stock, consisting of an aggregate amount of 895,255 Commitment Shares and up to 30,000,000 shares of common stock that we may elect, in our sole discretion, to issue and sell to the Selling Securityholder, from time to time under the Purchase Agreement. Upon the satisfaction of the conditions to the Selling Securityholder’s purchase obligation set forth in the Purchase Agreement, including that the registration statement of which this prospectus forms a part be declared effective by the SEC and the final form of this prospectus is filed with the SEC, we will have the right, but not the obligation, from time to time at our discretion until the first day of the month following the 36-month period after the date of the Purchase Agreement, to direct the Selling Securityholder to purchase a specified amount of shares of common stock (each such sale, an “Advance”) by delivering written notice to the Selling Securityholder (each, an “Advance Notice”). While there is no mandatory minimum amount for any Advance, it may not to exceed the greater of (i) an amount of shares equal to 30% of the aggregate daily volume traded of our common stock on our principal trading market for the five trading dates immediately preceding an Advance Notice or (ii) 2,000,000 shares. The per share purchase price for the shares of common stock, if any, that we elect to sell to the Selling Securityholder in an Advance pursuant to the Purchase Agreement will be determined by reference to the volume weighted average price of our common stock (the “VWAP”) and calculated in accordance with the Purchase Agreement, less a discount of 4%. There is no upper limit on the price per share that the Selling Securityholder could be obligated to pay for the common stock we may elect to sell to it in any Advance. We will control the timing and amount of any sales of common stock to the Selling Securityholder. Actual sales of shares of our common stock to the Selling Securityholder under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, which may include, among other things, market conditions, the trading price of our common stock, and determinations by us as to the appropriate sources of funding for our business and its operations.

We may not issue or sell any shares of Class A common stock to the Selling Securityholder under the Purchase Agreement which, when aggregated with all other shares of Class A common stock then beneficially owned by the Selling Securityholder and its affiliates (as calculated pursuant to Section 13(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 promulgated thereunder), would result in the Selling Securityholder beneficially owning more than 4.99% of the outstanding shares of Class A common stock (the “Beneficial Ownership Limitation”).

The net proceeds under the Purchase Agreement to us will depend on the frequency and prices at which we sell shares of our stock to the Selling Securityholder. We expect that any proceeds received by us from such sales to the Selling Securityholder will be used primarily for working capital purposes such as sales, marketing and product development costs related to the commercialization of the HealthLynked Network and for overhead costs. The Selling Securityholder has agreed that it and its affiliates will not engage in any short sales of the common stock nor enter into any transaction that establishes a net short position in the common stock during the term of the Purchase Agreement. The Purchase Agreement will automatically terminate on the earliest to occur of (i) the first day of the month next following the 36-month anniversary of the date of the Purchase Agreement or (ii) the date on which the Selling Securityholder shall have purchased from us under the Purchase Agreement 30,000,000 shares of our common stock in the aggregate. We have the right to terminate the Purchase Agreement at no cost or penalty upon five trading days’ prior written notice to the Selling Securityholder; provided that there are no outstanding Advance Notices and all outstanding amounts owed to the Selling Securityholder are repaid. We and the Selling Securityholder may also agree to terminate the Purchase Agreement by mutual written consent. Neither we nor the Selling Securityholder may assign or transfer our respective rights and obligations under the Purchase Agreement, and no provision of the Purchase Agreement may be modified or waived by us or the Selling Securityholder other than by an instrument in writing signed by both parties.

As consideration for the Selling Securityholder’s commitment to purchase shares of common stock at our direction upon the terms and subject to the conditions set forth in the Purchase Agreement, upon execution of the Purchase Agreement, we issued to the Selling Securityholder 895,255 Commitment Shares, and (2) paid the Selling Securityholder’s structuring and due diligence fees of $10,000 prior to closing. The Purchase Agreement contains customary representations, warranties, conditions, and indemnification obligations of the parties. The representations, warranties, and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

If all of the 30,895,255 shares offered by the Selling Securityholder for resale under the registration statement of which this prospectus forms a part were issued and outstanding as of the date hereof (without taking into account the 4.99% Beneficial Ownership Limitation), such shares would represent approximately 11% of the total number of shares of our common stock outstanding and approximately 17% of the total number of outstanding shares held by non-affiliates, in each case as of June 30, 2022.

Furthermore, we entered into a Note Purchase Agreement dated July 5, 2022 (the “Note Agreement”) pursuant to which, within three business days after the effectiveness of the registration statement of which this prospectus forms a part, we may request that the Selling Securityholder enter into a promissory note (“Promissory Note”) in an amount up to $550,000. The Promissory Note will mature on the six-month anniversary of execution. The Promissory Note accrues interest at a rate of 0%, but will be issued with 5% original issue discount, and will be repaid in 5 equal monthly installments beginning on the 30th day following the date of the Promissory Note. The Promissory Note may be repaid with the proceeds of an Advance under the Purchase Agreement or repaid in cash and, if repaid in cash, together with a 2% premium.

There are substantial risks to our stockholders as a result of the sale and issuance of common stock to the Selling Securityholder under the Purchase Agreement. These risks include the potential for substantial dilution and significant declines in our stock price. See the section entitled “Risk Factors.” Issuances of our common stock in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of common stock that our existing stockholders own will not decrease as a result of sales, if any, under the Purchase Agreement, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to the Selling Securityholder. For more detailed information regarding the Purchase Agreement, see the section entitled “Committed Equity Financing.”

THE OFFERING

Common stock offered by the Selling Securityholder	Up to 30,895,255 shares of our common stock, consisting of (i) 895,255 Commitment Shares and (ii) up to 30,000,000 shares of common stock we may elect, in our discretion, to issue and sell to the Selling Securityholder under the Purchase Agreement from time to time.

Terms of the offering	The Selling Securityholder will determine when and how it will dispose of any shares of common stock registered under this prospectus for resale.

Common stock outstanding before the offering	239,080,428 shares (1)

Common stock outstanding after the offering	269,975,683 shares

Use of proceeds	We will not receive any proceeds from the sale of the common stock by the Selling Securityholder. However, we expect to receive proceeds under the Purchase Agreement from sales of Class A common stock that we may elect to make to the Selling Securityholder pursuant to the Purchase Agreement, if any, from time to time in our discretion. We expect we would use the net proceeds that we receive under the Purchase Agreement, including from any Pre-Advance Loan under the Promissory Note primarily for working capital purposes such as sales, marketing and product development costs related to the commercialization of the HealthLynked Network and for overhead costs.

Trading Symbol	Our common stock is listed and traded on the OTC Market Group’s OTCQB marketplace under the symbol “HLYK.”

Risk Factors	Investing in our securities is highly speculative and involves a significant degree of risk. You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 7 of this prospectus before deciding whether or not to invest in our common stock.

(1)	Represents the number of shares of our common stock outstanding as of June 30, 2022. Excludes (i) 895,255 Commitment Shares issuable under the Purchase Agreement, (ii) 4,101,250 shares of common stock issuable upon exercise of outstanding options, (iv) 59,043,659 shares of common stock issuable upon exercise of outstanding warrants, 119,768 unissued shares subject to future vesting requirements granted pursuant to our Employee Incentive Plans, and (iv) up to 13,750,000 shares of common stock issuable upon conversion of Series B Preferred.

Emerging Growth Company Status

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or “JOBS Act.” For as long as we are an emerging growth company, unlike other public companies, we will not be required to:

●	provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

●	comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

●	comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the Securities and Exchange Commission determines otherwise;

●	provide certain disclosure regarding executive compensation required of larger public companies; or

●	obtain shareholder approval of any golden parachute payments not previously approved or hold a nonbinding advisory vote on executive compensation.

We will cease to be an “emerging growth company” upon the earliest of:

●	when we have $1 billion or more in annual revenues;

●	when we have at least $700 million in market value of our common stock held by non-affiliates;

●	when we issue more than $1 billion of non-convertible debt over a three-year period; or

●	the last day of the fiscal year following the fifth anniversary of our initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1), which will allow us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Corporate Information

Our address is 1265 Creekside Parkway, Suite 302, Naples, Florida, 34108, and our telephone number is: (800) 928-7144. We maintain a website at http://www.healthlynked.com. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” which include information relating to future events, future financial performance, financial projections, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events and are subject to significant risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	Our limited operating history;

●	our ability to manufacture, market and sell our products;

●	our ability to maintain or protect the validity of our U.S. and other patents and other intellectual property;

●	our ability to launch and penetrate markets;

●	our ability to retain key executive members;

●	our ability to internally develop new inventions and intellectual property;

●	interpretations of current laws and the passages of future laws; and

●	acceptance of our business model by investors and the commercial market.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipate in our forward-looking statements. Please see “Risk Factors” for additional risks which could adversely impact our business and financial performance.

Moreover, new risks regularly emerge, and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. This prospectus contains a discussion of the risks applicable to an investment in our securities. You should carefully consider the specific factors discussed under this “Risk Factors” heading in this prospectus, together with all of the other information contained or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and any updates described in our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2022, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FINANCIAL AND GENERAL BUSINESS RISKS

We may never be able to implement our proposed online personal medical information and archiving system and as such, an investment in us at this stage of our business is extremely risky.

The HealthLynked Network was soft launched in 2018. The success of the HealthLynked Network depends in large part on the population of the network with physicians and patients. We continually develop additional functionality of the Network. However, we cannot predict the scale of how many physicians and patients will adopt our technology, or if and when they do, the timing of such large-scale adoption. Further, it is possible that other competitors with greater resources could enter the market and make it more difficult for us to attract or keep customers. Consequently, at this phase of our development, our future is speculative and depends on the proper execution of our business model, including but not limited to deploying the PAH, populating the HealthLynked Network with a substantial number of patients, registering paying physicians in the HealthLynked Network, and continuing to develop additional applications and functionality for the HealthLynked Network.

Our future success depends on our ability to execute our business plan by fully developing our online medical records platform and recruiting physicians and patients to adopt and use the system. However, there is no guarantee that we will be able to successfully implement our business plan.

Our operations to date have been limited to providing patient services at our NWC, NCFM and BTG facilities, generating MSSP and consulting revenue from our ACO/MSO segment, and generating product revenue from our Medical Distribution segment. We have not yet demonstrated our ability to successfully develop or market the online medical records platform we seek to provide through the HealthLynked Network. We have not entered into any agreements with third party doctors or patients to use our system for their medical records and there is no assurance that we will be able to enter into such agreements in the future.

We may not be able to effectively control and manage our growth.

Our strategy envisions a period of potentially rapid growth in our physician network over the next five years based on aggressively increasing our marketing efforts. We currently maintain a small in-house programming, IT, administrative, marketing and sales personnel. The capacity to service the online medical records platform and our expected growth, including growth via acquisition, may impose a significant burden on our future planned administrative and operational resources. The growth of our business may require significant investments of capital and increased demands on our management, workforce and facilities. We will be required to substantially expand our administrative and operational resources and attract, train, manage and retain qualified employees, management and other personnel. Failure to do so, or to satisfy such increased demands would interrupt or have a material adverse effect on our business and results of operations.

The departure or loss of Dr. Michael Dent could disrupt our business.

During 2020 and 2021, we depended heavily on the continued efforts of Dr. Michael Dent, our Chief Executive Officer and Chairman of the Board. Dr. Dent is essential to our strategic vision and day-to-day operations and would be difficult to replace. While we have entered into a written employment contract with Dr. Dent, we cannot be certain that Dr. Dent will continue with us for any particular period of time. The departure or loss of Dr. Dent, or the inability to hire and retain a qualified replacement, could negatively impact our ability to manage our business.

Our sales strategy may not be successful.

Since 2018, we have used a telesales model in lieu of a direct sales force, in large part to reduce our costs. In 2021, we hired a Vice President of Sales to spearhead a direct sales effort aimed at monetizing our HealthLynked Network and growing our medical distribution business. There is no assurance that our direct sales model will be effective, and this could have a negative effect on the HealthLynked and MOD businesses and their growth.

Key components of our product sales made through MOD are provided by a sole supplier, and supply shortages or loss of this supplier could result in interruptions in supply or increased costs.

We rely on a sole supplier for the fulfillment of all product sales made through MOD, which was acquired in October 2020. If this sole supplier is unable to supply to us in the quantities we require, or at all, or otherwise defaults on its supply obligations to us, we may not be able to obtain alternative supplies form other suppliers on acceptable terms, in a timely manner, or at all. In the event the sole supplier breaches its contract with us, our legal remedies associated with such a breach may be insufficient to compensate us for any damages we may suffer.

The healthcare industry is highly regulated, and government authorities may determine that we have failed to comply with applicable laws, rules, or regulations.

The healthcare industry, healthcare information technology, the online medical records platform services that we provide, and the physicians’ medical practices we engage in through our Health Services segment are subject to extensive and complex federal, state, and local laws, rules and regulations, compliance with which imposes substantial costs on us. Of particular importance are the provisions summarized as follows:

●	federal laws (including the federal False Claims Act) that prohibit entities and individuals from knowingly or recklessly making claims to Medicaid, Medicare and other government-funded programs that contain false or fraudulent information or from improperly retaining known overpayments;

●	a provision of the Social Security Act, commonly referred to as the “anti-kickback” statute, that prohibits the knowing and willful offer, payment, solicitation or receipt of any bribe, kickback, rebate or other remuneration, in cash or in kind, in return for the referral or recommendation of patients for items and services covered, in whole or in part, by federal healthcare programs, such as Medicaid and Medicare;

●	a provision of the Social Security Act, commonly referred to as the Stark Law, that, subject to limited exceptions, applies when physicians refer Medicare patients to an entity for the provision of certain “designated health services” if the physician or a member of such physician’s immediate family has a direct or indirect financial relationship (including a compensation arrangement) with the entity;

●	similar state law provisions pertaining to anti-kickback, fee splitting, self-referral and false claims issues, which typically are not limited to relationships involving government-funded programs;

●	provisions of the federal Health Insurance Portability and Accountability Act of 1996, as amended (“HIPAA”) that prohibit knowingly and willfully executing a scheme or artifice to defraud a healthcare benefit program or falsifying, concealing or covering up a material fact or making any material false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services;

●	state laws that prohibit general business corporations from practicing medicine, controlling physicians’ medical decisions or engaging in certain practices, such as splitting fees with physicians;

●	federal and state healthcare programs may deny our application to become a participating provider that could in turn cause us to not be able to treat those patients or prohibit us from billing for the treatment services provided to such patients;

●	federal and state laws that prohibit providers from billing and receiving payment from Medicaid or Medicare for services unless the services are medically necessary, adequately and accurately documented and billed using codes that accurately reflect the type and level of services rendered;

●	federal and state laws pertaining to the provision of services by non-physician practitioners, such as advanced nurse practitioners, physician assistants and other clinical professionals, physician supervision of such services and reimbursement requirements that may be dependent on the manner in which the services are provided and documented; and

●	federal laws that impose civil administrative sanctions for, among other violations, inappropriate billing of services to federally funded healthcare programs, inappropriately reducing hospital care lengths of stay for such patients, or employing individuals who are excluded from participation in federally funded healthcare programs.

In addition, we believe that our business, including the business conducted through our Health Services segment, will continue to be subject to increasing regulation, the scope and effect of which we cannot predict.

We may in the future become the subject of regulatory or other investigations or proceedings, and our interpretations of applicable laws, rules and regulations may be challenged. For example, regulatory authorities or other parties may assert that our arrangements with the physicians using the HealthLynked Network constitute fee splitting and seek to invalidate these arrangements, which could have a material adverse effect on our business, financial condition, results of operations, cash flows and the trading price of our common stock. Regulatory authorities or other parties also could assert that our relationships violate the anti-kickback, fee splitting or self-referral laws and regulations. Such investigations, proceedings and challenges could result in substantial defense costs to us and a diversion of management’s time and attention. In addition, violations of these laws are punishable by monetary fines, civil and criminal penalties, exclusion from participation in government-sponsored healthcare programs, and forfeiture of amounts collected in violation of such laws and regulations, any of which could have a material adverse effect on our overall business, financial condition, results of operations, cash flows and the trading price of our common stock.

Furthermore, changes in these laws and regulations, or administrative and judicial interpretations thereof, may require us to change our business practices which could have a material adverse effect on our business, financial condition and results of operations. Because of the complex and far-reaching nature of these laws, there can be no assurance that we would not be required to alter one or more of our practices to be in compliance with these laws.

We rely on Amazon Web Services, or AWS, for the vast majority of our computing, storage, bandwidth, and other services. Any disruption of or interference with our use of the platform would negatively affect our operations and seriously harm our business.

Amazon provides distributed computing infrastructure platforms for business operations, or what is commonly referred to as a “cloud” computing service. We currently run the vast majority of our computing on AWS, have built our software and computer systems to use computing, storage capabilities, bandwidth, and other services AWS, and our systems are not fully redundant on the platform. Any transition of the cloud services currently provided by AWS to another cloud provider would be difficult to implement and would cause us to incur significant time and expense. Given this, any significant disruption of or interference with our use of AWS would negatively impact our operations and our business would be seriously harmed. If our users or partners are not able to access the HealthLynked Network or specific HealthLynked features, or encounter difficulties in doing so, due to issues or disruptions with AWS, we may lose users, partners, or revenue. The level of service provided by AWS or similar providers may also impact our users’ and partners’ usage of and satisfaction with our web-based product offerings and could seriously harm our business and reputation. If AWS or similar providers experience interruptions in service regularly or for a prolonged basis, or other similar issues, our business would be seriously harmed. Hosting costs also have and will continue to increase as our user base and user engagement grows and may seriously harm our business if we are unable to grow our revenues faster than the cost of utilizing the services of AWS or similar providers.

Federal and state laws that protect the privacy and security of protected health information may increase our costs and limit our ability to collect and use that information and subject us to penalties if we are unable to fully comply with such laws.

Numerous federal and state laws and regulations govern the collection, dissemination, use, security and confidentiality of individually identifiable health information. These laws include:

●	Provisions of HIPAA that limit how healthcare providers may use and disclose individually identifiable health information, provide certain rights to individuals with respect to that information and impose certain security requirements;

●	The Health Information Technology for Economic and Clinical Health Act (“HITECH”), which strengthens and expands the HIPAA Privacy Standards and Security Standards and imposes data breach notification obligations;

●	Other federal and state laws restricting the use and protecting the privacy and security of protected health information, many of which are not preempted by HIPAA;

●	Federal and state consumer protection laws; and

●	Federal and state laws regulating the conduct of research with human subjects.

Through the HealthLynked Network, we collect and maintain protected health information in paper and electronic format. New protected health information standards, whether implemented pursuant to HIPAA, HITECH, congressional action or otherwise, could have a significant effect on the manner in which we handle healthcare-related data and communicate with third parties, and compliance with these standards could impose significant costs on us, or limit our ability to offer certain services, thereby negatively impacting the business opportunities available to us.

In addition, if we do not comply with existing or new laws and regulations related to protected health information, we could be subject to remedies that include monetary fines, civil or administrative penalties, civil damage awards or criminal sanctions.

RISKS RELATED TO THE HEALTHLYNKED NETWORK

The market for Internet-based personal medical information and record archiving systems may not develop substantially further or develop more slowly than we expect, harming the growth of our business.

It is uncertain whether personal medical information and record archiving systems will achieve and sustain the high levels of demand and market acceptance we anticipate. Further, even though we expect patients and physicians within our own Health Services segment to use the HealthLynked Network, our success will depend, to a substantial extent, on the willingness of unaffiliated patients, physicians and hospitals to use our services. Some patients, physicians and hospitals may be reluctant or unwilling to use our services, because they may have concerns regarding the risks associated with the security and reliability, among other things, of the technology model associated with these services. If our target users do not believe our systems are secure and reliable, then the market for these services may not expand as much or develop as quickly as we expect, either of which would significantly adversely affect our business, financial condition, or operating results.

If we do not continue to innovate and provide services that are useful to our target users, we may not remain competitive, and our revenues and operating results could suffer.

Our success depends on our ability to keep pace with technological developments, satisfy increasingly sophisticated client requirements, and obtain market acceptance. Our competitors are constantly developing products and services that may become more efficient or appealing to our clients and users. As a result, we will be required to invest significant resources in research and development in order to enhance our existing services and introduce new high-quality services that clients and users will want, while offering these services at competitive prices.

If we are unable to predict user preferences or industry changes, or if we are unable to modify our services on a timely or cost-effective basis, we may lose clients and target users. Our operating results would also suffer if our innovations are not responsive to the needs of our clients and users, are not appropriately timed with market opportunity, or are not effectively brought to market. As technology continues to develop, our competitors may be able to offer results that are, or that are perceived to be, substantially similar to or better than those generated by our services. This may force us to compete on additional service attributes and to expend significant resources in order to remain competitive.

We may be unable to adequately protect, and we may incur significant costs in enforcing, our intellectual property and other proprietary rights.

Our success depends in part on our ability to enforce our intellectual property and other proprietary rights. We expect to rely upon a combination of copyright, trademark, trade secret, and unfair competition laws, as well as license and access agreements and other contractual provisions, to protect these rights.

Our attempts to protect our intellectual property through copyright, patent, and trademark registration may be challenged by others or invalidated through administrative process or litigation. While we have submitted the application for our first two provisional patents for our PAH and intend to submit other patent applications covering our integrated technology, the scope of issued patents, if any, may be insufficient to prevent competitors from providing products and services similar to ours, our patents may be successfully challenged, and we may not be able to obtain additional meaningful patent protection in the future. There can be no assurance that our patent registration efforts will be successful.

Our expected agreements with clients, users, vendors and strategic partners will limit their use of, and allow us to retain our rights in, our intellectual property and proprietary information. Further, we anticipate that these agreements will grant us ownership of intellectual property created in the performance of those agreements to the extent that it relates to the provision of our services. In addition, we require certain of our employees and consultants to enter into confidentiality, non-competition, and assignment of inventions agreements. We also require certain of our vendors and strategic partners to agree to contract provisions regarding confidentiality and non-competition. However, no assurance can be given that these agreements will not be breached, and we may not have adequate remedies for any such breach. Further, no assurance can be given that these agreements will be effective in preventing the unauthorized access to, or use of, our proprietary information or the reverse engineering of our technology. Agreement terms that address non-competition are difficult to enforce in many jurisdictions and may not be enforceable in any particular case. In any event, these agreements do not prevent our competitors from independently developing technology or authoring clinical information that is substantially equivalent or superior to our technology or the information we distribute.

To the extent that our intellectual property and other proprietary rights are not adequately protected, third parties might gain access to our proprietary information, develop and market products or services similar to ours, or use trademarks similar to ours, each of which could materially harm our business. Existing U.S. federal and state intellectual property laws offer only limited protection. In addition, if we resort to legal proceedings to enforce our intellectual property rights or to determine the validity and scope of the intellectual property or other proprietary rights of others, the proceedings could be burdensome and expensive, even if we were to prevail. Any litigation that may be necessary in the future could result in substantial costs and diversion of resources and could have a material adverse effect on our business, operating results, or financial condition.

In addition, our platforms incorporate “open source” software components that are licensed to us under various public domain licenses. While we believe that we have complied with our obligations under the various applicable licenses for open source software that we use, open source license terms are often ambiguous, and there is little or no legal precedent governing the interpretation of many of the terms of certain of these licenses. Therefore, the potential impact of such terms on our business is somewhat unknown. For example, some open source licenses require that those using the associated code disclose modifications made to that code and such modifications be licensed to third parties at no cost. We monitor our use of open source software in an effort to avoid uses in a manner that would require us to disclose or grant licenses under our proprietary source code. However, there can be no assurance that such efforts will be successful, and such use could inadvertently occur.

We may be sued by third parties for alleged infringement of their proprietary rights.

The software and internet industries are characterized by the existence of a large number of patents, trademarks, and copyrights and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. We may receive in the future communications from third parties claiming that we, our technology, or components thereof, infringe on the intellectual property rights of others. We may not be able to withstand such third-party claims against our technology, and we could lose the right to use third-party technologies that are the subject of such claims. Any intellectual property claims, whether with or without merit, could be time-consuming and expensive to resolve, divert management attention from executing our business plan, and require us to pay monetary damages or enter into royalty or licensing agreements. Although we intend that many of our third-party service providers will be obligated to indemnify us if their products infringe the rights of others, such indemnification may not be effective or adequate to protect us or the indemnifying party may be unable to uphold its contractual obligations.

Moreover, any settlement or adverse judgment resulting from such a claim could require us to pay substantial amounts of money or obtain a license to continue to use the technology or information that is the subject of the claim, or otherwise restrict or prohibit our use of the technology or information. There can be no assurance that we would be able to obtain a license on commercially reasonable terms, if at all, from third parties asserting an infringement claim; that we would be able to develop alternative technology on a timely basis, if at all; that we would be able to obtain a license to use a suitable alternative technology or information to permit us to continue offering, and our clients to continue using, our affected services; or that we would not need to change our product and design plans, which could require us to redesign affected products or services or delay new offerings. Accordingly, an adverse determination could prevent us from implementing our strategy or offering our services and products, as currently contemplated.

We may not be able to properly safeguard the information on the HealthLynked Network.

Information security risks have generally increased in recent years because of new technologies and the increased activities of perpetrators of cyber-attacks resulting in the theft of protected health, business or financial information. A failure in, or a breach of our information systems as a result of cyber-attacks could disrupt our business, result in the release or misuse of confidential or proprietary information, damage our reputation, and increase our administrative expenses. Further, any such breaches could result in exposure to liability under U.S. federal and state laws and could adversely impact our business. Although we have robust information security procedures and other safeguards in place, as cyber threats continue to evolve, we may be required to expend additional resources to continue to enhance our information security measures or to investigate and remediate any information security vulnerabilities. Any of these disruptions or breaches of security could have a material adverse effect on our business, financial condition, and results of operations.

Our employees may not take all appropriate measures to secure and protect confidential information in their possession.

Each of our employees is advised that they are responsible for the security of the information in our systems and to ensure that private information is kept confidential. Should an employee not follow appropriate security measures, including those that have been put in place to prevent cyber threats or attacks, the improper release of protected health information could result. The release of such information could have a material adverse effect on our reputation and our business, financial condition, results of operations, and cash flows.

RISKS RELATED TO THE PROVISION OF MEDICAL SERVICES

Any state budgetary constraints could have an adverse effect on our reimbursement from Medicaid programs.

As a result of slow economic growth and volatile economic conditions, many states are continuing to collect less revenue than they did in prior years and as a consequence are facing budget shortfalls and underfunded pension and other obligations. Although the shortfalls for the more recent budgetary years have declined, they are still significant by historical standards. The financial condition in Florida or other states in which we may have operations in the future could lead to reduced or delayed funding for Medicaid programs and, in turn, reduced or delayed reimbursement for physician services, which could adversely affect our results of operations, cash flows and financial condition.

Healthcare reform may have a significant effect on our business.

The ACA contains a number of provisions that could affect us over the next several years. These provisions include the establishment of health insurance exchanges to facilitate the purchase of qualified health plans, and expansion of healthcare fraud and abuse laws. Further, under the ACA, payment modifiers are being developed that will differentiate payments to physicians under federal healthcare programs based on quality and cost of care. In addition, other provisions authorize voluntary demonstration projects relating to the bundling of payments for episodes of hospital care and the sharing of cost savings achieved under the Medicare program.

The Centers for Medicare and Medicaid Services (“CMS”) issued a final rule under the ACA that is intended to allow physicians, hospitals and other health care providers to coordinate care for Medicare beneficiaries through Accountable Care Organizations (“ACOs”). ACOs are entities consisting of healthcare providers and suppliers organized to deliver services to Medicare beneficiaries and eligible to receive a share of any cost savings the entity can achieve by delivering services to those beneficiaries at a cost below a set baseline and based upon established quality of care standards. We will continue to evaluate the impact of the ACO regulations on our business and operations.

The ACA also allows states to expand their Medicaid programs through an increase in the Medicaid eligibility income limit from a state’s current eligibility levels to 133% of the federal poverty level. It remains unclear to what extent states will expand their Medicaid programs by raising the income limit to 133% of the federal poverty level.

The ACA also remains subject to continuing legislative scrutiny, including efforts by Congress to further amend or repeal a number of its provisions as well as administrative actions delaying the effectiveness of key provisions. As a result, we cannot predict with any assurance the ultimate effect of the ACA on our Company, nor can we provide any assurance that its provisions will not have a material adverse effect on our business, financial condition, results of operations or cash flows.

Government-funded programs or private insurers may limit, reduce or make retroactive adjustments to reimbursement amounts or rates.

A portion of the net patient service revenue derived from services rendered through our Health Services segment is from payments made by Medicare and Medicaid and other government-sponsored or funded healthcare programs (the “GHC Programs”). These government-funded programs, as well as private insurers, have taken and may continue to take steps, including a movement toward increased use of managed care organizations, value-based purchasing, and new patient care models to control the cost, eligibility for, use and delivery of healthcare services as a result of budgetary constraints and cost containment pressures due to unfavorable economic conditions, rising healthcare costs and for other reasons. These government-funded programs and private insurers may attempt other measures to control costs, including bundling of services and denial of, or reduction in, reimbursement for certain services and treatments. As a result, payments from government programs or private payors may decrease significantly. Also, any adjustment in Medicare reimbursement rates may have a detrimental impact on our reimbursement rates not only for Medicare patients, but also because Medicaid and other third-party payors often base their reimbursement rates on a percentage of Medicare rates. Our business may also be materially affected by limitations on, or reductions in, reimbursement amounts or rates or elimination of coverage for certain individuals or treatments. Moreover, because government-funded programs generally provide for reimbursements on a fee-schedule basis rather than on a charge-related basis, we generally cannot increase our revenues from these programs by increasing the amount we charge for services rendered by our physicians. To the extent our costs increase, we may not be able to recover our increased costs from these programs, and cost containment measures and market changes in non-government-funded insurance plans have generally restricted our ability to recover, or shift to non-governmental payors, these increased costs. In addition, funds we receive from third-party payors are subject to audit with respect to the proper billing for physician and ancillary services and, accordingly, our revenue from these programs may be adjusted retroactively. Any retroactive adjustments to our reimbursement amounts could have a material effect on our financial condition, results of operations, cash flows and the trading price of our common stock.

We may become subject to billing investigations by federal and state government authorities.

Federal and state laws, rules and regulations impose substantial penalties, including criminal and civil fines, exclusion from participation in government healthcare programs and imprisonment, on entities or individuals (including any individual corporate officers or physicians deemed responsible) that fraudulently or wrongfully bill government-funded programs or other third-party payors for healthcare services. CMS issued a final rule requiring states to implement a Medicaid Recovery Audit Contractor (“RAC”) program effective January 1, 2012. States are required to contract with one or more eligible Medicaid RACs to review Medicaid claims for any overpayments or underpayments, and to recoup overpayments from providers on behalf of the state. In addition, federal laws, along with a growing number of state laws, allow a private person to bring a civil action in the name of the government for false billing violations. We believe that audits, inquiries and investigations from government agencies will occur from time to time in the ordinary course of our operations, which could result in substantial defense costs to us and a diversion of management’s time and attention. We cannot predict whether any future audits, inquiries or investigations, or the public disclosure of such matters, would have a material adverse effect on our business, financial condition, results of operations, cash flows and the trading price of our common stock.

We may not appropriately record or document the services provided by our physicians.

We must appropriately record and document the services our doctors provide to seek reimbursement for their services from third-party payors. If our physicians do not appropriately document, or where applicable, code for their services, we could be subjected to administrative, regulatory, civil, or criminal investigations or sanctions and our business, financial condition, results of operations and cash flows could be adversely affected.

We may not be able to successfully recruit and retain qualified physicians, who are key to our Health Services segment’s revenues and billing.

Our ability to operate profitably will depend, in part, upon our ability recruit and retain qualified physicians, who are key to our Health Services segment’s revenues and billing. We compete with many types of healthcare providers, including teaching, research and government institutions, hospitals and health systems and other practice groups, for the services of qualified doctors, nurses, physical therapists and other skilled healthcare providers essential to our Health Services segment. We may not be able to continue to recruit new, qualified providers or renew contracts with existing providers on acceptable terms. If we do not do so, our ability to service execute our business plan may be adversely affected.

A significant number of physicians could leave our practices and we may be unable to enforce the non-competition covenants of departed employees.

We have entered into employment agreements with certain of our physicians that can be terminated without cause by any party upon prior written notice. In addition, substantially all of our physicians have agreed not to compete with us within a specified geographic area for a certain period after termination of employment. The law governing non-compete agreements and other forms of restrictive covenants varies from state to state. Although we believe that the non-competition and other restrictive covenants applicable to our affiliated physicians are reasonable in scope and duration and therefore enforceable under applicable state law, courts and arbitrators in some states are reluctant to strictly enforce non-compete agreements and restrictive covenants against physicians. Our physicians may leave our practices for a variety of reasons, including providing services for other types of healthcare providers, such as teaching, research and government institutions, hospitals and health systems and other practice groups. If a substantial number of our physicians leave our practices or we are unable to enforce the non-competition covenants in the employment agreements, our business, financial condition, results of operations and cash flows could be materially, and adversely affected. We cannot predict whether a court or arbitration panel would enforce these covenants in any particular case.

We may be subject to medical malpractice and other lawsuits not covered by insurance.

Our business entails an inherent risk of claims of medical malpractice against our affiliated physicians and us. We may also be subject to other lawsuits which may involve large claims and significant defense costs. Although we currently maintain liability insurance coverage intended to cover professional liability and other claims, there can be no assurance that our insurance coverage will be adequate to cover liabilities arising out of claims asserted against us. Liabilities in excess of our insurance coverage, including coverage for professional liability and other claims, could have a material adverse effect on our business, financial condition, results of operations, cash flows and the trading price of our common stock. See “Professional and General Liability Coverage.”

We may not be able to collect reimbursements for our services from third-party payors in a timely manner.

Approximately 23% of our net patient service revenue for the year ended December 31, 2021was derived from reimbursements from various third-party payors, including GHC Programs, private insurance plans and managed care plans, for services provided by our physicians. We are responsible for submitting reimbursement requests to these payors and collecting the reimbursements, and we assume the financial risks relating to uncollectible and delayed reimbursements. In the current healthcare environment, payors continue their efforts to control expenditures for healthcare, including revisions to coverage and reimbursement policies. Due to the nature of our business and our participation in government-funded and private reimbursement programs, we are involved from time to time in inquiries, reviews, audits and investigations by governmental agencies and private payors of our business practices, including assessments of our compliance with coding, billing and documentation requirements. We may be required to repay these agencies or private payors if a finding is made that we were incorrectly reimbursed, or we may be subjected to pre-payment reviews, which can be time-consuming and result in non-payment or delayed payment for the services we provide. We may also experience difficulties in collecting reimbursements because third-party payors may seek to reduce or delay reimbursements to which we are entitled for services that our affiliated physicians have provided. In addition, GHC Programs may deny our application to become a participating provider that could prevent us from providing services to patients or prohibit us from billing for such services. If we are not reimbursed fully and in a timely manner for such services or there is a finding that we were incorrectly reimbursed, our revenue, cash flows and financial condition could be materially, adversely affected.

Certain federal and state laws may limit our effectiveness at collecting monies owed to us from patients.

We utilize third parties to collect from patients any co-payments and other payments for services that are provided by our physicians. The federal Fair Debt Collection Practices Act restricts the methods that third-party collection companies may use to contact and seek payment from consumer debtors regarding past due accounts. State laws vary with respect to debt collection practices, although most state requirements are similar to those under the Fair Debt Collection Practices Act. The Florida Consumer Collection Practices Act, is broader than the federal legislation, applying the regulations to “creditors” as well as “collectors,” whereas the Fair Debt Collection Practices Act is applicable only to collectors. This prohibits creditors who are attempting to collect their own debts from engaging in behavior prohibited by the Fair Debt Collection Practices Act and Florida Consumer Collection Practices Act. The Florida Consumer Collection Practices Act has very specific guidelines regarding which actions debt collectors and creditors may engage in to collect unpaid debt. If our collection practices or those of our collection agencies are inconsistent with these standards, we may be subject to actual damages and penalties. These factors and events could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to maintain effective and efficient information systems.

The profitability of our business is dependent on uninterrupted performance of our information systems. Failure to maintain reliable information systems, disruptions in our existing information systems or the implementation of new systems could cause disruptions in our business operations, including errors and delays in billings and collections, disputes with patients and payors, violations of patient privacy and confidentiality requirements and other regulatory requirements, increased administrative expenses and other adverse consequences.

RISKS RELATING TO OUR ACO/MSO BUSINESS

The Affordable Care Act, or ACA, and subsequent rules promulgated by CMS, including any repeal, replacement or modification to the ACA, could have a material adverse effect on our business and financial results.

The ACA was signed into law in March 2010 and legislated broad-based changes to the U.S. health care system which continue to have a material impact on our business. There is considerable discussion within the new Presidential administration and Congress about repealing and replacing the ACA. At this time, it is uncertain whether, when, and what changes will be made to the ACA, and what impact such changes could have on our business. However, any changes to the ACA, including through any repeal and replacement to the ACA, could have a material adverse effect on our business, financial position and results of operations.

Under the MSSP, CMS has historically made payments to ACOs for a measurement year in the second half of the following year, which negatively impacts our cash flows. In order to receive revenues from CMS under the MSSP, the ACO must meet certain minimum savings rates (i.e. save the federal government money) and meet certain quality measures. More specifically, an ACO’s medical expenses for its assigned beneficiaries during a relevant measurement year must be below the benchmark established by CMS for such ACO. Notwithstanding our efforts, our ACO may be unable to meet the required savings rates or may not satisfy the quality measures, which may result in our receiving no revenues and losing our investment in the acquisition and operation of CMS and AHP. In addition, the MSSP presents challenges and risks associated with the timeliness and accuracy of data and interpretation of complex rules, which may impact the timing and amount of revenue we can recognize and could have a material adverse effect on our ability to recoup any of our investment in this new business. Further, there can be no assurance that we will maintain positive relations with our ACO partners which may result in certain of the ACOs terminating our relationship, which could result in a potential loss of our investment. We continue to evaluate our ACO based on a variety of factors, including the level of commitment by the physicians in the ACO and the likelihood of the ACO achieving shared savings.

RISKS RELATING TO OUR ORGANIZATION

Our articles of incorporation authorize our board to create a new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our Board of Directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our Board of Directors also has the authority to issue preferred stock without further stockholder approval. As a result, our Board of Directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our Board of Directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

Stockholders’ ability to influence corporate decisions may be limited because Michael Dent, our Chief Executive Officer and Chairman of the Board, currently owns a controlling percentage of the voting power of our common stock.

Currently, our officer and directors as a group beneficially control approximately 72% of our voting power, of which approximately 71% is controlled by our Chairman and CEO, Dr. Dent. As a result of this voting control, our officer and directors can control all matters submitted to our stockholders for approval, including the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets. This concentration of voting power could delay or prevent an acquisition of our Company on terms that other stockholders may desire. In addition, as the interests of our officer and directors and our minority stockholders may not always be the same, this large concentration of voting power may lead to stockholder votes that are inconsistent with the best interests of our minority stockholders or the best interest of the Company as a whole.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist and may in the future discover areas of our internal control that need improvement.

We are required to comply with the SEC’s rules implementing Section 302 of the Sarbanes-Oxley Act of 2002, which require our management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. However, our independent registered public accounting firm is not yet required to formally attest to the effectiveness of our internal controls over financial reporting and will not be required to do so for as long as we are an “emerging growth company” pursuant to the provisions of the JOBS Act or a “non-accelerated filer” as defined in Rule 12b-2 of the Exchange Act.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and rules subsequently implemented by the SEC have various requirements with regard to the corporate governance practices of public companies. As a public company, we expect these rules and regulations to increase our compliance costs and to make certain activities more time consuming and costly. As a public company, we also expect that these rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as executive officers.

The public market for our common stock is limited.  Failure to develop or maintain a trading market could negatively affect its value and make it difficult or impossible for you to sell your shares.

Our common stock has traded on the OTCQB under the symbol “HLYK” since May 10, 2017.  There is a limited public market for our common stock and a more active public market for our common stock may not develop.  Failure to develop or maintain an active trading market could make it difficult to sell shares or recover any part of an investment in our common shares.  Even if a market for our common stock does develop, the market price of our common stock may be highly volatile.  In addition to the uncertainties relating to future operating performance and the profitability of operations, factors such as variations in interim financial results or various, as yet unpredictable, factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information, investment experience, and investment objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction.  Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our Common Stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements, which could leave our shareholders without information or rights available to shareholders of more mature companies.

For as long as we remain an “emerging growth company” as defined in the JOBS Act, we have elected to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	being permitted to provide only two years of audited financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	taking advantage of an extension of time to comply with new or revised financial accounting standards;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an “emerging growth company.” Because of these lessened regulatory requirements, our shareholders may be left without information or rights available to shareholders of more mature companies. We cannot predict whether investors will find our common stock less attractive if we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act and have elected to follow certain scaled disclosure requirements available to smaller reporting companies.

Because we have elected to use the extended transition period for complying with new or revised accounting standards for an “emerging growth company” our financial statements may not be comparable to companies that comply with public company effective dates.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. While we are not currently delaying the implementation of any relevant accounting standards, in the future we may avail ourselves of this right, and as a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates. Because our financial statements may not be comparable to companies that comply with public company effective dates, investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our common stock.

Our stockholders are subject to significant dilution upon the occurrence of certain events which could result in a decrease in our stock price.

As of June 30, 2022, we had approximately 77,014,677 shares of our common stock reserved or designated for future issuance upon the exercise of outstanding warrants, options, unvested employee grants and Series B Convertible Preferred Stock. Future sales of substantial amounts of our common stock into the public and the issuance of the shares reserved for future issuance, in payment of our debt, and/or upon exercise of outstanding options and warrants, will be dilutive to our existing stockholders and could result in a decrease in our stock price.

RISKS RELATED TO OFFERING

It is not possible to predict the actual gross proceeds we will receive under the Purchase Agreement from sales to the Selling Securityholder. Further, we may not have access to the full amount available under the Purchase Agreement with the Selling Securityholder.

On July 5, 2022, we entered into the Purchase Agreement with the Selling Securityholder, pursuant to which the Selling Securityholder has committed to purchase up to 30,000,000 shares of our common stock, subject to certain limitations and conditions set forth in the Purchase Agreement. The shares of our common stock that may be issued under the Purchase Agreement may be sold by us to the Selling Securityholder at our discretion from time to time.

We generally have the right to control the timing and amount of any sales of our shares of common stock to the Selling Securityholder under the Purchase Agreement. Sales of our common stock, if any, to the Selling Securityholder under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Securityholder all, some or none of the shares of our common stock that may be available for us to sell to the Selling Securityholder pursuant to the Purchase Agreement.

Because the purchase price per share to be paid by the Selling Securityholder for the shares of common stock that we may elect to sell to the Selling Securityholder under the Purchase Agreement, if any, will fluctuate based on the market prices of our common stock prior to each Advance made pursuant to the Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the purchase price per share that the Selling Securityholder will pay for shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by the Selling Securityholder under the Purchase Agreement, if any.

The Selling Securityholder will not be required to purchase any shares of our common stock if such sale would result in the Selling Securityholder’s beneficial ownership exceeding 4.99% of the then issued and outstanding common stock. Our inability to access a part or all of the amount available under the Purchase Agreement, in the absence of any other financing sources, could have a material adverse effect on our business.

The sale and issuance of our common stock to the Selling Securityholder will cause dilution to our existing stockholders, and the sale of the shares of common stock acquired by the Selling Securityholder, or the perception that such sales may occur, could cause the price of our common stock to fall.

The purchase price for the shares that we may sell to the Selling Securityholder under the Purchase Agreement will fluctuate based on the price of our common stock. Depending on a number of factors, including market liquidity, sales of such shares may cause the trading price of our common stock to fall.

If and when we do sell shares to the Selling Securityholder, the Selling Securityholder may resell all, some, or none of those shares at its discretion, subject to the terms of the Purchase Agreement. Therefore, sales to the Selling Securityholder by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to the Selling Securityholder, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a desirable time and price.

Investors who buy shares of common stock at different times will likely pay different prices.

Pursuant to the Purchase Agreement, we control the timing and amount of any sales of common stock to the Selling Securityholder. If and when we do elect to sell shares of our common stock to the Selling Securityholder pursuant to the Purchase Agreement, the Selling Securityholder may resell all, some, or none of such shares in its discretion and at different prices, subject to the terms of the Purchase Agreement. As a result, investors who purchase shares from the Selling Securityholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and, in some cases, substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Securityholder in this offering as a result of future sales made by us to the Selling Securityholder at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the Selling Securityholder under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Selling Securityholder may make it more difficult for us to sell equity or equity-related securities in the future at a desirable time and price.

Our management team will have broad discretion over the use of the net proceeds from our sale of shares of common stock to the Selling Securityholder, if any, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management team will have broad discretion as to the use of the net proceeds from our sale of shares of common stock to the Selling Securityholder, if any, and we could use such proceeds for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management team with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management team to use such funds effectively could have a material adverse effect on our business, financial condition, operating results, and cash flows.

COMMITTED EQUITY FINANCING

On July 5, 2022, we entered into the Purchase Agreement with the Selling Securityholder. Pursuant to the Purchase Agreement, we have the right to sell to the Selling Securityholder up to 30,000,000 of shares of our common stock, subject to certain limitations and conditions set forth in the Purchase Agreement, from time to time during the term of the Purchase Agreement. Sales of common stock pursuant to the Purchase Agreement, and the timing of any sales, are at our option, and we are under no obligation to sell any securities to the Selling Securityholder under the Purchase Agreement. In accordance with our obligations under the Purchase Agreement, we have filed the registration statement of which this prospectus forms a part with the SEC to register under the Securities Act the resale by the Selling Securityholder of up to 30,0895,255 shares of Class A common stock, consisting of 895,255 Commitment Shares that we issued to the Selling Securityholder as payment of a commitment fee for its commitment to purchase shares of common stock at our election under the Purchase Agreement, and up to 30,000,000 shares of common stock that we may elect, in our sole discretion, to issue and sell to the Selling Securityholder, from time to time under the Purchase Agreement.

We do not have the right to commence any sales of our common stock to the Selling Securityholder under the Purchase Agreement until the date on which all of the conditions to the Selling Securityholder’s purchase obligation set forth in the Purchase Agreement have been satisfied, including that the registration statement of which this prospectus forms a part be declared effective by the SEC and the final form of this prospectus is filed with the SEC. From and after such date, we will have the right, but not the obligation, from time to time at our discretion, until the first day of the month following the 36-month period after the date of the Purchase Agreement, to direct the Selling Securityholder to purchase a specified amount of shares of common stock, not to exceed the greater of (i) an amount of shares equal to 30% of the aggregate daily volume traded of our common stock on our principal trading market for the five trading dates immediately preceding an Advance Notice or (ii) 2,000,000 shares pursuant to an Advance, as described further below under the heading “-Advances and Payments of Common Stock Under the Purchase Agreement.”

We will control the timing and amount of any sales of common stock to the Selling Securityholder. Actual sales of shares of our common stock to the Selling Securityholder under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, which may include, among other things, market conditions, the trading price of our common stock, and determinations by us as to the appropriate sources of funding for our company and its operations.

We may not issue or sell any shares of common stock to the Selling Securityholder under the Purchase Agreement which, when aggregated with all other shares of common stock then beneficially owned by the Selling Securityholder and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the Selling Securityholder beneficially owning shares of common stock in excess of the 4.99% Beneficial Ownership Limitation.

Neither we nor the Selling Securityholder may assign or transfer any of our respective rights and obligations under the Purchase Agreement, and no provision of the Purchase Agreement may be modified or waived by the parties other than by an instrument in writing signed by both parties.

The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell shares of common stock to the Selling Securityholder. To the extent we sell shares under the Purchase Agreement, we currently plan to use any proceeds therefrom for working capital purposes such as sales, marketing and product development costs related to the commercialization of the HealthLynked Network and for overhead costs.

As consideration for the Selling Securityholder’s commitment to purchase shares of Class A common stock at our direction upon the terms and subject to the conditions set forth in the Purchase Agreement, upon execution of the Purchase Agreement, we issued 895,255 Commitment Shares to the Selling Securityholder.

The Purchase Agreement contains customary representations, warranties, conditions, and indemnification obligations of the parties. The representations, warranties, and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Promissory Note

Furthermore, we entered into a Note Agreement, pursuant to which, within three business days after the effectiveness of the registration statement of which this prospectus forms a part, and subject to certain conditions, we may request that the Selling Securityholder enter into a Promissory Note in an amount up to $550,000. The Promissory Note accrues interest at a rate of 0%, but will be issued with 5% original issue discount, and will be repaid in 5 equal monthly installments beginning on the 30th day following the date of the Promissory Note. The Promissory Note may be repaid with the proceeds of an Advance or repaid in cash and, if repaid in cash, together with a 2% premium.

Advances of Common Stock Under the Purchase Agreement

Advances

We will have the right, but not the obligation, from time to time at our discretion, until the first day of the month following the 36-month period after the date of the Purchase Agreement, to direct the Selling Securityholder to purchase up to a specified maximum amount of shares of common stock as set forth in the Purchase Agreement by delivering written notice to the Selling Securityholder (each, an “Advance Notice”) on any trading day (each, an “Advance Notice Date”), so long as:

●	the amount under any single Advance does not exceed the greater of (i) an amount of shares equal to 30% of the aggregate daily volume traded of our common stock on our principal trading market for the five trading dates immediately preceding an Advance Notice or (ii) 2,000,000 shares; and

●	the applicable pricing period for all prior Advances has been completed and all shares of common stock subject to all prior Advances have been received by the Selling Securityholder (the “Advance Date”).

Conditions to Each Advance

The Selling Securityholder’s obligation to accept Advance Notices that are timely delivered by us under the Purchase Agreement and to purchase shares of our common stock in Advances under the Purchase Agreement are subject to the satisfaction, at the applicable Advance Notice Date, of the conditions precedent thereto set forth in the Purchase Agreement, all of which are entirely outside of the Selling Securityholder’s control, which conditions include the following:

●	the accuracy in all material respects of our representations and warranties included in the Purchase Agreement;

●	there being an effective registration statement pursuant to which the Selling Stockholder is permitted to utilize the prospectus thereunder to resell all of the Advance Shares pursuant to such Advance Notice;

●	the sale and issuance of such Advance Shares being legally permitted by all laws and regulations to which we are subject;

●	no Material Outside Event (as such term is defined in the Purchase Agreement) shall have occurred and be continuing;

●	us having performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by the Purchase Agreement to be performed, satisfied, or complied with by us;

●	no statute, rule, regulation, executive order, decree, ruling, or injunction having been enacted, entered, promulgated, or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly, materially, and adversely affects any of the transactions contemplated by the Purchaser Agreement; and

●	the common stock being quoted for trading on the OTCQB and us having not received any written notice that is then still pending threatening the continued quotation of the common stock on the OTCQB.

Termination of the Purchase Agreement

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:

●	the first day of the month next following the 36-month anniversary of the date of the Purchase Agreement; and

●	the date on which the Selling Securityholder shall have purchased an aggregate of 30,000,000 shares of common stock under the Purchase Agreement.

We also have the right to terminate the Purchase Agreement at any time, at no cost or penalty, upon five trading days’ prior written notice to the Selling Securityholder; provided that there are no outstanding Advance Notices under which we are yet to issue common stock. We and the Selling Securityholder may also terminate the Purchase Agreement at any time by mutual written consent.

No Short-Selling by the Selling Securityholder

The Selling Securityholder has agreed that it and its affiliates will not engage in any short sales during the term of the Purchase Agreement and will not enter into any transaction that establishes a net short position with respect to the common stock. The Purchase Agreement stipulates that the Selling Securityholder may sell our common stock to be issued pursuant to an Advance Notice, following receipt of the Advance Notice, but prior to receiving such shares, and may sell other common stock acquired pursuant to the Purchase Agreement that the Selling Securityholder has continuously held from a prior date of acquisition.

Effect of Sales of Our Common Stock under the Purchase Agreement on Our Stockholders

All shares of common stock that may be issued or sold by us to the Selling Securityholder under the Purchase Agreement that are being registered under the Securities Act for resale by the Selling Securityholder in this offering are expected to be freely tradable. The shares of common stock being registered for resale in this offering may be issued and sold by us to the Selling Securityholder from time to time at our discretion over the term of the Purchase Agreement. The resale by the Selling Securityholder of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock, if any, to the Selling Securityholder under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Securityholder all, some, or none of the shares of our common stock that may be available for us to sell to the Selling Securityholder pursuant to the Purchase Agreement.

If and when we do elect to sell shares of our common stock to the Selling Securityholder pursuant to the Purchase Agreement, the Selling Securityholder may resell all, some, or none of such shares in its discretion and at different prices subject to the terms of the Purchase Agreement. As a result, investors who purchase shares from the Selling Securityholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and, in some cases, substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Securityholder in this offering as a result of future sales made by us to the Selling Securityholder at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the Selling Securityholder under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Selling Securityholder may make it more difficult for us to sell equity or equity-related securities in the future at a desirable time and price.

Because the purchase price per share to be paid by the Selling Securityholder for the shares of common stock that we may elect to sell to the Selling Securityholder under the Purchase Agreement, if any, will fluctuate based on the market prices of our common stock during the applicable pricing period, as of the date of this prospectus we cannot reliably predict the actual purchase price per share to be paid by the Selling Securityholder for those shares, or the actual gross proceeds to be raised by us from those sales, if any. As of June 30 2022, there were 239,080,428 shares of our common stock outstanding, of which 177,839,079 shares were held by non-affiliates. If all of the 30,895,255 shares offered for resale by the Selling Securityholder under the registration statement that includes this prospectus were issued and outstanding as of June 30, 2022, such shares would represent approximately 11% of the total number of shares of our common stock outstanding and approximately 17% of the total number of outstanding shares held by non-affiliates.

The issuance, if any, of shares of our common stock to the Selling Securityholder pursuant to the Purchase Agreement would not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders would be diluted. Although the number of shares of our common stock that our existing stockholders own would not decrease as a result of sales, if any, under the Purchase Agreement, the shares of our common stock owned by our existing stockholders would represent a smaller percentage of our total outstanding shares of our common stock after any such issuance.

The following table sets forth the amount of gross proceeds we would receive from the Selling Securityholder from our sale of 30,000,000 shares of common stock to the Selling Securityholder under the Purchase Agreement at varying purchase prices:

		Gross Proceeds from the
		Sale of Shares to the
Assumed Average		Selling Securityholder
Purchase Price		Under the Purchase
Per Share		Agreement
$0.08		$2,400,000
$0.1193	(1)	$3,579,000
$0.15		$4,500,000
$0.25		$7,500,000
$0.40		$12,000,000
$0.75		$22,500,000

(1)	Represents the closing price of the common stock on the OTCQB on July 6, 2022, the trading day prior to the filing of the registration statement of which this prospectus forms a part.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we currently expect to use the net proceeds that we receive from this offering for working capital and other general corporate purposes. We may also use a portion of the net proceeds to acquire, license or invest in complementary technologies or businesses; however, we currently have no agreements or commitments to complete any such transaction. The expected use of net proceeds of this offering represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering.

DIVIDEND POLICY

We have not declared nor paid any cash dividend on our common stock, and we currently intend to retain future earnings, if any, to finance the expansion of our business, and we do not expect to pay any cash dividends in the foreseeable future. The decision whether to pay cash dividends on our common stock will be made by our Board of Directors, in their discretion, and will depend on our financial condition, results of operations, capital requirements and other factors that our Board of Directors considers significant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

All statements contained in this prospectus, other than statements of historical facts, that address future activities, events or developments, are forward-looking statements, including, but not limited to, statements containing the word “believe,” “anticipate,” “expect” and word of similar import. These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance and that actual results may differ materially from those in the forward-looking statements. Such risks and uncertainties include, without limitation: established competitors who have substantially greater financial resources and operating histories, regulatory delays or denials, ability to compete as a start-up company in a highly competitive market, and access to sources of capital.

The following discussion and analysis should be read in conjunction with our financial statements and notes thereto included elsewhere in this prospectus. Except for the historical information contained herein, the discussion in this prospectus contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. The Company’s actual results could differ materially from those discussed here.

Overview

We were incorporated in the State of Nevada on August 4, 2014. We currently operate in four distinct divisions: the Health Services Division, the Digital Healthcare Division, the ACO/MSO (Accountable Care Organization / Managed Service Organization) Division, and the Medical Distribution Division. Our Health Services division is comprised of the operations of (i) NWC, a multi-specialty medical group including OB/GYN (both Obstetrics and Gynecology) and General Practice, (ii) NCFM, a Functional Medical Practice acquired in April 2019 that is engaged in improving the health of its patients through individualized and integrative health care, (iii) BTG, a physical therapy practice in Bonita Springs, FL opened in January 2020 that provides hands-on functional manual therapy techniques to speed patients’ recovery and manage pain without pain medication or surgery, and (iv) AEU, a patient service facility specializing in minimally and non-invasive cosmetic services acquired by the Company in May 2022. Our Digital Healthcare division develops and operates an online personal medical information and record archive system, the “HealthLynked Network,” which enables patients and doctors to keep track of medical information via the Internet in a cloud-based system. Our ACO/MSO Division operates an ACO and MSO that assist physician practices in providing coordinated and more efficient care to patients via the MSSP, which rewards providers for efficiency in patient care. Our Medical Distribution Division is comprised of the operations of MOD, a virtual distributor of discounted medical supplies selling to both consumers and medical practices throughout the United States.

Critical accounting policies and significant judgments and estimates

This management’s discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements, as well as the reported expenses incurred during the reporting periods. Our estimates are based on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We believe that the accounting policies discussed below are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.

Revenue Recognition

Patient service revenue

Patient service revenue is earned for GYN services provided to patients at our NWC facility, functional medicine services provided to patients at our NCFM facility, and physical therapy services provided to patients at our BTG facility. Patient service revenue is reported at the amount that reflects the consideration to which we expect to be entitled in exchange for providing patient care. These amounts are due from patients and third-party payors (including health insurers and government programs) and include variable consideration for retroactive revenue adjustments due to settlement of audits, reviews, and investigations. Generally, we bill patients and third-party payors within days after the services are performed and/or the patient is discharged from the facility. Revenue is recognized as performance obligations are satisfied.

Performance obligations are determined based on the nature of the services provided by us. Revenue for performance obligations satisfied over time, which includes prepaid BTG physical therapy bundles for which performance obligations are satisfied over time as visits are incurred, is recognized based on actual charges incurred in relation to total expected charges. We believe that this method provides a faithful depiction of the transfer of services over the term of the performance obligation based on the inputs needed to satisfy the obligation. Revenue for performance obligations satisfied at a point in time, which includes all patient service revenue other than BTG physical therapy bundles, is recognized when goods or services are provided at the time of the patient visit, and at which time we are not required to provide additional goods or services to the patient.

We determine the transaction price based on standard charges for goods and services provided, reduced by contractual adjustments provided to third-party payors, discounts provided to uninsured patients in accordance with our policy, and/or implicit price concessions provided to uninsured patients. Estimates of contractual adjustments and discounts require significant judgment and are based on our current contractual agreements, discount policies, and historical experience. We determine our estimate of implicit price concessions based on our historical collection experience with this class of patients. There were no material changes during the years ended December 31, 2022 or 2021 to the judgments applied in determining the amount and timing of patient service revenue.

Agreements with third-party payors typically provide for payments at amounts less than established charges. A summary of the payment arrangements with major third-party payors follows:

●	Medicare: Certain inpatient acute care services are paid at prospectively determined rates per discharge based on clinical, diagnostic and other factors. Certain services are paid based on cost-reimbursement methodologies subject to certain limits. Physician services are paid based upon established fee schedules. Outpatient services are paid using prospectively determined rates.

●	Medicaid: Reimbursements for Medicaid services are generally paid at prospectively determined rates per discharge, per occasion of service, or per covered member.

●	Other: Payment agreements with certain commercial insurance carriers, health maintenance organizations, and preferred provider organizations provide for payment using prospectively determined rates per discharge, discounts from established charges, and prospectively determined daily rates.

Laws and regulations concerning government programs, including Medicare and Medicaid, are complex and subject to varying interpretation. As a result of investigations by governmental agencies, various health care organizations have received requests for information and notices regarding alleged noncompliance with those laws and regulations, which, in some instances, have resulted in organizations entering into significant settlement agreements. Compliance with such laws and regulations may also be subject to future government review and interpretation as well as significant regulatory action, including fines, penalties, and potential exclusion from the related programs. There can be no assurance that regulatory authorities will not challenge our compliance with these laws and regulations, and it is not possible to determine the impact, if any, such claims or penalties would have upon us. In addition, the contracts we have with commercial payors also provide for retroactive audit and review of claims.

Settlements with third-party payors for retroactive adjustments due to audits, reviews or investigations are considered variable consideration and are included in the determination of the estimated transaction price for providing patient care. These settlements are estimated based on the terms of the payment agreement with the payor, correspondence from the payor and our historical settlement activity, including an assessment to ensure that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the retroactive adjustment is subsequently resolved. Estimated settlements are adjusted in future periods as adjustments become known, or as years are settled or are no longer subject to such audits, reviews, and investigations.

We also provide services to uninsured patients, and offers those uninsured patients a discount, either by policy or law, from standard charges. We estimate the transaction price for patients with deductibles and coinsurance and from those who are uninsured based on historical experience and current market conditions. The initial estimate of the transaction price is determined by reducing the standard charge by any contractual adjustments, discounts, and implicit price concessions. Subsequent changes to the estimate of the transaction price are generally recorded as adjustments to patient service revenue in the period of the change. Patient services provided by NCFM, BTG and AEU are provided on a cash basis and not submitted through third party insurance providers.

Medicare Shared Savings Revenue

We earn Medicare shared savings revenue based on performance of the population of patient lives for which it is accountable as an ACO against benchmarks established by the MSSP. Because the MSSP, which was formed in 2012, is relatively new and has limited historical experience, we cannot accurately predict the amount of shared savings that will be determined by CMS. Such amounts are determined annually when we are notified by CMS of the amount of shared savings earned. Accordingly, we recognize Medicare shared savings revenue in the period in which the CMS notifies us of the exact amount of shared savings to be paid, which historically has occurred during the fiscal quarter ended September 30 for the program year ended December 31 of the previous year.

Consulting and Event Revenue

Also pursuant to ASC 606, we recognize service revenue as services are provided, with any unearned but paid amounts recorded as a contract liability at each balance sheet date. Event revenue, comprised of admission fees for summit events, is recognized when an event is held.

Product Revenue

Revenue is derived from the distribution of medical products that are sourced from a third party. We recognize revenue at a point in time when title transfers to customers and we have no further obligation to provide services related to such products, which occurs when the product ships. We are the principal in our revenue transactions and as a result revenue is recorded on a gross basis. We have determined that it controls the ability to direct the use of the product provided prior to transfer to a customer, is primarily responsible for fulfilling the promise to provide the product to our customer, has discretion in establishing prices, and ultimately controls the transfer of the product to the customer. Shipping and handling costs billed to customers are recorded in revenue.

Sales are made inclusive of sales tax, where such sales tax is applicable. Sales tax is applicable on sales made in the state of Florida, where we have physical nexus. We have determined that it does not have economic nexus in any other states. We do not sell products outside of the United States.

We maintain a return policy that allows customers to return a product within a specified period of time prior to and subsequent to the expiration date of the product. We analyze the need for a product return allowance at the end of each period based on eligible products.

Contract Liabilities

Contract liabilities represent payments from customers for consulting services, patient services and medical products that precede our service or product fulfillment performance obligation.

Provider shared savings expense

Provider shared savings expense represents the ongoing operating expenses of the ACO and annual payments made to the ACO’s participating providers from shared savings revenue payments received from CMS (the “Annual Provider Payment”). The pool of funds available for the Annual Provider Payment, as well as the amounts paid to each individual participating provider from the pool, is determined by ACO management after an annual determination of Medicare shared savings revenue is made by CMS. Expenses related to ongoing operation of the ACO may be deducted from the Medicare shared savings revenue before determining the Annual Provider Payment. Such expenses are recognized in “Provider shared savings expense” as incurred.

Expense related to the Annual Provider Payment is recognized in the period in which the size of the Annual Provider Payment pool is determined, which typically corresponds to the period in which the shared saving payment is received from CMS and shared savings revenue is recognized. This typically occurs in the second half of the year following the completion of the program year.

Cash and Cash Equivalents

For financial statement purposes, we consider all highly liquid investments with original maturities of six months or less to be cash and cash equivalents. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $250,000.

Accounts Receivable

Trade receivables are carried at their estimated collectible amounts. Trade credit is generally extended on a short-term basis; thus trade receivables do not bear interest. Trade accounts receivable are periodically evaluated for collectability based on past collectability of the insurance companies, government agencies, and customers’ accounts receivable during the related period which generally approximates between 45-50% of total billings. Trade accounts receivable are recorded at this net amount.

Leases

Upon transition under ASU 2016-02, we elected the suite of practical expedients as a package applied to all of our leases, including (i) not reassessing whether any expired or existing contracts are or contain leases, (ii) not reassessing the lease classification for any expired or existing leases, and (iii) not reassessing initial direct costs for any existing leases. For new leases, we will determine if an arrangement is or contains a lease at inception. Leases are included as ROU assets within other assets and ROU liabilities within accrued expenses and other liabilities and within other long-term liabilities on our consolidated balance sheets.

ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. Our leases do not provide an implicit rate. We use our incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The ROU asset also includes any lease payments made and excludes lease incentives. Lease expense for lease payments is recognized on a straight-line basis over the lease term. We adopted ASU 2016-02 in the first quarter of 2019.

Inventory

Inventory consisting of supplements, is stated at the lower of cost or net realizable value. Cost is determined by the first-in, first-out method. Outdated inventory is directly charged to cost of goods sold.

Goodwill and Intangible Assets

Goodwill is recognized as the excess cost of an acquired entity over the net amount assigned to assets acquired and liabilities assumed. Goodwill is not amortized, but rather tested for impairment on an annual basis and more often if circumstances require. Impairment losses are recognized whenever the implied fair value of goodwill is less than its carrying value.

We recognize an acquired intangible apart from goodwill whenever the intangible arises from contractual or other legal rights, or whenever it can be separated or divided from the acquired entity and sold, transferred, licensed, rented or exchanged, either individually or in combination with a related contract, asset or liability. Such intangibles are amortized over their estimated useful lives unless the estimated useful life is determined to be indefinite. Amortizable intangible assets are being amortized primarily over useful lives of five years. The straight-line method of amortization is used as it has been determined to approximate the use pattern of the assets. Impairment losses are recognized if the carrying amount of an intangible that is subject to amortization is not recoverable from expected future cash flows and its carrying amount exceeds its fair value.

We also maintain intangible assets with indefinite lives, which are not amortized. These intangibles are tested for impairment on an annual basis and more often if circumstances require. Impairment losses are recognized whenever the implied fair value of these assets is less than their carrying value.

Concentrations of Credit Risk

Our financial instruments that are exposed to a concentration of credit risk are cash and accounts receivable. There are no patients/customers that represent 10% or more of our revenue or accounts receivable. Generally, our cash and cash equivalents are in checking accounts. We rely on a sole supplier for the fulfillment of substantially all of our product sales made through MOD.

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For consolidated financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of 5 to 7 years. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

We examine the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. We recognize an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Convertible Notes

Convertible notes are regarded as compound instruments, consisting of a liability component and an equity component. The component parts of compound instruments are classified separately as financial liabilities and equity in accordance with the substance of the contractual arrangement. At the date of issue, the fair value of the liability component is estimated using the prevailing market interest rate for a similar non-convertible instrument. This amount is recorded as a liability on an amortized cost basis until extinguished upon conversion or at the instrument’s maturity date. The equity component is determined by deducting the amount of the liability component from the fair value of the compound instrument as a whole. This is recognized as additional paid-in capital and included in equity, net of income tax effects, and is not subsequently remeasured. After initial measurement, they are carried at amortized cost using the effective interest method. Convertible notes for which the maturity date has been extended and that qualify for debt extinguishment treatment are recorded at fair value on the extinguishment date and then revalued at the end of each reporting period, with the change recorded to the statement of operations under “Change in Fair Value of Debt.”

Government Notes Payable

During 2020, certain of our subsidiaries received loans under the Paycheck Protection Program (the “PPP”). The PPP loans, administered by the U.S. Small Business Administration (the “SBA”), were issued under the Coronavirus Aid, Relief, and Economic Security Act, also known as the CARES Act. Pursuant to the terms of the PPP, principal amounts may be forgiven if loan proceeds are used for qualifying expenses as described in the CARES Act, including costs such as payroll, benefits, employer payroll taxes, rent and utilities. We account for forgiveness of government loans pursuant to FASB ASC 470, “Debt,” (“ASC 470”). Pursuant to ASC 470, loan forgiveness is recognized in earnings as a gain on extinguishment of debt when the debt is legally released by the lender.

Fair Value of Assets and Liabilities

Fair value is the price that would be received from the sale of an asset or paid to transfer a liability (i.e. an exit price) in the principal or most advantageous market in an orderly transaction between market participants. In determining fair value, the accounting standards have established a three-level hierarchy that distinguishes between (i) market data obtained or developed from independent sources (i.e., observable data inputs) and (ii) a reporting entity’s own data and assumptions that market participants would use in pricing an asset or liability (i.e., unobservable data inputs). Financial assets and financial liabilities measured and reported at fair value are classified in one of the following categories, in order of priority of observability and objectivity of pricing inputs:

●	Level 1 – Fair value based on quoted prices in active markets for identical assets or liabilities;

●	Level 2 – Fair value based on significant directly observable data (other than Level 1 quoted prices) or significant indirectly observable data through corroboration with observable market data. Inputs would normally be (i) quoted prices in active markets for similar assets or liabilities, (ii) quoted prices in inactive markets for identical or similar assets or liabilities or (iii) information derived from or corroborated by observable market data;

●	Level 3 – Fair value based on prices or valuation techniques that require significant unobservable data inputs. Inputs would normally be a reporting entity’s own data and judgments about assumptions that market participants would use in pricing the asset or liability.

The fair value measurement level for an asset or liability is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques should maximize the use of observable inputs and minimize the use of unobservable inputs.

We utilize a binomial lattice option pricing model to estimate the fair value of options, warrants, beneficial conversion features and other Level 3 financial assets and liabilities. We believe that the binomial lattice model results in the best estimate of fair value because it embodies all of the requisite assumptions (including the underlying price, exercise price, term, volatility, and risk-free interest-rate) necessary to fairly value these instruments and, unlike less sophisticated models like the Black-Scholes model, it also accommodates assumptions regarding investor exercise behavior and other market conditions that market participants would likely consider in negotiating the transfer of such an instruments.

Stock-Based Compensation

We account for stock-based compensation to employees and nonemployees under ASC 718 “Compensation – Stock Compensation” using the fair value-based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. This guidance establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. We use a binomial lattice pricing model to estimate the fair value of options and warrants granted.

Income Taxes

We follow Accounting Standards Codification subtopic 740-10, Income Taxes (“ASC 740-10”) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse and are considered immaterial. Due to the uncertainty of the utilization and recoverability of the loss carry-forwards and other deferred tax assets, management has determined a full valuation allowance for the deferred tax assets, since it is more likely than not that the deferred tax assets will not be realizable.

Recurring Fair Value Measurements

The carrying value of our financial assets and financial liabilities is their cost, which may differ from fair value. The carrying value of cash held as demand deposits, money market and certificates of deposit, marketable investments, accounts receivable, short-term borrowings, accounts payable, accrued liabilities, and derivative financial instruments approximated their fair value.

Deemed Dividend

We incur a deemed dividend on Series B Convertible Preferred Voting Stock (the “Series B Preferred”). As the intrinsic price per share of the Series B Preferred was less than the deemed fair value of our common stock on the date of issuance of the Series B Preferred, the Series B Preferred contains a beneficial conversion feature as described in FASB ASC 470-20, “Debt with Conversion and Other Options.” The difference in the stated conversion price and estimated fair value of the common stock is accounted for as a beneficial conversion feature and affects income or loss available to common stockholders for purposes of earnings per share available to common stockholders. We incur further deemed dividends on certain of our warrants containing a down round provision equal to the difference in fair value of the warrants before and after the triggering of the down round adjustment.

Net Loss per Share

Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. We have historically reported a net loss and excluded all outstanding stock options, warrants and other dilutive securities from the calculation of diluted net loss per common share because inclusion of these securities would have been anti-dilutive.

Common stock awards

We grant common stock awards to non-employees in exchange for services provided. We measure the fair value of these awards using the fair value of the services provided or the fair value of the awards granted, whichever is more reliably measurable. The fair value measurement date of these awards is generally the date the performance of services is complete. The fair value of the awards is recognized on a straight-line basis as services are rendered. The share-based payments related to common stock awards for the settlement of services provided by non-employees is recorded on the consolidated statement of comprehensive loss in the same manner and charged to the same account as if such settlements had been made in cash. From time to time, we also issue stock awards settleable in a variable number of common shares. Such awards are classified as liabilities until such time as the number of shares underlying the grant is determinable.

Warrants

In connection with certain financing, consulting and collaboration arrangements, we have issued warrants to purchase shares of our common stock. The outstanding warrants are standalone instruments that are not puttable or mandatorily redeemable by the holder and are classified as equity awards. We measure the fair value of the awards using the Black-Scholes pricing model as of the measurement date. We use a binomial lattice pricing model to estimate the fair value of compensation options and warrants. Warrants issued in conjunction with the issuance of common stock are initially recorded at fair value as a reduction in additional paid-in capital of the common stock issued. All other warrants are recorded at fair value as expense over the requisite service period, or at the date of issuance, if there is not a service period. Certain of our warrants include a so-called down round provision. We account for such provisions pursuant to ASU No. 2017-11, Earnings Per Share, Distinguishing Liabilities from Equity and Derivatives and Hedging, which calls for the recognition of a deemed dividend in the amount of the incremental fair value of the warrant due to the down round when triggered.

Business Segments

We use the “management approach” to identify our reportable segments. The management approach designates the internal organization used by management for making operating decisions and assessing performance as the basis for identifying our reportable segments. Using the management approach, we determined that we have four operating segments: Health Services (multi-specialty medical group including the NWC GYN practice, the NCFM functional medicine practice, the BTG physical therapy practice, and the AEU cosmetic services practice), Digital Healthcare (develops and markets the “HealthLynked Network,” an online personal medical information and record archive system), ACO/MSO (comprised of the ACO/MSO business acquired with CHM in May 2020, which assists physician practices in providing coordinated and more efficient care to patients via the MSSP), and Medical Distribution (comprised of the operations of MOD, a virtual distributor of discounted medical supplies selling to both consumers and medical practices).

Recently Issued Accounting Pronouncements

In March 2020, the FASB issued ASU 2020-03, “Codification Improvements to Financial Instruments”: The amendments in this update are to clarify, correct errors in, or make minor improvements to a variety of ASC topics. The changes in ASU 2020-03 are not expected to have a significant effect on current accounting practices. The ASU improves various financial instrument topics in the Codification to increase stakeholder awareness of the amendments and to expedite the improvement process by making the Codification easier to understand and easier to apply by eliminating inconsistencies and providing clarifications. The ASU is effective for smaller reporting companies for fiscal years beginning after December 15, 2022 with early application permitted. We are currently evaluating the impact the adoption of this guidance may have on our consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06 Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40) related to the measurement and disclosure requirements for convertible instruments and contracts in an entity’s own equity. The pronouncement simplifies and adds disclosure requirements for the accounting and measurement of convertible instruments and the settlement assessment for contracts in an entity’s own equity. This pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2021 and early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. We are currently evaluating the impact that this standard will have on our consolidated financial statements.

In October 2021, the FASB issued guidance which requires companies to apply Topic 606, Revenue from Contracts with Customers, to recognize and measure contract assets and contract liabilities from contracts with customers acquired in a business combination. Public entities must adopt the new guidance for fiscal years beginning after December 15, 2022 and interim periods within those fiscal years, with early adoption permitted. We are currently evaluating the impact and timing of adoption of this guidance.

Recently Adopted Pronouncements

In December 2019, the FASB issued ASU 2019-12 Simplifying the Accounting for Income Taxes, which eliminates the need for an organization to analyze whether the following apply in a given period: (1) exception to the incremental approach for intra-period tax allocation; (2) exceptions to accounting for basis differences when there are ownership changes in foreign investments; and (3) exceptions in interim period income tax accounting for year-to-date losses that exceed anticipated losses. ASU No. 2019-12 is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. We adopted this standard in the year ended December 31, 2021. The adoption did not have a material effect on our consolidated financial statements.

In May 2021, the Financial Accounting Standards Board (“FASB”) issued ASU 2021-04, Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40). ASU 2021-04 clarifies and reduces diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options (for example, warrants) that remain equity classified after modification or exchange. The ASU provides guidance to clarify whether an issuer should account for a modification or an exchange of a freestanding equity-classified written call option that remains equity classified after modification or exchange as (1) an adjustment to equity and, if so, the related earnings per share effects, if any, or (2) an expense and, if so, the manner and pattern of recognition. ASU 2021-04 is effective for annual periods beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. We are currently evaluating the impact that this standard will have on our consolidated financial statements. We adopted this standard for the year ended December 31, 2022. The adoption did not have a material effect on our consolidated financial statements.

No other new accounting pronouncements were issued or became effective in the period that had, or are expected to have, a material impact on our consolidated Financial Statements.

RESULTS OF OPERATIONS: YEARS ENDED DECEMBER 31, 2021 AND 2020

The following table summarizes the changes in our results of operations for the year ended December 31, 2021 compared with the year ended December 31, 2020:

	Years Ended December 31,		Change
	2021	2020	$	%

Patient service revenue, net	$5,764,186	$4,743,811	$1,020,375	22%
Medicare shared savings revenue	2,419,312	767,744	1,651,568	215%
Consulting and event revenue	296,432	432,977	(136,545)	-32%
Product revenue	718,062	188,588	529,474	281%
Total revenue	9,197,992	6,133,120	3,064,872	50%

Operating Expenses and Costs
Practice salaries and benefits	3,114,991	2,581,481	533,510	21%
Other practice operating expenses	2,349,279	2,149,118	200,161	9%
Medicare shared savings expenses	2,413,205	1,017,494	1,395,711	137%
Cost of product revenue	606,521	146,461	460,060	314%
Selling, general and administrative expenses	4,929,668	3,063,029	1,866,639	61%
Depreciation and amortization	827,696	247,366	580,330	235%
Loss from operations	(5,043,368)	(3,071,829)	(1,971,539)	64%

Other Income (Expenses)
Loss on sales of marketable securities	—	(282,107)	282,107	100%
Loss on extinguishment of debt	(4,957,168)	(1,347,371)	(3,609,797)	268%
Change in fair value of debt	(19,246)	(381,835)	362,589	95%
Amortization of original issue and debt discounts on notes payable and convertible notes	—	(530,930)	530,930	100%
Change in fair value of derivative financial instruments	—	739,485	(739,485)	100%
Change in fair value of contingent acquisition consideration	(373,656)	75,952	(449,608)	592%
Loss on settlement of litigation and other dispute	—	(706,862)	706,862	100%
Interest expense	(19,144)	(249,759)	230,615	92%
Total other expenses	(5,369,214)	(2,683,427)	(2,685,787)	100%

Net loss	$(10,412,582)	$(5,755,256)	$(4,657,326)	81%

Revenue

Patient service revenue in the year ended December 31, 2021 increased by $1,020,375, or 22% year-over-year, to $5,764,186, primarily as a result of increased patient service revenue at our NCFM practice of $704,578, increases at our NWC practice of $247,661, and increases at our BTG practice of $68,135.

Medicare shared savings revenue in the year ended December 31, 2021 increased by $1,651,568, or 215%, to $2,419,312 year-over-year as a result of the higher $2,419,312 MSSP payment received in September 2021 compared to a payment of $767,744 received in September 2020.

Consulting and event revenue in the year ended December 31, 2021 decreased by $136,545, or 32% year-over-year to $296,432. Consulting revenue of $281,549 was earned by the ACO/MSO Division in 2021, compared to $432,977 in the year ended December 31, 2020, and decreased due to the discontinuation of a large consulting agreement in 2021. Event revenue of $14,883 was earned in connection with the HealthLynked Future of Healthcare Summit held in March 2021.

Product revenue was $718,062 in the year ended December 31, 2021, compared to revenue of $188,588 included in our consolidated operations in the year ended December 31, 2020, an increase of 529,474, or 281%. Product revenue was earned by the Medical Distribution Division, comprised of the operations acquired with MOD in October 2020. Accordingly, 2020 results include approximately only two-and-a-half months of product revenue from the acquisition date of October 19, 2020 through December 31, 2020, whereas 2021 results include an entire year.

Operating Expenses and Costs

Practice salaries and benefits increased by $533,510, or 21%, to $3,114,991 in the year ended December 31, 2021 primarily as a result of increased staffing at each of our service facilities relative to 2020 to meet an increase in patient visits in 2021 relative to 2020.

Other practice operating costs increased by $200,161, or 9%, to $2,349,279 in the year ended December 31, 2021, corresponding to increased patient service revenue at the NCFM, BTG and NWC practices.

Medicare shared savings expenses increased by $1,395,711, or 137% to $2,413,205 primarily as a result of the higher MSSP payment received in September 2021 of $2,419,312, as compared to a payment of $767,744 received in September 2020, resulting in higher payments to participating providers. Medicare shared savings expenses represent costs incurred to deliver Medicare shared savings revenue, including overhead and consulting fees related to advising participating physician practices, as well as the physicians’ portion of any shared savings received by the ACO.

Cost of product revenue was $606,521 in the year ended December 31, 2021, an increase of $460,060, or 314%, compared to the same period of 2020. Cost of product revenue relates to the cost of medical products sold by the Medical Distribution Division, which is comprised of the operations acquired with MOD in October 2020. Accordingly, 2020 results include approximately only two-and-a-half months of product cost from the acquisition date of October 19, 2020 through December 31, 2020, whereas 2021 results include an entire year.

Selling, general and administrative costs increased by $1,866,639, or 61%, to $4,929,668 in the year ended December 31, 2021 compared to the year ended December 31, 2020, primarily due to more personnel and overhead costs in our corporate function in connection with our continued expansion, increased stock-based consulting fees, higher legal, accounting and cash-based consulting fees, and higher advertising, promotional and development costs associated with developing and marketing the HealthLynked Network and related applications.

Depreciation and amortization increased in the year ended December 31, 2021 by $580,330, or 235%, to $827,969 compared to the year ended December 31, 2020, primarily as a result of amortization of finite-lived intangible assets acquired in the MOD acquisition.

Loss from operations increased by $1,971,539, or 64%, to $5,043,368 in the year ended December 31, 2021 compared to the year ended December 31, 2020, primarily as a result of increased selling, general and administrative costs related to our expansion as well as amortization of intangibles from MOD, offset by increases in each of our revenue streams.

Other Income (Expenses)

Loss on sales of marketable securities decreased 100% to $-0- in the year ended December 31, 2021, compared to $282,107 in the year ended December 31, 2020. Such losses in 2020 arose from sales of marketable securities acquired in the August 2020 Equity Transaction at prices below the acquisition price.

Loss on extinguishment of debt in the year ended December 31, 2021 increased by $3,609,797, or 268%, to $4,957,168 as compared to the year ended December 31, 2020, primarily as a result of a January 2021 transaction pursuant to which the holder of convertible notes with a face value of $1,038,500 and $317,096 of accrued interest agreed to convert the notes pursuant to the original note terms and agreed to a leak-out provision on the received shares in exchange for a five-year warrant to purchase 13,538,494 shares of common stock at an exercise price of $0.30 per share. In connection with the conversion, we recognized a loss on debt extinguishment of $5,463,492 in the year ended December 31, 2021, representing the excess of the fair value of the shares and warrant issued at conversion over the carrying value of the host instrument and accrued interest. This loss was offset by a debt extinguishment gain of $632,826 related to the forgiveness of PPP loans in May and June 2021. Losses on extinguishment of debt in the year ended December 31, 2020 resulted from an excess of fair value of consideration paid to retire a convertible note over the carrying value of the instrument and related derivatives being retired.

Losses from the change in fair value of debt decreased by $362,589, or 95%, to $19,246 for the year ended December 31, 2021, compared to a loss of $381,835 in the year ended December 31, 2020. Such losses resulted from certain convertible notes and notes payable to related parties that, in previous periods, were extended and treated as an extinguishment and reissuance for accounting purposes, requiring these notes to be subsequently carried at fair value. The change in fair value at the end of each reporting period was recorded as “Change in fair value of debt.” After conversion of our remaining convertible notes outstanding in January 2021, we had no further debt carried at fair value.

Amortization of original issue and debt discounts was $530,930 for the year ended December 31, 2020. With the retirement in 2020 of all floating rate convertible notes with discounts subject to amortization, there were no corresponding charges in the year ended December 31, 2021.

Gain from the change in fair value of derivative financial instruments was $739,485 for the year ended December 31, 2020. We retired all derivative financial instruments in 2020 with the repayment of all adjustable-rate convertible notes payable that carried embedded conversion feature derivatives, so there were no corresponding gains or charges in the year ended December 31, 2021.

(Loss) gain from the change in fair value of contingent acquisition consideration increased by $449,608, or 592%, to a loss of $373,656 in the year ended December 31, 2021, compared to a gain of $75,952 in the year ended December 31, 2020. The increase in the loss in 2021 was due primarily to the increase in fair value of contingent acquisition consideration related to our acquisition of MOD, which is payable in a fixed number of shares upon achievement of annual revenue milestones of the underlying business between 2021 and 2024. Due in large part to an increase in our stock price since December 31, 2020, the fair value of the liability increased substantially.

Interest expense decreased by $230,615, or 92%, to $19,144 for the year ended December 31, 2021, compared to interest expense of $249,759 in the year ended December 31, 2020, as a result of the repayment and conversion of convertible notes and notes payable to related parties during 2020 and forgiveness of PPP loans in 2021, leaving low-interest government loans as our only debt.

Total other expenses increased by $2,685,787, or 100%, to $5,369,214 in the year ended December 31, 2021 compared to 2020, primarily as a result of a (i) $5,589,994 loss on extinguishment of debt associated with the retirement of our last remaining convertible notes payable in 2021, (ii) an increase in losses from the change in fair value of contingent acquisition due principally to the fixed-share structure of the MOD contingent consideration, and (iii) a gain in change in fair value of derivative financial instruments in 2020 with no corresponding income or charge in 2021.

Net loss increased by $4,657,326, or 81%, to $10,412,582 in the year ended December 31, 2021, compared to net loss of $5,755,256 in the year ended December 31, 2020, primarily as a result of (i) a loss on extinguishment of debt associated with the retirement of our last remaining convertible notes payable in 2021, (ii) increased selling, general and administrative costs related to our expansion, an increase in losses from the change in fair value of contingent acquisition due to the fixed-share structure of the MOD contingent consideration, and (iii) a gain in change in fair value of derivative financial instruments in 2020 with no corresponding income or charge in 2021. The increased losses were offset by a 50% overall increase in our revenue year-over-year, a gain on debt extinguishment related to the forgiveness of PPP Loans in 2021, and the retirement of convertible debt that eliminated debt discount amortization charges incurred in prior periods.

Seasonal Nature of Operations

We acquired CHM in May 2020. CHM’s primary source of revenue is derived from payments earned under the Medicare shared savings program. Such amounts are determined annually when we are notified by CMS of the amount of shared savings earned. Accordingly, we recognize Medicare shared savings revenue in the period in which the CMS notifies us of the exact amount of shared savings to be paid, which historically has occurred during the three-month period ended September 30 for the program year ended December 31 of the previous year. Medicare shared savings revenue for the program year ended December 31, 2020, for which we received payment and recognized revenue in September 2021, was $2,419,312. Medicare shared savings revenue for the program year ended December 31, 2019, for which we received payment and recognized revenue in September 2020, was $767,744. Future recognition of Medicare shared savings revenue is expected to result in a material increase in our consolidated revenues in the third fiscal quarter of each year compared to the first, second and fourth fiscal quarters. Likewise, in the period in which we recognize Medicare shared savings revenue, we also determine the amount of shared savings expense to be paid to physicians participating in our ACO. This expense is also expected to be recognized in the third fiscal quarter of each year and is expected to materially increase our total operating expenses in the third fiscal quarter compared to other quarters of the fiscal year.

Historical Cash Flows

	Years Ended December 31,
	2021	2020
Net cash (used in) provided by:
Operating activities	$(3,769,854)	$(2,117,297)
Investing Activities	(341,356)	1,812,239
Financing activities	7,240,672	356,801
Net increase (decrease) in cash	$3,129,462	$51,743

Operating Activities – During the year ended December 31, 2021, we used cash from operating activities of $3,769,854, as compared with $2,117,297 in the year ended December 31, 2020. The increase in cash usage results primarily from increased selling, general and administrative costs increased related to our continued expansion, offset by increases in our revenue streams in 2021 compared to 2020.

Investing Activities – During the year ended December 31, 2021, we used $341,356 in investing activities, including $196,000 contingent acquisition consideration payment paid the sellers of NCFM and $126,106 contingent acquisition consideration payment paid the sellers of CHM, plus $19,250 for the acquisition of furniture, computers and equipment. During the year ended December 31, 2020, we generated $1,812,239 from investing activities, including $2,784,782 received from the sale of marketable securities received in an August 2020 financing transaction, offset by $810,156 used to acquire CHM and MOD (net of $107,044 cash received), $137,390 paid against contingent acquisition consideration related to the acquisitions of NCFM and CHM and $24,997 for the acquisition of computers and equipment.

Financing Activities – During the year ended December 31, 2021 and 2020, we realized $7,240,672 and $356,801, respectively, in financing activities. Cash realized in 2021 was comprised mainly of $5,229,360 from the sale of common stock pursuant to private placements and puts under the Investment Agreement, $1,719,921 net proceeds from the Registered Direct Offering, and $350,200 proceeds from the exercise of options and warrants. We also made cash repayments against a vendor note in the amount of $51,109, retiring the note in full. Cash realized in 2020 was comprised mainly of $1,187,286 from the proceeds of the sale of shares of common stock to investors and pursuant to the Investment Agreement, $1,071,069 net proceeds from government loans, $827,500 from the issuance of convertible notes, and $149,000 from related party loans. We also repaid $1,882,405 of convertible loans and $967,756 of related party loans.

Exercise of Warrants and Options

During the year ended December 31, 2021, we received $333,750 upon the exercise of 3,065,278 warrants with exercise prices between $0.09 and $0.15 and $16,450 upon the exercise of 145,500 options with exercise prices between $0.10 and $0.252. Additionally, we issued 9,047,332 shares upon cashless exercise of 10,571,742 warrant shares exercised using a cashless exercise feature in settlement of litigation and other disputes in amounts totaling $614,221 that had been accrued in 2020.

There were no proceeds generated from the exercise of warrants or options during the year ended December 31, 2020.

Other Outstanding Obligations at December 31, 2021

Warrants

As of December 31, 2021, 59,796,992 shares of our Common Stock are issuable pursuant to the exercise of warrants with exercise prices ranging from $0.05 to $1.05.

Options

As of December 31, 2021, 3,456,250 shares of our Common Stock are issuable pursuant to the exercise of options with exercise prices ranging from $0.08 to $0.77.

Unvested Stock Grants

As of December 31, 2021, 302,050 shares of our Common Stock are issuable pursuant to future vesting of stock grants.

Off Balance Sheet Arrangements

We did not have, during the periods presented, and we do not currently have, any off-balance sheet arrangements, as defined under applicable Securities and Exchange Commission rules.

RESULTS OF OPERATIONS: THREE MONTHS ENDED MARCH 31, 2022 AND 2021

Comparison of Three Months Ended March 31, 2022 and 2021

The following table summarizes the changes in our results of operations for the three months ended March 31, 2022 compared with the three months ended March 31, 2021:

	Three Months Ended March 31,		Change
	2022	2021	$	%

Patient service revenue, net	$1,375,685	$1,514,376	$(138,691)	9%
Subscription, consulting and event revenue	84,218	87,655	(3,437)	4%
Product revenue	146,969	182,663	(35,694)	20%
Total revenue	1,606,872	1,784,694	(177,822)	10%

Operating Expenses and Costs
Practice salaries and benefits	718,073	663,937	54,136	8%
Other practice operating expenses	562,651	730,784	(168,133)	23%
Medicare shared savings expenses	227,729	211,507	16,222	8%
Cost of product revenue	160,811	168,596	(7,785)	5%
Selling, general and administrative expenses	1,335,140	1,366,137	(30,997)	2%
Depreciation and amortization	203,890	211,658	(7,768)	4%
Loss from operations	(1,601,422)	(1,567,925)	(33,497)	2%

Other Income (Expenses)
Loss on extinguishment of debt	—	(5,589,994)	5,589,994	100%
Change in fair value of debt	—	(19,246)	19,246	100%
Change in fair value of contingent acquisition consideration	438,322	(635,700)	1,074,022	169%
Interest expense	(5,023)	(10,588)	5,565	53%
Total other income (expenses)	433,299	(6,255,528)	6,688,827	107%

Net loss	$(1,168,123)	$(7,823,453)	$6,655,330	85%

Revenue

Patient service revenue in the three months ended March 31, 2022 decreased by $138,691, or 9% year-over-year, to $1,375,685, primarily as a result of decreased patient service revenue at our NWC practice of $199,205 due to the departure of a physician, offset by year-over-year increases at our NCFM and BTG practices of $58,190 and $2,324, respectively.

Subscription, consulting and event revenue in the three months ended March 31, 2022 decreased by $3,437, or 4% year-over-year to $84,218. Consulting revenue of $77,594 was earned by the ACO/MSO Division in 2022, compared to $76,452 in the three months ended March 31, 2021. Subscription and event revenue of $6,624 and $11,113 in 2022 and 2021, respectively, was earned from Digital Healthcare division subscription revenues and attendance fees for the Company’s annual healthcare summit.

Product revenue was $146,969 in the three months ended March 31, 2022, compared to $182,663 in the three months ended March 31, 2021, a decrease of $35,694, or 20%. Product revenue was earned by the Medical Distribution Division, comprised of the operations of MOD.

Operating Expenses and Costs

Practice salaries and benefits increased by $54,136, or 8%, to $718,073 in the three months ended March 31, 2022 primarily as a result of increased staffing at our NCFM facility corresponding to an increase in patient visits in 2022.

Other practice operating costs decreased by $168,133, or 23%, to $562,651 in the three months ended March 31, 2022, due to reduced overhead at each of our facilities.

Medicare shared savings expenses increased by $16,222, or 8% to $227,729 in the three months ended March 31, 2022. Medicare shared savings expenses represent costs incurred to deliver Medicare shared savings revenue, including overhead and consulting fees related to advising participating physician practices, as well as the physicians’ portion of any shared savings received by the ACO.

Cost of product revenue was $160,811 in the three months ended March 31, 2022, a decrease of $7,785, or 5%, compared to the same period of 2021, corresponding the decrease in year-over-year sales.

Selling, general and administrative costs decreased by $30,997, or 2%, to $1,335,140 in the three months ended March 31, 2022 compared to the three months ended March 31, 2021, primarily due to lower stock-based and cash-based consulting fees, and legal and accounting fees in 2022 compared to 2021, offset by more personnel and overhead costs in our corporate function in connection with our continued expansion, as well as increased promotional and development costs associated with developing and marketing the HealthLynked Network and related applications.

Depreciation and amortization decreased the three months ended March 31, 2022 by $7,768, or 4%, to $203,890 compared to the three months ended March 31, 2021, primarily as a result of certain fixed assets reaching the end of their depreciable lives.

Loss from operations increased by $33,497, or 2%, to $1,601,422 in the three months ended March 31, 2022 compared to the three months ended March 31, 2021, primarily as a result of lower patient service revenue and an increase in practice salaries and benefits.

Other Income (Expenses)

Loss on extinguishment of debt in the three months ended March 31, 2021 was $5,589,994, primarily as a result of a January 2021 transaction pursuant to which the holder of convertible notes with a face value of $1,038,500 and $317,096 of accrued interest agreed to convert the notes pursuant to the original note terms and agreed to a leak-out provision on the received shares in exchange for a five-year warrant to purchase 13,538,494 shares of common stock at an exercise price of $0.30 per share. In connection with the conversion, we recognized a loss on debt extinguishment of $5,463,492 in the three months ended March 31, 2021, representing the excess of the fair value of the shares and warrant issued at conversion over the carrying value of the host instrument and accrued interest. No loss on extinguishment of debt was recognized in the three months ended March 31, 2022.

Losses from the change in fair value of debt was $19,246 in the three months ended March 31, 2021. Such losses resulted from certain convertible notes and notes payable to related parties that, in previous periods, were extended and treated as an extinguishment and reissuance for accounting purposes, requiring these notes to be subsequently carried at fair value. The change in fair value at the end of each reporting period was recorded as “Change in fair value of debt.” After conversion of our remaining convertible notes outstanding in January 2021, we had no further debt carried at fair value, and therefore no change in fair value of debt in the three months ended March 31, 2022

Gain (loss) from the change in fair value of contingent acquisition consideration decreased by $1,074,022, or 169%, to a gain of $438,322 in the three months ended March 31, 2022, compared to a loss of $635,700 in the three months ended March 31, 2021. Because contingent acquisition consideration related to our acquisition of MOD is payable in a fixed number of shares, changes in the fair value of the contingent acquisition consideration fluctuates with our share price. During the three months ended March 31, 2021, our share price increased substantially, resulting in an increase in the fair value of the contingent acquisition consideration liability and a corresponding loss from the change in fair value. During the three months ended March 31, 2022, our share price decreased substantially, resulting in a gain from the decrease in fair value of the liability.

Interest expense decreased by $5,565, or 53%, to $5,023 for the three months ended March 31, 2022, compared to interest expense of $10,588 in the three months ended March 31, 2021, as a result of the repayment and conversion of convertible notes and notes payable to related parties during 2020 and forgiveness of PPP loans in 2021, leaving low-interest government loans as our only debt.

Total other income (expenses) decreased by $6,688,827, or 107%, to income of $433,299 in the three months ended March 31, 2022 compared to expense of $6,255,528 in the three months ended March 31, 2021. The change was primarily a result of a $5,589,994 loss on extinguishment of debt associated with the retirement of our last remaining convertible notes payable in 2021, and a large gain from the change in fair value of contingent acquisition recognized in 2022 due principally to the fixed-share structure of the MOD contingent consideration.

Net loss decreased by $6,655,330, or 85%, to $1,168,123 in the three months ended March 31, 2022, compared to net loss of $7,823,453 in the three months ended March 31, 2021, primarily as a result of (i) a loss on extinguishment of debt of $5,589,994 in 2021 associated with the retirement of our last remaining convertible notes payable, (ii) a $438,322 gain from the change in fair value of contingent acquisition recognized in 2022, as compared to a loss of $635,700 in 2021, due principally to the fair value impact of changes in our stock price on the fixed-share structure of the MOD contingent acquisition consideration, (iii) decreases in other practice operating costs in our Health Services division, offset by (iv) a decrease in patient services revenue, primarily at our NWC facility.

Seasonal Nature of Operations

We acquired CHM in May 2020. CHM’s primary source of revenue is derived from payments earned under the Medicare shared savings program. Such amounts are determined annually when we are notified by CMS of the amount of shared savings earned. Accordingly, we recognize Medicare shared savings revenue in the period in which the CMS notifies us of the exact amount of shared savings to be paid, which historically has occurred during the three-month period ended September 30 for the program year ended December 31 of the previous year. Medicare shared savings revenue for the program year ended December 31, 2020, for which we received payment and recognized revenue in September 2021, was $2,419,312. Medicare shared savings revenue for the program year ended December 31, 2019, for which we received payment and recognized revenue in September 2020, was $767,744. Future recognition of Medicare shared savings revenue is expected to result in a material increase in our consolidated revenues in the third fiscal quarter of each year compared to the first, second and fourth fiscal quarters. Likewise, in the period in which we recognize Medicare shared savings revenue, we also determine the amount of shared savings expense to be paid to physicians participating in our ACO. This expense is also expected to be recognized in the third fiscal quarter of each year and is expected to materially increase our total operating expenses in the third fiscal quarter compared to other quarters of the fiscal year.

Liquidity and Capital Resources

Liquidity and Going Concern

During the second quarter of 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. This update provided U.S. GAAP guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and about related footnote disclosures. Under this standard, we are required to evaluate whether there is substantial doubt about our ability to continue as a going concern each reporting period, including interim periods. In evaluating our ability to continue as a going concern, management considered the conditions and events that could raise substantial doubt about our ability to continue as a going concern within 12 months after our financial statements were issued (May 16, 2022). Management considered our current financial condition and liquidity sources, including current funds available, forecasted future cash flows and our obligations due before May 16, 2023.

We are subject to a number of risks, including uncertainty related to product development and generation of revenues and positive cash flow from our Digital Healthcare division and a dependence on outside sources of capital. The attainment of profitable operations is dependent on future events, including obtaining adequate financing to fulfill our growth and operating activities and generating a level of revenues adequate to support our cost structure.

We have experienced net losses and cash outflows from operating activities since inception. As of March 31, 2022, we had cash balances of $1,926,714, working capital of $503,527 and an accumulated deficit of $33,373,312. For the three months ended March 31, 2022, we had a net loss of $1,168,123, net cash used by operating activities of $1,342,918, and no cash provided by financing activities. We expect to continue to incur net losses and have significant cash outflows for at least the next 12 months.

Management has evaluated the significance of the conditions described above in relation to our ability to meet our obligations and concluded that, without additional funding, we will not have sufficient funds to meet our obligations within one year from the date the condensed consolidated financial statements were issued.

On April 20, 2021, we filed a shelf registration statement on form S-3 that was declared effective by the Securities and Exchange Commission on April 26, 2021 (the “Shelf Registration”). The Shelf Registration registered for resale up to $50,000,000 of our common stock. During August 2021, we sold 3,703,704 common shares and 1,851,852 five-year warrants with an exercise price of $0.65 to an institutional investor at an offering price of $0.54 per share pursuant to the Shelf Registration, generating gross proceeds of $2,000,000. We may still make sales of common stock up to an additional $48,000,000 under the Shelf Registration. Management intends to alleviate the conditions described above by raising additional capital from the Shelf Registration. However, there is no assurance that management’s plans will be successful. Our ability to obtain additional financing in the debt and equity capital markets is subject to several factors, including market and economic conditions, our performance and investor sentiment with respect to us and our industry.

Without raising additional capital, either via the Shelf Registration or from other sources, there is substantial doubt about our ability to continue as a going concern through May 16, 2023. The accompanying condensed consolidated financial statements have been prepared assuming that we will continue as a going concern. This basis of presentation contemplates the recovery of our assets and the satisfaction of liabilities in the normal course of business.

We intend that the longer term (i.e., beyond twelve months) cost of completing additional intended acquisitions, implementing our development and sales efforts related to the HealthLynked Network and maintaining existing and expanding overhead and administrative costs will be financed from (i) cash on hand, (ii) profits generated by NCFM, BTG and CHM (including expected Medicare Shared Savings revenue projected to be received annually in the third fiscal quarter of each year), and (iii) the use of further outside funding sources. No assurances can be given that we will be able to access additional outside capital in a timely fashion. If necessary funds are not available, our business and operations would be materially adversely affected and in such event, we would attempt to reduce costs and adjust our business plan.

COVID-19

A novel strain of coronavirus, COVID-19, that was first identified in China in December 2019, has surfaced in several regions across the world and resulted in travel restrictions and business slowdowns or shutdowns in affected areas. In March 2020, the World Health Organization declared the outbreak of COVID-19 a pandemic. The outbreak of the pandemic is materially adversely affecting our employees, patients, communities and business operations, as well as the U.S. economy and financial markets. The further spread of COVID-19, and the requirement to take action to limit the spread of the illness, may impact our ability to carry out our business as usual and may materially adversely impact global economic conditions, our business and financial condition, including our potential to conduct financings on terms acceptable to us, if at all. The extent to which COVID-19 may impact our business will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions and the effectiveness of actions taken in the United States and other countries to contain and treat the disease. In response to COVID-19, we implemented additional safety measures in our patient services locations and our corporate headquarters.

Plan of operation and future funding requirements

Our plan of operations is to profitably operate our Health Services business and continue to invest in our Digital Healthcare business, including our cloud-based online personal medical information and record archiving system, the “HealthLynked Network.”

We intend to market the HealthLynked Network through top level sales efforts targeting large health systems, hospitals and universities. In addition, we will market via telesales targeting physicians’ offices, direct to patient marketing, affiliated marketing campaigns, co-marketing with our Medical Distribution businesses retailer MOD, and expanded southeast regional sales efforts. We intend that our initial primary sales strategy will be physician telesales through the use of telesales representatives whom we will hire as access to capital allows. In combination with our telesales, we intend to also utilize Internet based marketing to increase penetration to targeted geographical areas. These campaigns will be focused on both physician providers and patient members. We also intend to leverage MOD’s discounted medical supplies as an offering to our patient and physician members in both the HealthLynked Network and our ACO network and plans. If we fail to complete the development of, or successfully market, the HealthLynked Network, our ability to realize future increases in revenue and operating profits could be impacted, and our results of operations and financial position would be materially adversely affected.

Currently, we are focusing on acquiring additional profitable ACOs with a concentration on physician-based ACOs in Florida, the Southeast, Texas, New Jersey and Arizona. ACOs’ objectives are to reduce patients’ healthcare costs while improving their health. Our initial targets are physician-based Florida Medicare ACOs. Profitable ACOs have shared savings, which are payments made by the Medicare governing body CMS to ACOs whose Medicare patients have aggregate total savings over the regional threshold for all Medicare patients in the territory and that meet CMS’ quality standards. Given HealthLynked’s goal to improve healthcare and reduce healthcare costs for all patients, we anticipate that the ACO acquisition model can help us expand both physician and patient utilization of the HealthLynked Network while continuing to add incremental revenue and profit from to our Health Services and ACO/MSO business units. We plan to raise additional capital to fund our ongoing acquisition strategy.

Historical Cash Flows

	Three Months Ended March 31,
	2022	2021
Net cash (used in) provided by:
Operating activities	$(1,342,918)	$(1,216,959)
Investing Activities	(22,014)	(7,399)
Financing activities	—	4,403,902
Net increase (decrease) in cash	$(1,364,932)	$3,179,544

Operating Activities – During the three months ended March 31, 2022, we used cash from operating activities of $1,342,918, as compared with $1,216,959 in the three months ended March 31, 2021. The increase in cash usage results primarily from increased selling, general and administrative costs increased related to our continued expansion.

Investing Activities – During the three months ended March 31, 2022, we used $22,014 in investing activities for the acquisition of computers and office equipment. During the three months ended March 31, 2021, we used $7,399 in investing activities for the acquisition of computers and office equipment.

Financing Activities – During the three months ended March 31, 2022, we did not have any cash flows from financing activities. Cash generated from financing activities in 2021 in the amount of $4,403,902 was comprised of $4,389,361 from the sale of common stock pursuant to private placements and puts under the Investment Agreement and $65,650 proceeds from the exercise of options and warrants, offset by repayments against a vendor note in the amount of $51,109.

Off Balance Sheet Arrangements

We did not have, during the periods presented, and we do not currently have, any off-balance sheet arrangements, as defined under applicable Securities and Exchange Commission rules.

BUSINESS

Overview

HealthLynked Corp. is a growth stage company incorporated in the state of Nevada on August 6, 2014. We currently operate in four distinct divisions: the Health Services Division, the Digital Healthcare Division, the ACO/MSO (Accountable Care Organization / Managed Service Organization) Division, and the Medical Distribution Division.

Our Health Services division is comprised of the operations of (i) NWC, a multi-specialty medical group including Gynecology and General Practice, (ii) NCFM, a Functional Medical Practice acquired in April 2019 that is engaged in improving the health of its patients through individualized and integrative health care, (iii) BTG, a physical therapy practice in Bonita Springs, FL opened in January 2020 that provides hands-on functional manual therapy techniques to speed patients’ recovery and manage pain without pain medication or surgery, and (iv) AEU, a patient service facility specializing in minimally and non-invasive cosmetic services that we acquired in May 2022.

The Digital Healthcare division develops and operates an online personal medical information and record archive system, the “HealthLynked Network,” which enables patients and doctors to keep track of medical information via the Internet in a cloud-based system.

Our ACO/MSO Division operates an ACO and MSO that assist physician practices in providing coordinated and more efficient care to patients via the MSSP, which rewards providers for efficiency in patient care. The ACO/MSO Division plans to partner with a Medicare advantage program as an affiliate within the next twelve months.

Our Medical Distribution Division is comprised of the operations of MOD, a virtual distributor of discounted medical supplies selling to both consumers and medical practices throughout the United States. The Medical Distribution Division plans to increase its capacity during the next twelve months either through partnership or acquisition.

Health Services Division

In August 2014, we acquired NWC, an OB/GYN practice in Naples, Florida that was established in 1996. NWC provides gynecological medical services to patients in the Southwest Florida region. NWC currently employs one physician and two ARNP nurse practitioners. Services offered include general physical exams, surgical procedures such as hysterectomy, bladder incontinence procedures, pelvic reconstruction, sterilization, endometrial ablation, advanced robotic surgery, contraceptive management and infertility testing and treatment.

On April 12, 2019, we acquired a 100% interest in Hughes Center for Functional Medicine (“HCFM”), a medical practice engaged in improving the health of its patients through individualized and integrative health care. HCFM, which was rebranded as NCFM upon acquisition, is a leader in functional medicine focusing on neurodegenerative diseases such as Alzheimer’s, Parkinson’s and Multiple Sclerosis. HCFM provides cutting-edge treatments to improve health and slow aging, including hormones, thyroid, weight loss, wellness and prevention. HCFM’s income streams are derived from patient office visits, a dedicated IV room, hyperbaric oxygen chambers, ozone, UVlrx, DNA sequence testing and the sale of supplements.

In January 2020, we launched a new physical therapy practice in Bonita Springs, Florida called Bridging the Gap Physical Therapy (“BTG”). BTG employs two doctors who provide hands-on functional manual therapy techniques to speed patients’ recovery and manage pain without pain medication or surgery.

On May 13, 2022, we acquired AEU, a patient service facility specializing in minimally and non-invasive cosmetic services including fat reduction, body sculpting, wrinkle reduction, hair removal, IV hydration, and feminine rejuvenation.

ACO/MSO Division

CHM and its wholly owned subsidiary AHP, which we acquired in April 2020, combine to operate an ACO. The MSSP is a program created under the Affordable Care Act (“ACA”) designed to enhance the efficiency of healthcare provided to patients covered by Medicare. The program allows for the creation of ACOs, which are organizations that agree to take responsibility for the efficiency of healthcare services provided by a group of participating healthcare providers under Medicare. The ACO is held accountable for the efficiency of the healthcare services of its participating providers as measured against benchmarks prescribed in the MSSP and earns shared savings payments if such benchmarks are met. This division also provides contracted consulting services to healthcare providers and other ACOs. In September 2021 and 2020, AHP received shared savings payments of $2,419,312 and $767,744, respectively, from the MSSP program.

Medical Distribution Division

In October 2020, we acquired MOD, a Naples, Florida-based virtual distributor of discounted medical supplies selling to both consumers and medical practices throughout the United States. With over 13,000 name brand medical products in over 150 different categories, MOD leverages Group Purchasing Organization (GPO) pricing discounts with a small unit-of-measure direct-to-consumer shipping model to make ordering medical supplies both convenient and highly cost effective for its users. The MOD online marketplace can be found at www.medofficedirect.com. MOD was founded in 2014.

Digital HealthCare Division

We operate a cloud-based Patient Information Network (PIN) and record archiving system, referred to as the “HealthLynked Network”, which enables patients and doctors to keep track of medical information via the Internet in a cloud-based system. Through our website, www.HealthLynked.com and our mobile apps, patients can complete a detailed online personal medical history including past surgical history, medications, allergies, and family medical history. Once this information is entered, patients and their treating physicians are able to update the information as needed, to provide a comprehensive and up to date medical history.

We believe that the HealthLynked Network offers several advantages to patients and physicians not available in the market today. We provide a comprehensive marketing solution allowing physicians to market to both active and inactive patients, and an easy-to-use connection at the point of care through our Patient Access Hub (“PAH”). Patient members can access medical newsfeeds and groups. Our real-time appointment scheduling application allows for patients to book appointments online with participating healthcare providers. Our database and record archives allow for seamless sharing of medical records between healthcare providers and keeps patients in control of shared access. In the HealthLynked Network, parents can create accounts for their children that are linked to their family account, allowing them to provide access to healthcare providers, track vaccination records, and allow hospitals and schools access to important medical information in case of emergencies. The HealthLynked Network is accessible 24 hours a day, 7 days a week, via the internet and on mobile applications for both Android and iOS devices. We believe this type of accessibility is important for schools and during office visits, but more important, in times of a medical emergency.

We anticipate that our system will also provide for 24-hour access to medical specialist healthcare providers who can answer medical questions and direct appropriate care to paying members. In addition to 24-hour access, patients may also schedule telemedicine consultations at set times with participating healthcare providers who have expertise in various specialized areas of medicine. Participating physicians can elect to allow patients to request online appointments either via our real-time app or by setting, in their administrator dashboard panel, times and days of the week that patients may request appointments. Appointment requests are then sent by our system to an email address specified by the physician’s office, requesting a follow up to confirm these appointment requests or automatically accept the appointment request.

HealthLynked has created 880,000 physician base profiles for most physicians in the United States, which are searchable on the Internet. Physicians can claim their profiles confirming the accuracy of the information free of charge.

There are three types of providers in the HealthLynked Network: in-network, out of network and participating providers. All physicians can claim their profile and update basic information online and add videos and images of their profile. Once a provider has claimed their profile they are considered in-network. Providers that opt to pay a monthly fee for access to the full range of HealthLynked Network services, which include online scheduling, marketing services and analytics about their practice performance are considered “Participating Providers.”

HealthLynked provider profiles enable Participating Providers to market directly to patients through our PAH and online marketing services to recruit new patients and reengage with former patients. Physician practices generate more income the more patients they treat, so maximizing efficiency and patient turnover is critical to increasing total revenues and profitability. As such, we believe that our system will enable physicians to reduce the amount of time required to process patient intake forms, as patients will no longer be required to spend ten to thirty minutes filling out forms at each visit, and the practices’ staff will not need to input this information multiple times into their electronic medical records systems. Patients complete their online profiles once, and thereafter, they and their physicians are able to update their profiles as needed. Physicians participating in the HealthLynked Network are required to update the patient records within 24 hours of seeing the patient. The information is organized in an easy-to-read format to enable a physician to review the necessary information quickly during, and prior to, patient visits, which in turn facilitates a more comprehensive and effective patient encounter.

Patient data is stored in conformity with the Health Insurance Portability and Accountability Act of 1996, the Health Information Technology for Economic and Clinical Health Act, and the regulations promulgated under each by the U.S. Department of Health and Human Services, Office of Civil Rights (collectively, “HIPAA”). The network utilizes Amazon AWS infrastructure which uses Amazon HIPPA compliant servers along with Amazon RDS with LAMP, HTML5 and several JavaScript frameworks, including Angular and React. Recommendations for end users are a 512 kbps+ internet connection speed and a web browser such as Google Chrome, Microsoft Edge, Mozilla Firefox, Safari or handheld devices such as iOS devices, android phones or tablets. Our developers utilize third party controls for functionality and user interface where the use of those controls adds value to the system beyond custom creation of new tools. We intend to adjust forward compatibility for major browser version updates, new browsers, operating system updates or new operating system as needed. The HealthLynked Network is EMR agnostic, and is compatible with all electronic medical records systems, allowing for minimal barriers to participation and broader penetration of the market.

The HealthLynked Network- How It Works

Our system walks patients through a series of easy-to-use pages with point and click selections and drop-down menus that allow them to enter their past medical history, past surgical history, allergies, medications, and family medical history. In addition, members can create accounts for children under the age of 18 and keep track of required visits and vaccines. Members select physicians, schools, hospitals and other parties to whom they wish to grant access to their records. This access can be either ongoing, or restricted by time and date, in accordance with the patient’s control settings.

Physicians are required to have a claimed active account in order to access patients’ online records and receive referrals for new patients. Once a patient has granted their physician access to their medical charts, office intake paperwork can be downloaded by the physician without the need for the patient to fill out lengthy and repetitive paperwork. Upon completion of the office visit, providers are required to upload the medical record into the online patients’ file within 24 hours via eFax, APIs with select EMRs (including AthenaNet) or through the HealthLynked Portal. Each patient’s account has a unique bar code that when faxed into our system is recognized for that patient, and archived in the patient’s chart, by date and provider. The HealthLynked Network is independent of any EMR system and physicians only require a fax machine or computer to participate, allowing for minimal barriers to participation and broader penetration of the market.

In addition to serving as a complete medical record archive, we believe that the HealthLynked Network allows for shorter wait times at doctors’ offices by giving doctors immediate access to patients’ complete medical information, insurance information and required treatment consent forms. Patients only need to verify their treating physician’s access to their files upon or prior to their next doctor’s visit. Patients are also able to coordinate multiple physician visits and keep an updated and complete personal medical record archive. These files may also be shared among a patient’s different specialty physicians, a function that we believe is especially helpful for patients who travel and may need to access their records or obtain physician referrals in multiple localities. We also believe that the HealthLynked Network is especially useful in medical emergencies when patients are unable to provide a medical history on their own because our system allows patients the option to grant healthcare providers, in advance, special access in emergency situations.

The HealthLynked Network also provides an online scheduling function for patients to book appointments with participating providers. Healthcare provider profiles feature physicians’ biographies, office locations, hours and available appointment times. In addition, the platform will provide patients with a list of recommended health screenings tailored to each patient’s unique medical history and demographics. Recommended screenings could include, but is not limited to, annual mammograms for women over the age of 40, colonoscopies every 10 years after the age of 50, recommended pap smear screenings, routine blood tests, and prostate exams. This base service will be free for patients. However, we plan to charge additional fees for real-time schedule booking, access to telemedicine service and access to a 24-hour nurse’s hotline, and we plan to charge physicians for upgraded physician profiles, use of the PAH, direct QR code processing, a QwikCheck system for patients and SEO marketing.

The QwikCheck system allows for patients to check in to the practice through their smartphone, allowing for social distancing and not having to come up to the front desk. The system pings the patient when it is their time to see the physician.

Benefits for Multiple Constituencies

We believe that the HealthLynked Network provides numerous benefits for patients and their relatives, medical providers, hospitals, emergency rooms and schools.

Benefits for patients:

●	Base service, which includes all of the below benefits other than telemedicine and the nurse hotline, will be free with the ability to upgrade to a paid service

●	Easy online scheduling of appointments

●	Real-time booking for appointments available within 4 hours

●	Keep track of co-pays and deductibles on insurance plans

●	More accurate and detailed personal medical history

●	Complete medication lists with dosing and warnings of potential drug interactions

●	Ability to create accounts for children, and track recommended health screenings and vaccines

●	When traveling, patients will have the ability to access their medical records online 24 hours a day, 7 days a week even in the case of an emergency

●	Shortened wait times at physicians’ offices by reducing the need to fill out redundant paperwork

●	Access to a referral network of physicians across the United States who participate in the HealthLynked Network

●	Patients can access family members’ records in the event of illness or accident

●	Access to telemedicine for medical consultations and appointments for fee paying members

●	24-hour nurse hotline available for fee paying members

Benefits for physicians and providers:

●	More accurate patient medical history including past medical records

●	“EMR Agnostic” and compatible with all electronic medical records systems

●	A detailed and accurate medications list from patients

●	Shortened time for patients to complete necessary paperwork translating into improved efficiency, shorter wait times, greater patient satisfaction and higher revenues

●	Online marketing profiles

●	Comprehensive Marketing to active and inactive patients

●	SEO and marketing options

●	Co-pay and deductible information on patients’ insurance plans will be readily available

●	Additional revenue stream from signing up new patients

●	Online and real-time patient scheduling to control gaps in scheduling due to last minute cancelations by existing patients

●	Low membership fees of $300 - $400 per month per provider during the first year

●	The PAH is provided to physician offices for $60 per month to provide free Wi-Fi for their patients, provide for social distancing, and quick check-in application for their patients. Specific patient analytics are provided to physician members. There is now an option accessing QwikCheck application without the PAH.

Benefits for hospitals and emergency rooms:

●	Information on patients who present that are unconscious or unable to provide a complete medical history

●	Information on traveling patients who present to a hospital in an emergency situation

●	Online access to patient information 24 hours a day, 7 days a week

●	“EMR Agnostic” and compatible with all electronic medical records systems

●	No new equipment required

Benefits for schools:

●	Access by authorized school officials including school physicians to students’ medical histories

●	Linked access to students’ primary care physicians

●	Access to vaccination records

●	Allergy and medication tracking

●	Emergency contact information of family members

Benefits for parents:

●	Complete children’s profiles

●	Access given to schools in case of medical emergences

●	List of allergies available to those granted access

●	Vaccine records available to those granted access

●	Recommended health screenings

●	Journal for health log and milestones through news feeds and groups

Applications and Product Releases

During February 2020, we released our COVID-19 tracker application for IOS mobile devices. We released our Android version on March 5, 2020. The application allows users to report how they are feeling and if they are having any symptoms consistent with COVID-19 infection. In addition, the application includes a detailed global map tracking the virus, the latest twitter feeds, and a real-time chat for users to engage with people from around the world to share information. The application had over 6 million downloads in a ten-week period after launch and was the number one tracking application in the Apple Medical Store for the month of March 2020.

During October 2020 we launched Oohvie, a new iOS application focused on women’s healthcare. Oohvie offers unique features over competitive menstrual tracking apps, including the ability to connect with a user’s healthcare providers and share menstrual cycle data. This important information allows gynecologists to better evaluate patients for the causes of hormonal irregularities, infertility, pelvic pain, endometriosis and many other medical conditions and provides data that could help identify gynecological problems such as fibroids, polyps, or cervical or uterine cancer. Oohvie users also have access to a health forum designed specifically for women, covering topics such as contraception, menopause, hormones, pregnancy, sexual health, and pelvic infections. Oohvie offers a real time chat feature where users can discuss their experiences with birth control pills, menstrual symptoms, and other issues in private. In addition, users can purchase name brand feminine hygiene products that are shipped directly to their home at significantly discounted prices. Users can also use the app to schedule reminders for taking birth control pills or hormones.

During February 2021, we released CareLynk, an innovative AI-enabled healthcare directory allowing users to call one number and connect to any doctor across the U.S. CareLynk utilizes natural language processing (NLP) and voice-to-text technology to understand what healthcare provider a caller is looking for. The system includes doctors from over 88 different medical specialties. Providers can be located by last name, zip code and specialty. Results are filtered in order of relevance allowing the user to quickly and efficiently locate the provider they are searching for, hands-free. CareLynk was first released in Florida, connecting patients to over 33,000 doctors throughout the state. CareLynk, which is capable of connecting to over 300,000 doctors across all 50 states, is expected to be expanded to include the rest of the United States in 2022.

During September 2021, we released QwikCheck, a streamlined process for practices to institute remote patient check-in without the need for any additional hardware. The QwikCheck system uses dynamic linking, which allows a single QR code tied to a practice that works seamlessly with both Android and iOS platforms. Patients can check in for their doctor’s appointment using their mobile devices regardless of their smart phone’s operating system, age, or model. QwikCheck allows patients to maintain social distance from the office staff and other patients while waiting for their appointment. Patient intake information is provided to the practice via the application and eliminates front office exposure, time and redundant paperwork. QwikCheck also provides all the back-end analytics for practices to manage their patient flow and optimize their provider’s schedules.

Business Model

Our business model is focused on market penetration and recruiting physicians and patients to use our system for archiving patient medical records, comprehensive marketing to active and inactive patients, connecting on a regular basis utilizing news feeds and groups, accessing new patients, and for on-line “real-time” scheduling physician appointments.

We charge physicians a subscription fee between $60 and $300 per month to participate in the network, depending on the level of access and functionality. Participating physicians upload their patient files into a secure patient portal to market to their active and inactive patients. The physicians initially send to all of their patients an email inviting their patients to claim their HLYK profiles free of charge, update their profiles and bring their profiles with them to their next visit to the physician’s office.

We also anticipate charging certain healthcare facilities either an annual or monthly fee that will vary per facility based upon number of professionals per facility. Currently, it is anticipated that hospitals and emergency rooms would be charged a higher fee for our services once our patient and physician network has been expanded.

The base services of our network are free for patients, and they may also upgrade their service should they wish to receive telemedicine services, access to a 24-hour nurse hotline, and access to savings programs through partnerships that HLYK offers.

Pursuant to our business strategy, we began deployment of the HealthLynked Network by registering NWC’s approximately 6,000 active patients and 6,500 inactive patients. We then added patients from the healthcare providers serviced by CHM and AHP following our acquisition of CHM in May 2020. While we have generated minimal revenues from physician fees related to such deployment through 2021, we believe that establishing the patient database will be a valuable marketing tool for telesales, product sales and other marketing opportunities to physician practices.

HealthLynked has launched other applications that provide valuable user patient services while also growing the number of patients in the HealthLynked Network. We launched women’s health application Oohvie, with a new subscription plan at $9.95 per month and new features. The original free launch had over 30,000 downloads free of charge. We also launched our automated phone routing system, CareLynk, during 2021.

During January 2022, we updated our COVID 19 tracker application to include Omicron variant cases. The original tracker launched in March 2020 had over 4 million downloads in the first 45 days and was the number one tracking app in the Apple medical store.

These applications and others are for the purpose of providing specific services to our patients and physicians and to help grow the number of users in the HealthLynked Network.

Sales Strategy

Starting in 2019, we deployed our PAH, providing free Wi-Fi to practice patients at no cost to our in-network physicians. Physician members receive patient analytics from the PAH. In 2021 we developed software where we can offer the same services the PAH offered using QR codes, without the PAH hardware requirement. Our marketing efforts towards physicians emphasize how our systems can provide patient analytics, increase practice revenues, improve office efficiencies, and improve the accuracy of recorded patients’ medical histories. Once a physician becomes a HealthLynked Network member, they upload all their patient files in a secured portal in the cloud, and email their patients to claim their profiles, update it and bring their profiles in for their next office visit. As mentioned above, access to the HealthLynked Network is free for patients. The physicians then offer the services to their active and inactive patients.

We also utilize internet-based search engine marketing an optimization (SEM/SEO) to increase our presence in certain targeted geographical areas. These campaigns are focused on both physicians and patients. We believe that direct to consumer marketing through email campaigns is an effective way to build interest and drive patient and physician demand for our services. We anticipate that we will be able to foster faster market penetration and increase demand for our services by marketing to both consumers and physicians.

Our campaigns direct patients to look for physicians in the HealthLynked Network to ensure that they maintain the accuracy and completeness of their medical records. Our system further allows patients to search for “in-network” physician providers and schedule online “real-time” appointments via our system. We believe that physicians in the HealthLynked Network will see an increase in new patients as a result of their participation and as more patients claim their profiles from the use of the PAH, our new software option, and our digital marketing campaigns, the value to physicians of joining our network will increase from not only existing patient marketing, but also for acquisition of new patients registered in the HealthLynked Network.

Our new applications, Oohvie, COVID 19 tracker, CareLynk and DocLynk were all launched with the purpose of growing the HealthLynked Network and generating incremental revenue for the business. These services are being marketed by our direct sales team to large health systems, hospitals, universities and other potential clients and partners.

We also believe that affiliated marketing campaigns will be very helpful in attracting new users and increasing market awareness. We intend to partner with pharmaceutical companies, medical distributors, insurance companies, medical societies, large healthcare systems and others to cross market our products.

Intellectual Property

We have registered “HealthLynked” and our corporate logo as a service mark with the United States Patent and Trademark Office (the “USPTO”). We also filed two patent applications for the use of our PAH with the USPTO, both of which are still pending.

Research and Development

Our research and development efforts consist of building, developing, and enhancing the HealthLynked Network, including comprehensive marketing to active and inactive patients, the real time scheduling of appointments through our new mobile application, regular appointment scheduling, telemedicine appointment scheduling, sharing of secured documents between physicians and patients, and independent access via mobile, tablet and web browser. Further, we are developing our systems to provide for secured date storage, drug interaction alerts, and the barcoding of documents for retrieval and storage.

Professional and General Liability Coverage

We maintain directors’ and officers’, professional and general liability insurance policies with third-party insurers generally on a claims-made basis, subject to deductibles, policy aggregates, exclusions, and other restrictions, in accordance with standard industry practice. We believe that our insurance coverage is appropriate based upon our claims experience and the nature and risks of our business. However, no assurance can be given that any pending or future claim against us will not be successful or if successful will not exceed the limits of available insurance coverage. Our business entails an inherent risk of claims of medical malpractice against our affiliated physicians and us. We contract and pay premiums for professional liability insurance that indemnifies us and our affiliated healthcare professionals generally on a claims-made basis for losses incurred related to medical malpractice litigation. Professional liability coverage is required in order for our physicians to maintain hospital privileges.

Employees

As of June 30, 2022, we had 56 employees. None of our employees are covered by a collective bargaining agreement. We consider our relationship with our employees to be excellent.

Competition

The markets for our Digital Healthcare products and services are highly competitive and are characterized by rapidly evolving technology and product standards, as well as frequent introduction of new products and services. Most of our competitors are more established, benefit from greater name recognition, and have substantially greater financial, technical, and marketing resources than we do. Our principal existing competitors include, but are not limited to, ZocDoc, Inc., AthenaHealth Inc., All-scripts Healthcare Solutions, Inc., Cerner Corporation, Epic Systems Corporation, Teledoc Health Inc., Veritone Inc., Oscar Health, Good RX and Doximity. In addition, we expect that major software information systems companies, large information technology consulting service providers, start-up companies, managed care companies and others specializing in the health care industry may offer competitive products and services. Amazon, Google, and Apple have also entered into the digital healthcare space, including in the area of patient health records.

We believe that we differ from our competitors in that we are not a practice management software or an EMR provider. Companies like AthenaHealth Inc., Allscripts Healthcare Solutions, Inc., Cerner and Epic Systems Corporation offer software solutions to operate and manage a medical practice. Functions of these systems include patient billing, monitoring patient account balances and payments, tracking of appointments and creating encounter visits and a medical record for each patient seen. HealthLynked works in conjunction with these practice management software systems and does not seek to replace them. Patients’ medical records created by these systems are uploaded to the patient’s profile in the HealthLynked Network. The HealthLynked Network can incorporate any physical or digital documents into a patient’s medical record history and thus allow it to be utilized across all healthcare platforms. HealthLynked provides an online appointment scheduling application that is similar to ZocDoc, Inc.’s offering, but in addition offers telemedicine appointments through our own patient interface.

The advantage of having a healthcare network independent of any one practice management or EMR software allows the HealthLynked system to be fully utilized across the entire medical community. Integration and participation by both patients and healthcare providers in a unified platform offers significant advantages in the quality and nature of healthcare delivery in the future. To our knowledge a unified healthcare network like HealthLynked currently does not exist in the market.

Competitors in our Patient Services division include OB/GYN, functional medicine, physical therapy, and cosmetic services practices in southwest Florida.

Competitors in our ACO/MSO division include large Florida-based ACOs Palm Beach Accountable Care Organization and Millennium Accountable Care Organization, among others. There are over 450 active ACOs in the U.S.

Competitors in our Medical Distribution division indirectly include large unit-of-measure distributors such as McKesson Corp. and Medline as well as small unit-of-measure distributor Henry Schein offering direct to physician, dental and veterinary practices. We attempt to differentiate MOD’s model from these large distributors by focusing on small unit-of-measure direct to patients and physician practices at competitive pricing.

Government Regulation

The healthcare industry is governed by a framework of federal and state laws, rules and regulations that are extensive and complex and for which, in many cases, the industry has the benefit of only limited judicial and regulatory interpretation. If we are found to have violated these laws, rules, or regulations, our business, financial condition, and results of operations could be materially adversely affected. Moreover, healthcare reform continues to attract significant legislative interest, regulatory activity, new approaches, legal challenges, and public attention that create uncertainty and the potential for additional changes. Healthcare reform implementation, additional legislation or regulations, and other changes in government policy or regulation may affect our reimbursement, restrict our existing operations, limit the expansion of our business, or impose additional compliance requirements and costs, any of which could have a material adverse effect on our business, financial condition, results of operations, cash flows and the trading price of our common stock.

Healthcare Reform

Health care laws and regulations are rapidly evolving and may change significantly in the future, which could adversely affect our financial condition and results of operations. In March 2010, the Patient Protection and Affordable Care Act and the accompanying Health Care and Education Affordability Reconciliation Act, collectively referred to as the ACA, were enacted. The ACA includes a variety of health care reform provisions and requirements, which became effective at varying times since its enactment and substantially changed the way health care is financed by both governmental and private insurers.

In January 2017, President Donald Trump issued an executive order titled “Minimizing the Economic Burden of the Patient Protection and Affordable Care Act Pending Repeal.” The order directed agencies with authorities and responsibilities under the ACA to waive, defer, grant exemptions from, or delay the implementation of any provision of the ACA that would impose a fiscal or regulatory burden on states, individuals, health care providers, health insurers, or manufacturers of pharmaceuticals or medical devices. In October 2017, President Trump issued a second executive order relating to the ACA titled “Promoting Healthcare Choice and Competition Across the United States,” which further directs federal agencies to modify how the ACA is implemented, and soon after announced the termination of the cost-sharing subsidies that reimburse insurers under the ACA. To date, Congressional efforts to completely repeal and replace the ACA have been unsuccessful. However, the individual mandate for health insurance coverage under the ACA was repealed by Congress as part of the Tax Cuts and Jobs Act that was signed into law on December 22, 2017.

Other proposed changes and reforms to the ACA have included, or may include the following: prohibiting the federal government from operating health insurance marketplaces; eliminating the advanced premium tax credits, and cost sharing reductions for low income individuals who purchase their health insurance through the marketplaces; expanding and encouraging the use of private health savings accounts; providing for insurance plans that offer fewer and less extensive health insurance benefits than under the ACA’s essential health benefits package, including broader use of catastrophic coverage plans, or short-term health insurance; establishing and funding high risk pools or reinsurance programs for individuals with chronic or high cost conditions; and allowing insurers to sell insurance across state lines.

Because of the continued uncertainty about the implementation of the ACA, including the timing of and potential for legal challenges, repeal or amendment of that legislation and the future of the health insurance exchanges, we cannot quantify or predict with any certainty the likely impact of the ACA on our business, financial condition, operating results and prospects.

Licensing and Certification

Our clinical personnel are subject to numerous federal, state, and local licensing laws and regulations, relating to, among other things, professional credentialing and professional ethics. Penalties for non-compliance with these laws and standards include loss of professional license, civil or criminal fines and penalties, and exclusion from participation in various governmental and other third-party healthcare programs. Our clinical professionals are also subject to state and federal regulation regarding prescribing medication and controlled substances. Every physician who administers, prescribes, or dispenses any controlled substance must be registered with the Drug Enforcement Administration (“DEA”). Additionally, our clinical personnel are required to meet applicable Medicaid and Medicare provider requirements, as set forth under state and federal laws, rules, and regulations. Further, our facilities are also subject to federal, state, and local licensing regulations: we may have to obtain regulatory approval, including certificates of need, before establishing certain types of healthcare facilities, offering certain services, or expending amounts in excess of statutory thresholds for healthcare equipment, facilities or programs. Our ability to operate profitably will depend, in part, upon our ability and the ability of our clinicians and facilities to obtain and maintain all necessary licenses, certifications, accreditations, and other approvals.

Fraud and Abuse Provisions

Existing federal laws, as well as similar state laws, relating to government-sponsored or funded healthcare programs, or “GHC Programs,” impose a variety of fraud and abuse prohibitions on healthcare companies like us. These laws are interpreted broadly and enforced aggressively by multiple government agencies, including the Office of Inspector General of the Department of Health and Human Services, the Department of Justice (the “DOJ”) and various state agencies. In addition, in the Deficit Reduction Act of 2005, Congress established a Medicaid Integrity Program to enhance federal and state efforts to detect Medicaid fraud, waste, and abuse and provide financial incentives for states to enact their own false claims legislation as an additional enforcement tool against Medicaid fraud and abuse. Since then, a growing number of states have enacted or expanded healthcare fraud and abuse laws.

The fraud and abuse provisions include extensive federal and state laws, rules and regulations applicable to us, particularly on the services offered through NWC. In particular, the federal anti-kickback statute has criminal provisions relating to the offer, payment, solicitation or receipt of any remuneration in return for either referring Medicaid, Medicare or other GHC Program business, or purchasing, leasing, ordering, or arranging for or recommending any service or item for which payment may be made by GHC Programs. In addition, the federal physician self-referral law, commonly known as the “Stark Law,” applies to physician ordering of certain designated health services reimbursable by Medicare from an entity with which the physician has a prohibited financial relationship. These laws are broadly worded and have been broadly interpreted by federal courts, and potentially subject many healthcare business arrangements to government investigation and prosecution, which can be costly and time consuming. Violations of these laws are punishable by substantial penalties, including monetary fines, civil penalties, administrative remedies, criminal sanctions (in the case of the anti-kickback statute), exclusion from participation in GHC Programs and forfeiture of amounts collected in violation of such laws, any of which could have an adverse effect on our business and results of operations.

There are a variety of other types of federal and state fraud and abuse laws, including laws authorizing the imposition of criminal, civil and administrative penalties for filing false or fraudulent claims for reimbursement with government healthcare programs. These laws include the civil False Claims Act (“FCA”), which prohibits the submission of, or causing to be submitted, false claims to GHC Programs, including Medicaid, Medicare, TRICARE (the program for military dependents and retirees), the Federal Employees Health Benefits Program, and insurance plans purchased through ACA exchanges. Substantial civil fines and multiple damages, along with other remedies, can be imposed for violating the FCA. Furthermore, proving a violation of the FCA requires only that the government show that the individual or company that submitted or caused to be submitted an allegedly false claim acted in “reckless disregard” or in “deliberate ignorance” of the truth or falsity of the claim or with “willful disregard,” notwithstanding that there may have been no specific intent to defraud the government program and no actual knowledge that the claim was false (which typically are required to be shown to sustain a criminal conviction). The FCA also applies to the improper retention of known overpayments and includes “whistleblower” provisions that permit private citizens to sue a claimant on behalf of the government and thereby share in the amounts recovered under the law and to receive additional remedies. In recent years, many cases have been brought against healthcare companies by such “whistleblowers,” which have resulted in judgments or, more often, settlements involving substantial payments to the government by the companies involved. It is anticipated that the number of such actions against healthcare companies will continue to increase with the enactment or enhancement of a growing number of state false claims acts, certain amendments to the FCA and enhanced government enforcement.

Further, HIPAA established a national Health Care Fraud and Abuse Control Program under the joint direction of the Attorney General and the Secretary of the U.S. Department of Health and Human Services (HHS), acting through the Inspector General, designed to coordinate federal, state, and local law enforcement activities with respect to health care fraud and abuse. Under HIPAA, a healthcare benefit program includes any private plan or contract affecting interstate commerce under which any medical benefit, item, or service is provided. A person or entity that knowingly and willfully obtains the money or property of any healthcare benefit program by means of false or fraudulent representations in connection with the delivery of healthcare services is subject to a fine or imprisonment, or both. In addition, HIPAA authorizes the imposition of civil money penalties against entities that employ or enter into contracts with excluded Medicare or Medicaid program participants if such entities provide services to federal health program beneficiaries.

In addition, federal and state agencies that administer healthcare programs have at their disposal statutes, commonly known as “civil money penalty laws,” that authorize substantial administrative fines and exclusion from government programs in cases where an individual or company that filed a false claim, or caused a false claim to be filed, knew or should have known that the claim was false or fraudulent. As under the FCA, it often is not necessary for the agency to show that the claimant had actual knowledge that the claim was false or fraudulent in order to impose these penalties.

The civil and administrative false claims statutes are being applied in an increasingly broad range of circumstances. For example, government authorities have asserted that claiming reimbursement for services that fail to meet applicable quality standards may, under certain circumstances, violate these statutes. Government authorities also often take the position, now with support in the FCA, that claims for services that were induced by kickbacks, Stark Law violations or other illicit marketing schemes are fraudulent and, therefore, violate the false claims statutes. Many of the laws and regulations referenced above can be used in conjunction with each other.

If we were excluded from participation in any government-sponsored healthcare programs, not only would we be prohibited from submitting claims for reimbursement under such programs, but we also would be unable to contract with other healthcare providers, such as hospitals, to provide services to them. It could also adversely affect our ability to contract with, or to obtain payment from, non-governmental payors.

Although we intend to conduct our business in compliance with all applicable federal and state fraud and abuse laws, many of the laws, rules and regulations applicable to us, including those relating to billing and those relating to financial relationships with physicians and hospitals, are broadly worded and may be interpreted or applied by prosecutorial, regulatory or judicial authorities in ways that we cannot predict. Accordingly, we cannot assure you that our arrangements or business practices will not be subject to government scrutiny or be alleged or found to violate applicable fraud and abuse laws. Moreover, the standards of business conduct expected of healthcare companies under these laws and regulations have become more stringent in recent years, even in instances where there has been no change in statutory or regulatory language. If there is a determination by government authorities that we have not complied with any of these laws, rules and regulations, our business, financial condition and results of operations could be materially, adversely affected.

False or Fraudulent Claim Laws; Medical Billing and Coding

Medical billing, coding and collection activities are governed by numerous federal and state civil and criminal laws, regulations, and sub-regulatory guidance. We provide billing and coding services, claims processing and other solutions to providers that relate to, or directly involve, the reimbursement of health services covered by Medicare, Medicaid, other federal and state healthcare programs and private payers. These services may subject us to, or we may be contractually required to comply with, numerous federal and state laws that prohibit false or fraudulent claims including but not limited to the FCA, the federal Civil Monetary Penalties Law (“CMP Law”), and state equivalents. We rely on our customers to provide us with accurate and complete information and to appropriately use the solutions we provide to them, but they may not always do so.

The FCA prohibits the knowing submission of false claims or statements to the federal government, including to the Medicare and Medicaid programs. The FCA defines the term “knowingly” broadly to include not only actual knowledge of a claim’s falsity, but also reckless disregard of the truth of the information, or deliberate ignorance of the truth or falsity of a claim. Specific intent to defraud is not required. The FCA may be enforced by the federal government directly or by a qui tam plaintiff, or whistleblower, on the government’s behalf. The government may use the FCA to prosecute Medicare and other government program fraud in areas such as coding errors and billing for services not rendered. Further, submission of a claim for an item or service generated in violation of the AKS constitutes a false or fraudulent claim for purposes of the FCA. When an entity is determined to have violated the FCA, it may be required to pay three times the actual damages sustained by the government, plus substantial civil penalties for each false claim, and may be excluded from participation in federal healthcare programs. We rely on our customers to provide us with accurate and complete information and to appropriately use the solutions we provide to them, but they may not always do so.

Government Reimbursement Requirements

In order to participate in the various state Medicaid programs and in the Medicare program, we must comply with stringent and often complex enrollment and reimbursement requirements. Moreover, different states impose differing standards for their Medicaid programs. While we believe that we adhere to the laws, rules and regulations applicable to the government programs in which we participate, any failure to comply with these laws, rules and regulations could negatively affect our business, financial condition and results of operations.

In addition, GHC Programs are subject to statutory and regulatory changes, administrative rulings, interpretations and determinations, requirements for utilization review and new governmental funding restrictions, all of which may materially increase or decrease program payments, as well as affect the cost of providing services and the timing of payments to providers. Moreover, because these programs generally provide for reimbursement on a fee-schedule basis rather than on a charge-related basis, we generally cannot increase our revenue by increasing the amount we charge for our services. To the extent our costs increase, we may not be able to recover our increased costs from these programs, and cost containment measures and market changes in non-governmental insurance plans have generally restricted our ability to recover, or shift to non-governmental payors, these increased costs. In attempts to limit federal and state spending, there have been, and we expect that there will continue to be, a number of proposals to limit or reduce Medicaid and Medicare reimbursement for various services. Our business may be significantly and adversely affected by any such changes in reimbursement policies and other legislative initiatives aimed at reducing healthcare costs associated with Medicaid, Medicare and other government healthcare programs.

Our business also could be adversely affected by reductions in or limitations of reimbursement amounts or rates under these government programs, reductions in funding of these programs or elimination of coverage for certain individuals or treatments under these programs.

HIPAA and Other Privacy Laws

Numerous federal and state laws, rules, and regulations govern the collection, dissemination, use, and confidentiality of protected health information, including HIPAA, and its implementing regulations, violations of which are punishable by monetary fines, civil penalties and, in some cases, criminal sanctions. As part of the HealthLynked Network and our medical record keeping, third-party billing and other services, we collect and maintain protected health information on the patients that we serve.

Pursuant to HIPAA, the HHS has adopted standards to protect the privacy and security of individually identifiable health information, known as the Privacy Standards and Security Standards. HHS’ Privacy Standards apply to medical records and other individually identifiable health information in any form, whether electronic, paper or oral, that is used or disclosed by healthcare providers, hospitals, health plans and healthcare clearinghouses, which are known as “covered entities.” HHS’ Security Standards require healthcare providers to implement administrative, physical and technical safeguards to protect the integrity, confidentiality and availability of individually identifiable health information that is electronically received, maintained or transmitted (including between us and our affiliated practices). To the extent permitted by applicable privacy regulations and contracts and associated Business Associate Agreements with our customers, we are permitted to use and disclose protected health information to perform our services and for other limited purposes, but other uses and disclosures, such as marketing communications, require written authorization from the patient or must meet an exception specified under the privacy regulations In addition, with respect to our managed physician practices, the HIPAA administrative simplification provisions require the use of uniform electronic data transmission standards of healthcare claims and payment transactions submitted or received electronically. Further, the Health Information Technology for Economic and Clinical Health Act of 2009 (“HITECH”) strengthened and expanded HIPAA, increased penalties for violations, gave patients new rights to restrict uses and disclosures of their health information, and imposed a number of privacy and security requirements directly on business associates that perform functions or services on behalf of covered entities. Specifically, HITECH requires that covered entities report any unauthorized use or disclosure of protected health information that meets the definition of a “breach” to the affected individuals. In addition, HITECH requires that business associates report breaches to their covered entity customers. HITECH also authorizes state Attorneys General to bring civil actions in response to violations of HIPAA that threaten the privacy of state residents. Final regulations implementing the HITECH requirements were issued in January 2013.

To the extent we are permitted under our customer contracts, we may de-identify protected health information and use de-identified information for our purposes without obtaining patient authorization or further complying with HIPAA. Determining whether protected health information has been sufficiently de-identified to comply with the HIPAA privacy standards and our contractual obligations may require complex factual and statistical analyses. Any failure by us to meet HIPAA requirements with respect to de-identification could subject us to penalties.

In addition to the federal HIPAA and HITECH requirements, numerous other state and certain other federal laws protect the confidentiality of patient information, including state medical privacy laws, state social security number protection laws, state genetic privacy laws, human subjects research laws and federal and state consumer protection laws. These state laws govern the collection, dissemination, use, access to and confidentiality of patient information. In many cases, state laws are more restrictive than, and not preempted by, HIPAA, and may allow personal rights of action with respect to privacy or security breaches, as well as fines. State laws are contributing to increased enforcement activity and are also subject to interpretation by various courts and other governmental authorities.

Data Protection and Breaches

Most states require holders of personal information to maintain safeguards, and all states have laws that require take certain actions in response to a data breach, such as providing prompt notification of the breach to affected individuals or the state’s attorney general. In some states, these laws are limited to electronic data, but states increasingly are enacting or considering stricter and broader requirements. The laws are inconsistent across states, which can increase the costs of compliance. Additionally, HIPAA imposes certain notification requirements on Business Associates. In certain circumstances involving large breaches, media notice is required requirements may even involve notification to the media. A non-permitted use or disclosure of protected health information is presumed to be a breach under HIPAA unless the Business Associate or covered entity establishes that there is a low probability the information has been compromised consistent with the risk assessment requirements enumerated in HIPAA. In addition, the Federal Trade Commission uses its consumer protection authority to initiate enforcement actions in response to data breaches.

Compliance Programs

Organizations that receive reimbursement from a federal or state government payor are expected by the federal government to have a compliance program. Specifically, compliance programs are integral to identifying and rectifying fraud and abuse risk areas, billing and coding violations, and educating employees about the law and other legal requirements or restrictions within the scope of their practice. We maintain a program to monitor compliance with federal and state laws and regulations applicable to healthcare entities. We believe that our compliance program meets the relevant standards provided by the Office of Inspector General of the Department of Health and Human Services.

Environmental Regulations

Our healthcare operations generate medical waste that must be disposed of in compliance with federal, state and local environmental laws, rules and regulations. Our office-based operations are subject to compliance with various other environmental laws, rules and regulations. Such compliance does not, and we anticipate that such compliance will not, materially affect our capital expenditures, financial position or results of operations.

Fair Debt Collection Practices Act

Some of our operations may be subject to compliance with certain provisions of the Fair Debt Collection Practices Act and comparable state laws. Under the Fair Debt Collection Practices Act, a third-party collection company is restricted in the methods it uses to contact consumer debtors and elicit payments with respect to placed accounts. Requirements under state collection agency statutes vary, with most requiring compliance similar to that required under the Fair Debt Collection Practices Act. Florida’s Consumer Collection Practices Act is broader than the federal legislation, applying the regulations to “creditors” as well as “collectors,” whereas the Fair Debt Collection Practices Act is applicable only to collectors. This prohibits creditors who are attempting to collect their own debts from engaging in behavior prohibited by the Fair Debt Collection Practices Act and Consumer Collection Practices Act. The Consumer Collection Practices Act has very specific guidelines regarding which actions debt collectors and creditors may engage in to collect unpaid debt.

Government Investigations

We expect that audits, inquiries and investigations from government authorities, agencies, contractors and payors will occur in the ordinary course of business. Such audits, inquiries and investigations and their ultimate resolutions, individually or in the aggregate, could have a material adverse effect on our business, financial condition, results of operations, cash flows and the trading price of our common stock.

MANAGEMENT

The following table sets forth information regarding our executive officers and directors. All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the Board of Directors and serve at the discretion of the board.

Name	Age	Positions with the Company
Michael Dent, MD	58	Chief Executive Officer and Chairman of the Board of Directors
George O’Leary	59	Chief Financial Officer and Director
Robert Mino	47	Director
Robert Gasparini	67	Director
Heather Monahan	47	Director
Daniel Hall	50	Director

Michael T. Dent, MD, Founder, Chief Executive Officer and Chairman of the Board of Directors. Dr. Dent founded the Naples Women’s Center in 1996 where he served as its principal executive from formation through February 2016. He is also Co-Founder and Managing Director of InLight Capital Partners LLC since January 2014 and is responsible for its healthcare, information technology and life science investments. He has held key leadership positions in business development, operations, corporate development, and strategy in the healthcare and technology industries since the mid-90s. Prior to founding InLight Capital Partners, Dr. Dent was Founder, Chairman and Chief Executive Officer of NeoGenomics Laboratories (Nasdaq: NEO) where he was on the Board of Directors from 1998 until July 2015. As a retired physician, Dr. Dent is uniquely qualified to understand the challenges and opportunities in healthcare and emerging technologies. Dr. Dent received his bachelor’s degree from Davidson College, where he majored in both Biology and Pre-Med, and went on to earn his medical degree from The University of South Carolina in Charleston, South Carolina. Dr. Dent also attended Florida Gulf Coast University’s Business Executive Education program. Dr. Dent holds a board affiliation with MedOfficeDirect (Founder). Our Board of Directors believes Dr. Dent’s perspective as the founder of the Company, his industry knowledge and prior experience as a director of a public company and familiarity with public company governance, provide him with the qualifications and skills to serve as a director.

George G. O’Leary, Chief Financial Officer and Member of the Board of Directors. Mr. O’Leary has served as our Chief Financial Officer since August 6, 2014. Mr. O’Leary is also Co-Founder and Managing Director of InLight Capital Partners LLC since January 2014. He is a financially trained senior executive specializing in innovative strategic problem solving across functional and industry boundaries. Mr. O’Leary was the Vice-Chairman of the Board of Directors of Timios Holdings Corp. from March 2014 through January 2021 and on the Board of Directors of MedOfficeDirect since October 2013. From June 2009 to May 2013 Mr. O’Leary was Chairman of the Board and Chief Financial Officer of Protection Plus Securities Corporation until it was sold to Universal Protection Services. From February 2007 to June 2015, Mr. O’Leary was a member of the Board of Directors of NeoMedia Technologies. Mr. O’Leary is founder and President of SKS Consulting of South Florida Corp. (“SKS”) since June 2006 where he works with public and private companies in board representation and/or under consulting agreements providing executive level management expertise, as well as helping the implementation and execution of their companies’ strategic & operational plans. Mr. O’Leary started SKS with the mission to help companies focus on high growth initiatives and execution of their core business while shedding non-core business assets. From 1996 to 2000, Mr. O’Leary was Chief Executive Officer and President of Communication Resources Incorporated (“CRI”), where annual revenues grew from $5 million to $40 million during his tenure. Prior to CRI, Mr. O’Leary was Vice President of Operations of Cablevision Industries, where he ran $125 million of business until it was sold to Time Warner. Mr. O’Leary started his professional career as a senior accountant with Peat Marwick and Mitchell (KPMG). Mr. O’Leary holds a B.B.A. degree in Accounting with honors from Siena College. Our Board of Directors believes Mr. O’Leary’s extensive business experience provides him with the qualifications and skills to serve as a director.

Robert P. Mino, JD, MBA, MS, Director. Mr. Mino has served as General Counsel of Applied Food Technologies (a testing laboratory), General Manager at Somahlution (a medical device company) and Corporate Counsel and VP, Business Development at Sancilio Pharmaceuticals (a pharmaceutical and dietary supplement company), performing on the executive leadership teams of each. Mr. Mino began his career conducting molecular biology research before holding several positions of increasing responsibility at Sigma Aldrich, Roche Diagnostics and Applied Biosystems, respectively, starting in field sales and culminating as the strategic marketing manager N. and S. America for DNA Sequencing. In 2011, Mr. Mino opened his own law and consulting practice where he practices today. Mr. Mino earned a JD, MBA, and MS (Medical Sciences) from University of Florida and a B.S. (Genetics) from the University of Georgia. He also earned a Certificate in Copyright Law from Harvard University and a Regulatory Affairs Certificate (Drug and Device) from RAPS. Our Board of Directors believes Mr. Mino’s extensive business experience and scientific knowledge provides him with the qualifications and skills to serve as a director.

Robert Gasparini, Director. Mr. Gasparini started his career in the genetics laboratories at the University of CT and became an assistant professor there from 1985-1990. From 1990-1993 he was Technical Director of Genetics at Tufts and from 1993-1997 he was Assistant Director for the Prenatal Diagnostic Center in Lexington MA (a Mass General affiliate). Mr. Gasparini also worked as a Manager of Worldwide and Strategic Marketing with Ventana Medical Systems from 1998-2000 and in 2001, he became Director of Genetics for US Labs in Irvine California. Mr. Gasparini was a key executive at NeoGenomics Laboratories serving in many capacities with the company including President and Chief Scientific Officer as well as being on the Board of Directors from 2004-2014. Mr. Gasparini has 28 years of combined service on national committees and Boards of Directors and has published 15 peer-reviewed articles and over 30 peer-reviewed abstracts. Our Board of Directors believes Mr. Gasparini’s extensive business experience provides him with the qualifications and skills to serve as a director.

Heather Monahan, Director. Ms. Monahan is a best-selling author, keynote speaker, Ted-X speaker, Executive Coach and founder of Boss In Heels. Ms. Monahan is a Glass Ceiling Award winner, was named one of the most Influential Women in Radio in 2017 and was selected as a Limit Breaking Female Founder by Thrive Global in 2018. Her book “Confidence Creator” was #1 on Amazon’s Business Biographies and Business Motivation lists the first week it debuted. Her podcast, Creating Confidence, which features noteworthy celebrities and entrepreneurs, debuted on the Top 200 Apple podcasts. Ms. Monahan was named one of the Top 40 Female Keynote Speakers for 2020 by Real Leaders. Her Ted-X talk was promoted to TED and translated into 6 languages. Harper Collins Leadership is publishing her new book, Leapfrogging Villains, in 2021. Ms. Monahan has been featured in USA Today, CNN, Forbes, Fast Company and The Steve Harvey Show, and recently was named a Guest Professor at Harvard.

Daniel Hall, Director. Mr. Hall began his career performing a wide variety of accounting services for a wholly owned subsidiary of ConAgra. In 1995, Mr. Hall transitioned into the medical device industry when he began working for Arthrex, Inc., a world leader in orthopedic surgical device design, research, manufacturing and medical education. He has held various positions of increasing responsibility culminating in his current role as Vice-President of Shareholder Relations and Taxation, where he is responsible for the global enterprise’s treasury, investment, financial audit, tax strategy/compliance, and corporate structuring activities. In addition to his role with Arthrex, Mr. Hall is also Vice-President of Krisdan Management, Inc. a Single-Family Office. In this capacity, he is responsible for ultra-high net worth tax planning, strategy and compliance, as well as trust and estate planning, investment oversight, philanthropy and financial reporting. Mr. Hall earned a BS in Business Administration and Accounting from North Dakota State University. Mr. Hall is also Florida registered Certified Public Accountant and a member of both the American Institute of Certified Public Accountants (AICPA) and the Florida Institute of Certified Public Accountants (FICPA).

Family Relationships

No family relationships exist between any of our current or former directors or executive officers.

Involvement is Certain Legal Proceedings

No director, executive officer or control person of the Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Limitation of Liability of Directors

Our Amended and Restated Articles of Incorporation states that directors and officers shall be indemnified and held harmless to the fullest extend legally permissible under the laws of the State of Nevada, from time to time, against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him/her in connection with acts performed in such capacity. Such right of indemnification shall be a contract right, which may be enforced in a nay manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding.

Directors’ and Officers’ Liability Insurance

We have obtained directors’ and officers’ liability insurance insuring our directors against liability for acts or omissions in their capacity as directors or officers. Such insurance also insures us against losses, which we may incur in indemnifying our officers and directors. Our officers and directors shall have indemnification rights under applicable laws, our standard indemnification agreement, and our articles of incorporation and bylaws.

Board Independence

Because our Common Stock is not listed on a national securities exchange, we are not currently required to comply with any board independence requirements. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the company;

●	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a family member of the director is, or at any time during the past three years was, an executive officer of the company;

●	the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

●	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Based on this review, Mr. Gasparini, Ms. Monahan and Mr. Mino would be considered independent directors of the Company.

Board Committees

We do not have a standing audit committee. Our full board of directors performs the functions usually designated to an audit committee. While Mr. O’Leary qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K, he does not qualify as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by NASDAQ Rules. Moreover, none of Mr. Mino, Mr. Gasparini nor Ms. Monahan qualifies as an “audit committee financial expert.” We believe that our Board of Directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. Our Board of Directors does not believe that it is necessary to have an audit committee because management believes that the functions of an audit committees can be adequately performed by the Board of Directors. In addition, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated positive cash flow to date. If and when we generate increased revenue and positive cash flow in the future, we intend to form a standing audit committee and identify and appoint an independent financial expert to serve on our audit committee.

Code of Ethics

We have not yet adopted a Code of Ethics although we expect to adopt one as we further develop our infrastructure and business.

EXECUTIVE COMPENSATION

We are providing compensation disclosure that satisfies the requirements applicable to emerging growth companies, as defined in the JOBS Act.

Summary Compensation Table

The following table sets forth information regarding compensation paid to our principal executive officer, principal financial officer, and our highest paid executive officer, for the years ended December 31, 2021 and 2020:

				Stock	Option	All Other
		Salary	Bonus	Awards (1)	Awards (2)	Compensation	Total
Name and Position	Year	($)	($)	($)	($)	($)	($)

Michael Dent	2021	35,000	—	1,525	—	—	36,525
(Chief Executive Officer)	2020	35,000	—	—	—	—	35,000

George O’Leary	2021	200,000	21,500	66,025	92,975	—	380,500
(Chief Financial Officer)	2020	193,973	—	18,496	—	—	212,469

(1)	Reflects fair value of unrestricted stock awards on the grant date. Stock awards for Mr. O’Leary include 105,000 shares granted in 2021 pursuant to Mr. O’Leary’s Extension Letter Agreement and a bonus grant and 172,115 shares granted in 2020 pursuant to Mr. O’Leary’s Extension Letter Agreement and as compensation for a pay cut taken during the early portion of the COVID-19 outbreak. Stock awards for Dr. Dent include 5,000 shares granted in 2021 pursuant to a bonus grant.

(2)	Reflects the grant date fair values of stock options. Option awards for Mr. O’Leary in 2021 include a 10-year option to purchase 500,000 shares of Company common stock at an exercise price of $0.2675 that vested 50% on grant and the balance equally on each anniversary date for three years thereafter.

Employment Agreements

Dr. Michael Dent

On July 1, 2016, we entered into an employment agreement with Dr. Michael Dent, Chief Executive Officer and a member of our Board of Directors. Dr. Dent’s employment agreement continues until terminated by Dr. Dent, or us and provides for an initial annual base salary of $70,000. Dr. Dent is eligible to receive performance-based incentives, pro-rated for the number of months of service in any given year. Annual bonuses are awarded based on set annual target incentives for executives and other senior ranking employees that are to be determined by the to-be-established Compensation Committee of the Board of Directors. In addition, Dr. Dent is also entitled to receive 500,000 time-based options, as well as 500,000 performance-based options, all of which vest in accordance with the schedule set forth in the employment agreement. If Dr. Dent’s employment is terminated by us (unless such termination is “For Cause” (as defined in his employment agreement), then upon signing a general waiver and release, Dr. Dent will be entitled to severance in an amount equal to 12 months of his then-current annual base salary, as well as the pro-rata portion of any bonus that would be due and payable to him. In the event that Dr. Dent terminates the employment agreement, he shall be entitled to any accrued but unpaid salary and other benefits up to and including the date of termination, and the pro-rata portion of any unvested time-based options up until the date of separation.

George O’Leary

On July 1, 2018, we entered into an employment agreement with Mr. George O’Leary, our Chief Financial Officer and a member of our Board of Directors. Mr. O’Leary’s employment agreement provides for an annual base salary of $200,000. Mr. O’Leary is also eligible to receive performance-based cash bonuses, stock grants, and stock option grants. In connection with the agreement, Mr. O’Leary was also granted (i) 100,000 shares our common stock on each as of July 1, 2018, 2019, 2020 and 2021, and (ii) a 10-year option to purchase 1,200,000 shares of Company common stock at an exercise price of $0.31, of which 150,000 vested on July 1, 2019, 450,000 vest monthly from July 1, 2019 to July 1, 2022 and 600,000 vest based on specified performance measures related to the Company’s fiscal years 2018 through 2021. Mr. O’Leary’s employment agreement expired on June 30, 2022. If Mr. O’Leary’s employment is terminated by us (unless such termination is “For Cause” as defined in his employment agreement), then upon signing a general waiver and release, Mr. O’Leary will be entitled to receive his base salary for a period of six months beginning on the date of termination.

Grants of Plan Based Awards and Outstanding Equity Awards at Fiscal Year-End

The following table contains information concerning unexercised options that have not vested as of December 31, 2021 with respect to the executive officers named in the Summary Compensation Table:

			Number of
			Securities
	Number of Securities		Underlying
	Underlying		Unexercised	Option
	Unexercised Options		Unearned	Exercise	Option
	Exercisable	Unexercisable	Options	Price	Expiration
	(#)	(#)	(#)	($)	Date
Michael Dent	750,000	—	—	$0.08	7/1/2026
(Chief Executive Officer)

George O’Leary	400,000	—	—	$0.08	7/1/2026
(Chief Financial Officer)	825,000	225,000	225,000	$0.31	6/30/2028
	250,000	250,000	250,000	$0.2675	11/22/2031

On January 1, 2016, our board adopted the 2016 Employee Equity Incentive Plan (the “2016 EIP”) for the purpose of having equity awards available to allow for equity participation by our employees. The 2016 EIP allowed for the issuance of up to 15,503,680 shares of our common stock to employees, which may have be issued in the form of stock options, stock appreciation rights, or common shares. The 2016 EIP was governed by our board, or a committee be appointed by the board. The plan expired during 2021 but allows for the prospective issuance of additional shares of common stock upon the vesting or exercise of awards made prior to expiration of the plan.

On September 9, 2021, our board adopted the 2021 Employee Equity Incentive Plan (the “2021 EIP”) for the purpose of having equity awards available to allow for equity participation by its employees. The 2021 EIP was approved by a majority of our shareholders pursuant to a written resolution on September 13, 2021. The 2021 EIP allows for the issuance of up to 20,000,000 shares of our common stock to employees, which may be issued in the form of stock options, stock appreciation rights, or common shares. The 2021 EIP is governed by our board, or a committee that may be appointed by our board in the future.

Director Compensation

Our outside directors each receive compensation equal to $20,000 in shares of restricted stock per annum. As of December 31, 2021 and 2020, we had 399,912 and 655,925 shares, respectively, issuable to our directors under such compensation arrangements.

Equity Compensation Plan Information

On January 1, 2016, our board adopted the 2016 Employee Equity Incentive Plan (the “2016 EIP”) for the purpose of having equity awards available to allow for equity participation by our employees. The 2016 EIP allows for the issuance of up to 15,503,680 shares of our common stock to employees, which may be issued in the form of stock options, stock appreciation rights, or common shares. The 2016 EIP is governed by our board, or a committee that may be appointed by the board in the future. The plan expired during 2021 but allows for the prospective issuance of additional shares subject to vesting of awards made prior to expiration of the plan.

On September 9, 2021, our board adopted the 2021 Employee Equity Incentive Plan (the “2021 EIP”) for the purpose of having equity awards available to allow for equity participation by its employees. The 2021 EIP was approved by a majority of our shareholders pursuant to a written resolution on September 13, 2021. The 2021 EIP allows for the issuance of up to 20,000,000 shares of our common stock to employees, which may be issued in the form of stock options, stock appreciation rights, or common shares. The 2021 EIP is governed by our board, or a committee that may be appointed by our board in the future.

The following table summarizes the total number of outstanding options and shares available for other future issuances of options under our equity compensation plans as of December 31, 2021.

	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under the Equity Compensation Plan (Excluding Shares in First Column)
Equity compensation plans approved by stockholders	494,550	$0.19	19,018,186
Equity compensation plans not approved by stockholders	666,250	$0.25	—
	1,160,800	$0.23	19,018,186

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Amounts due to related parties as of March 31, 2022, December 31, 2021 and 2020 were comprised of deferred compensation in the amount of $300,600.

Retired Notes Payable to Dr. Dent

Our founder and CEO, Dr. Michael Dent, made loans to the Company from time to time in the form of unsecured promissory notes payable (the “Dent Notes”). On September 21, 2020, the Company and Dr. Dent entered into an agreement pursuant to which the Company repaid all obligations under the Dent Notes in exchange for a one-time cash payment of $780,256. The payment was calculated as the face value of the Dent Notes of $646,000, plus $134,256 of interest accrued on the notes issued in 2017 and 2018. As part of the Agreement, Dr. Dent agreed to forgive interest of $105,003 accrued on the remaining Dent Notes. In connection with the agreement and repayment, the Company realized a gain of $283,863, being the excess of the carrying value of the Dent Notes over the consideration paid. This amount was recorded to additional paid in capital.

Prior to extinguishment as described below, the Dent Notes were carried at fair value and revalued at each period end, with changes to fair value recorded to the statement of operations under “Change in Fair Value of Debt.” The changes in fair value during the years ended December 31, 2021 and 2020 were $-0- and $80,935, respectively, and $-0- and $-0- during the three months ended March 31, 2022 and 2021, respectively. No interest was accrued on the Dent Notes as of March 31, 2022, December 31, 2021 or 2020. Interest expense on the Dent Notes was $-0- and $46,370 during the years ended December 31, 2021 and 2020, respectively, and $-0- and $-0- during the three months ended March 31, 2022 and 2021, respectively.

Other Amounts Due to Dr. Dent

On January 7, 2020, the Company entered into a Merchant Cash Advance Factoring Agreement with a trust controlled by Dr. Dent, pursuant to which the Company received an advance of $149,000 (the “2020 MCA”). The Company was required to repay the 2020 MCA at the rate of $7,212 per week until the balance of $187,500 was repaid, which was scheduled for July 2020. At inception, the Company recognized a note payable in the amount of $187,500 and a discount against the note payable of $38,500. The discount was amortized over the life of the instrument. The 2020 MCA was repaid in full and retired during July 2020.

The Company made installment payments against the 2020 MCA of $0-0 and $187,500, respectively, during the years ended December 31, 2021 and 2020. The Company recognized amortization of the discount in the amount of $-0- and $38,500, respectively, during the years ended December 31, 2021 and 2020. Interest expense on the 2020 MCA was $-0- and $40,076 during the years ended December 31, 2021 and 2020, respectively, and $-0- and $-0- during the three months ended March 31, 2022 and 2021, respectively. The 2020 MCA was repaid in full and retired during July 2020.

Investment Transaction with Dr. Dent – August 2020

On August 20, 2020, the Company entered into the Contribution Agreement with the Trusts and Michael T. Dent, the Chief Executive Officer and Chairman of the Board of Directors of the Company. Pursuant to the Contribution Agreement, the Trusts contributed an aggregate of 76,026 shares of common stock of NeoGenomics, Inc. with a fair value of $3,066,889 to the Company. In consideration for the foregoing, the Company issued the Trusts an aggregate of 2,750,000 shares of the Company’s newly designated Series B Preferred stock and an aggregate of 24,522,727 shares of the Company’s common stock.

Beginning on December 31, 2022, each share of Series B Preferred Stock is convertible into five shares of the Company’s common stock, subject to customary anti-dilution adjustments, including in the event of any stock split. The Series B Preferred Stock ranks senior to the common stock. Upon a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets of the Company available for distribution to its stockholders will be distributed to holders of Series B Preferred Stock on an as converted basis and pro rata with the holders of common stock. Holders of Series B Preferred Stock are also entitled to participate in dividends declared or paid on the common stock on an as-converted basis.

The holders of Series B Preferred Stock generally are entitled to vote with the holders of the shares of common stock on all matters submitted for a vote of holders of shares of common stock (voting together with the holders of shares of common stock as one class). The holder of the shares of Preferred B Stock shall have that number of votes (identical in every other respect to the voting rights of the holders of common stock entitled to vote at any regular or special meeting of the shareholders) equal to 100 shares of common stock for each share of Preferred B Preferred Stock held (which shall never be deemed less than 51% of the vote required to approve any action), which Nevada law provides may or must be approved by vote or consent of the holders of common stock or the holders of other securities entitled to vote, if any.

Other Related Transactions

During the years ended December 31, 2021 and 2020 and the three months ended March 31, 2022 and 2021, the Company paid Dr. Dent’s spouse $145,192, $132,864, $22,308 and $33,462, respectively, in consulting fees pursuant to a consulting agreement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of June 30, 2022 by (i) each person known by us to beneficially own more than 5.0% of our common stock, (ii) each of our directors, (iii) each of the named executive officers, and (iv) all of our directors and executive officers as a group. The percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned and each person’s address is c/o HealthLynked Corp., 1265 Creekside Parkway, Suite 302, Naples, Florida 34108. As of June 30, 2022, we had 239,080,428 common shares and 2,750,000 Series B Preferred shares issued and outstanding.

	Number of Common Shares (1)	Percent of Class (Common Stock)(2)	Number of Series B Preferred Shares	Percent of Class (Series B Preferred Stock) (3)	Total Percentage Held (Common and Series B Preferred) (4)
Dr. Michael Dent, Chief Executive Officer and Chairman (5)	95,542,717	38.27%	2,750,000	100.00%	70.62%
George O’Leary, Chief Financial Officer, Chief Operating Officer and Director (6)	5,484,328	2.28%	—	—	1.06%
Robert Gasparini, Director (7)	2,043,809	*	—	—	*
Robert Mino, Director (8)	716,341	*	—	—	*
Heather Monahan, Director (9)	218,649	*	—	—	*
Daniel Hall, Director (10)	218,649	*	—	—	*
All officers and directors as a group (6 persons)	104,224,493	41.44%	2,750,000	100.00%	72.03%
5% Stockholders:
Iconic Holdings, LLC (11)	23,884,135	9.99%	—	—	6.14%

(1)	Under Rule 13d-3 of the Exchange Act of 1934, as amended (the “Exchange Act”), a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.
(2)	Based on 239,080,428 shares of common stock issued and outstanding as of June 30, 2022.
(3)	Based on 2,750,000 shares of Series B Preferred stock issued and outstanding as of June 30, 2022.
(4)	Reflects total percentage of combined voting power based on 100 votes per share of Series B Preferred stock outstanding.
(5)	Beneficial ownership of common shares includes (i) 2,960,640 shares of common stock held by Dr. Dent directly, (ii) 81,996,472 shares of common stock held in the name of Mary S. Dent Gifting Trust, (iii) 9,835,605 shares of common stock issuable upon exercise of warrants, and (iv) 750,000 vested employee stock options. Beneficial ownership of Series B preferred shares includes 2,750,000 shares of Series B Preferred Shares held in the name of the Michael Thomas Dent Declaration of Trust that are convertible into 13,750,000 shares of common stock any time after December 31, 2022 and that have that number of votes equal to 100 shares of common stock for each share of Preferred B Preferred Stock held (which shall never be deemed less than 51% of the vote required to approve any action), or the equivalent of 275,000,000 votes.
(6)	Includes (i) 3,188,781 shares of common stock held by SKS Consulting of South Florida Corp., a corporation directly controlled by George O’Leary, (ii) 479,115 shares of common stock held by George O’Leary directly, (iii) 191,432 shares of common stock held by Mr. O’Leary’s spouse, (iv) 75,000 shares of common stock issuable upon exercise of warrants held by Mr. O’Leary’s spouse, and (v) 1,550,000 vested employee stock options. Excludes 400,000 employee stock options which are subject to future vesting requirements and are not expected to vest within 60 days of June 30, 2022.

(7)	Includes 1,779,782 shares of common stock held by Mr. Gasparini and his spouse, 126,666 shares of common stock issuable upon exercise of warrants, and 137,361 vested stock grants subject to issuance. Excludes 18,692 shares granted which are subject to future vesting requirements and are not expected to vest within 60 days of June 30, 2022.
(8)	Includes 482,551 shares of common stock held by Mr. Mino, 96,429 shares of common stock issuable upon exercise of warrants, and 137,361 vested stock grants subject to issuance. Excludes 18,692 shares granted which are subject to future vesting requirements and are not expected to vest within 60 days of June 30, 2022.
(9)	Includes 81,288 shares of common stock held by Ms. Monahan and 137,361 vested stock grants subject to issuance. Excludes 18,692 shares granted which are subject to future vesting requirements and are not expected to vest within 60 days of June 30, 2022.
(10)	Includes 81,288 shares of common stock held by Mr. Hall and 137,361 vested stock grants subject to issuance. Excludes 18,692 shares granted which are subject to future vesting requirements and are not expected to vest within 60 days of June 30, 2022.
(11)	The address of this beneficial owner is 2251 San Diego Ave, #B150, San Diego CA 92110. Michael Sobeck as the Managing Member of Iconic Holdings, LLC holds voting and dispositive power over the securities of the Company held by Iconic Holdings, LLC. Includes up to 23,884,135 shares of common stock issuable upon exercise of warrants with 9.99% beneficial ownership limitation. Does not include up to 7,655,946 shares of common stock issuable upon exercise of warrants with 9.99% beneficial ownership limitation

SELLING SECURITYHOLDER

This prospectus relates to the offer and sale by the Selling Securityholder of up to 30,895,255 shares of common stock that have been and may be issued by us to the Selling Securityholder under the Purchase Agreement. For additional information regarding the shares of common stock included in this prospectus, see the section entitled “Committed Equity Financing” above. We are registering the shares of common stock included in this prospectus pursuant to the provisions of the Purchase Agreement we entered into with the Selling Securityholder on July 5, 2022 in order to permit the Selling Securityholder to offer the shares included in this prospectus for resale from time to time. Except for the transactions contemplated by the Purchase Agreement, and as set forth in the section entitled “Plan of Distribution” in this prospectus, the Selling Securityholder has not had any material relationship with us within the past three years. As used in this prospectus, the term “Selling Securityholder” mean YA II PN, Ltd., a Cayman Islands exempt limited partnership, and the pledgees, donees, transferees, assignees, successors, designees, and others who later come to hold any of the Selling Securityholder’s interest in the common stock other than through a public sale.

The table below presents information regarding the Selling Securityholder and the shares of common stock that may be resold by the Selling Securityholder from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Securityholder, and reflects holdings as of June 30, 2022. The number of shares in the column entitled “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock being offered for resale by the Selling Securityholder under this prospectus. The Selling Securityholder may sell some, all, or none of the shares being offered for resale in this offering. We do not know how long the Selling Securityholder will hold the shares before selling them, and we are not aware of any existing arrangements between the Selling Securityholder and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares of our common stock being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the Selling Securityholder has sole or shared voting and investment power. The percentage of shares of common stock beneficially owned by the Selling Securityholder prior to the offering shown in the table below is based on an aggregate of 239,080,428 shares of our common stock outstanding on June 30, 2022. The fourth column in the table below assumes the resale by the Selling Securityholder of all of the shares of our common stock being offered for resale pursuant to this prospectus.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Securityholder has sole voting and investment power with respect to all shares of common stock that it beneficially owns, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the Selling Securityholder, the Selling Securityholder is not a broker-dealer or an affiliate of a broker-dealer.

	Number of Shares Beneficially Owned Prior to this Offering(2)		Maximum Number of Shares of Common Stock to be Offered Pursuant to this	Number of Shares Beneficially Owned After the Offered Shares Are Sold(2)
Selling Stockholder	Number(1)	Percent	Prospectus	Number	Percent
YA II PN, Ltd.(3)	895,255	*	30,895,255	—	*

*	Less than one percent

(1)

Represents the 895,255 Commitment Shares we issued to the Selling Securityholder on July 8, 2022, in consideration for entering into the Purchase Agreement with us. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that the Selling Securityholder may be required to purchase under the Purchase Agreement, because the issuance of such shares is at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of the Selling Securityholder’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the Advances of common stock under the Purchase Agreement are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any shares of our common stock to the Selling Securityholder to the extent such shares, when aggregated with all other shares of our common stock then beneficially owned by the Selling Securityholder, would cause the Selling Securityholder’s beneficial ownership of our common stock to exceed the 4.99% Beneficial Ownership Limitation.

(2)	We have assumed that the selling stockholder will sell all of the shares being offered in this offering.

(3)	YA II PN, Ltd. is a fund managed by Yorkville Advisors Global, LP (“Yorkville LP”). Yorkville Advisors Global II, LLC (“Yorkville LLC”) is the General Partner of Yorkville LP. All investment decisions for YA II PN, Ltd. are made by Yorkville LLC’s President and Managing Member, Mr. Mark Angelo. The business address of YA is 1012 Springfield Avenue, Mountainside, NJ 07092.

DESCRIPTION OF SECURITIES

Authorized and Outstanding Capital Stock

We have authorized 500,000,000 shares of common stock, par value $0.0001, 239,080,428 of which are currently issued and outstanding. Additionally, we have 20,000,000 shares of “blank check” preferred stock authorized, of which 2,750,000 Series B Preferred shares are outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share. Upon liquidation, dissolution or winding-up of the Company, our assets, after the payment of debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding, will be distributed pro-rata to the holders of our Common Stock. The holders of our Common Stock do not have preemptive rights, meaning that the common stockholders’ ownership interest in the Company would be diluted if additional shares of Common Stock are subsequently issued and the existing stockholders are not granted the right, at the discretion of the Company’s Board of Directors (the “Board of Directors”), to maintain their ownership interest in our Company.

The holders of Common Stock are entitled to share equally in dividends, if, as and when declared by our Board of Directors, out of funds legally available therefore, subject to the priorities given to any class of preferred stock which may be issued. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, future earnings, the operating and financial condition of our Company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Our Common Stock is quoted on the OTCQB under the trading symbol “HLYK”. On July 6, 2022 the last reported sale price of our Common Stock was $0.1193 per share.

Preferred Stock

Our Board of Directors will be authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time up to 20,000,000 shares of preferred stock in one or more series. Each series of preferred stock will have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our Board of Directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

On August 20, 2020, we entered into the Contribution Agreement with the Trusts and Michael T. Dent, our Chief Executive Officer and Chairman of the Board of Directors. Pursuant to the Contribution Agreement, the Trusts contributed an aggregate of 76,026 shares of common stock of NeoGenomics, Inc. with a fair value of $3,066,889 to the Company. In consideration for the foregoing, we issued the Trusts an aggregate of 2,750,000 shares of our newly designated Series B Preferred stock and an aggregate of 24,522,727 shares of our common stock.

Beginning on December 31, 2022, each share of Series B Preferred Stock is convertible into five shares of our common stock, subject to customary anti-dilution adjustments, including in the event of any stock split. The Series B Preferred Stock ranks senior to the common stock. Upon a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, our assets available for distribution to stockholders will be distributed to holders of Series B Preferred Stock on an as converted basis and pro rata with the holders of common stock.

Holders of Series B Preferred Stock are also entitled to participate in dividends declared or paid on the common stock on an as-converted basis. The holders of Series B Preferred Stock generally are entitled to vote with the holders of the shares of common stock on all matters submitted for a vote of holders of shares of common stock (voting together with the holders of shares of common stock as one class). The holder of the shares of Preferred B Stock shall have that number of votes (identical in every other respect to the voting rights of the holders of common stock entitled to vote at any regular or special meeting of the shareholders) equal to 100 shares of common stock for each share of Preferred B Preferred Stock held (which shall never be deemed less than 51% of the vote required to approve any action), which Nevada law provides may or must be approved by vote or consent of the holders of common stock or the holders of other securities entitled to vote, if any.

Anti-Takeover Effects of Certain Provisions of Nevada Law and Our Charter Documents

The following is a summary of certain provisions of Nevada law, our Articles of Incorporation and our Bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Nevada and our Articles of Incorporation and Bylaws.

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the Board of Directors prior to the date the interested stockholder obtained such status or the combination is approved by the Board of Directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

●	the combination was approved by the Board of Directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the Board of Directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or

●	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our Company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793 of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our Company.

Our Charter Documents

Our charter documents include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders. Certain of these provisions are summarized in the following paragraphs.

Effects of authorized but unissued common stock. One of the effects of the existence of authorized but unissued common stock may be to enable our Board of Directors to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the Board of Directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the Board of Directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Cumulative Voting. Our Articles of Incorporation do not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.

Vacancies. Our Bylaws provide that all vacancies may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

Transfer Agent

Our transfer agent is Worldwide Stock Transfer, LLC. The transfer agent’s telephone number is (201) 820-2008.

Warrants

During the year ended December 31, 2020, we sold 7,022,867 shares of common stock in 21 separate private placement transactions and received $698,000 in proceeds from the sales. In connection with the stock sales, we also issued 3,511,444 five-year warrants to purchase shares of common stock at exercise price between $0.16 and $0.27 per share.

On January 14, 2021, we entered into a series of agreements pursuant with the holder of certain convertible notes pursuant to which (i) the holder agreed to convert the full face value of $1,038,500 and $317,096 of accrued interest on the notes into 13,538,494 shares of common stock pursuant to the original conversion terms of the underlying notes, (ii) the holder agreed to a 180-day leak out provision, whereby, from and after January 14, 2021, it could not sell in shares of our common stock in excess of 5% of the Company’s daily trading volume for the first 90 days and 10% of our daily volume for the next 90 days, subject to certain exceptions, (iii) the holder agreed to release all security interests and share reserves related to retired notes, and (iv) we issued to the holder a new five-year warrant to purchase 13,538,494 shares of common stock at an exercise price of $0.30 per share.

On January 26, 2021, we issued to a consultant a three-year warrant to purchase 62,500 shares of common stock at an exercise price of $0.38 per share.

On August 26, 2021, we entered into a securities purchase agreement with a certain institutional investor (the “Purchaser”) pursuant to which we agreed to sell in a registered direct offering (the “Registered Direct Offering”) 3,703,704 shares of our common stock to the Purchaser at an offering price of $0.54 per share and issue associated warrants. In a concurrent private placement, we also sold to the Purchaser unregistered warrants to purchase up to an aggregate of 1,851,852 shares of common stock, representing 50% of the shares of common stock that may be purchased in the Registered Direct Offering. The warrants are exercisable at an exercise price of $0.65 per share, are exercisable immediately upon issuance and have a term of exercise equal to five years from the date of issuance. We also issued compensation warrants to the placement agent to purchase up to 269,269 shares of common stock, equal to 8.0% of the aggregate number of shares of common stock placed in the Registered Direct Offering. The placement agent warrants have a term of five (5) years from the commencement of sales under the Registered Direct Offering and an exercise price of $0.675 per share of common stock (equal to 125% of the offering price per share of common stock).

During the year ended December 31, 2021, we sold 13,161,943 shares of common stock in 53 separate private placement transactions and received $4,328,725 in proceeds from the sales. In connection with these stock sales, we also issued 6,581,527 five-year warrants to purchase shares of common stock at exercise prices between $0.27 and $1.05 per share.

On May 18, 2022, we sold 66,667 shares of common stock for cash in a private placement transaction to an accredited investor. We received $10,000 in proceeds from the sale. In connection with the stock sale, we also issued 33,334 five-year warrants to purchase shares of common stock at an exercise price of $0.25 per share.

PLAN OF DISTRIBUTION

We are registering 30,895,255 shares of common stock under this prospectus on behalf of the Selling Securityholder. Except as described below, to our knowledge, the Selling Securityholder has not entered into any agreement, arrangement or understanding with any particular broker or market maker with respect to the shares of common stock offered hereby, nor, except as described below, do we know the identity of any brokers or market makers that may participate in the sale of the shares.

The Selling Securityholder may decide not to sell any shares. The Selling Securityholder may from time to time offer some or all of the shares of common stock through brokers, dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholder and/or the purchasers of the shares of common stock for whom they may act as agent. In effecting sales, broker-dealers that are engaged by the Selling Securityholder may arrange for other broker-dealers to participate. The Selling Securityholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Any brokers, dealers or agents who participate in the distribution of the shares of common stock may also be deemed to be “underwriters,” and any profits on the sale of the shares of common stock by them and any discounts, commissions or concessions received by any such brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Securityholder has advised us that it may effect resales of our common stock through any one or more registered broker-dealers. Because the Selling Securityholder is deemed to be an underwriter, the Selling Securityholder will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

The Selling Securityholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made over the OTCQB at then prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The shares of common stock may be sold according to one or more of the following methods:

●	a block trade in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	privately negotiated transactions;

●	a combination of such methods of sale; and

●	any other method permitted pursuant to applicable law.

Any shares covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. In addition, the Selling Securityholder may transfer the shares by other means not described in this prospectus.

Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Securityholder (and, if they act as agent for the purchaser of such shares, from such purchaser). Broker-dealers may agree with the Selling Securityholder to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the Selling Securityholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Securityholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) on the Nasdaq Capital Market, on the over-the-counter market, in privately-negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above. To the extent required under the Securities Act, an amendment to this prospectus, or a supplemental prospectus will be filed, disclosing:

●	the name of any such broker-dealers;

●	the number of shares involved;

●	the price at which such shares are to be sold;

●	the commission paid or discounts or concessions allowed to such broker-dealers, where applicable;

●	that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

●	other facts material to the transaction.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. The Selling Securityholder and any other persons participating in the sale or distribution of the shares will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of, purchases by the Selling Securityholder or other persons or entities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to special exceptions or exemptions. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making and certain other activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of these limitations may affect the marketability of the shares and the ability of any person to engage in market-making activities with respect to the securities.

We have agreed to pay the expenses of registering the shares of common stock under the Securities Act, including registration and filing fees, printing expenses, administrative expenses and certain legal and accounting fees. The Selling Securityholder will bear all discounts, commissions or other amounts payable to underwriters, dealers or agents, as well as transfer taxes and certain other expenses associated with the sale of securities.

Under the terms of the registration rights agreement with the Selling Securityholder, we have agreed to indemnify the Selling Securityholder and certain other persons against certain liabilities in connection with the offering of the shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute toward amounts required to be paid in respect of such liabilities.

At any time a particular offer of the shares of common stock is made, a revised prospectus or prospectus supplement, if required, will be distributed. Such prospectus supplement or post-effective amendment will be filed with the SEC, to reflect the disclosure of required additional information with respect to the distribution of the shares of common stock. We may suspend the sale of shares by the Selling Securityholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

LEGAL MATTERS

Snell & Wilmer, L.L.P., Reno, Nevada, will pass upon the validity of the shares of our common stock in this offering.

EXPERTS

Our audited financial statements as of December 31, 2021 and 2020 have been included in this prospectus in reliance on the report of RBSM LLP, an independent registered public accounting firm appearing elsewhere herein given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits filed with the registration statement. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “SEC Filings” at https://investors.healthlynked.com. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of

HealthLynked Corp. and Subsidiaries

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of HealthLynked Corp. and subsidiaries (the “Company”) as of December 31, 2021 and 2020, and the related consolidated statements of operations, shareholders’ equity (deficit), and cash flows for each of the two years in the period ended December 31, 2021, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ RBSM LLP

We have served as the Company’s auditor since 2014.

New York, NY

March 31, 2022

PCAOB ID 587

HEALTHLYNKED CORP.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2021	2020
ASSETS
Current Assets
Cash	$3,291,646	$162,184
Accounts receivable, net of allowance for doubtful accounts of $13,972 and $13,972 as of December 31, 2021 and 2020, respectively	86,287	87,153
Inventory	134,930	95,200
Prepaid expenses and other	137,630	59,003
Total Current Assets	3,650,493	403,540

Property, plant and equipment, net of accumulated depreciation of $283,512 and $177,457 as of December 31, 2021 and 2020, respectively	350,482	437,286
Intangible assets, net of accumulated amortization of $873,417 and $151,776 as of December 31, 2021 and 2020, respectively	4,880,121	5,601,762
Goodwill	1,148,105	1,148,105
Right of use lease assets	526,730	417,913
Deferred equity compensation and deposits	138,625	17,942

Total Assets	$10,694,556	$8,026,548

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Accounts payable and accrued expenses	$790,843	$1,891,749
Contract liabilities	72,838	89,425
Lease liability, current portion	288,966	150,251
Due to related party, current portion	300,600	300,600
Government and vendor notes payable, current portion	—	411,427
Convertible notes payable, net of original issue discount and debt discount of $-0- and $-0- as of December 31, 2021 and 2020, respectively	—	1,336,350
Liability-classified equity instruments, current portion	61,250	—
Contingent acquisition consideration, current portion	403,466	701,961
Total Current Liabilities	1,917,963	4,881,763

Long-Term Liabilities
Government and vendor notes payable, long term portion	450,000	722,508
Liability-classified equity instruments, long term portion	101,250	—
Contingent acquisition consideration, long term portion	782,224	798,479
Lease liability, long term portion	239,225	273,790

Total Liabilities	3,490,662	6,676,540

Shareholders’ Equity
Common stock, par value $0.0001 per share, 500,000,000 shares authorized, 237,893,473 and 187,967,881 shares issued and outstanding as of December 31, 2021 and 2020, respectively	23,789	18,797
Series B convertible preferred stock, par value $0.001 per share, 20,000,000 shares authorized, 2,750,000 and 2,750,000 shares issued and outstanding as of December 31, 2021 and 2020, respectively	2,750	2,750
Common stock issuable, $0.0001 par value; 719,366 and 2,150,020 shares as of December 31, 2021 and 2020, respectively	282,347	262,273
Additional paid-in capital	39,100,197	22,851,098
Accumulated deficit	(32,205,189)	(21,784,910)
Total Shareholders’ Equity	7,203,894	1,350,008

Total Liabilities and Shareholders’ Equity	$10,694,556	$8,026,548

See the accompanying notes to these Consolidated Financial Statements

HEALTHLYNKED CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2021	2020
Revenue
Patient service revenue, net	$5,764,186	$4,743,811
Medicare shared savings revenue	2,419,312	767,744
Consulting and event revenue	296,432	432,977
Product revenue	718,062	188,588
Total revenue	9,197,992	6,133,120

Operating Expenses and Costs
Practice salaries and benefits	3,114,991	2,581,481
Other practice operating expenses	2,349,279	2,149,118
Medicare shared savings expenses	2,413,205	1,017,494
Cost of product revenue	606,521	146,461
Selling, general and administrative expenses	4,929,668	3,063,029
Depreciation and amortization	827,696	247,366
Total Operating Expenses and Costs	14,241,360	9,204,949

Loss from operations	(5,043,368)	(3,071,829)

Other Income (Expenses)
Loss on sales of marketable securities	—	(282,107)
Gain (loss) on extinguishment of debt	(4,957,168)	(1,347,371)
Change in fair value of debt	(19,246)	(381,835)
Amortization of original issue and debt discounts on notes payable and convertible notes	—	(530,930)
Change in fair value of derivative financial instruments	—	739,485
Change in fair value of contingent acquisition consideration	(373,656)	75,952
Loss on settlement of litigation and other dispute	—	(706,862)
Interest income (expense)	(19,144)	(249,759)
Total other income (expenses)	(5,369,214)	(2,683,427)

Net loss before provision for income taxes	(10,412,582)	(5,755,256)

Provision for income taxes	—	—

Net loss	$(10,412,582)	$(5,755,256)

Deemed dividend - amortization of beneficial conversion feature and down round adjustment to warrants	(353,571)	(446,036)

Net loss to common shareholders	$(10,766,153)	$(6,201,292)

Net loss per share to common shareholders, basic and diluted:
Basic	$(0.05)	$(0.04)
Fully diluted	$(0.05)	$(0.04)

Weighted average number of common shares:
Basic	227,847,181	142,824,870
Fully diluted	227,847,181	142,824,870

See the accompanying notes to these Consolidated Financial Statements

HEALTHLYNKED CORP.

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

YEAR ENDED DECEMBER 31, 2021 AND 2020

	Number of Shares				Common	Additional		Total
	Common	Preferred	Common	Preferred	Stock	Paid-in	Accumulated	Shareholders’
	Stock	Stock	Stock	Stock	Issuable	Capital	Deficit	Equity
	(#)	(#)	($)	($)	($)	($)	($)	($)

Balance at December 31, 2019	109,894,490	—	10,990	—	159,538	13,016,446	(16,029,654)	(2,842,680)

Sales of common stock	13,264,262	—	1,327	—	(59,000)	1,058,684	—	1,001,011
Fair value of warrants allocated to proceeds of common stock	—	—	—	—	—	186,275	—	186,275
Sale of common and preferred stock in exchange for marketable securities	24,522,727	2,750,000	2,452	2,750	—	3,061,687	—	3,066,889
Conversion of convertible notes payable to common stock	14,197,123	—	1,420	—	—	1,664,096	—	1,665,516
Gain on extinguishment of related party debt allocated to additional paid in capital	—	—	—	—	—	283,862	—	283,862
Acquisition of Cura Health Management LLC	2,240,838	—	224	—	—	201,451	—	201,675
Acquisition of MedOffice Direct LLC	19,045,564	—	1,904	—	—	2,702,565	—	2,704,469
Contingent acquisition consideration issued	1,835,626	—	184	—	—	292,599	—	292,783
Exercise of stock warrants	927,398	—	93	—	—	(93)	—	—
Consultant and director fees payable with common shares and warrants	1,114,861	—	111	—	153,940	159,817	—	313,868
Shares and options issued pursuant to employee equity incentive plan	924,992	—	92	—	7,795	223,709	—	231,596
Net loss	—	—	—	—	—	—	(5,755,256)	(5,755,256)

Balance at December 31, 2020	187,967,881	2,750,000	18,797	2,750	262,273	22,851,098	(21,784,910)	1,350,008

Sales of common stock	19,871,745	—	1,986	—	—	4,767,883	—	4,769,869
Fair value of warrants allocated to proceeds of common stock	—	—	—	—	—	2,179,412	—	2,179,412
Contingent acquisition consideration issuable	806,828	—	81	—	—	366,219	—	366,300
Conversion of convertible notes payable to common stock	13,538,494	—	1,354	—	—	4,060,194	—	4,061,548
Fair value of warrants issued in connection with conversion and retirement of convertible notes payable	—	—	—	—	—	3,201,138	—	3,201,138
Fair value of warrants issued for professional services	—	—	—	—	—	43,235	—	43,235
Consultant and director fees payable with common shares and warrants	2,998,122	—	300	—	(7,968)	494,946	—	487,278
Shares and options issued to employees	479,793	—	48	—	28,042	172,876	—	200,966
Exercise of stock warrants	12,112,610	—	1,212	—	—	946,760	—	947,972
Exercise of stock options	145,500	—	14	—	—	16,436	—	16,450
Repurchase of treasury stock	(27,500)	—	(3)	—	—	—	(7,697)	(7,700)
Net loss	—	—	—	—	—	—	(10,412,582)	(10,412,582)

Balance at December 31, 2021	237,893,473	2,750,000	23,789	2,750	282,347	39,100,197	(32,205,189)	7,203,894

See the accompanying notes to these Consolidated Financial Statements

HEALTHLYNKED CORP.

CONSOLIDATED STATEMENT OF CASH FLOWS

	Years Ended December 31,
	2021	2020
Cash Flows from Operating Activities
Net loss	$(10,412,582)	$(5,755,256)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	827,696	247,366
Stock based compensation, including amortization of deferred equity compensation	742,729	564,667
Amortization of original issue discount and debt discount on convertible notes	—	530,930
Loss on sales of marketable securities	—	282,107
Change in fair value of derivative financial instruments	—	(739,485)
Loss on extinguishment of debt	4,957,168	1,347,371
Change in fair value of debt	19,246	381,835
Change in fair value of contingent acquisition consideration	373,656	(75,952)
Changes in operating assets and liabilities:
Accounts receivable	866	86,295
Inventory	(39,730)	(24,740)
Prepaid expenses and deposits	(48,060)	73,125
ROU lease assets	109,587	222,781
Accounts payable and accrued expenses	(169,589)	983,904
Lease liability	(114,254)	(221,009)
Due to related party, current portion	—	46,370
Contract liabilities	(16,587)	(67,606)
Net cash used in operating activities	(3,769,854)	(2,117,297)

Cash Flows from Investing Activities
Proceeds from sale of marketable securities	—	2,784,782
Acquisition, net of cash acquired	—	(810,156)
Payment of contingent acquisition consideration	(322,106)	(137,390)
Acquisition of property and equipment	(19,250)	(24,997)
Net cash (used in) provided by investing activities	(341,356)	1,812,239

Cash Flows from Financing Activities
Proceeds from sale of common stock	6,949,281	1,187,286
Proceeds from exercise of options and warrants	350,200	—
Proceeds from issuance of convertible notes	—	827,500
Repayment of convertible notes	—	(1,882,405)
Proceeds from related party loans	—	149,000
Repayment of related party loans	—	(967,756)
Proceeds from government loans	—	1,071,069
Repayment of vendor loans payable	(51,109)	(27,893)
Repurchase of treasury stock	(7,700)	—
Net cash provided by financing activities	7,240,672	356,801

Net increase in cash	3,129,462	51,743
Cash, beginning of year	162,184	110,441

Cash, end of year	$3,291,646	$162,184

(continued)

HEALTHLYNKED CORP.

CONSOLIDATED STATEMENT OF CASH FLOWS

	Years Ended December 31,
	2021	2020
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$232	$203,396
Cash paid during the period for income tax	$—	$—
Schedule of non-cash investing and financing activities:
Forgiveness of government loans	$632,826	$—
Common stock issuable issued during period	$262,273	$66,161
Fair value of warrants issued for professional service	$43,236	$—
Incremental fair value of warrants modified to extend maturity date of convertible notes payable	$126,502	$—
Conversion of convertible note payable to common shares	$4,061,549	$1,665,516
Fair value of warrants issued in connection with conversion of convertible notes payable	$3,074,637	$—
Accrued liabilities relieved upon cashless exercise of warrants	$614,221	$—
Contingent acquisition consideration payable in common stock	$366,300	$—
Fair value of liability-classified equity instruments issued	$165,000	$—
Initial derivative liability and fair value of beneficial conversion feature and original issue discount allocated to proceeds of variable convertible notes payable	$—	$211,497
Adoption of lease obligation and ROU asset	$—	$365,563
Fair value of shares issued as acquisition consideration	$—	$2,906,145
Fair value of contingent acquisition consideration issued	$—	$1,999,676
Derivative liabilities written off with repayment of convertible notes payable	$—	$328,000
Derivative liabilities written off with conversion of convertible notes payable	$—	$135,300
Reduction in contingent acquisition consideration	$—	$200,328
Fair value of marketable securities received as consideration for sale of common and preferred shares	$—	$3,006,889
Gain on extinguishment of related party debt allocated to additional paid in capital	$—	$283,862

See the accompanying notes to these Consolidated Financial Statements

HEALTHLYNKED CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 1 - BUSINESS AND BUSINESS PRESENTATION

HealthLynked Corp. (the “Company”) was incorporated in the State of Nevada on August 4, 2014. On September 2, 2014, the Company filed Amended and Restated Articles of Incorporation with the Secretary of State of Nevada setting the total number of authorized shares at 250,000,000 shares, which included up to 230,000,000 shares of common stock and 20,000,000 shares of “blank check” preferred stock. On February 5, 2018, the Company filed an Amendment to its Amended and Restated Articles of Incorporation with the Secretary of State of Nevada to increase the number of authorized shares of common stock to 500,000,000 shares.

As of December 31, 2021, the Company operated in four distinct divisions: the Health Services Division, the Digital Healthcare Division, the ACO/MSO (Accountable Care Organization / Managed Service Organization) Division, and the Medical Distribution Division. The Health Services division is comprised of the operations of (i) Naples Women’s Center (“NWC”), a multi-specialty medical group including OB/GYN (both Obstetrics and Gynecology) and General Practice, (ii) Naples Center for Functional Medicine (“NCFM”), a Functional Medical Practice acquired in April 2019 that is engaged in improving the health of its patients through individualized and integrative health care, and (iii) Bridging the Gap Physical Therapy (“BTG”), a physical therapy practice in Bonita Springs, FL opened in January 2020 that provides hands-on functional manual therapy techniques to speed patients’ recovery and manage pain without pain medication or surgery. The Digital Healthcare division develops and operates an online personal medical information and record archive system, the “HealthLynked Network,” which enables patients and doctors to keep track of medical information via the Internet in a cloud-based system. The ACO/MSO Division is comprised of the business acquired of Cura Health Management LLC (“CHM”) and its subsidiary ACO Health Partners LLC (“AHP”), which were acquired by the Company on May 18, 2020. CHM and AHP operate an Accountable Care Organization (“ACO”) and Managed Service Organization (“MSO”) that assists physician practices in providing coordinated and more efficient care to patients via the Medicare Shared Savings Program (“MSSP”) as administered by the Centers for Medicare and Medicaid Services (the “CMS”), which rewards providers for efficiency in patient care. The Medical Distribution Division is comprised of the operations of MedOffice Direct LLC (“MOD”), a virtual distributor of discounted medical supplies selling to both consumers and medical practices throughout the United States acquired by the Company on October 19, 2020.

These consolidated financial statements reflect all adjustments including normal recurring adjustments, which, in the opinion of management, are necessary to present fairly the financial position, results of operations and cash flows for the periods presented in accordance with the accounting principles generally accepted in the United States of America (“GAAP”).

On a consolidated basis, the Company’s operations are comprised of the parent company, HealthLynked Corp., and its six subsidiaries: NWC, NCFM, BTG, CHM, AHP and MOD. All significant intercompany transactions and balances have been eliminated upon consolidation. In addition, certain amounts in the prior periods’ consolidated financial statements have been reclassified to conform to the current period presentation.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the presentation of the accompanying consolidated financial statements follows:

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with GAAP.

All amounts referred to in the notes to the consolidated financial statements are in United States Dollars ($) unless stated otherwise.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates. Significant estimates include assumptions about fair valuation of acquired intangible assets, cash flow and fair value assumptions associated with measurements of contingent acquisition consideration and impairment of intangible assets and goodwill, valuation of inventory, collection of accounts receivable, the valuation and recognition of stock-based compensation expense, valuation allowance for deferred tax assets, borrowing rate consideration for right-of-use (“ROU”) lease assets including related lease liability and useful life of fixed assets.

HEALTHLYNKED CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

Patient service revenue

Patient service revenue is reported at the amount that reflects the consideration to which the Company expects to be entitled in exchange for providing patient care. These amounts are due from patients and third-party payors (including health insurers and government programs) and include variable consideration for retroactive revenue adjustments due to settlement of audits, reviews, and investigations. Generally, the Company bills patients and third-party payors within days after the services are performed and/or the patient is discharged from the facility. Revenue is recognized as performance obligations are satisfied.

Performance obligations are determined based on the nature of the services provided by the Company. Revenue for performance obligations satisfied over time is recognized based on actual charges incurred in relation to total expected charges. The Company believes that this method provides a faithful depiction of the transfer of services over the term of the performance obligation based on the inputs needed to satisfy the obligation. Revenue for performance obligations satisfied at a point in time is recognized when goods or services are provided, and the Company does not believe it is required to provide additional goods or services to the patient.

The Company determines the transaction price based on standard charges for goods and services provided, reduced by contractual adjustments provided to third-party payors, discounts provided to uninsured patients in accordance with the Company’s policy, and/or implicit price concessions provided to uninsured patients. The Company determines its estimates of contractual adjustments and discounts based on contractual agreements, its discount policies, and historical experience. The Company determines its estimate of implicit price concessions based on its historical collection experience with this class of patients.

Agreements with third-party payors typically provide for payments at amounts less than established charges. A summary of the payment arrangements with major third-party payors follows:

●	Medicare: Certain inpatient acute care services are paid at prospectively determined rates per discharge based on clinical, diagnostic and other factors. Certain services are paid based on cost-reimbursement methodologies subject to certain limits. Physician services are paid based upon established fee schedules. Outpatient services are paid using prospectively determined rates.

●	Medicaid: Reimbursements for Medicaid services are generally paid at prospectively determined rates per discharge, per occasion of service, or per covered member.

●	Other: Payment agreements with certain commercial insurance carriers, health maintenance organizations, and preferred provider organizations provide for payment using prospectively determined rates per discharge, discounts from established charges, and prospectively determined daily rates.

Laws and regulations concerning government programs, including Medicare and Medicaid, are complex and subject to varying interpretation. As a result of investigations by governmental agencies, various health care organizations have received requests for information and notices regarding alleged noncompliance with those laws and regulations, which, in some instances, have resulted in organizations entering into significant settlement agreements. Compliance with such laws and regulations may also be subject to future government review and interpretation as well as significant regulatory action, including fines, penalties, and potential exclusion from the related programs. There can be no assurance that regulatory authorities will not challenge the Company’s compliance with these laws and regulations, and it is not possible to determine the impact, if any, such claims or penalties would have upon the Company. In addition, the contracts the Company has with commercial payors also provide for retroactive audit and review of claims.

Settlements with third-party payors for retroactive adjustments due to audits, reviews or investigations are considered variable consideration and are included in the determination of the estimated transaction price for providing patient care. These settlements are estimated based on the terms of the payment agreement with the payor, correspondence from the payor and the Company’s historical settlement activity, including an assessment to ensure that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the retroactive adjustment is subsequently resolved. Estimated settlements are adjusted in future periods as adjustments become known, or as years are settled or are no longer subject to such audits, reviews, and investigations.

HEALTHLYNKED CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company also provides services to uninsured patients, and offers those uninsured patients a discount, either by policy or law, from standard charges. The Company estimates the transaction price for patients with deductibles and coinsurance and from those who are uninsured based on historical experience and current market conditions. The initial estimate of the transaction price is determined by reducing the standard charge by any contractual adjustments, discounts, and implicit price concessions. Subsequent changes to the estimate of the transaction price are generally recorded as adjustments to patient service revenue in the period of the change. Patient services provided by NCFM and BTG are provided on a cash basis and not submitted through third party insurance providers. Contract liabilities related to prepaid BTG patient service revenue were $42,530 and $35,779 as of December 31, 2021 and 2020, respectively.

Medicare Shared Savings Revenue

The Company earns Medicare shared savings revenue based on performance of the population of patient lives for which it is accountable as an ACO against benchmarks established by the MSSP. Because the MSSP, which was formed in 2012, is relatively new and has limited historical experience, the Company cannot accurately predict the amount of shared savings that will be determined by CMS. Such amounts are determined annually when the Company is notified by CMS of the amount of shared savings earned. Accordingly, the Company recognizes Medicare shared savings revenue in the period in which the CMS notifies the Company of the exact amount of shared savings to be paid, which historically has occurred during the fiscal quarter ended September 30 for the program year ended December 31 of the previous year. The Company was notified of the amount of Medicare shared savings and received payment for plan year 2020 in September 2021 and for plan year 2019 in September 2020. Accordingly, the Company recognized Medicare shared savings revenue of $2,419,312 and $767,744 in the years ended December 31, 2021 and 2020, respectively. Based on the ACO operating agreements, the Company bears all costs of the ACO operations until revenue is recognized. At that point, the Company shares in up to 100% of the revenue to recover its costs incurred.

Consulting and Event Revenue

Also pursuant to ASC 606, the Company recognizes service revenue as services are provided, with any unearned but paid amounts recorded as a contract liability at each balance sheet date. Contract liabilities related to consulting revenue were $25,000 and $47,864 as of December 31, 2021 and 2020, respectively. Event revenue, comprised of admission fees for summit events, is recognized when an event is held.

Product Revenue

Revenue is derived from the distribution of medical products that are sourced from a third party. The Company recognizes revenue at a point in time when title transfers to customers and the Company has no further obligation to provide services related to such products, which occurs when the product ships. The Company is the principal in its revenue transactions and as a result revenue is recorded on a gross basis. The Company has determined that it controls the ability to direct the use of the product provided prior to transfer to a customer, is primarily responsible for fulfilling the promise to provide the product to its customer, has discretion in establishing prices, and ultimately controls the transfer of the product to the customer. Shipping and handling costs billed to customers are recorded in revenue. Contract liabilities related to product revenue were $5,308 and $5,782 as of December 31, 2021 and 2020, respectively. There were no contract assets as of December 31, 2021 or 2020.

Sales are made inclusive of sales tax, where such sales tax is applicable. Sales tax is applicable on sales made in the state of Florida, where the Company has physical nexus. The Company has determined that it does not have economic nexus in any other states. The Company does not sell products outside of the United States.

The Company maintains a return policy that allows customers to return a product within a specified period of time prior to and subsequent to the expiration date of the product. The Company analyzes the need for a product return allowance at the end of each period based on eligible products. Product return allowance was $14,834 and $26,839 and as of December 31, 2021 and 2020, respectively.

Contract Liabilities

Contract liabilities represent payments from customers for consulting services, patient services and medical products that precede the Company’s service or product fulfillment performance obligation. The Company’s contract liabilities balance was $72,838 and $89,425 as of December 31, 2021 and 2020, respectively.

HEALTHLYNKED CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Provider shared savings expense

Provider shared savings expense represents payments made to the ACO’s participating providers. The pool of provider shared savings expense paid to all participating providers, as well as the amounts paid to each individual participating provider from the pool, is determined by ACO management. Shared Savings expense is recognized in the period in which the size of the payment pool is determined, which typically corresponds to the period in which the shared saving payment is received from CMS and shared savings revenue is recognized. This typically occurs in the second half of the year following the completion of the program year. The Company received Medicare shared savings payments and recognized revenue of $2,419,312 for plan year 2020 in September 2021 and $767,744 for plan year 2019 in September 2020. Of the Medicare shared savings payments received, $979,736 and $388,884 were recognized as provider shared savings expense in the quarter and years ended December 31, 2021 and 2020, respectively, and are included in “Medicare shared savings expenses” on the accompanying Consolidated Statement of Operations.

Cash and Cash Equivalents

For financial statement purposes, the Company considers all highly liquid investments with original maturities of three months or less to be cash and cash equivalents. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. As of December 31, 2021 and 2020, the Company had $2,957,040 and $18,227 in excess of the FDIC insured limit, respectively.

Accounts Receivable

Trade receivables are carried at their estimated collectible amounts. Trade credit is generally extended on a short-term basis; thus trade receivables do not bear interest. Trade accounts receivable are periodically evaluated for collectability based on past collectability of the insurance companies, government agencies, and customers’ accounts receivable during the related period which generally approximates 48% of total billings. Trade accounts receivable are recorded at this net amount. As of December 31, 2021 and 2020, the Company’s gross patient services accounts receivable were $193,363 and $165,464, respectively, and net patient services accounts receivable were $86,287 and $71,655, respectively, based upon net reporting of accounts receivable. As of December 31, 2021 and 2020, the Company’s allowance of doubtful accounts was $13,972 and $13,972, respectively. The Company also had $-0- and $15,498 accounts receivable related to amounts billed under consulting contracts as of December 31, 2021 and 2020, respectively.

Leases

Upon transition under ASU 2016-02, the Company elected the suite of practical expedients as a package applied to all of its leases, including (i) not reassessing whether any expired or existing contracts are or contain leases, (ii) not reassessing the lease classification for any expired or existing leases, and (iii) not reassessing initial direct costs for any existing leases. For new leases, the Company will determine if an arrangement is or contains a lease at inception. Leases are included as ROU assets within other assets and ROU liabilities within accrued expenses and other liabilities and within other long-term liabilities on the Company’s consolidated balance sheets.

ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The Company’s leases do not provide an implicit rate. The Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The ROU asset also includes any lease payments made and excludes lease incentives. Lease expense for lease payments is recognized on a straight-line basis over the lease term. The Company adopted ASU 2016-02 in the first quarter of 2019. See Note 9 for more complete details on balances as of the reporting periods presented herein. The adoption had no material impact on cash provided by or used in operating, investing or financing activities on the Company’s consolidated statements of cash flows.

Inventory

Inventory consisting of supplements, is stated at the lower of cost or net realizable value. Cost is determined by the first-in, first-out method. Outdated inventory is directly charged to cost of goods sold.

HEALTHLYNKED CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Goodwill and Intangible Assets

Goodwill is recognized as the excess cost of an acquired entity over the net amount assigned to assets acquired and liabilities assumed. Goodwill is not amortized, but rather tested for impairment on an annual basis and more often if circumstances require. Impairment losses are recognized whenever the implied fair value of goodwill is less than its carrying value.

The Company recognizes an acquired intangible apart from goodwill whenever the intangible arises from contractual or other legal rights, or whenever it can be separated or divided from the acquired entity and sold, transferred, licensed, rented or exchanged, either individually or in combination with a related contract, asset or liability. Such intangibles are amortized over their estimated useful lives unless the estimated useful life is determined to be indefinite. Amortizable intangible assets are being amortized primarily over useful lives of five years. The straight-line method of amortization is used as it has been determined to approximate the use pattern of the assets. Impairment losses are recognized if the carrying amount of an intangible that is subject to amortization is not recoverable from expected future cash flows and its carrying amount exceeds its fair value.

The Company also maintains intangible assets with indefinite lives, which are not amortized. These intangibles are tested for impairment on an annual basis and more often if circumstances require. Impairment losses are recognized whenever the implied fair value of these assets is less than their carrying value. No impairment charges were recognized in the years ended December 31, 2021 or 2020.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to a concentration of credit risk are cash and accounts receivable. There are no patients/customers that represent 10% or more of the Company’s revenue or accounts receivable. Generally, the Company’s cash and cash equivalents are in checking accounts. The Company relies on a sole supplier for the fulfillment of all of its product sales made through MOD.

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For consolidated financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of 5 to 7 years. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Convertible Notes

Convertible notes are regarded as compound instruments, consisting of a liability component and an equity component. The component parts of compound instruments are classified separately as financial liabilities and equity in accordance with the substance of the contractual arrangement. At the date of issue, the fair value of the liability component is estimated using the prevailing market interest rate for a similar non-convertible instrument. This amount is recorded as a liability on an amortized cost basis until extinguished upon conversion or at the instrument’s maturity date. The equity component is determined by deducting the amount of the liability component from the fair value of the compound instrument as a whole. This is recognized as additional paid-in capital and included in equity, net of income tax effects, and is not subsequently remeasured. After initial measurement, they are carried at amortized cost using the effective interest method. Convertible notes for which the maturity date has been extended and that qualify for debt extinguishment treatment are recorded at fair value on the extinguishment date and then revalued at the end of each reporting period, with the change recorded to the statement of operations under “Change in Fair Value of Debt.”

HEALTHLYNKED CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Government Notes Payable

During 2020, the Company and certain of its subsidiaries received loans under the Paycheck Protection Program (the “PPP”). The PPP loans, administered by the U.S. Small Business Administration (the “SBA”), were issued under the Coronavirus Aid, Relief, and Economic Security Act, also known as the CARES Act. Pursuant to the terms of the PPP, principal amounts may be forgiven if loan proceeds are used for qualifying expenses as described in the CARES Act, including costs such as payroll, benefits, employer payroll taxes, rent and utilities. The Company accounts for forgiveness of government loans pursuant to FASB ASC 470, “Debt,” (“ASC 470”). Pursuant to ASC 470, loan forgiveness is recognized in earnings as a gain on extinguishment of debt when the debt is legally released by the lender.

Derivative Financial Instruments

The Company reviews the terms of convertible debt, equity instruments and other financing arrangements to determine whether there are embedded derivative instruments, including embedded conversion options that are required to be bifurcated and accounted for separately as a derivative financial instrument. Also, in connection with the issuance of financing instruments, the Company may issue freestanding options or warrants that may, depending on their terms, be accounted for as derivative instrument liabilities, rather than as equity. Derivative financial instruments are initially measured at their fair value. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. To the extent that the initial fair values of the freestanding and/or bifurcated derivative instrument liabilities exceed the total proceeds received, an immediate charge to income is recognized, in order to initially record the derivative instrument liabilities at their fair value. The discount from the face value of convertible debt instruments resulting from allocating some or all of the proceeds to the derivative instruments is amortized over the life of the instrument through periodic charges to income.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period. If reclassification is required, the fair value of the derivative instrument, as of the determination date, is reclassified. Any previous charges or credits to income for changes in the fair value of the derivative instrument are not reversed. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within twelve months of the balance sheet date. The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks.

Fair Value of Assets and Liabilities

Fair value is the price that would be received from the sale of an asset or paid to transfer a liability (i.e. an exit price) in the principal or most advantageous market in an orderly transaction between market participants. In determining fair value, the accounting standards have established a three-level hierarchy that distinguishes between (i) market data obtained or developed from independent sources (i.e., observable data inputs) and (ii) a reporting entity’s own data and assumptions that market participants would use in pricing an asset or liability (i.e., unobservable data inputs). Financial assets and financial liabilities measured and reported at fair value are classified in one of the following categories, in order of priority of observability and objectivity of pricing inputs:

●	Level 1 – Fair value based on quoted prices in active markets for identical assets or liabilities;

●	Level 2 – Fair value based on significant directly observable data (other than Level 1 quoted prices) or significant indirectly observable data through corroboration with observable market data. Inputs would normally be (i) quoted prices in active markets for similar assets or liabilities, (ii) quoted prices in inactive markets for identical or similar assets or liabilities or (iii) information derived from or corroborated by observable market data;

●	Level 3 – Fair value based on prices or valuation techniques that require significant unobservable data inputs. Inputs would normally be a reporting entity’s own data and judgments about assumptions that market participants would use in pricing the asset or liability.

The fair value measurement level for an asset or liability is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques should maximize the use of observable inputs and minimize the use of unobservable inputs.

HEALTHLYNKED CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Prior to January 1, 2020, the Company utilized the closed-form Black-Scholes option pricing model to estimate the fair value of options, warrants, beneficial conversion features and other Level 3 financial assets and liabilities. Effective January 1, 2020, the Company changed to a binomial lattice option pricing model. The Company believes that the binomial lattice model results in a better estimate of fair value because it embodies all of the requisite assumptions (including the underlying price, exercise price, term, volatility, and risk-free interest-rate) necessary to fair value these instruments and, unlike the Black-Scholes model, also accommodates assumptions regarding investor exercise behavior and other market conditions that market participants would likely consider in negotiating the transfer of such an instruments.

Stock-Based Compensation

The Company accounts for stock-based compensation to employees and nonemployees under ASC 718 “Compensation – Stock Compensation” using the fair value-based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. This guidance establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. The Company uses a binomial lattice pricing model to estimate the fair value of options and warrants granted.

Income Taxes

The Company follows Accounting Standards Codification subtopic 740-10, Income Taxes (“ASC 740-10”) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse and are considered immaterial. No Income Tax has been provided for the years ended December 31, 2021 or 2020, since the Company has sustained a loss for both periods. Due to the uncertainty of the utilization and recoverability of the loss carry-forwards and other deferred tax assets, management has determined a full valuation allowance for the deferred tax assets, since it is more likely than not that the deferred tax assets will not be realizable.

Recurring Fair Value Measurements

The carrying value of the Company’s financial assets and financial liabilities is their cost, which may differ from fair value. The carrying value of cash held as demand deposits, money market and certificates of deposit, marketable investments, accounts receivable, short-term borrowings, accounts payable, accrued liabilities, and derivative financial instruments approximated their fair value.

Deemed Dividend

The Company incurs a deemed dividend on Series B Convertible Preferred Voting Stock (the “Series B Preferred”). As the intrinsic price per share of the Series B Preferred was less than the deemed fair value of the Company’s common stock on the date of issuance of the Series B Preferred, the Series B Preferred contains a beneficial conversion feature as described in FASB ASC 470-20, “Debt with Conversion and Other Options.” The difference in the stated conversion price and estimated fair value of the common stock is accounted for as a beneficial conversion feature and affects income or loss available to common stockholders for purposes of earnings per share available to common stockholders. The Company incurs further deemed dividends on certain of its warrants containing a down round provision equal to the difference in fair value of the warrants before and after the triggering of the down round adjustment.

HEALTHLYNKED CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Net Loss per Share

Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. During the years ended December 31, 2021 and 2020, the Company reported a net loss and excluded all outstanding stock options, warrants and other dilutive securities from the calculation of diluted net loss per common share because inclusion of these securities would have been anti-dilutive. As of December 31, 2021 and 2020, potentially dilutive securities were comprised of (i) 59,796,992 and 51,352,986 warrants outstanding, respectively, (ii) 3,456,250 and 3,111,750 stock options outstanding, respectively, (iii) -0- and 10,298,333 shares issuable upon conversion of convertible notes, respectively, (iv) 302,050 and 200,000 unissued shares subject to future vesting requirements granted pursuant to the Company’s Employee Incentive Plan, and (v) up to 13,750,000 and 13,750,000 shares of common stock issuable upon conversion of Series B Preferred.

Common stock awards

The Company grants common stock awards to non-employees in exchange for services provided. The Company measures the fair value of these awards using the fair value of the services provided or the fair value of the awards granted, whichever is more reliably measurable. The fair value measurement date of these awards is generally the date the performance of services is complete. The fair value of the awards is recognized on a straight-line basis as services are rendered. The share-based payments related to common stock awards for the settlement of services provided by non-employees is recorded on the consolidated statement of comprehensive loss in the same manner and charged to the same account as if such settlements had been made in cash. From time to time, the Company also issues stock awards settleable in a variable number of common shares. Such awards are classified as liabilities until such time as the number of shares underlying the grant is determinable.

Warrants

In connection with certain financing, consulting and collaboration arrangements, the Company has issued warrants to purchase shares of its common stock. The outstanding warrants are standalone instruments that are not puttable or mandatorily redeemable by the holder and are classified as equity awards. The Company measures the fair value of the awards using the Black-Scholes pricing model as of the measurement date. The Company uses a binomial lattice pricing model to estimate the fair value of compensation options and warrants. Warrants issued in conjunction with the issuance of common stock are initially recorded at fair value as a reduction in additional paid-in capital of the common stock issued. All other warrants are recorded at fair value as expense over the requisite service period, or at the date of issuance, if there is not a service period. Certain of the Company’s warrants include a so-called down round provision. The Company accounts for such provisions pursuant to ASU No. 2017-11, Earnings Per Share, Distinguishing Liabilities from Equity and Derivatives and Hedging, which calls for the recognition of a deemed dividend in the amount of the incremental fair value of the warrant due to the down round when triggered, warrants granted in connection with ongoing arrangements are more fully described in Note 14, Shareholders’ Equity.

Business Segments

The Company uses the “management approach” to identify its reportable segments. The management approach designates the internal organization used by management for making operating decisions and assessing performance as the basis for identifying the Company’s reportable segments. Using the management approach, the Company determined that it has four operating segments: Health Services (multi-specialty medical group including the NWC OB/GYN practice, the NCFM practice acquired in April 2019 and the BTG physical therapy practice launched in 2020), Digital Healthcare (develops and markets the “HealthLynked Network,” an online personal medical information and record archive system), ACO/MSO (comprised of the ACO/MSO business acquired with CHM in May 2020, which assists physician practices in providing coordinated and more efficient care to patients via the MSSP), and Medical Distribution (comprised of the operations of MOD, a virtual distributor of discounted medical supplies selling to both consumers and medical practices acquired by the Company on October 19, 2020).

Recently Issued Accounting Pronouncements

In March 2020, the FASB issued ASU 2020-03, “Codification Improvements to Financial Instruments”: The amendments in this update are to clarify, correct errors in, or make minor improvements to a variety of ASC topics. The changes in ASU 2020-03 are not expected to have a significant effect on current accounting practices. The ASU improves various financial instrument topics in the Codification to increase stakeholder awareness of the amendments and to expedite the improvement process by making the Codification easier to understand and easier to apply by eliminating inconsistencies and providing clarifications. The ASU is effective for smaller reporting companies for fiscal years beginning after December 15, 2022 with early application permitted. The Company is currently evaluating the impact the adoption of this guidance may have on its consolidated financial statements.

HEALTHLYNKED CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In August 2020, the FASB issued ASU 2020-06 Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40) related to the measurement and disclosure requirements for convertible instruments and contracts in an entity’s own equity. The pronouncement simplifies and adds disclosure requirements for the accounting and measurement of convertible instruments and the settlement assessment for contracts in an entity’s own equity. This pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2021 and early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently evaluating the impact that this standard will have on its consolidated financial statements.

In May 2021, the Financial Accounting Standards Board (“FASB”) issued ASU 2021-04, Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40). ASU 2021-04 clarifies and reduces diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options (for example, warrants) that remain equity classified after modification or exchange. The ASU provides guidance to clarify whether an issuer should account for a modification or an exchange of a freestanding equity-classified written call option that remains equity classified after modification or exchange as (1) an adjustment to equity and, if so, the related earnings per share effects, if any, or (2) an expense and, if so, the manner and pattern of recognition. ASU 2021-04 is effective for annual beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating the impact that this standard will have on its consolidated financial statements.

In October 2021, the FASB issued guidance which requires companies to apply Topic 606, Revenue from Contracts with Customers, to recognize and measure contract assets and contract liabilities from contracts with customers acquired in a business combination. Public entities must adopt the new guidance for fiscal years beginning after December 15, 2022 and interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating the impact and timing of adoption of this guidance.

Recently Adopted Pronouncements

In December 2019, the FASB issued ASU 2019-12 Simplifying the Accounting for Income Taxes, which eliminates the need for an organization to analyze whether the following apply in a given period: (1) exception to the incremental approach for intra-period tax allocation; (2) exceptions to accounting for basis differences when there are ownership changes in foreign investments; and (3) exceptions in interim period income tax accounting for year-to-date losses that exceed anticipated losses. ASU No. 2019-12 is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. The Company adopted this standard in the year ended December 31, 2021. The adoption did not have a material effect on the Company’s consolidated financial statements.

No other new accounting pronouncements were issued or became effective in the period that had, or are expected to have, a material impact on our consolidated Financial Statements.

NOTE 3 – LIQUIDITY

As of December 31, 2021, the Company had cash balances of $3,291,646, working capital of $1,732,530 and accumulated deficit $32,205,189. For the year months ended December 31, 2021, the Company had a net loss of $10,412,582 and net cash used by operating activities of $3,769,854. Net cash used in investing activities was $341,356. Net cash provided by financing activities was $7,240,672, including $6,949,281 received from sales of common stock in private placements, registered direct transactions and puts pursuant to the July 2016 $3 million investment agreement (the “Investment Agreement”), and $350,200 in proceeds from the exercise of stock options and warrants. During January 2021, the holder of $1,038,500 fixed rate convertible debt converted the entire face value of $1,038,500, plus $317,096 of accrued interest on such notes, into 13,538,494 shares of common stock pursuant to the original conversion terms of the underlying notes. Following the conversion, the Company had no further convertible debt outstanding. During May 2021, PPP loans in the amount of $632,826 plus $6,503 accrued interest were forgiven. During August 2021, the Company sold 3,703,704 common shares and 1,851,852 five-year warrants with an exercise price of $0.65 to an institutional investor at an offering price of $0.54 per share, resulting in gross proceeds of $2,000,000.

HEALTHLYNKED CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 3 – LIQUIDITY (CONTINUED)

Management believes that the Company has sufficient cash on hand to fund the business for at least the next 12 months. The Company intends that the longer term (i.e., beyond twelve months) cost of completing additional intended acquisitions, implementing its development and sales efforts related to the HealthLynked Network and maintaining existing and expanding overhead and administrative costs will be financed from (i) cash on hand resulting from fund raising efforts in 2021, (ii) profits generated by NCFM, BTG and CHM (including expected Medicare Shared Savings revenue projected to be received annually in the third fiscal quarter of each year), and (iii) the use of further outside funding sources. No assurances can be given that the Company will be able to access additional outside capital in a timely fashion. If necessary funds are not available, the Company’s business and operations would be materially adversely affected and in such event, the Company would attempt to reduce costs and adjust its business plan.

A novel strain of coronavirus, COVID-19, that was first identified in China in December 2019, has surfaced in several regions across the world and resulted in travel restrictions and business slowdowns or shutdowns in affected areas. In March 2020, the World Health Organization declared the outbreak of COVID-19 a pandemic. The outbreak of the pandemic is materially adversely affecting the Company’s employees, patients, communities and business operations, as well as the U.S. economy and financial markets. The further spread of COVID-19, and the requirement to take action to limit the spread of the illness, may impact our ability to carry out our business as usual and may materially adversely impact global economic conditions, our business and financial condition, including our potential to conduct financings on terms acceptable to us, if at all. The extent to which COVID-19 may impact our business will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions and the effectiveness of actions taken in the United States and other countries to contain and treat the disease. In response to COVID-19, the Company implemented additional safety measures in its patient services locations and its corporate headquarters.

NOTE 4 – MARKETABLE SECURITIES

On August 20, 2020, the Company entered into a contribution agreement (the “Contribution Agreement”) with Michael T. Dent, Trustee of the Mary S. Dent Gifting Trust dated January 31, 2006 (the “Gifting Trust”), Michael Thomas Dent, Trustee under the Michael Thomas Dent Declaration of Trust dated March 23, 1998, as amended (the “MTD Trust” and together with the Gifting Trust, the “Trusts”), and Michael T. Dent, the Chief Executive Officer and Chairman of the board of directors of the Company. Pursuant to the Contribution Agreement, the Trusts contributed an aggregate of 76,026 freely trading shares of common stock of NeoGenomics, Inc. (“NEO” and the “NEO Shares”) (NASD:NEO) with a fair value of $3,066,889 to the Company. In consideration for the foregoing, the Company issued the Trusts an aggregate of 2,750,000 shares of the Company’s newly designated Series B Preferred stock and an aggregate of 24,522,727 shares of the Company’s common stock (collectively, the “August 2020 Equity Transaction”). During the year ended December 31, 2020, the Company sold all 76,026 of the NEO Shares and received proceeds of $2,784,782, realizing losses of $282,107.

NOTE 5 – ACQUISITIONS

Hughes Center for Functional Medicine – April 2019

On April 12, 2019, the Company acquired a 100% interest in Hughes Center for Functional Medicine (“HCFM”), a medical practice engaged in improving the health of its patients through individualized and integrative health care. Following the acquisition, HCFM was rebranded as NCFM and was combined with NWC to form the Company’s Health Services segment. Under the terms of acquisition, the Company paid HCFM shareholders $500,000 in cash, issued 3,968,254 shares of the Company’s common stock and agreed to an earn-out provision of $500,000 that may be earned based on the performance of HCFM in the years ended on the first, second and third anniversary dates of the acquisition closing. The total consideration fair value represents a transaction value of $1,764,672. The Company accounted for the transaction as an acquisition of a business pursuant to ASC 805, “Business Combinations” (“ASC 805”).

HEALTHLYNKED CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 5 – ACQUISITIONS (CONTINUED)

The total consideration fair value represents a transaction value of $1,764,672. The following table summarizes the fair value of consideration paid:

Cash	$500,000
Common Stock (3,968,254 shares)	1,000,000
Fair Value of Contingent Acquisition Consideration	299,672
Less cash received	(35,000)

Fair Value of Total Consideration	$1,764,672

The fair value of the 3,968,254 common shares issued as part of the acquisition consideration was determined using the intraday volume weighted average price of the Company’s common shares on the acquisition date. The terms of the earn out require the Company to pay the former owner of HCFM up to $100,000, $200,000 and $200,000 on the first, second and third anniversary, respectively, based on achievement by NCFM of revenue of at least $3,100,000 (50% weighting) and EBITDA of at least $550,000 (50% weighting) in the year preceding each anniversary date. In May 2020, the Company paid the seller $47,000 in satisfaction of the year 1 earn out. In May 2021, the Company paid the seller $196,000 in satisfaction of the year 2 earn out.

The fair value of the contingent acquisition consideration related to the future earn-out payments is calculated using a probability-weighted discounted cash flow projection and is remeasured at the end of each reporting period and changes are included in the statement of operations under the caption “Change in fair value of contingent acquisition consideration.” During the years ended December 31, 2021 and 2020, the Company recognized losses on the change in the fair value of contingent acquisition consideration of ($66,888) and ($48,564), respectively. During the years ended December 31, 2021 and 2020, the Company paid the sellers $196,000 and $47,000 cash, respectively, in satisfaction of the second year and first year earn-outs, respectively.

The following table summarizes the estimated fair values of the assets acquired at the acquisition date. There were no liabilities assumed in the acquisition of HCFM.

Hyperbaric Chambers	$452,289
Medical Equipment	29,940
Computer Equipment/Software	19,739
Office Furniture & Equipment	23,052
Inventory	72,114
Leasehold Improvements	25,000
Website	41,000
Patient Management Platform Database	1,101,538

Fair Value of Identifiable Assets Acquired	$1,764,672

The fair value of the website of $41,000 was determined based upon the cost to reconstruct and put into use applying current market rates. The fair value of the Patient Management Platform Database of $1,101,538 was estimated by applying the income approach. Under the income approach, the expected future cash flows generated by the Patient Management Platform Database are estimated and discounted to their net present value at an appropriate risk-adjusted rate of return. Significant factors considered in the calculation of the rate of return are the weighted average cost of capital and return on assets, as well as the risks inherent in the business. Cash flows were estimated based on EBITDA using forecasted revenue and costs. The measure is based on significant inputs that are not observable in the market (i.e. Level 3 inputs). Key assumptions include (i) a capitalization rate of 11.75% (ii) sustainable growth of 5% and (iii) a benefit stream using EBITDA cash flow. The Company finalized the purchase price allocation in March 2020 and determined that no goodwill was included in the acquisition.

Cura Health Management LLC – May 2020

On May 18, 2020, the Company acquired a 100% interest in CHM and its wholly owned subsidiary AHP. CHM and AHP assist physician practices in providing coordinated and more efficient care to patients via the MSSP. The Company accounted for the transaction as an acquisition of a business pursuant to ASC 805. Following the acquisition, the business of CHM comprised the Company’s ACO/MSO Division.

HEALTHLYNKED CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 5 – ACQUISITIONS (CONTINUED)

Under the terms of acquisition, the Company paid CHM shareholders the following consideration: (i) $214,000 in cash paid at closing, (ii) 2,240,838 shares of the Company’s common stock issued at closing, (iii) up to $223,500 additional cash and $660,000 in additional shares of the Company’s common stock payable at the time CHM receives the final assessment of the calculation of MSSP savings for the 2019 program year, with this amount prorated based on a target MSSP payment (plus other ancillary revenue) of $1,725,000, and (iv) up to $437,500 based on the business achieving annual revenue of $2,250,000 and annual profit of $500,000 in each of the four years following closing.

The total consideration fair value represents a transaction value of $1,423,465. The following table summarizes the fair value of consideration paid:

Cash paid at closing	$214,000
Shares issued at closing (2,240,838 shares)	201,675
Cash and shares contingent upon 2019 program year MSSP payment target	778,192
Cash contingent upon four-year earn-out	279,593
Less cash received	(49,995)

$1,423,465

The fair value of the 2,240,838 common shares issued at closing was determined using the intraday average high and low trading price of the Company’s common shares on the acquisition date. The terms of the earn out require the Company to pay the former owners of CHM (i) up to $223,500 additional cash and to $660,000 of additional shares of Company common stock when CHM receives the final assessment of the calculation of 2019 plan year MSSP revenue (the “Current Earnout”), and (ii) up to $62,500, $125,000, $125,000 and $125,000 on the first, second, third and fourth anniversary, respectively, based on achievement by the underlying business of revenue of at least $2,250,000 (50% weighting) and profit of at least $500,000 (50% weighting) in the year preceding each anniversary date (the “Future Earnout”). During September 2020, pursuant to a Second Amendment to the Agreement and Plan of Merger (the “Second Amendment”) and in satisfaction of the Current Earnout, the Company paid $90,389 cash, issued 1,835,625 shares of the Company’s common stock and agreed that the balance of the Current Earnout that was not earned in 2020, being $124,043 cash and $366,300 in shares of Company common stock, would be deferred until the first future earnout year in which MSSP revenue exceeds $1.725 million and revenue from other services exceeds $605,000 (the “Residual Earnout”). During September 2021, the Company was notified of the amount of Medicare shared savings and received payment for plan year 2020 in the amount of $2,419,312. Because the shared saving payment exceeded $1.725 million, the sellers were paid $124,043 cash and issued 806,828 shares of Company common stock with a value of $366,300 pursuant to the Residual Earnout. Following the payments, the Company had no further obligations under the Residual Earnout. The Company also determined that the sellers did not earn any of the $62,500 year-one Future Earnout related to the performance period May 19, 2020 to May 18, 2021.

The fair value of the contingent acquisition consideration related to both the Current Earnout and the Future Earnout were calculated using a probability-weighted discounted cash flow projection. The fair value of the contingent acquisition consideration is remeasured at the end of each reporting period and changes are included in the statement of operations under the caption “Change in fair value of contingent acquisition consideration.” During the years ended December 31, 2021 and 2020, the Company recognized (losses) on the change in the fair value of contingent acquisition consideration of ($86,274) and ($8,048), respectively.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the acquisition date:

Accounts receivable	$90,197
Prepayments	15,294
ACO physician contracts	1,073,000
Goodwill	381,856
Accounts payable	(32,848)
Deferred revenue	(104,034)

Fair Value of Identifiable Assets Acquired and Liabilities Assumed	$1,423,465

HEALTHLYNKED CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 5 – ACQUISITIONS (CONTINUED)

The fair value of the ACO Physician Contracts of $1,073,000 was estimated by applying the income approach. Under the income approach, the expected future cash flows generated by the ACO Physician Contracts are estimated and discounted to their net present value at an appropriate risk-adjusted rate of return. Significant factors considered in the calculation of the rate of return are the weighted average cost of capital and return on assets, as well as the risks inherent in the business. Cash flows were estimated based on EBITDA using forecasted revenue and costs. The measure is based on significant inputs that are not observable in the market (i.e. Level 3 inputs). Key assumptions include (i) a capitalization rate of 24.24% (ii) sustainable growth of 5.00% and (iii) a benefit stream using EBITDA cash flow. Goodwill of $381,856 arising from the acquisition consists of value associated with the legacy name. None of the goodwill recognized is expected to be deductible for income tax purposes.

MedOffice Direct LLC – October 2020

On October 19, 2020, the Company acquired a 100% interest in MOD, a virtual distributor of discounted medical supplies selling to both consumers and medical practices throughout the United States. With over 13,000 name brand medical products in over 150 different categories, MOD leverages pricing discounts with a small unit-of-measure direct-to-consumer shipping model to make ordering medical supplies more convenient and cost effective for its users. The Company accounted for the transaction as an acquisition of a business pursuant to ASC 805. Following the acquisition, the business of MOD comprised the Company’s Medical Distribution Division.

Under the terms of acquisition, the Company paid the following consideration: (i) 19,045,563 shares of Company common stock issued at closing, (ii) partial satisfaction of certain outstanding debt obligations of MOD in the amount of $703,200 in cash paid by the Company, and (iii) up to 10,004,749 restricted shares of the Company’s common stock over a four-year period based on MOD achieving prescribed revenue targets in calendar years 2021 through 2024.

Dr. Michael Dent, the Chief Executive Officer and the Chairman of the Board of Directors of the Company, George O’Leary, the Chief Financial Officer and a director of the Company, and Robert Gasparini, a director of the Company, were members of MOD and received consideration in connection with Company’s acquisition of MOD as follows: (1) Dr. Dent received 10,573,745 Company common shares at closing, may earn up to 5,554,452 additional Company common shares pursuant to the earn-out, and received $457,200 cash repayment of debt, (2) Mr. O’Leary received 1,130,213 Company common shares at closing, may earn up to 593,707 additional Company common shares pursuant to the earn-out, and received $66,000 cash repayment of debt, and (3) Mr. Gasparini received 99,437 Company common shares at closing and may earn up to 52,235 additional Company common shares pursuant to the earn-out.

The total consideration fair value represents a transaction value of $3,999,730. The following table summarizes the fair value of consideration paid:

Shares issued at closing (19,045,563 shares)	$2,704,470
Payment of MOD debt obligations in cash	703,200
Shares contingent upon four-year earn-out	649,108
Less cash received	(57,048)

$3,999,730

The fair value of the 19,045,563 common shares issued at closing was determined using the average closing price for the five days prior to the closing date of October 19, 2020. The terms of the earn out require the Company to issue to the former equity members of MOD up to 1,9688,448 shares, 3,154,264 shares, 2,631,195 shares and 2,250,842 shares, respectively, (the “MOD Earnout Shares”) based on achievement by the underlying business of revenue of at least $1,500,000 in 2021, $1,875,000 in 2022, $2,344,000 in 2023 and $2,930,000 in 2024. The MOD Earnout Shares are issuable by April 30 of the year following the measurement year.

The fair value of the contingent acquisition consideration related to the MOD Earnout Shares was calculated using a probability-weighted discounted cash flow projection. The fair value of the contingent acquisition consideration is remeasured at the end of each reporting period and changes are included in the statement of operations under the caption “Change in fair value of contingent acquisition consideration.” During the years ended December 31, 2021 and 2020, the Company recognized gains (losses) on the change in the fair value of contingent acquisition consideration related to the MOD Earnout Shares of ($220,494) and $132,564, respectively.

HEALTHLYNKED CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 5 – ACQUISITIONS (CONTINUED)

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the acquisition date:

Website	$3,538,000
Goodwill	766,249
Accounts payable and accruals	(160,762)
Notes payable	(90,759)
Deferred revenue	(52,998)

Fair Value of Identifiable Assets Acquired and Liabilities Assumed	$3,999,730

The fair value of the website of $3,538,000 was estimated by applying the income approach. Under the income approach, the expected future cash flows generated by the asset are estimated and discounted to their net present value at an appropriate risk-adjusted rate of return. Significant factors considered in the calculation of the rate of return are the weighted average cost of capital and return on assets, as well as the risks inherent in the business. Cash flows were estimated based on EBITDA using forecasted revenue and costs. The measure is based on significant inputs that are not observable in the market (i.e. Level 3 inputs). Key assumptions include (i) a discount rate of 23.48% (ii) sustainable growth of 3.00% and (iii) a benefit stream using EBITDA cash flow. The website is being amortized over a five-year expected life. Goodwill of $766,249 arising from the acquisition consists of value associated with the legacy name. None of the goodwill recognized is expected to be deductible for income tax purposes.

Pro Forma Financial Information

The following table represents the pro forma consolidated income statement as if HCFM, CHM and MOD had been included in the consolidated results of the Company for the year ended December 31, 2020. All acquired entities were included in the Company’s consolidated results of operations in the year ended December 31, 2021.

2020
Revenue	$7,174,911
Net loss	$(6,399,368)

These amounts have been calculated after applying the Company’s accounting policies and adjusting the results of HCFM, CHM and MOD to reflect the additional depreciation and amortization that would have been charged assuming the fair value adjustments to property, plant and equipment and intangible assets had been applied on January 1, 2020.

NOTE 6 –PREPAID EXPENSES AND OTHER

Prepaid and other expenses as of December 31, 2021 and 2020 were as follows:

	December 31,
	2021	2020

Insurance prepayments	$25,020	$19,590
Other expense prepayments	50,860	14,119
Rent deposits	49,125	43,236
Deferred equity compensation	151,250	—
Total prepaid expenses and other	276,255	76,945
Less: long term portion	(138,625)	(17,942)
Prepaid expenses and other, current portion	$137,630	$59,003

Deferred equity compensation reflects common stock grants made in the year ended December 31, 2021 from the Company’s 2021 Equity Incentive Plan that vest over a four-year period and that are settleable for a fixed dollar amount rather than a fixed number of shares. The original grant date fair value of the equity compensation was $165,000. Amortization in the years ended December 31, 2021 and 2020 was $13,750 and $-0-, respectively. At inception, the Company recorded a corresponding liability captioned “Liability-classified equity instruments.”

HEALTHLYNKED CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 7 – PROPERTY, PLANT, AND EQUIPMENT

Property, plant and equipment as of December 31, 2021 and 2020 were as follows:

	December 31,
	2021	2020

Medical equipment	$484,126	$484,126
Furniture, office equipment and leasehold improvements	149,868	130,617

Total property, plant and equipment	633,994	614,743
Less: accumulated depreciation	(283,512)	(177,457)

Property, plant and equipment, net	$350,482	$437,286

Depreciation expense during the years ended December 31, 2021 and 2020 was $106,055 and $101,498, respectively.

NOTE 8 – INTANGIBLE ASSETS AND GOODWILL

Intangible assets as of December 31, 2021 and 2020 were as follows:

	December 31,
	2021	2020

NCFM: Medical database	$1,101,538	$1,101,538
NCFM: Website	41,000	41,000
CHM: ACO physician contracts	1,073,000	1,073,000
MOD: Website	3,538,000	3,538,000

Total intangible assets	5,753,538	5,753,538
Less: accumulated amortization	(873,417)	(151,776)

Intangible assets, net	$4,880,121	$5,601,762

Goodwill and intangible assets arose from the acquisitions of NCFM in April 2019, CHM in May 2020, and MOD in October 2020. The NCFM medical database is assumed to have an indefinite life and is not amortized and the website is being amortized on a straight-line basis over its estimated useful life of five years. The CHM ACO physician contracts are assumed to have an indefinite life and are not amortized. The MOD website is being amortized on a straight-line basis over its estimated useful life of five years.

Goodwill represents the excess of consideration transferred over the fair value of the net identifiable assets acquired related to the acquisition of CHM and MOD and amounts to $1, 481,105 as of December 31, 2021 and 2020.

Amortization expense in the years ended December 31, 2021 and 2020 was $721,641 and $145,868, respectively. No impairment charges were recognized related to goodwill and intangible assets in the years ended December 31, 2021 or 2020.

NOTE 9 – LEASES

The Company has separate operating leases for office space related to its NWC, NCFM and BTG practices and two separate lease relating to its corporate headquarters that expire in July 2023, May 2022, March 2023, November 2023 and November 2023, respectively. As of December 31, 2021, the Company’s weighted-average remaining lease term relating to its operating leases was 1.7 years, with a weighted-average discount rate of 20.25%. The Company was also previously a lessee in a capital equipment finance lease for medical equipment entered into in March 2015 that expired in March 2020.

HEALTHLYNKED CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 9 – LEASES (CONTINUED)

The table below summarizes the Company’s lease-related assets and liabilities as of December 31, 2021 and 2020:

	December 31,
	2021	2020
Lease assets	$526,730	$417,913

Lease liabilities
Lease liabilities (short term)	$288,966	$150,251
Lease liabilities (long term)	239,225	273,790
Total lease liabilities	$528,191	$424,041

Lease expense in the years ended December 31, 2021 and 2020 was as follows:

	Year Ended December 31,
	2021	2020

Operating leases	$341,453	$296,027
Financing leases	—	4,587

Total lease expense	$341,453	$300,614

Maturities of operating lease liabilities were as follows as of December 31, 2021:

2022	$383,619
2023	273,844
Total lease payments	657,463
Less interest	(129,272)
Present value of lease liabilities	$528,191

NOTE 10 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Amounts related to accounts payable and accrued expenses as of December 31, 2021 and 2020 were as follows:

	December 31,
	2021	2020

Trade accounts payable	$306,220	$361,346
Accrued payroll liabilities	172,500	135,625
Accrued operating expenses	265,411	340,464
Accrued interest	46,712	347,452
Accrued settlement of litigation and other dispute	—	706,862
	$790,843	$1,891,749

HEALTHLYNKED CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 11 – CONTRACT LIABILITIES

Amounts related to contract liabilities in the years ended December 31, 2021 and 2020 were as follows:

	December 31,
	2021	2020

Patient services paid but not provided	$42,530	$35,779
Consulting services paid but not provided	25,000	47,864
Unshipped products	5,308	5,782
	$72,838	$89,425

Contract liabilities relate to contracted consulting services at CHM for which payment has been made but services have not yet been rendered as of the measurement date, physical therapy services purchased as a prepaid bundle for which services have not yet been provided, and MOD products that have been ordered and paid for by the customer but which have not been shipped as of the measurement date. The Company typically satisfies its performance obligations related to such contracts upon completion of service or shipment of product. Payment is typically made in the period prior to the services being provided.

NOTE 12 – AMOUNTS DUE TO RELATED PARTY AND RELATED PARTY TRANSACTIONS

Amounts due to related parties as of December 31, 2021 and 2020 were comprised of deferred compensation in the amount of $300,600.

Retired Notes Payable to Dr. Dent

Our founder and CEO, Dr. Michael Dent, made loans to the Company from time to time in the form of unsecured promissory notes payable (the “Dent Notes”). On September 21, 2020, the Company and Dr. Dent entered into an agreement pursuant to which the Company repaid all obligations under the Dent Notes in exchange for a one-time cash payment of $780,256. The payment was calculated as the face value of the Dent Notes of $646,000, plus $134,256 of interest accrued on the notes issued in 2017 and 2018. As part of the Agreement, Dr. Dent agreed to forgive interest of $105,003 accrued on the remaining Dent Notes. In connection with the agreement and repayment, the Company realized a gain of $283,863, being the excess of the carrying value of the Dent Notes over the consideration paid. This amount was recorded to additional paid in capital.

Prior to extinguishment as described below, the Dent Notes were carried at fair value and revalued at each period end, with changes to fair value recorded to the statement of operations under “Change in Fair Value of Debt.” The changes in fair value during the years ended December 31, 2021 and 2020 were $-0- and $80,935, respectively. No interest was accrued on the Dent Notes as of December 31, 2021 or 2020. Interest expense on the Dent Notes was $-0- and $46,370 during the years ended December 31, 2021 and 2020, respectively.

Other Amounts Due to Dr. Dent

On January 7, 2020, the Company entered into a Merchant Cash Advance Factoring Agreement with a trust controlled by Dr. Dent, pursuant to which the Company received an advance of $149,000 (the “2020 MCA”). The Company was required to repay the 2020 MCA at the rate of $7,212 per week until the balance of $187,500 was repaid, which was scheduled for July 2020. At inception, the Company recognized a note payable in the amount of $187,500 and a discount against the note payable of $38,500. The discount was amortized over the life of the instrument. The 2020 MCA was repaid in full and retired during July 2020.

The Company made installment payments against the 2020 MCA of $0-0 and $187,500, respectively, during the years ended December 31, 2021 and 2020. The Company recognized amortization of the discount in the amount of $-0- and $38,500, respectively, during the years ended December 31, 2021 and 2020. Interest expense on the 2020 MCA was $-0- and $40,076 during the years ended December 31, 2021 and 2020, respectively. The 2020 MCA was repaid in full and retired during July 2020.

HEALTHLYNKED CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 12 – AMOUNTS DUE TO RELATED PARTY AND RELATED PARTY TRANSACTIONS (CONTINUED)

Investment Transaction with Dr. Dent – August 2020

On August 20, 2020, the Company entered into the Contribution Agreement with the Trusts and Michael T. Dent, the Chief Executive Officer and Chairman of the board of directors of the Company. Pursuant to the Contribution Agreement, the Trusts contributed an aggregate of 76,026 shares of common stock of NeoGenomics, Inc. with a fair value of $3,066,889 to the Company. In consideration for the foregoing, the Company issued the Trusts an aggregate of 2,750,000 shares of the Company’s newly designated Series B Preferred stock and an aggregate of 24,522,727 shares of the Company’s common stock.

Beginning on December 31, 2022, each share of Series B Preferred Stock is convertible into five shares of the Company’s common stock, subject to customary anti-dilution adjustments, including in the event of any stock split. The Series B Preferred Stock ranks senior to the common stock. Upon a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets of the Company available for distribution to its stockholders will be distributed to holders of Series B Preferred Stock on an as converted basis and pro rata with the holders of common stock. Holders of Series B Preferred Stock are also entitled to participate in dividends declared or paid on the common stock on an as-converted basis.

The holders of Series B Preferred Stock generally are entitled to vote with the holders of the shares of common stock on all matters submitted for a vote of holders of shares of common stock (voting together with the holders of shares of common stock as one class). The holder of the shares of Preferred B Stock shall have that number of votes (identical in every other respect to the voting rights of the holders of common stock entitled to vote at any regular or special meeting of the shareholders) equal to 100 shares of common stock for each share of Preferred B Preferred Stock held (which shall never be deemed less than 51% of the vote required to approve any action), which Nevada law provides may or must be approved by vote or consent of the holders of common stock or the holders of other securities entitled to vote, if any.

Other Related Transactions

During the years ended December 31, 2021 and 2020, the Company paid Dr. Dent’s spouse $145,192 and $132,864, respectively, in consulting fees pursuant to a consulting agreement.

NOTE 13 – GOVERNMENT AND VENDOR NOTES PAYABLE

Government and vendor notes payable as of December 31, 2021 and 2020 were comprised of the following:

	December 31,
	2021	2020

PPP loans	$—	$632,826
Disaster relief loans	450,000	450,000
Vendor note	—	51,109
Total government and vendor notes payable	450,000	1,133,935
Less: long term portion	(450,000)	(722,508)
Government and vendor notes payable, current portion	$—	$411,427

During May and June 2020, the Company and certain of its subsidiaries received an aggregate of $621,069 in loans under the PPP. The Company also acquired a PPP loan in the MOD acquisition with an inception date of April 3, 2020 and a face value of $11,757. The PPP loans, administered by SBA, were issued under the Coronavirus Aid, Relief, and Economic Security Act, also known as the CARES Act. The loans bore interest at 1% per annum and were scheduled to mature in May and June 2022. Principal and interest payments were deferred for the first nine months of the loans. Pursuant to the terms of the PPP, principal amounts may be forgiven if loan proceeds are used for qualifying expenses as described in the CARES Act, including costs such as payroll, benefits, employer payroll taxes, rent and utilities. The entirety of the PPP loans outstanding, comprised of $632,826 principal and $6,503 accrued interest, was forgiven in May 2021. As a result of the forgiveness, the Company recognized a gain on extinguishment of debt in the amount of $632,826 and interest income of $6,503 during the year ended December 31, 2021.

During June, July and August 2020, the Company and its subsidiaries received an aggregate of $450,000 in Disaster Relief Loans from the SBA. The loans bear interest at 3.75% per annum and mature 30 years from issuance. Mandatory principal and interest payments were originally scheduled to begin 12 months from the inception date of each loan and were subsequently extended by the SBA until 24 months from the inception date.

HEALTHLYNKED CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 13 – GOVERNMENT AND VENDOR NOTES PAYABLE (CONTINUED)

In connection with the October 19, 2020 of MOD, the Company acquired a note payable to MOD’s primary product vendor with a remaining principal balance of $79,002 as of the acquisition date and $51,109 as of December 31, 2020. The vendor note was paid in full during the first quarter of 2021.

Interest accrued on government and vendor notes payable as of December 31, 2021 and 2020 was $24,723 and $12,240, respectively. Interest expense on the loans was $13,010 and $12,240 for the years ended December 31, 2021 and 2020, respectively.

NOTE 14 – CONVERTIBLE NOTES PAYABLE

Convertible notes payable as of December 31, 2021 and 2020 were comprised of the following:

	December 31,
	2021	2020

$550k Note - July 2016	$—	$719,790
$50k Note - July 2016	—	71,611
$111k Note - May 2017	—	120,659
$357.5k Note - April 2019	—	424,290
	—	1,336,350
Less: unamortized discount	—	—
Convertible notes payable, net of original issue discount and debt discount	$—	$1,336,350

HEALTHLYNKED CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 14 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

Interest expense and amortization of debt discount recognized on each convertible note outstanding during the years ended December 31, 2021 and 2020 are shown in the following table. There were no unamortized discounts as of December 31, 2021 or 2020 related to convertible notes payable.

	Interest Expense		Amortization of Debt Discount
	Years Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020

$550k Note - July 2016	$2,351	$62,775	$—	$—
$50k Note - July 2016	219	4,986	—	—
$111k Note - May 2017	333	(909)	—	—
$357.5k Note - April 2019	1,469	37,950	—	—
$154k Note - June 2019	—	46	—	1,093
$67.9k Note - July 2019	—	707	—	7,252
$67.9k Note II - July 2019	—	177	—	2,813
$78k Note III - July 2019	—	492	—	6,208
$230k Note - July 2019	—	3,041	—	58,527
$108.9k Note - August 2019	—	2,564	—	21,038
$142.5k Note - October 2019	—	12,882	—	92,663
$103k Note V - October 2019	—	2,653	—	29,143
$108.9k Note II - October 2019	—	3,970	—	33,205
$128.5k Note - October 2019	—	5,149	—	51,705
$103k Note VI - November 2019	—	3,527	—	39,450
$78.8k Note II - December 2019	—	3,344	—	27,111
$131.3k Note - January 2020	—	6,545	—	16,205
$78k Note IV - January 2020	—	3,975	—	14,955
$157.5k Note - March 2020	—	7,681	—	20,044
$157.5k Note II - April 2020	—	6,688	—	21,436
$135k Note - April 2020	—	5,585	—	17,718
$83k Note II - April 2020	—	3,752	—	13,767
$128k Note - April 2020	—	4,945	—	18,097

	$4,372	$182,525	$—	$492,430

Certain of the Company’s convertible notes payable are also carried at fair value and revalued at each period end, with changes to fair value recorded to the statement of operations under “Change in Fair Value of Debt.” The changes in fair value during the years ended December 31, 2021 and 2020 and the fair value as of such instruments as of December 31, 2021 and 2020 were as follows:

	Change in Fair Value of Debt		Fair Value of Debt as of
	Years Ended December 31,		December 31,
	2021	2020	2021	2020

$550k Note - July 2016	$10,344	$171,780	$—	$719,790
$50k Note - July 2016	1,017	14,745	—	71,611
$111k Note - May 2017	1,706	18,812	—	120,659
$357.5k Note - April 2019	6,179	95,562	—	424,290

	$19,246	$300,899	$—	$1,336,350

HEALTHLYNKED CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 14 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

Extension and Conversion – January 2021

On January 6, 2021, the holder of the Company’s four remaining fixed rate convertible promissory notes with a face value of $1,038,500 – comprised of a $550,000 6% fixed convertible secured promissory note dated July 7, 2016 (the “$550k Note”), a $50,000 10% fixed convertible commitment fee promissory note dated July 7, 2016 (the “$50k Note”), $81,000 of principal remaining on a $111,000 10% fixed convertible secured promissory note dated May 22, 2017 (the “$111k Note”), and a $357,500 10% fixed convertible note dated April 15, 2019 (the “$357.5k Note” and together with the $550k Note, the $50k Note and the $111k Note, the “Remaining Notes”) – agreed to extend the maturity date on the Remaining Notes to January 14, 2021. In exchange for the extension, the Company agreed to extend the expiration date of 3,508,333 existing warrants held by the holder (the “Extended Warrants”) from dates between July 2021 and March 2022 until March 2023. Because the fair value of consideration issued was greater than 10% of the present value of the remaining cash flows under the modified Remaining Notes, the transaction was treated as a debt extinguishment and reissuance of new debt instruments pursuant to the guidance of ASC 470-50. A loss on debt extinguishment was recorded in the amount of $126,502 in the year ended December 31, 2021, equal to the incremental fair value of the Extended Warrants before and after the modification.

On January 14, 2021, the Company and the holder of the Remaining Notes entered into a series of agreements pursuant to which (i) the holder agreed to convert the full face value of $1,038,500 and $317,096 of accrued interest on the Remaining Notes into 13,538,494 shares of common stock pursuant to the original conversion terms of the underlying notes, (ii) the holder agreed to a 180-day leak out provision, whereby, from and after January 14, 2021, it may not sell in shares of the Company’s common stock in excess of 5% of the Company’s daily trading volume for the first 90 days and 10% of the Company’s daily volume for the next 90 days, subject to certain exceptions, (iii) the holder agreed to release all security interests and share reserves related to the Remaining Notes, and (iv) the Company issued to the holder a new five-year warrant to purchase 13,538,494 shares of common stock at an exercise price of $0.30 per share. In connection with the conversion, the Company recognized a loss on debt extinguishment of $5,463,492 in the year ended December 31, 2021, representing the excess of the fair value of the shares and warrant issued at conversion over the carrying value of the host instrument and accrued interest.

Convertible Note Payable ($550,000) – July 2016

On July 7, 2016, the Company entered into a 6% fixed convertible secured promissory note with an investor with a face value of $550,000. The $550k Note and related interest was convertible into shares of common stock at the discretion of the note holder at a fixed price of $0.08 per share of the Company’s common shares and was secured by all of the Company’s assets. The $550k Note was scheduled to mature on January 14, 2021. The $550k Note was carried at fair value due to an extinguishment and reissuance recorded in 2017 and was revalued at each period end, with changes to fair value recorded to the statement of operations under “Change in Fair Value of Debt.” The holder converted the full principal of $550,000, plus $180,129 of accrued interest, into 9,126,610 shares of common stock on January 14, 2021.

Convertible Note Payable ($50,000) – July 2016

On July 7, 2016, the Company entered into a 10% fixed convertible commitment fee promissory note with an investor with a face value of $50,000. The $50k Note was scheduled to mature on January 14, 2021. The $50k note was issued as a commitment fee payable to the Investment Agreement investor in exchange for the investor’s commitment to enter into the Investment Agreement, subject to registration of the shares underlying the Investment Agreement. The $50k Note and related interest was convertible into shares of common stock at the discretion of the note holder at a fixed price of $0.10 per share. The $50k Note was carried at fair value due to an extinguishment and reissuance recorded in 2017 and is revalued at each period end, with changes to fair value recorded to the statement of operations under “Change in Fair Value of Debt.” The holder converted the full principal of $50,000 plus $22,630 of accrued interest into 726,302 shares of common stock on January 14, 2021.

HEALTHLYNKED CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 14 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

Convertible Note Payable ($111,000) – May 2017

On May 22, 2017, the Company entered into a 10% fixed convertible secured promissory note with an investor with a face value of $111,000. The $111k Note and related interest was convertible into shares of common stock at the discretion of the note holder at a fixed price of $0.15 per share and was secured by all of the Company’s assets. The Company received $100,000 net proceeds from the note after an $11,000 original issue discount. At inception, the investors were also granted a five-year warrant to purchase 133,333 shares of common stock at an exercise price of $0.75 per share. The $111k Note was scheduled to mature on January 14, 2021. On February 6, 2020, the holder of the $111k Note converted $30,000 principal on the note into 448,029 shares of common stock. In connection with the conversion, the Company recognized a loss on debt extinguishment of $25,394 in the year ended December 31, 2020, representing the excess of the fair value of the shares issued at conversion over the carrying value of the portion of the host instrument and the bifurcated conversion feature converted. The holder converted the remaining principal of $81,000 plus $180,129 of accrued interest into 815,787 shares of common stock on January 14, 2021.

Convertible Note Payable ($357,500) – April 2019

On April 15, 2019, the Company issued a fixed convertible note with a face value of $357,500 (the “$357.5k Note”). The $357.5k Note had an interest rate of 10%, matured on December 31, 2020, and was convertible into common stock by the holder at any time, subject to a 9.99% beneficial ownership limitation, at a fixed conversion price per share of $0.15, or 2,383,333 shares. The holder converted the full principal of $357,500 plus $72,969 of accrued interest into 2,869,795 shares on January 14, 2021.

Convertible Note Payable ($154,000) – June 2019

On June 3, 2019, the Company issued a $154,000 convertible note (the “$154k Note”). On January 8, 2020, the holder converted the remaining unpaid principal balance of $50,000 and accrued interest of $8,572 into 968,390 shares of common stock. In connection with the conversion, the Company recognized a loss on debt extinguishment of $125,865 in the year ended December 31, 2020, representing the excess of the fair value of the shares issued at conversion over the carrying value of the portion of the host instrument and the bifurcated conversion feature converted.

Convertible Note Payable ($67,925) – July 2019

On July 11, 2019, the Company issued a $67,925 convertible note (the “$67.9k Note I”). During January and February 2020, the holder converted the full principal of $67,925 and accrued interest of $3,926 into 885,847 shares of common stock. In connection with the conversion, the Company recognized a loss on debt extinguishment of $55,117 in the year ended December 31, 2020, representing the excess of the fair value of the shares issued at conversion over the carrying value of the portion of the host instrument and the bifurcated conversion feature converted.

Convertible Note Payable ($67,925) – July 2019

On July 11, 2019, the Company issued a second $67,925 convertible note (the “$67.9k Note II”). On January 14, 2020, the Company prepaid the balance on the $67.9k Note II, including accrued interest, for a one-time cash payment of $89,152. In connection with the repayment, the Company recognized a loss on debt extinguishment of $26,890 in the year ended December 31, 2020, equal to the excess of the payment amount over the carrying value of the note, derivative embedded conversion feature and accrued interest.

Convertible Note Payable ($78,000) – July 2019

On July 16, 2019, the Company issued a $78,000 convertible note (the “$78k Note III”). On January 23, 2020, the Company prepaid the balance on the $78k Note III, including accrued interest, for a one-time cash payment of $102,388. In connection with the repayment, the Company recognized a loss on debt extinguishment of $31,432 in the year ended December 31, 2020, equal to the excess of the payment amount over the carrying value of the note, derivative embedded conversion feature and accrued interest.

HEALTHLYNKED CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 14 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

Convertible Note Payable ($230,000) – July 2019

On July 18, 2019, the Company issued a convertible note with a face value of $230,000 (the “$230k Note”). During the first quarter of 2020, the holder converted $80,000 of principal and $4,373 of accrued interest on the note into 1,236,668 shares of Company common stock and the Company repaid principal of $150,000 and accrued interest of $9,128 for cash payments totaling $181,554. The note was retired upon these conversions and repayments. In connection with the conversions and repayments, the Company recognized a loss on debt extinguishment of $112,498 in the year ended December 31, 2020, equal to the excess of the cash payment amount and the fair value of the shares issued at conversion over the carrying value of the note, derivative embedded conversion feature and accrued interest.

Convertible Note Payable ($108,947) – August 2019

On August 26, 2019, the Company issued a convertible note with a face value of $108,947 (the “$108.9k Note”). During the year ended December 31, 2020, the holder converted the full principal of $108,947 and accrued interest of $6,354 into 2,650,251 shares of Company common stock. In connection with the conversions, the Company recognized a loss on debt extinguishment of $161,617 in the year ended December 31, 2020, representing the excess of the fair value of the shares issued at conversion over the carrying value of the portion of the host instrument and the bifurcated conversion feature converted.

Convertible Note Payable ($103,000) – October 2019

On October 1, 2019, the Company issued a $103,000 convertible note (the “$103k Note V”). On April 3, 2020, the Company prepaid the balance on the $103k Note V, including accrued interest, for a one-time cash payment of $135,205. In connection with the repayment, the Company recognized a loss on debt extinguishment of $43,777 in the year ended December 31, 2020, equal to the excess of the payment amount over the carrying value of the note, derivative embedded conversion feature and accrued interest.

Convertible Note Payable ($142,500) – October 2019

On October 1, 2019, the Company issued a $142,500 convertible note (the “$142.5k Note”). On August 25, 2020, the holder converted the full principal of $142,500 and accrued interest of $14,250 into 2,855,191 shares of Company common stock. In connection with the conversions, the Company recognized a loss on debt extinguishment of $305,100 in the year ended December 31, 2020, representing the excess of the fair value of the shares issued at conversion over the carrying value of the portion of the host instrument and the bifurcated conversion feature converted.

Convertible Note Payable ($108,947) – October 2019

On October 30, 2019, the Company issued a convertible note with a face value of $108,947 (the “$108.9k Note II”). During May and June 2020, the holder converted the full principal of $108,947 and accrued interest of $5,821 into 1,954,870 shares of Company common stock. In connection with the conversions, the Company recognized a loss on debt extinguishment of $76,895 in the year ended December 31, 2020, representing the excess of the fair value of the shares issued at conversion over the carrying value of the portion of the host instrument and the bifurcated conversion feature converted.

Convertible Note Payable ($128,500) – October 2019

On October 30, 2019, the Company issued a $128,500 convertible note (the “$128.5k Note”). During May and June 2020, the holder converted the full principal of $128,500 and accrued interest of $8,832 into 3,197,877 shares of Company common stock. In connection with the conversion, the Company recognized a loss on debt extinguishment of $154,248 in the year ended December 31, 2020, representing the excess of the fair value of the shares issued at conversion over the carrying value of the portion of the host instrument and the bifurcated conversion feature converted.

Convertible Note Payable ($103,000) – November 2019

On November 4, 2019, the Company issued a $103,000 convertible note (the “$103k Note VI”). On May 4, 2020, the Company prepaid the balance on the $103k Note VI, including accrued interest, for a one-time cash payment of $135,099. In connection with the repayment, the Company recognized a loss on debt extinguishment of $45,077 in the year ended December 31, 2020, equal to the excess of the payment amount over the carrying value of the note, derivative embedded conversion feature and accrued interest.

HEALTHLYNKED CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 14 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

Convertible Note Payable ($78,750) – December 2019

On December 2, 2019, the Company issued a $78,750 convertible note (the “$78.8k Note”). On June 3, 2020, the Company prepaid the balance on the $78.8k Note, including accrued interest, for a one-time cash payment of $103,359. In connection with the repayment, the Company recognized a loss on debt extinguishment of $37,554 in the year ended December 31, 2020, equal to the excess of the payment amount over the carrying value of the note, derivative embedded conversion feature and accrued interest.

Convertible Note Payable ($131,250) – January 2020

On January 13, 2020, the Company issued a $131,250 convertible note (the “$131.3k Note”). On July 13, 2020, the Company prepaid the balance on the $131.3k Note, including accrued interest, for a one-time cash payment of $172,108. In connection with the repayment, the Company recognized a loss on debt extinguishment of $24,663 in the year ended December 31, 2020, equal to the excess of the payment amount over the carrying value of the note, derivative embedded conversion feature and accrued interest.

Convertible Note Payable ($78,000) – January 2020

On January 16, 2020, the Company issued a $78,000 convertible note (the “$78k Note IV”). On July 20, 2020, the Company prepaid the balance on the $78k Note IV, including accrued interest, for a one-time cash payment of $102,308. In connection with the repayment, the Company recognized a loss on debt extinguishment of $9,104 in the year ended December 31, 2020, equal to the excess of the payment amount over the carrying value of the note, derivative embedded conversion feature and accrued interest.

Convertible Note Payable ($157,500) – March 2020

On March 10, 2020, the Company issued a $157,500 convertible note (the “$157.5k Note”). On September 4, 2020, the Company prepaid the balance on the $157.5k Note, including accrued interest, for a one-time cash payment of $206,314. In connection with the repayment, the Company recognized a loss on debt extinguishment of $28,150 in the year ended December 31, 2020, equal to the excess of the payment amount over the carrying value of the note, derivative embedded conversion feature and accrued interest.

Convertible Note Payable ($157,500) – April 2020

On April 2, 2020, the Company issued a $157,500 convertible note (the “$157.5k Note II”). On September 4, 2020, the Company prepaid the balance on the $157.5k Note, including accrued interest, for a one-time cash payment of $205,235. In connection with the repayment, the Company recognized a loss on debt extinguishment of $31,490 in the year ended December 31, 2020, equal to the excess of the payment amount over the carrying value of the note, derivative embedded conversion feature and accrued interest.

Convertible Note Payable ($135,000) – April 2020

On April 6, 2020, the Company issued a $135,000 convertible note (the “$135k Note”). On September 4, 2020, the Company prepaid the balance on the $135k Note, including accrued interest, for a one-time cash payment of $175,592. In connection with the repayment, the Company recognized a loss on debt extinguishment of $18,479 in the year ended December 31, 2020, equal to the excess of the payment amount over the carrying value of the note, derivative embedded conversion feature and accrued interest.

Convertible Note Payable ($83,000) – April 2020

On April 6, 2020, the Company issued an $83,000 convertible note (the “$83k Note”). On September 18, 2020, the Company prepaid the balance on the $83k Note, including accrued interest, for a one-time cash payment of $108,127. In connection with the repayment, the Company recognized a loss on debt extinguishment of $13,012 in the year ended December 31, 2020, equal to the excess of the payment amount over the carrying value of the note, derivative embedded conversion feature and accrued interest.

Convertible Note Payable ($128,000) – April 2020

On April 30, 2020, the Company issued a $128,000 convertible note (the “$128k Note”). On September 18, 2020, the Company prepaid the balance on the $128k Note, including accrued interest, for a one-time cash payment of $165,962. In connection with the repayment, the Company recognized a loss on debt extinguishment of $21,000 in the year ended December 31, 2020, equal to the excess of the payment amount over the carrying value of the note, derivative embedded conversion feature and accrued interest.

HEALTHLYNKED CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 15 – DERIVATIVE FINANCIAL INSTRUMENTS

Derivative financial instruments are comprised of the fair value of embedded conversion features (“ECFs”) in convertible promissory notes for which the conversion rate is not fixed, but instead is adjusted based on a discount to the market price of the Company’s common stock. The fair market value of the ECF derivative liabilities was calculated at inception of each convertible promissory note for which the conversion rate is not fixed and allocated to the respective convertible notes, with any excess recorded as a charge to “Financing cost.” Derivative financial instruments are revalued at the end of each period, with the change in value recorded to “Change in fair value of on derivative financial instruments.”

Derivative financial instruments and changes thereto recorded in the years ended December 31, 2021 and 2020 include the following:

	Years Ended December 31,
	2021	2020

Balance, beginning of period	$—	$991,288
Inception of derivative financial instruments	—	211,498
Change in fair value of derivative financial instruments	—	(739,485)
Conversion or extinguishment of derivative financial instruments	—	(463,301)

Balance, end of period	$—	$—

Fair market value of the derivative financial instruments was measured using the following assumptions:

	Years Ended December 31,
	2021	2020

Pricing model utilized	Binomial Lattice	Binomial Lattice
Risk free rate range	—	0.05% to 1.61%
Expected life range (in years)	—	0.14 to 1.00
Volatility range	—	117.48% to 144.51%
Dividend yield	—	0.00%

In addition, specific assumptions regarding investor exercise behavior were used in the above periods, including probability assumptions related to estimated exercise behavior. The entire amount of derivative instrument liabilities is classified as current due to the fact that settlement of the derivative instruments could be required within twelve months of the balance sheet date.

During 2020, the Company retired all convertible notes for which the conversion rate was adjusted based on a discount to the market price of the Company’s common stock, which gave rise to ECF-related derivative financial instruments. Accordingly, the Company had no further derivative financial instruments outstanding as of December 31, 2021 or 2020.

HEALTHLYNKED CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 16 – SHAREHOLDERS’ EQUITY (DEFICIT)

Registered Direct Offering – August 2021

On August 26, 2021, the Company entered into a securities purchase agreement with a certain institutional investor (the “Purchaser”) pursuant to which the Company agreed to sell in a registered direct offering (the “Registered Direct Offering”) 3,703,704 shares of the Company’s common stock to the Purchaser at an offering price of $0.54 per share and issue associated warrants. In a concurrent private placement, the Company also sold to the Purchaser unregistered warrants (the “Warrants”) to purchase up to an aggregate of 1,851,852 shares of common stock, representing 50% of the shares of common stock that may be purchased in the Registered Direct Offering. The Warrants are exercisable at an exercise price of $0.65 per share, are exercisable immediately upon issuance and have a term of exercise equal to five years from the date of issuance. The Company also issued compensation warrants to its placement agent to purchase up to 269,269 shares of common stock, equal to 8.0% of the aggregate number of shares of common stock placed in the Registered Direct Offering. The placement agent warrants have a term of five (5) years from the commencement of sales under the Registered Direct Offering and an exercise price of $0.675 per share of common stock (equal to 125% of the offering price per share of common stock). The Company received net proceeds from the sale of shares of common stock, after deducting placement agent fees and other offering expenses payable by the Company, of $1,719,921. The transactions closed on August 31, 2021.

Investment Transaction – August 2020

On August 20, 2020, the Company entered into the Contribution Agreement with the Trusts and Michael T. Dent, the Chief Executive Officer and Chairman of the board of directors of the Company. Pursuant to the Contribution Agreement, the Trusts contributed an aggregate of 76,026 shares of common stock of NeoGenomics, Inc. with a fair value of $3,066,889 to the Company. In consideration for the foregoing, the Company issued the Trusts an aggregate of 2,750,000 shares of the Company’s newly designated Series B Preferred stock and an aggregate of 24,522,727 shares of the Company’s common stock.

Beginning on December 31, 2022, each share of Series B Preferred Stock is convertible into five shares of the Company’s common stock, subject to customary anti-dilution adjustments, including in the event of any stock split. The Series B Preferred Stock ranks senior to the common stock. Upon a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets of the Company available for distribution to its stockholders will be distributed to holders of Series B Preferred Stock on an as converted basis and pro rata with the holders of common stock. Holders of Series B Preferred Stock are also entitled to participate in dividends declared or paid on the common stock on an as-converted basis.

The holders of Series B Preferred Stock generally are entitled to vote with the holders of the shares of common stock on all matters submitted for a vote of holders of shares of common stock (voting together with the holders of shares of common stock as one class). The holder of the shares of Preferred B Stock shall have that number of votes (identical in every other respect to the voting rights of the holders of common stock entitled to vote at any regular or special meeting of the shareholders) equal to 100 shares of common stock for each share of Preferred B Preferred Stock held (which shall never be deemed less than 51% of the vote required to approve any action), which Nevada law provides may or must be approved by vote or consent of the holders of common stock or the holders of other securities entitled to vote, if any.

At inception of the transaction, the Company recognized a beneficial conversion feature in the amount of $825,000, representing the difference between (i) the intrinsic price per share of the Series B Preferred based on the portion of proceeds allocated to the fair value of the Series B Preferred, and (ii) the fair value of the Company’s common stock. The beneficial conversion feature is being amortized as a deemed dividend from the inception date of the transaction through the end of the Series B Preferred conversion restriction on December 31, 2022. Amortization of the beneficial conversion feature is reflected in loss available to common stockholders on the statement of operations and totaled $117,857 in the year ended December 31, 2020. Further, since the Company have negative retained earnings, so there is no change to APIC or anywhere else in net equity from the deemed dividend and therefore nothing to show on the statement of equity.

Private Placements

During the year ended December 31, 2021, the Company sold 13,161,943 shares of common stock in 53 separate private placement transactions. The Company received $4,328,725 in proceeds from the sales. In connection with these stock sales, the Company also issued 6,581,527 five-year warrants to purchase shares of common stock at exercise prices between $0.27 and $1.05 per share.

During the year ended December 31, 2020, the Company sold 7,022,867 shares of common stock in 21 separate private placement transactions and received $698,000 in proceeds from the sales. In connection with the stock sales, the Company also issued 3,511,444 five-year warrants to purchase shares of common stock at exercise price between $0.16 and $0.27 per share.

HEALTHLYNKED CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 16 – SHAREHOLDERS’ EQUITY (DEFICIT) (CONTINUED)

Investment Agreement Draws

During the years ended December 31, 2021 and 2020, the Company issued 3,006,098 and 5,797,348 common shares, respectively, pursuant to draws made by the Company under the Investment Agreement and received an aggregate of $900,636 and $489,286, respectively, in net proceeds from the draws.

Shares issued to Consultants

During the years ended December 31, 2021 and 2020, the Company issued 2,998,122 and 1,114,861 common shares, respectively, to consultants for services rendered. In connection with the issuances, the Company recognized expenses totaling $495,246 and $206,483 in the years ended December 31, 2021 and 2020, respectively.

Common Stock Issuable

As of December 31, 2021 and 2020, the Company was obligated to issue the following shares:

	December 31, 2021		December 31, 2020
	Amount	Shares	Amount	Shares

Shares issuable to consultants, employees and directors	$282,347	719,366	$262,273	2,150,020

Stock Warrants

Transactions involving our stock warrants during the years ended December 31, 2021 and 2020 are summarized as follows:

	2021		2020
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Number	Price	Number	Price
Outstanding at beginning of the period	51,352,986	$0.17	47,056,293	$0.17
Granted during the period	22,421,026	$0.39	3,582,873	$0.20
Contractual adjustments to number of warrant shares during the period	—	$—	1,949,535	$0.08
Exercised during the period	(13,637,020)	$(0.18)	(1,185,715)	$(0.07)
Expired during the period	(340,000)	$(0.23)	(50,000)	$(0.40)
Outstanding at end of the period	59,796,992	$0.25	51,352,986	$0.17

Exercisable at end of the period	59,796,992	$0.25	51,352,986	$0.17

Weighted average remaining life	3.2 years		3.1 years

HEALTHLYNKED CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 16 – SHAREHOLDERS’ EQUITY (DEFICIT) (CONTINUED)

The following table summarizes information about the Company’s stock warrants outstanding as of December 31, 2021:

Warrants Outstanding				Warrants Exercisable
		Weighted-
		Average	Weighted-		Weighted-
		Remaining	Average		Average
Exercise	Number	Contractual	Exercise	Number	Exercise
Prices	Outstanding	Life (years)	Price	Exercisable	Price
$0.0001 to 0.09	14,789,573	3.0	$0.07	14,789,573	$0.07
$0.10 to 0.24	9,474,380	2.7	$0.17	9,474,380	$0.17
$0.25 to 0.49	31,666,448	3.3	$0.31	31,666,448	$0.31
$0.50 to 1.05	3,866,591	4.1	$0.67	3,866,591	$0.67
$0.05 to 1.00	59,796,992	3.2	$0.25	59,796,992	$0.25

During the years ended December 31, 2021 and 2020, the Company issued 22,421,026 and 3,582,873 warrants, respectively, the aggregate grant date fair value of which was $5,823,476 and $231,800, respectively. The fair value of the warrants was calculated using the following range of assumptions:

	2021	2020
Pricing model utilized	Binomial Lattice	Binomial Lattice
Risk free rate range	0.38% to 0.97%	0.19% to 1.59%
Expected life range (in years)	3.00 to 5.00 years	5.00 years
Volatility range	169.53% to 193.21%	119.69% to 132.19%
Dividend yield	0.00%	0.00%

In addition, specific assumptions regarding investor exercise behavior were used in 2020, including probability assumptions related to estimated exercise behavior. During the years ended December 31, 2021 and 2020, the Company recognized deemed dividends of $-0- and $328,179 related to a down round price protection feature in two separate outstanding warrants. The deemed dividend represented the incremental fair value of the warrant before and after giving consideration to the price protection feature. The warrants were exercised in full during 2020 and first quarter 2021. Following the exercise, the Company had no additional outstanding warrants with a down round provision.

During the year ended December 31, 2021, the Company received $333,750 upon the exercise of 3,065,278 warrants with exercise prices between $0.09 and $0.15. Additionally, the Company issued 9,047,332 shares upon cashless exercise of 10,571,742 warrant shares exercised using a cashless exercise feature in settlement of litigation and other disputes amounts totaling $614,221 that had been accrued in 2020.

During the year ended December 31, 2020, the Company issued 927,398 common shares upon exercise of 1,185,715 warrant shares exercised using a cashless exercise feature.

Employee Equity Incentive Plans

On January 1, 2016, the Company adopted the 2016 Employee Equity Incentive Plan (the “2016 EIP”) for the purpose of having equity awards available to allow for equity participation by its employees. The 2016 EIP allowed for the issuance of up to 15,503,680 shares of the Company’s common stock to employees, which may be issued in the form of stock options, stock appreciation rights, or common shares. The 2016 EIP was governed by the Company’s board, or a committee that may be appointed by the board in the future. The plan expired during 2021 but allows for the prospective issuance of shares of common stock subject to vesting of awards made prior to expiration of the plan.

On September 9, 2021, the Company adopted the 2021 Employee Equity Incentive Plan (the “2021 EIP” and, together with the 2016 EIP, the “EIPs”) for the purpose of having equity awards available to allow for equity participation by its employees. The 2021 EIP allows for the issuance of up to 20,000,000 shares of the Company’s common stock to employees, which may be issued in the form of stock options, stock appreciation rights, or common shares. The 2021 EIP is governed by the Company’s board, or a committee that may be appointed by the board in the future.

HEALTHLYNKED CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 16 – SHAREHOLDERS’ EQUITY (DEFICIT) (CONTINUED)

Amounts recognized in the financial statements with respect to the Plans are as follows:

	2021	2020
Total cost of share-based payment plans during the year	$893,979	$564,667
Amounts capitalized in deferred equity compensation	$(165,000)	$—
Amounts charged against income for amounts previously capitalized	$13,750	$—
Amounts charged against income, before income tax benefit	$742,729	$564,667
Amount of related income tax benefit recognized in income	$—	$—

Stock Options

Stock options granted under the EIPs typically vest over a period of three to four years or based on achievement of Company and individual performance goals. The following table summarizes stock option activity as of and for the year ended December 31, 2021:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
Stock options	Number	Price	Term (Yrs.)	Value
Outstanding at January 1, 2020	3,269,250	$0.21	7.7	$74,320
Granted during the period	60,000	$0.09
Exercised during the period	—	$—
Forfeited during the period	(217,500)	$(0.26)

Outstanding at December 31, 2020	3,111,750	$0.20	6.7	$40,783
Granted during the period	580,000	$0.33
Exercised during the period	(145,500)	$(0.11)
Forfeited during the period	(90,000)	$(0.19)

Outstanding at December 31, 2021	3,456,250	$0.20	6.5	$873,096

Exercisable at December 31, 2021	2,597,500	$0.20	6.1	$710,548

As of December 31, 2021, there was $128,279 of total unrecognized compensation cost related to options granted under the Plans. That cost is expected to be recognized over a weighted-average period of 2.6 years.

The weighted-average grant-date fair value of options granted during the years ended December 31, 2021 and 2020 was $0.25 and $0.07, respectively. The total fair value of options vested during the years ended December 31, 2021 and 2020 was $157,652 and $104,841, respectively. The aggregate intrinsic value of share options exercised during the years ended December 31, 2021 and 2020 was $98,335 and $-0-, respectively. During the years ended December 31, 2021 and 2020, the Company received $16,450 upon the exercise of 145,500 options with exercise prices between $0.10 and $0.252. There were no options exercised during the year ended December 31, 2020.

The fair value of each stock option award is estimated on the date of grant using a binomial lattice option-pricing model based on the assumptions noted in the following table. The Company’s accounting policy is to estimate forfeitures in determining the amount of total compensation cost to record each period.

	2021	2020
Pricing model utilized	Binomial Lattice	Binomial Lattice
Risk free rate range	1.47% to 1.68%	0.54% to 0.63%
Expected life range (in years)	10.0 years	10.0 years
Volatility range	170.44% to 192.25%	117.46% to 134.36%
Dividend yield	0.00%	0.00%

HEALTHLYNKED CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 16 – SHAREHOLDERS’ EQUITY (DEFICIT) (CONTINUED)

The following table summarizes the status and activity of nonvested options issued pursuant to the EIPs as of and for the year ended December 31, 2021:

	2021		2020
		Weighted		Weighted
		Average		Average
		Grant Date		Grant Date
Stock options	Shares	Fair Value	Shares	Fair Value
Nonvested options outstanding at beginning of period	1,044,375	$0.21	1,636,250	$0.22
Granted	580,000	$0.25	60,000	$0.07
Vested	(707,500)	$(0.22)	(491,875)	$(0.21)
Forfeited	(58,125)	$(0.14)	(160,000)	$(0.21)
Nonvested options outstanding at end of period	858,750	$0.23	1,044,375	$0.21

Stock Grants

Stock grant awards made under the EIPs typically vest either immediately or over a period of up to four years. The following table summarizes stock grant activity as of and for the year ended December 31, 2021:

	2021		2020
		Weighted		Weighted
		Average		Average
		Grant Date		Grant Date
Stock Grants	Shares	Fair Value	Shares	Fair Value
Nonvested awards outstanding at beginning of period	200,000	$0.17	332,500	$0.17
Granted	1,496,861	$0.21	791,965	$0.13
Vested	(1,337,311)	$(0.19)	(836,965)	$(0.15)
Forfeited	(57,500)	$(0.16)	(87,500)	$(0.06)
Nonvested awards outstanding at end of period	302,050	$0.27	200,000	$0.17

As of December 31, 2021, there was $16,014 of total unrecognized compensation cost related to stock grants made under the Plans. That cost is expected to be recognized over a weighted-average period of 1.4 years. The weighted-average grant-date fair value of share grants made during the years ended December 31, 2021 and 2020 was $0.21 per share and $0.13 per share, respectively. The aggregate fair value of share grants that vested during the years ended December 31, 2021 and 2020 was $135,805 and $121,616, respectively.

The fair value of each stock grant is calculated using the closing sale price of the Company’s common stock on the date of grant using. The Company’s accounting policy is to estimate forfeitures in determining the amount of total compensation cost to record each period.

Liability-Classified Equity Instruments

During the year ended December 31, 2021, the Company made certain stock grants from the 2021 Plan that vest over a four-year period and that are settleable for a fixed dollar amount rather than a fixed number of shares. The original grant date fair value of the equity compensation was $165,000. The Company recognized an asset captioned “Deferred equity compensation” and an offsetting liability captioned as a “Liability-classified equity instrument.” Amortization of the asset in the years ended December 31, 2021 and 2020 was $13,750 and $-0-, respectively. The liability will be relieved to equity when shares are issued pursuant to prescribed vesting events.

HEALTHLYNKED CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 17 – CONTINGENT ACQUISITION CONSIDERATION

Contingent acquisition consideration as of December 31, 2021 and 2020 was comprised of the following:

	December 31,
	2021	2020

Fair value of HCFM contingent acquisition consideration	$172,124	$301,236
Fair value of CHM contingent acquisition consideration	276,529	682,661
Fair value of MOD contingent acquisition consideration	737,037	516,543
Total contingent acquisition consideration	1,185,690	1,500,440
Less: long term portion	(782,224)	(798,479)
Contingent acquisition consideration, current portion	$403,466	$701,961

Contingent acquisition consideration relates to future earn-out payments potentially payable related to the Company’s acquisitions of HCFM, CHM and MOD. The terms of the earn-outs related to each acquisition require the Company to pay the former owners additional acquisition consideration for the achievement of prescribed revenue and/or earnings targets for performance of the underlying business for up to four years after the respective acquisition date. Contingent acquisition consideration for each entity is recorded at fair value using a probability-weighted discounted cash flow projection. The fair value of the contingent acquisition consideration is remeasured at the end of each reporting period and changes are included in the statement of operations under the caption “Change in fair value of contingent acquisition consideration.” Gain (loss) from the change in fair value of contingent acquisition consideration was ($373,656) and $75,952 during the years ended December 31, 2021 and 2020, respectively.

Maturities of contingent acquisition consideration were as follows as of December 31, 2021:

2022	$403,466
2023	391,486
2024	390,738
$1,185,690

NOTE 18 – COMMITMENTS AND CONTINGENCIES

Contracts Related to Medicare Shared Savings Revenue

The Company acquired CHM and its subsidiary AHP on May 18, 2020. CHM and AHP combine to operate an ACO under the terms of the MSSP as administered by the CMS. The MSSP is a program created under the Affordable Care Act (the “ACA,” also known as “Obamacare”) designed to enhance the efficiency of healthcare provided to patients covered by Medicare. The program allows for the creation of ACOs, which are organizations that agree to take responsibility for the efficiency of healthcare services provided by a group of participating healthcare providers under Medicare. The ACO is held accountable for the efficiency of the healthcare services of its participating providers as measured against benchmarks prescribed in the MSSP and earns shared savings payments if such benchmarks are met.

The Company, via AHP, is party to a Medicare Shared Savings Program Accountable Care Organization Participation Agreement with the CMS that establishes AHP as an ACO. The agreement is effective through December 31, 2024. The Company must comply with the terms and conditions of the agreement in order to maintain its status as an ACO and generate shared savings revenue.

The Company, via CHM, is party to 33 separate participant agreements with participating providers that are members of the Company’s ACO with expiration dates between 2020 and 2024. These agreements include certain restrictions and requirements to which the participating providers must adhere in order to maintain participation in the ACO.

Supplier Concentration

The Company relies on a sole supplier for the fulfillment of all of its product sales made through MOD, which was acquired by the Company in October 2020.

HEALTHLYNKED CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 18 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

Service contracts

The Company carries various service contracts on its office buildings & certain copier equipment for repairs, maintenance and inspections. All contracts are short term and can be cancelled.

Litigation

On July 20, 2020, Empery Asset Master Ltd., Empery Tax Efficient, LP and Empery Tax Efficient II, LP, (“Empery”) filed a complaint against the Company in the Supreme Court of the State of New York. The Complaint alleged that the Company’s acquisition of CHM, in which the Company issued stock consideration of 2,240,838 common shares, triggered a change of control clause in warrants held by Empery that would allow Empery to demand cash value for their warrants. On January 15, 2021, Empery agreed to fully exercise warrants to purchase shares of the Company’s common stock held by them with respect to 8,000,000 warrants issued pursuant to a Securities Purchase Agreement dated July 22, 2018 (the “Empery Warrants”). The Empery Warrants were exercised pursuant to a reduction in the exercise price from $0.223 to $0.0296 via a cashless exercise provision contained in the original warrant agreements, which resulted in the issuance of 7,000,000 shares of the Company’s common stock. As a result of the exercise of the Empery Warrants, Empery and the Company entered into a stipulation of dismissal to dismiss with prejudice the litigation between Empery and the Company. Empery also agreed to a 180-day leak out provision, whereby it may not sell shares of the Company’s common stock issued pursuant to the Empery Warrant exercise after the effective date in excess of 5% of the Company’s daily trading volume for the first 90 days after issuance of the shares and 10% of the Company’s daily volume for the next 90 days. In connection with the settlement, the Company recognized litigation settlement expense and a related accrued liability of $265,714 in the year ended December 31, 2020, representing the difference in the fair value of the warrants before and after the modification in terms. During the year ended December 31, 2020, the Company recorded an additional loss on settlement of litigation and other dispute in the amount of $441,148 related to placement agent warrants issued in the same transaction that were exercised in March 2021.

On August 24, 2020, the Company entered into a settlement agreement in response to a complaint filed by Delaney Equity Group LLC seeking unpaid fees from a 2015 Advisor, Consulting and Investment Banking Agreement. Pursuant to the terms of the settlement, the Company agreed to make cash payments totaling $75,000 over a six-month period. The $75,000 was paid in full.

Leases

Maturities of operating lease liabilities were as follows as of December 31, 2021:

2022	$383,619
2023	273,844
Total lease payments	657,463
Less interest	(129,272)
Present value of lease liabilities	$528,191

Employment/Consulting Agreements

The Company has employment agreements with certain of its physicians, nurse practitioners and physical therapists in the Health Services division. The agreements generally call for a fixed salary at the beginning of the contract with a transaction to performance-based pay later in the contract.

On July 1, 2016, the Company entered into an employment agreement with Dr. Michael Dent, Chief Executive Officer and a member of the Board of Directors. Dr. Dent’s employment agreement continues until terminated by Dr. Dent or the Company. If Dr. Dent’s employment is terminated by the Company (unless such termination is “For Cause” as defined in his employment agreement), then upon signing a general waiver and release, Dr. Dent will be entitled to severance in an amount equal to 12 months of his then-current annual base salary, as well as the pro-rata portion of any bonus that would be due and payable to him. In the event that Dr. Dent terminates the employment agreement, he shall be entitled to any accrued but unpaid salary and other benefits up to and including the date of termination, and the pro-rata portion of any unvested time-based options up until the date of termination.

HEALTHLYNKED CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 18 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

On July 1, 2018, the Company entered into an agreement with Mr. George O’Leary, the Company’s Chief Financial Officer and a member of the Board of Directors. If Mr. O’Leary’s employment is terminated by the Company (unless such termination is “For Cause” as defined in his employment agreement), then upon signing a general waiver and release, Mr. O’Leary will be entitled to receive his base salary for a period of six months beginning on the date of termination. The agreement expires on June 30, 2022. In addition to a base salary, the agreement provided Mr. O’Leary with certain performance-based cash bonuses, stock grants, and stock option grants.

On May 18, 2020, the Company entered into separate 4-year consulting services agreements with each of the two principals of the ACO/MSO business acquired in May 2020 that call for each person to earn fixed annual consulting fees and a share of Medicare shared savings revenue, consulting revenue and overall profits generated by the underlying business.

NOTE 19 – INCOME TAXES

The tax reform bill that Congress voted to approve December 20, 2017, also known as the “Tax Cuts and Jobs Act”, made sweeping modifications to the Internal Revenue Code, including a much lower corporate tax rate, changes to credits and deductions, and a move to a territorial system for corporations that have overseas earnings. The act replaced the prior-law graduated corporate tax rate, which taxed income over $10 million at 35%, with a flat rate of 21%. Due to the continuing loss position of the Company, management believes changes from the “Tax Cuts and Jobs Act” should not be material in the periods presented.

The components of earnings before income taxes for the years ended December 31, 2021 and 2020 were as follows:

	Years Ended December 31,
	2021	2020
Loss before income taxes
Domestic	$(10,412,600)	$(5,755,300)
Foreign	—	—
Total loss before income taxes	$(10,412,600)	$(5,755,300)

Income tax provision (benefit) consists of the following for the years ended December 31, 2021 and 2020:

Years Ended December 31,
	2021	2020
Income tax provision (benefit)
Current
Federal	$—	$—
State	—	—
Foreign	—	—
Total current	—	—
Deferred
Federal	—	—
State	—	—
Foreign	—	—
Total deferred	—	—

Total income tax provision (benefit)	$—	$—

HEALTHLYNKED CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 19 – INCOME TAXES (CONTINUED)

A reconciliation of the income tax provision (benefit) by applying the statutory United States federal income tax rate to income (loss) before income taxes is as follows:

	Years Ended December 31,
	2021	2020
Rate Reconciliation
Expected tax at statutory rate	$(2,186,700)	$(1,208,600)
Permanent differences	1,041,000	354,200
State income tax, net of federal benefit	(192,100)	(143,300)
State rate change - federal impact	—	—
State rate change adjustment	—	—
Foreign taxes at rate different than US taxes	—	—
Current year change in valuation allowance	320,900	997,700
Prior year true-ups	1,016,900	—

Income tax provision (benefit)	$—	$—

Deferred tax assets and liabilities are provided for significant income and expense items recognized in different years for tax and financial reporting purposes. Temporary differences, which give rise to a net deferred tax asset is as follows:

	Years Ended December 31,
	2021	2020
Deferred Tax Assets (Liabilities) Detail
Net operating loss deferred tax asset	$4,882,000	$4,839,900
Gain from change in fair value of derivative financial instruments	(176,600)	(181,300)
Gain from change in fair value of contingent acquisition consideration	73,000	(18,600)
Loss from change in fair value of debt	93,600	93,600
Right of use lease asset	(129,200)	—
Lease liability	129,500	—
Stock compensation	182,100	—
Deferred tax assets (liabilities)	5,054,400	4,733,600
Valuation allowance	(5,054,400)	(4,733,600)
Net deferred tax assets (liabilities)	$—	$—

As of December 31, 2021 and 2020, the Company had available for income tax purposes approximately $19.9 million and $15.6 million respectively in federal and state net operating loss carry forwards, which may be available to offset future taxable income, of which $2.5 million expire in 2026 through 2027 and $17.4 million carry forward indefinitely. Due to the uncertainty of the utilization and recoverability of the loss carry-forwards and other deferred tax assets, Management has determined a full valuation allowance for the deferred tax assets, since it is more likely than not that the deferred tax assets will not be realizable.

Prior to 2014, the Company was an S-Corporation, as defined in the Internal Revenue Code. As an S-Corporation, income/losses were passed through to the stockholders for each year. During 2014, the Company failed to meet the requirements of an S-Corporation when it authorized and issued a second class of stock other than common stock. The S-Corporation requirements allow only one class of stock, among other certain requirements, to maintain S-Corporation status, as defined. The Company upon failing to maintain its S Corporation status became a C-Corporation during 2014. Prior year losses and up to the date that the Company lost its S-Corporation status are not available to the Company since such losses were passed through to qualified S-Corporation shareholders. The net operating loss (“NOL”) carryovers presented in this note are estimates based on the losses reported at December 31, 2018, 2017 and 2016. While such NOL carryovers could also be subject to IRC Section 382/383 change of ownership rules, management has not reviewed the Company’s ownership changes at the date of this filing. If an ownership change has occurred, the entire amount of Deferred Tax Assets could be limited or possibly eliminated. Based upon management’s assessment a full valuation allowance has been placed upon the net deferred tax assets, since it is more likely than not that such assets will not be realized. Therefore, no financial statement benefit has been taken for the deferred tax assets, as of the filing date.

The Company has not taken any uncertain tax positions on any of its open income tax returns filed through the period ended December 31, 2021. The Company’s methods of accounting are based on established income tax principles in the Internal Revenue Code and are reflected within its filed income tax returns on the accrual basis.

The Company re-assesses the validity of its conclusions regarding uncertain tax positions on a quarterly basis to determine if facts or circumstances have arisen that might cause the Company to change its judgment regarding the likelihood of a tax position’s sustainability under audit. The Company has determined that there were no uncertain tax positions for the years ended December 31, 2021 and 2020.

HEALTHLYNKED CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 20 – SEGMENT REPORTING

The Company has four reportable segments: Health Services, Digital Healthcare, ACO/MCO and Medical Distribution. Health Services division is comprised of the operations of (i) Naples Women’s Center (“NWC”), a multi-specialty medical group including OB/GYN (both Obstetrics and Gynecology), and General Practice, (ii) Naples Center for Functional Medicine (“NCFM”), a Functional Medical Practice acquired in April 2019 that is engaged in improving the health of its patients through individualized and integrative health care, and (iii) Bridging the Gap Physical Therapy (“BTG”), a physical therapy practice in Bonita Springs, FL that provides hands-on functional manual therapy techniques to speed patients’ recovery and manage pain without pain medication or surgery. The Company’s Digital Healthcare segment develops and plans to operate an online personal medical information and record archive system, the “HealthLynked Network,” which will enable patients and doctors to keep track of medical information via the Internet in a cloud-based system. The ACO/MSO Division is comprised of the business acquired with CHM, which assists physician practices in providing coordinated and more efficient care to patients via the MSSP as administered by the CMS, which rewards providers for efficiency in patient care. The Medical Distribution Division is comprised of the operations of MedOffice Direct LLC (“MOD”), a virtual distributor of discounted medical supplies selling to both consumers and medical practices throughout the United States acquired by the Company on October 19, 2020.

The Company evaluates performance and allocates resources based on profit or loss from operations before income taxes. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies.

Segment information for the year ended December 31, 2021 was as follows:

	Year Ended December 31, 2021
	Health Services	Digital Healthcare	ACO / MSO	Medical Distribution	Total
Revenue
Patient service revenue, net	$5,764,186	$—	$—	$—	$5,764,186
Medicare shared savings revenue	—	—	2,419,312	—	2,419,312
Consulting and event revenue	—	14,883	281,549	—	296,432
Product revenue	—	—	—	718,062	718,062
Total revenue	5,764,186	14,883	2,700,861	718,062	9,197,992

Operating Expenses
Practice salaries and benefits	3,114,991	—	—	—	3,114,991
Other practice operating expenses	2,349,279	—	—	—	2,349,279
Medicare shared savings expenses	—	—	2,413,205	—	2,413,205
Cost of product revenue	—	—	—	606,521	606,521
Selling, general and administrative expenses	—	4,681,448	—	248,220	4,929,668
Depreciation and amortization	109,689	4,567	—	713,440	827,696
Total Operating Expenses	5,573,959	4,686,015	2,413,205	1,568,181	14,241,360

Income (loss) from operations	$190,227	$(4,671,132)	$287,656	$(850,119)	$(5,043,368)

Other Segment Information
Interest expense (income)	$7,976	$11,268	$—	$(100)	$19,144
Loss (gain) on extinguishment of debt	$(502,959)	$5,471,884	$—	$(11,757)	$4,957,168
Change in fair value of debt	$—	$19,246	$—	$—	$19,246
Change in fair value of contingent acquisition consideration	$—	$373,656	$—	$—	$373,656

	December 31, 2021
Identifiable assets	$2,152,533	$3,450,332	$1,167,965	$2,775,621	$9,546,451
Goodwill	$—	$—	$381,856	$766,249	$1,148,105

HEALTHLYNKED CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 20 – SEGMENT REPORTING (CONTINUED)

Segment information for the year ended December 31, 2020 was as follows:

	Year Ended December 31, 2020
	Health Services	Digital Healthcare	ACO / MSO	Medical Distribution	Total
Revenue
Patient service revenue, net	$4,743,811	$—	$—	$—	$4,743,811
Medicare shared savings revenue	—	—	767,744	—	767,744
Consulting revenue	—	—	432,977	—	432,977
Product revenue	—	—	—	188,588	188,588
Total revenue	4,743,811	—	1,200,721	188,588	6,133,120

Operating Expenses
Practice salaries and benefits	2,581,481	—	—	—	2,581,481
Other practice operating expenses	2,149,118	—	—	—	2,149,118
Medicare shared savings expenses	—	—	1,017,494	—	1,017,494
Cost of product revenue	—	—	—	146,461	146,461
Selling, general and administrative expenses	—	3,017,115	—	45,914	3,063,029
Depreciation and amortization	107,341	2,379	—	137,646	247,366
Total Operating Expenses	4,837,940	3,019,494	1,017,494	330,021	9,204,949

(Loss) income from operations	$(94,129)	$(3,019,494)	$183,227	$(141,433)	$(3,071,829)

Other Segment Information
Interest expense	$40,070	$208,977	$—	$712	$249,759
Loss on sales of marketable securities	$—	$282,107	$—	$—	$282,107
Loss on extinguishment of debt	$—	$1,347,371	$—	$—	$1,347,371
Amortization of original issue and debt discounts on convertible notes	$—	$530,930	$—	$—	$530,930
Change in fair value of debt	$—	$381,835	$—	$—	$381,835
Change in fair value of derivative financial instruments	$—	$(739,485)	$—	$—	$(739,485)
Change in fair value of contingent acquisition consideration	$—	$(75,952)	$—	$—	$(75,952)
Litigation settlement expense	$—	$706,862	$—	$—	$706,862

	December 31, 2020
Identifiable assets	$2,120,714	$192,568	$1,115,148	$3,450,013	$6,878,443
Goodwill	$—	$—	$381,856	$766,249	$1,148,105

The Digital Healthcare made intercompany sales of $943 and $5,251 in the years ended December 31, 2021 and 2020, respectively, related to subscription revenue billed to and paid for by the Company’s physicians for access to the HealthLynked Network. The Medical Distribution segment made intercompany sales of $48,697 and $-0- in the years ended December 31, 2021 and 2020, respectively, related to medical products sold to practices in the Company’s Health Services segment. Intercompany revenue and the related costs are eliminated on consolidation.

NOTE 21 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of certain financial instruments, including cash and cash equivalents, accounts receivable and accounts payable, approximate their respective fair values due to the short-term nature of such instruments. The Company measures certain financial instruments at fair value on a recurring basis, including certain convertible notes payable and related party loans which were extinguished and reissued and are therefore subject to fair value measurement, derivative financial instruments arising from conversion features embedded in convertible promissory notes for which the conversion rate was not fixed, and equity-class. All financial instruments carried at fair value fall within Level 3 of the fair value hierarchy as their value is based on unobservable inputs. The Company evaluates its financial assets and liabilities subject to fair value measurements on a recurring basis to determine the appropriate level in which to classify them for each reporting period. This determination requires significant judgments to be made.

HEALTHLYNKED CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 21 – FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

The following table summarizes the conclusions reached regarding fair value measurements as of December 31, 2021 and 2020:

	As of December 31, 2021
	Level 1	Level 2	Level 3	Total
Liability-classified equity instruments	$—	$—	$162,500	$162,500
Contingent acquisition consideration	—	—	1,185,690	1,185,690

Total	$—	$—	$1,348,190	$1,348,190

	As of December 31, 2020
	Level 1	Level 2	Level 3	Total
Convertible notes payable	$—	$—	$1,336,350	$1,336,350
Contingent acquisition consideration	—	—	1,500,440	1,500,440

Total	$—	$—	$2,836,790	$2,836,790

The changes in Level 3 financial instruments that are measured at fair value on a recurring basis during the years ended December 31, 2021 and 2020 were as follows:

	Years Ended December 31,
	2021	2020

Convertible notes payable	$(19,246)	$(300,899)
Notes payable to related party	—	(80,936)
Derivative financial instruments	—	739,485
Contingent acquisition consideration	(373,656)	75,952

Total	$(392,902)	$433,602

NOTE 22 – SUBSEQUENT EVENTS

On March 16, 2022, the Company received a 6-month deferment of principal and interest payments on its $450,000 SBA loans. Installment payments are now scheduled to begin in December 2022.

HEALTHLYNKED CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2022	2021
ASSETS	(Unaudited)
Current Assets
Cash	$1,926,714	$3,291,646
Accounts receivable, net of allowance for doubtful accounts of $13,972 and $13,972 as of March 31, 2022 and December 31, 2021, respectively	78,127	86,287
Inventory	155,153	134,930
Prepaid expenses and other	85,695	137,630
Total Current Assets	2,245,689	3,650,493

Property, plant and equipment, net of accumulated depreciation of $308,480 and $283,512 as of March 31, 2022 and December 31, 2021, respectively	347,528	350,482
Intangible assets, net of accumulated amortization of $1,052,338 and $873,417 as of March 31, 2022 and December 31, 2021, respectively	4,701,200	4,880,121
Goodwill	1,148,105	1,148,105
Right of use lease assets	499,144	526,730
Deferred equity compensation and deposits	130,188	138,625

Total Assets	$9,071,854	$10,694,556

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Accounts payable and accrued expenses	$760,390	$790,843
Contract liabilities	33,348	72,838
Lease liability, current portion	294,442	288,966
Due to related party, current portion	300,600	300,600
Liability-classified equity instruments, current portion	35,625	61,250
Contingent acquisition consideration, current portion	317,757	403,466
Total Current Liabilities	1,742,162	1,917,963

Long-Term Liabilities
Government and vendor notes payable, long term portion	450,000	450,000
Liability-classified equity instruments, long term portion	101,250	101,250
Contingent acquisition consideration, long term portion	429,611	782,224
Lease liability, long term portion	204,762	239,225

Total Liabilities	2,927,785	3,490,662

Shareholders’ Equity
Common stock, par value $0.0001 per share, 500,000,000 shares authorized, 238,033,117 and 237,893,473 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	23,803	23,789
Series B convertible preferred stock, par value $0.001 per share, 20,000,000 shares authorized, 2,750,000 and 2,750,000 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	2,750	2,750
Common stock issuable, $0.0001 par value; 938,191 and 719,366 shares as of March 31, 2022 and December 31, 2021, respectively	318,040	282,347
Additional paid-in capital	39,172,788	39,100,197
Accumulated deficit	(33,373,312)	(32,205,189)
Total Shareholders’ Equity	6,144,069	7,203,894

Total Liabilities and Shareholders’ Equity	$9,071,854	$10,694,556

See the accompanying notes to these Unaudited Condensed Consolidated Financial Statements

HEALTHLYNKED CORP.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2022	2021
Revenue
Patient service revenue, net	$1,375,685	$1,514,376
Subscription, consulting and event revenue	84,218	87,655
Product revenue	146,969	182,663
Total revenue	1,606,872	1,784,694

Operating Expenses and Costs
Practice salaries and benefits	718,073	663,937
Other practice operating expenses	562,651	730,784
Medicare shared savings expenses	227,729	211,507
Cost of product revenue	160,811	168,596
Selling, general and administrative expenses	1,335,140	1,366,137
Depreciation and amortization	203,890	211,658
Total Operating Expenses and Costs	3,208,294	3,352,619

Loss from operations	(1,601,422)	(1,567,925)

Other Income (Expenses)
Loss on extinguishment of debt	—	(5,589,994)
Change in fair value of debt	—	(19,246)
Change in fair value of contingent acquisition consideration	438,322	(635,700)
Interest expense	(5,023)	(10,588)
Total other income (expenses)	433,299	(6,255,528)

Net loss before provision for income taxes	(1,168,123)	(7,823,453)

Provision for income taxes	—	—

Net loss	$(1,168,123)	$(7,823,453)

Deemed dividend - amortization of beneficial conversion feature and down round adjustment to warrants	(88,393)	(88,393)

Net loss to common shareholders	$(1,256,516)	$(7,911,846)

Net loss per share to common shareholders, basic and diluted:
Basic	$(0.01)	$(0.04)
Fully diluted	$(0.01)	$(0.04)

Weighted average number of common shares:
Basic	238,008,478	213,279,052
Fully diluted	238,008,478	213,279,052

See the accompanying notes to these Unaudited Condensed Consolidated Financial Statements

HEALTHLYNKED CORP.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

THREE MONTHS ENDED MARCH 31, 2022 AND MARCH 31, 2021

(UNAUDITED)

	Number of Shares				Common	Additional		Total Shareholders’
	Common	Preferred	Common	Preferred	Stock	Paid-in	Accumulated	Equity
	Stock	Stock	Stock	Stock	Issuable	Capital	Deficit	(Deficit)
	(#)	(#)	($)	($)	($)	($)	($)	($)
Balance at December 31, 2021	237,893,473	2,750,000	23,789	2,750	282,347	39,100,197	(32,205,189)	7,203,894

Consultant and director fees payable with common shares and warrants	5,250	—	1	—	73,470	8,044	—	81,515
Shares and options issued to employees	133,000	—	13	—	(37,777)	64,547	—	26,783
Exercise of stock options	1,394	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	(1,168,123)	(1,168,123)

Balance at March 31, 2022	238,033,117	2,750,000	23,803	2,750	318,040	39,172,788	(33,373,312)	6,144,069

Balance at December 31, 2020	187,967,881	2,750,000	18,797	2,750	262,273	22,851,098	(21,784,910)	1,350,008

Sales of common stock	14,793,864	—	1,479	—		2,981,367	—	2,982,846
Fair value of warrants allocated to proceeds of common stock	—	—	—	—		1,406,515	—	1,406,515
Conversion of convertible notes payable to common stock	13,538,494	—	1,354	—		4,060,194	—	4,061,548
Fair value of warrants issued in connection with conversion and retirement of convertible notes payable	—	—	—	—	—	3,201,138	—	3,201,138
Fair value of warrants issued for professional services	—	—	—	—	—	32,426	—	32,426
Consultant and director fees payable with common shares and warrants	475,000	—	48	—	114,500	122,781	—	237,329
Shares and options issued pursuant to employee equity incentive plan	240,310	—	24	—	(14,956)	52,337	—	37,405
Exercise of stock warrants	9,047,332	—	905	—	62,500	613,316	—	676,721
Exercise of stock options	12,500	—	1	—		3,149	—	3,150
Net loss	—	—	—	—	—	—	(7,823,453)	(7,823,453)

Balance at March 31, 2021	226,075,381	2,750,000	22,608	2,750	424,317	35,324,321	(29,608,363)	6,165,633

See the accompanying notes to these Unaudited Condensed Consolidated Financial Statements

HEALTHLYNKED CORP.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

	Three Months Ended March 31,
	2022	2021
Cash Flows from Operating Activities
Net loss	$(1,168,123)	$(7,823,453)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	203,890	211,658
Stock based compensation, including amortization of deferred equity compensation	116,735	307,160
Loss on extinguishment of debt	—	5,589,994
Change in fair value of debt	—	19,246
Change in fair value of contingent acquisition consideration	(438,322)	635,700
Changes in operating assets and liabilities:
Accounts receivable	8,160	(38,152)
Inventory	(20,223)	(16,202)
Prepaid expenses and deposits	26,310	4,032
ROU lease assets	33,309	24,234
Accounts payable and accrued expenses	(30,455)	(83,854)
Lease liability	(34,710)	(24,956)
Contract liabilities	(39,489)	(22,366)
Net cash used in operating activities	(1,342,918)	(1,216,959)

Cash Flows from Investing Activities
Acquisition of property and equipment	(22,014)	(7,399)
Net cash used in investing activities	(22,014)	(7,399)

Cash Flows from Financing Activities
Proceeds from sale of common stock	—	4,389,361
Proceeds from exercise of options and warrants	—	65,650
Repayment of vendor loans payable	—	(51,109)
Net cash provided by financing activities	—	4,403,902

Net increase (decrease) in cash	(1,364,932)	3,179,544
Cash, beginning of period	3,291,646	162,184

Cash, end of period	$1,926,714	$3,341,728

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$—	$232
Cash paid during the period for income tax	$—	$—
Schedule of non-cash investing and financing activities:
Common stock issuable issued during period	$37,778	$66,161
Incremental fair value of warrants modified to extend maturity date of convertible notes payable	$—	$126,502
Conversion of convertible note payable to common shares	$—	$4,061,549
Fair value of warrants issued in connection with conversion of convertible notes payable	$—	$3,074,637
Accrued liabilities relieved upon cashless exercise of warrants	$—	$614,221
Fair value of liability-classified equity instruments cancelled (net of earned)	$25,625	$—

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

NOTE 1 - BUSINESS AND BUSINESS PRESENTATION

HealthLynked Corp. (the “Company”) was incorporated in the State of Nevada on August 4, 2014. On September 2, 2014, the Company filed Amended and Restated Articles of Incorporation with the Secretary of State of Nevada setting the total number of authorized shares at 250,000,000 shares, which included up to 230,000,000 shares of common stock and 20,000,000 shares of “blank check” preferred stock. On February 5, 2018, the Company filed an Amendment to its Amended and Restated Articles of Incorporation with the Secretary of State of Nevada to increase the number of authorized shares of common stock to 500,000,000 shares.

We currently operate in four distinct divisions: the Health Services Division, the Digital Healthcare Division, the ACO/MSO (Accountable Care Organization / Managed Service Organization) Division, and the Medical Distribution Division. The Health Services division is comprised of the operations of (i) Naples Women’s Center (“NWC”), a multi-specialty medical group including OB/GYN (both Obstetrics and Gynecology) and General Practice, (ii) Naples Center for Functional Medicine (“NCFM”), a Functional Medical Practice engaged in improving the health of its patients through individualized and integrative health care, and (iii) Bridging the Gap Physical Therapy (“BTG”), a physical therapy practice in Bonita Springs, FL that provides hands-on functional manual therapy techniques to speed patients’ recovery and manage pain without pain medication or surgery. The Digital Healthcare division develops and operates an online personal medical information and record archive system, the “HealthLynked Network,” which enables patients and doctors to keep track of medical information via the Internet in a cloud-based system. The ACO/MSO Division is comprised of the operations of Cura Health Management LLC (“CHM”) and its subsidiary ACO Health Partners LLC (“AHP”), which were acquired by the Company on May 18, 2020. CHM and AHP operate an Accountable Care Organization (“ACO”) and Managed Service Organization (“MSO”) that assists physician practices in providing coordinated and more efficient care to patients via the Medicare Shared Savings Program (“MSSP”) as administered by the Centers for Medicare and Medicaid Services (the “CMS”), which rewards providers for efficiency in patient care. The Medical Distribution Division is comprised of the operations of MedOffice Direct LLC (“MOD”), a virtual distributor of discounted medical supplies selling to both consumers and medical practices throughout the United States acquired by the Company on October 19, 2020.

These unaudited condensed consolidated financial statements reflect all adjustments including normal recurring adjustments, which, in the opinion of management, are necessary to present fairly the financial position, results of operations and cash flows for the periods presented in accordance with the accounting principles generally accepted in the United States of America (“GAAP”). These unaudited condensed consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements and notes thereto for the years ended December 31, 2021 and 2020, respectively, which are included in the Company’s Form 10-K, filed with the United States Securities and Exchange Commission on March 31, 2022. The Company assumes that the users of the interim financial information herein have read, or have access to, the audited consolidated financial statements for the preceding period, and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context. The results of operations for the three months ended March 31, 2022 are not necessarily indicative of results for the entire year ending December 31, 2022.

On a consolidated basis, the Company’s operations are comprised of the parent company, HealthLynked Corp., and its six subsidiaries: NWC, NCFM, BTG, CHM, AHP and MOD. All significant intercompany transactions and balances have been eliminated upon consolidation. In addition, certain amounts in the prior periods’ consolidated financial statements have been reclassified to conform to the current period presentation.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the presentation of the accompanying consolidated financial statements follows:

Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared in conformity with GAAP.

All amounts referred to in the notes to the consolidated financial statements are in United States Dollars ($) unless stated otherwise.

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates. Significant estimates include assumptions about fair valuation of acquired intangible assets, cash flow and fair value assumptions associated with measurements of contingent acquisition consideration and impairment of intangible assets and goodwill, valuation of inventory, collection of accounts receivable, the valuation and recognition of stock-based compensation expense, valuation allowance for deferred tax assets, borrowing rate consideration for right-of-use (“ROU”) lease assets including related lease liability and useful life of fixed assets.

Revenue Recognition

Patient service revenue

Patient service revenue is reported at the amount that reflects the consideration to which the Company expects to be entitled in exchange for providing patient care. These amounts are due from patients and third-party payors (including health insurers and government programs) and include variable consideration for retroactive revenue adjustments due to settlement of audits, reviews, and investigations. Generally, the Company bills patients and third-party payors within days after the services are performed and/or the patient is discharged from the facility. Revenue is recognized as performance obligations are satisfied.

Performance obligations are determined based on the nature of the services provided by the Company. Revenue for performance obligations satisfied over time is recognized based on actual charges incurred in relation to total expected charges. The Company believes that this method provides a faithful depiction of the transfer of services over the term of the performance obligation based on the inputs needed to satisfy the obligation. Revenue for performance obligations satisfied at a point in time is recognized when goods or services are provided, and the Company does not believe it is required to provide additional goods or services to the patient.

The Company determines the transaction price based on standard charges for goods and services provided, reduced by contractual adjustments provided to third-party payors, discounts provided to uninsured patients in accordance with the Company’s policy, and/or implicit price concessions provided to uninsured patients. The Company determines its estimates of contractual adjustments and discounts based on contractual agreements, its discount policies, and historical experience. The Company determines its estimate of implicit price concessions based on its historical collection experience with this class of patients.

Agreements with third-party payors typically provide for payments at amounts less than established charges. A summary of the payment arrangements with major third-party payors follows:

●	Medicare: Certain inpatient acute care services are paid at prospectively determined rates per discharge based on clinical, diagnostic and other factors. Certain services are paid based on cost-reimbursement methodologies subject to certain limits. Physician services are paid based upon established fee schedules. Outpatient services are paid using prospectively determined rates.

●	Medicaid: Reimbursements for Medicaid services are generally paid at prospectively determined rates per discharge, per occasion of service, or per covered member.

●	Other: Payment agreements with certain commercial insurance carriers, health maintenance organizations, and preferred provider organizations provide for payment using prospectively determined rates per discharge, discounts from established charges, and prospectively determined daily rates.

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Laws and regulations concerning government programs, including Medicare and Medicaid, are complex and subject to varying interpretation. As a result of investigations by governmental agencies, various health care organizations have received requests for information and notices regarding alleged noncompliance with those laws and regulations, which, in some instances, have resulted in organizations entering into significant settlement agreements. Compliance with such laws and regulations may also be subject to future government review and interpretation as well as significant regulatory action, including fines, penalties, and potential exclusion from the related programs. There can be no assurance that regulatory authorities will not challenge the Company’s compliance with these laws and regulations, and it is not possible to determine the impact, if any, such claims or penalties would have upon the Company. In addition, the contracts the Company has with commercial payors also provide for retroactive audit and review of claims.

Settlements with third-party payors for retroactive adjustments due to audits, reviews or investigations are considered variable consideration and are included in the determination of the estimated transaction price for providing patient care. These settlements are estimated based on the terms of the payment agreement with the payor, correspondence from the payor and the Company’s historical settlement activity, including an assessment to ensure that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the retroactive adjustment is subsequently resolved. Estimated settlements are adjusted in future periods as adjustments become known, or as years are settled or are no longer subject to such audits, reviews, and investigations.

The Company also provides services to uninsured patients, and offers those uninsured patients a discount, either by policy or law, from standard charges. The Company estimates the transaction price for patients with deductibles and coinsurance and from those who are uninsured based on historical experience and current market conditions. The initial estimate of the transaction price is determined by reducing the standard charge by any contractual adjustments, discounts, and implicit price concessions. Subsequent changes to the estimate of the transaction price are generally recorded as adjustments to patient service revenue in the period of the change. Patient services provided by NCFM and BTG are provided on a cash basis and not submitted through third party insurance providers. Contract liabilities related to prepaid BTG patient service revenue were $22,461 and $42,530 as of March 31, 2022 and December 31, 2021, respectively.

Medicare Shared Savings Revenue

The Company earns Medicare shared savings revenue based on performance of the population of patient lives for which it is accountable as an ACO against benchmarks established by the MSSP. Because the MSSP, which was formed in 2012, is relatively new and has limited historical experience, the Company cannot accurately predict the amount of shared savings that will be determined by CMS. Such amounts are determined annually when the Company is notified by CMS of the amount of shared savings earned. Accordingly, the Company recognizes Medicare shared savings revenue in the period in which the CMS notifies the Company of the exact amount of shared savings to be paid, which historically has occurred during the fiscal quarter ended September 30 for the program year ended December 31 of the previous year. Based on the ACO operating agreements, the Company bears all costs of the ACO operations until revenue is recognized. At that point, the Company shares in up to 100% of the revenue to recover its costs incurred. Because of the timing of recognition of Medicare shared savings revenue, no Medicare shared savings revenue was recognized in the three months ended March 31, 2022 and 2021.

Consulting and Event Revenue

Also pursuant to ASC 606, the Company recognizes service revenue as services are provided, with any unearned but paid amounts recorded as a contract liability at each balance sheet date. Contract liabilities related to consulting revenue were $-0- and $25,000 as of March 31, 2022 and December 31, 2021, respectively. Event revenue, comprised of admission fees for summit events, is recognized when an event is held.

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Product Revenue

Revenue is derived from the distribution of medical products that are sourced from a third party. The Company recognizes revenue at a point in time when title transfers to customers and the Company has no further obligation to provide services related to such products, which occurs when the product ships. The Company is the principal in its revenue transactions and as a result revenue is recorded on a gross basis. The Company has determined that it controls the ability to direct the use of the product provided prior to transfer to a customer, is primarily responsible for fulfilling the promise to provide the product to its customer, has discretion in establishing prices, and ultimately controls the transfer of the product to the customer. Shipping and handling costs billed to customers are recorded in revenue. Contract liabilities related to product revenue were $10,887 and $5,308 as of March 31, 2022 and December 31, 2021, respectively. There were no contract assets as of March 31, 2022 or December 31, 2021.

Sales are made inclusive of sales tax, where such sales tax is applicable. Sales tax is applicable on sales made in the state of Florida, where the Company has physical nexus. The Company has determined that it does not have economic nexus in any other states. The Company does not sell products outside of the United States.

The Company maintains a return policy that allows customers to return a product within a specified period of time prior to and subsequent to the expiration date of the product. The Company analyzes the need for a product return allowance at the end of each period based on eligible products. Product return allowance was $9,526 and $14,834 and as of March 31, 2022 and December 31, 2021, respectively.

Contract Liabilities

Contract liabilities represent payments from customers for consulting services, patient services and medical products that precede the Company’s service or product fulfillment performance obligation. The Company’s contract liabilities balance was $33,348 and $72,838 as of March 31, 2022 and December 31, 2021, respectively.

Provider shared savings expense

Provider shared savings expense represents payments made to the ACO’s participating providers. The pool of provider shared savings expense paid to all participating providers, as well as the amounts paid to each individual participating provider from the pool, is determined by ACO management. Shared Savings expense is recognized in the period in which the size of the payment pool is determined, which typically corresponds to the period in which the shared saving payment is received from CMS and shared savings revenue is recognized. This typically occurs in the second half of the year following the completion of the program year. Because of the timing of recognition of Medicare shared savings revenue, there was no Medicare shared savings revenue or related provider shared savings expense recognized in the three months ended March 31, 2022 and 2021.

Cash and Cash Equivalents

For financial statement purposes, the Company considers all highly liquid investments with original maturities of three months or less to be cash and cash equivalents. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. As of March 31, 2022 and December 31, 2021, the Company had $1,666,580 and $2,957,040 in excess of the FDIC insured limit, respectively.

Accounts Receivable

Trade receivables are carried at their estimated collectible amounts. Trade credit is generally extended on a short-term basis; thus trade receivables do not bear interest. Trade accounts receivable are periodically evaluated for collectability based on past collectability of the insurance companies, government agencies, and customers’ accounts receivable during the related period which generally approximates 48% of total billings. Trade accounts receivable are recorded at this net amount. As of March 31, 2022 and December 31, 2021, the Company’s gross patient services accounts receivable were $174,493 and $193,363, respectively, and net patient services accounts receivable were $76,890 and $86,287, respectively, based upon net reporting of accounts receivable. As of March 31, 2022 and December 31, 2021, the Company’s allowance of doubtful accounts was $13,972 and $13,972, respectively.

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Leases

Upon transition under ASU 2016-02, the Company elected the suite of practical expedients as a package applied to all of its leases, including (i) not reassessing whether any expired or existing contracts are or contain leases, (ii) not reassessing the lease classification for any expired or existing leases, and (iii) not reassessing initial direct costs for any existing leases. For new leases, the Company will determine if an arrangement is or contains a lease at inception. Leases are included as ROU assets within other assets and ROU liabilities within accrued expenses and other liabilities and within other long-term liabilities on the Company’s consolidated balance sheets.

ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The Company’s leases do not provide an implicit rate. The Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The ROU asset also includes any lease payments made and excludes lease incentives. Lease expense for lease payments is recognized on a straight-line basis over the lease term. The Company adopted ASU 2016-02 in the first quarter of 2019. See Note 7 for more complete details on balances as of the reporting periods presented herein. The adoption had no material impact on cash provided by or used in operating, investing or financing activities on the Company’s consolidated statements of cash flows.

Inventory

Inventory consisting of supplements, is stated at the lower of cost or net realizable value. Cost is determined by the first-in, first-out method. Outdated inventory is directly charged to cost of goods sold.

Goodwill and Intangible Assets

Goodwill is recognized as the excess cost of an acquired entity over the net amount assigned to assets acquired and liabilities assumed. Goodwill is not amortized, but rather tested for impairment on an annual basis and more often if circumstances require. Impairment losses are recognized whenever the implied fair value of goodwill is less than its carrying value.

The Company recognizes an acquired intangible apart from goodwill whenever the intangible arises from contractual or other legal rights, or whenever it can be separated or divided from the acquired entity and sold, transferred, licensed, rented or exchanged, either individually or in combination with a related contract, asset or liability. Such intangibles are amortized over their estimated useful lives unless the estimated useful life is determined to be indefinite. Amortizable intangible assets are being amortized primarily over useful lives of five years. The straight-line method of amortization is used as it has been determined to approximate the use pattern of the assets. Impairment losses are recognized if the carrying amount of an intangible that is subject to amortization is not recoverable from expected future cash flows and its carrying amount exceeds its fair value.

The Company also maintains intangible assets with indefinite lives, which are not amortized. These intangibles are tested for impairment on an annual basis and more often if circumstances require. Impairment losses are recognized whenever the implied fair value of these assets is less than their carrying value. No impairment charges were recognized in the three months ended March 31, 2022 and 2021.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to a concentration of credit risk are cash and accounts receivable. There are no patients/customers that represent 10% or more of the Company’s revenue or accounts receivable. Generally, the Company’s cash and cash equivalents are in checking accounts. The Company relies on a sole supplier for the fulfillment of all of its product sales made through MOD.

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For consolidated financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of 5 to 7 years. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Convertible Notes

Convertible notes are regarded as compound instruments, consisting of a liability component and an equity component. The component parts of compound instruments are classified separately as financial liabilities and equity in accordance with the substance of the contractual arrangement. At the date of issue, the fair value of the liability component is estimated using the prevailing market interest rate for a similar non-convertible instrument. This amount is recorded as a liability on an amortized cost basis until extinguished upon conversion or at the instrument’s maturity date. The equity component is determined by deducting the amount of the liability component from the fair value of the compound instrument as a whole. This is recognized as additional paid-in capital and included in equity, net of income tax effects, and is not subsequently remeasured. After initial measurement, they are carried at amortized cost using the effective interest method. Convertible notes for which the maturity date has been extended and that qualify for debt extinguishment treatment are recorded at fair value on the extinguishment date and then revalued at the end of each reporting period, with the change recorded to the statement of operations under “Change in Fair Value of Debt.”

Government Notes Payable

During 2020, the Company and certain of its subsidiaries received loans under the Paycheck Protection Program (the “PPP”). The PPP loans, administered by the U.S. Small Business Administration (the “SBA”), were issued under the Coronavirus Aid, Relief, and Economic Security Act, also known as the CARES Act. Pursuant to the terms of the PPP, principal amounts may be forgiven if loan proceeds are used for qualifying expenses as described in the CARES Act, including costs such as payroll, benefits, employer payroll taxes, rent and utilities. The Company accounts for forgiveness of government loans pursuant to FASB ASC 470, “Debt,” (“ASC 470”). Pursuant to ASC 470, loan forgiveness is recognized in earnings as a gain on extinguishment of debt when the debt is legally released by the lender.

Fair Value of Assets and Liabilities

Fair value is the price that would be received from the sale of an asset or paid to transfer a liability (i.e. an exit price) in the principal or most advantageous market in an orderly transaction between market participants. In determining fair value, the accounting standards have established a three-level hierarchy that distinguishes between (i) market data obtained or developed from independent sources (i.e., observable data inputs) and (ii) a reporting entity’s own data and assumptions that market participants would use in pricing an asset or liability (i.e., unobservable data inputs). Financial assets and financial liabilities measured and reported at fair value are classified in one of the following categories, in order of priority of observability and objectivity of pricing inputs:

●	Level 1 – Fair value based on quoted prices in active markets for identical assets or liabilities;

●	Level 2 – Fair value based on significant directly observable data (other than Level 1 quoted prices) or significant indirectly observable data through corroboration with observable market data. Inputs would normally be (i) quoted prices in active markets for similar assets or liabilities, (ii) quoted prices in inactive markets for identical or similar assets or liabilities or (iii) information derived from or corroborated by observable market data;

●	Level 3 – Fair value based on prices or valuation techniques that require significant unobservable data inputs. Inputs would normally be a reporting entity’s own data and judgments about assumptions that market participants would use in pricing the asset or liability.

The fair value measurement level for an asset or liability is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques should maximize the use of observable inputs and minimize the use of unobservable inputs.

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company utilizes a binomial lattice option pricing model to estimate the fair value of options, warrants, beneficial conversion features and other Level 3 financial assets and liabilities. The Company believes that the binomial lattice model results in the best estimate of fair value because it embodies all of the requisite assumptions (including the underlying price, exercise price, term, volatility, and risk-free interest-rate) necessary to fairly value these instruments and, unlike less sophisticated models like the Black-Scholes model, it also accommodates assumptions regarding investor exercise behavior and other market conditions that market participants would likely consider in negotiating the transfer of such an instruments.

Stock-Based Compensation

The Company accounts for stock-based compensation to employees and nonemployees under ASC 718 “Compensation – Stock Compensation” using the fair value-based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. This guidance establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. The Company uses a binomial lattice pricing model to estimate the fair value of options and warrants granted.

Income Taxes

The Company follows Accounting Standards Codification subtopic 740-10, Income Taxes (“ASC 740-10”) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse and are considered immaterial. No income tax has been provided for the three months ended March 31, 2022 and 2021, since the Company has sustained a loss for both periods. Due to the uncertainty of the utilization and recoverability of the loss carry-forwards and other deferred tax assets, management has determined a full valuation allowance for the deferred tax assets, since it is more likely than not that the deferred tax assets will not be realizable.

Recurring Fair Value Measurements

The carrying value of the Company’s financial assets and financial liabilities is their cost, which may differ from fair value. The carrying value of cash held as demand deposits, money market and certificates of deposit, marketable investments, accounts receivable, short-term borrowings, accounts payable, accrued liabilities, and derivative financial instruments approximated their fair value.

Deemed Dividend

The Company incurs a deemed dividend on Series B Convertible Preferred Voting Stock (the “Series B Preferred”). As the intrinsic price per share of the Series B Preferred was less than the deemed fair value of the Company’s common stock on the date of issuance of the Series B Preferred, the Series B Preferred contains a beneficial conversion feature as described in FASB ASC 470-20, “Debt with Conversion and Other Options.” The difference in the stated conversion price and estimated fair value of the common stock is accounted for as a beneficial conversion feature and affects income or loss available to common stockholders for purposes of earnings per share available to common stockholders. The Company incurs further deemed dividends on certain of its warrants containing a down round provision equal to the difference in fair value of the warrants before and after the triggering of the down round adjustment.

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Net Loss per Share

Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. During the three months ended March 31, 2022 and 2021, the Company reported a net loss and excluded all outstanding stock options, warrants and other dilutive securities from the calculation of diluted net loss per common share because inclusion of these securities would have been anti-dilutive. As of March 31, 2022 and December 31, 2021, potentially dilutive securities were comprised of (i) 59,366,992 and 59,796,992 warrants outstanding, respectively, (ii) 3,306,250 and 3,456,250 stock options outstanding, respectively, (iii) 232,036 and 302,050 unissued shares subject to future vesting requirements granted pursuant to the Company’s Employee Incentive Plan, and (iv) up to 13,750,000 and 13,750,000 shares of common stock issuable upon conversion of Series B Preferred.

Common stock awards

The Company grants common stock awards to non-employees in exchange for services provided. The Company measures the fair value of these awards using the fair value of the services provided or the fair value of the awards granted, whichever is more reliably measurable. The fair value measurement date of these awards is generally the date the performance of services is complete. The fair value of the awards is recognized on a straight-line basis as services are rendered. The share-based payments related to common stock awards for the settlement of services provided by non-employees is recorded on the consolidated statement of comprehensive loss in the same manner and charged to the same account as if such settlements had been made in cash. From time to time, the Company also issues stock awards settleable in a variable number of common shares. Such awards are classified as liabilities until such time as the number of shares underlying the grant is determinable.

Warrants

In connection with certain financing, consulting and collaboration arrangements, the Company has issued warrants to purchase shares of its common stock. The outstanding warrants are standalone instruments that are not puttable or mandatorily redeemable by the holder and are classified as equity awards. The Company measures the fair value of the awards using the Black-Scholes pricing model as of the measurement date. The Company uses a binomial lattice pricing model to estimate the fair value of compensation options and warrants. Warrants issued in conjunction with the issuance of common stock are initially recorded at fair value as a reduction in additional paid-in capital of the common stock issued. All other warrants are recorded at fair value as expense over the requisite service period, or at the date of issuance, if there is not a service period. Certain of the Company’s warrants include a so-called down round provision. The Company accounts for such provisions pursuant to ASU No. 2017-11, Earnings Per Share, Distinguishing Liabilities from Equity and Derivatives and Hedging, which calls for the recognition of a deemed dividend in the amount of the incremental fair value of the warrant due to the down round when triggered, warrants granted in connection with ongoing arrangements are more fully described in Note 13, Shareholders’ Equity.

Business Segments

The Company uses the “management approach” to identify its reportable segments. The management approach designates the internal organization used by management for making operating decisions and assessing performance as the basis for identifying the Company’s reportable segments. Using the management approach, the Company determined that it has four operating segments: Health Services (multi-specialty medical group including the NWC OB/GYN practice, the NCFM practice acquired in April 2019 and the BTG physical therapy practice launched in 2020), Digital Healthcare (develops and markets the “HealthLynked Network,” an online personal medical information and record archive system), ACO/MSO (comprised of the ACO/MSO business acquired with CHM in May 2020, which assists physician practices in providing coordinated and more efficient care to patients via the MSSP), and Medical Distribution (comprised of the operations of MOD, a virtual distributor of discounted medical supplies selling to both consumers and medical practices acquired by the Company on October 19, 2020).

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Pronouncements

In March 2020, the FASB issued ASU 2020-03, “Codification Improvements to Financial Instruments”: The amendments in this update are to clarify, correct errors in, or make minor improvements to a variety of ASC topics. The changes in ASU 2020-03 are not expected to have a significant effect on current accounting practices. The ASU improves various financial instrument topics in the Codification to increase stakeholder awareness of the amendments and to expedite the improvement process by making the Codification easier to understand and easier to apply by eliminating inconsistencies and providing clarifications. The ASU is effective for smaller reporting companies for fiscal years beginning after December 15, 2022 with early application permitted. The Company is currently evaluating the impact the adoption of this guidance may have on its consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06 Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40) related to the measurement and disclosure requirements for convertible instruments and contracts in an entity’s own equity. The pronouncement simplifies and adds disclosure requirements for the accounting and measurement of convertible instruments and the settlement assessment for contracts in an entity’s own equity. This pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2021 and early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently evaluating the impact that this standard will have on its consolidated financial statements.

In October 2021, the FASB issued guidance which requires companies to apply Topic 606, Revenue from Contracts with Customers, to recognize and measure contract assets and contract liabilities from contracts with customers acquired in a business combination. Public entities must adopt the new guidance for fiscal years beginning after December 15, 2022 and interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating the impact and timing of adoption of this guidance.

Recently Adopted Pronouncements

In December 2019, the FASB issued ASU 2019-12 Simplifying the Accounting for Income Taxes, which eliminates the need for an organization to analyze whether the following apply in a given period: (1) exception to the incremental approach for intra-period tax allocation; (2) exceptions to accounting for basis differences when there are ownership changes in foreign investments; and (3) exceptions in interim period income tax accounting for year-to-date losses that exceed anticipated losses. ASU No. 2019-12 is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. The Company adopted this standard in the year ended December 31, 2021. The adoption did not have a material effect on the Company’s consolidated financial statements.

In May 2021, the Financial Accounting Standards Board (“FASB”) issued ASU 2021-04, Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40). ASU 2021-04 clarifies and reduces diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options (for example, warrants) that remain equity classified after modification or exchange. The ASU provides guidance to clarify whether an issuer should account for a modification or an exchange of a freestanding equity-classified written call option that remains equity classified after modification or exchange as (1) an adjustment to equity and, if so, the related earnings per share effects, if any, or (2) an expense and, if so, the manner and pattern of recognition. ASU 2021-04 is effective for annual periods beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating the impact that this standard will have on its consolidated financial statements. The Company adopted this standard for the year ended December 31, 2022. The adoption did not have a material effect on the Company’s consolidated financial statements.

No other new accounting pronouncements were issued or became effective in the period that had, or are expected to have, a material impact on our consolidated Financial Statements.

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

NOTE 3 – LIQUIDITY AND GOING CONCERN ANALYSIS

Liquidity and Going Concern

During the second quarter of 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. This update provided U.S. GAAP guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and about related footnote disclosures. Under this standard, the Company is required to evaluate whether there is substantial doubt about its ability to continue as a going concern each reporting period, including interim periods. In evaluating the Company’s ability to continue as a going concern, management considered the conditions and events that could raise substantial doubt about the Company’s ability to continue as a going concern within 12 months after the Company’s financial statements were issued (May 16, 2022). Management considered the Company’s current financial condition and liquidity sources, including current funds available, forecasted future cash flows and the Company’s obligations due before May 16, 2023.

The Company is subject to a number of risks, including uncertainty related to product development and generation of revenues and positive cash flow from its Digital Healthcare division and a dependence on outside sources of capital. The attainment of profitable operations is dependent on future events, including obtaining adequate financing to fulfill the Company’s growth and operating activities and generating a level of revenues adequate to support the Company’s cost structure.

The Company has experienced net losses and cash outflows from operating activities since inception. As of March 31, 2022, the Company had cash balances of $1,926,714, working capital of $503,527 and an accumulated deficit of $33,373,312. For the three months ended March 31, 2022, the Company had a net loss of $1,168,123, net cash used by operating activities of $1,342,918, and no cash provided by financing activities. The Company expects to continue to incur net losses and have significant cash outflows for at least the next 12 months.

Management has evaluated the significance of the conditions described above in relation to the Company’s ability to meet its obligations and concluded that, without additional funding, the Company will not have sufficient funds to meet its obligations within one year from the date the condensed consolidated financial statements were issued.

On April 20, 2021, the Company filed a shelf registration statement on form S-3 that was declared effective by the Securities and Exchange Commission on April 26, 2021 (the “Shelf Registration”). The Shelf Registration registered for resale up to $50,000,000 of the Company’s common stock. During August 2021, the Company sold 3,703,704 common shares and 1,851,852 five-year warrants with an exercise price of $0.65 to an institutional investor at an offering price of $0.54 per share pursuant to the Shelf Registration, generating gross proceeds of $2,000,000. The Company may still make sales of common stock up to an additional $48,000,000 under the Shelf Registration. Management intends to alleviate the conditions described above by raising additional capital from the Shelf Registration. However, there is no assurance that management’s plans will be successful. The Company’s ability to obtain additional financing in the debt and equity capital markets is subject to several factors, including market and economic conditions, the Company’s performance and investor sentiment with respect to the Company and its industry.

Without raising additional capital, either via the Shelf Registration or from other sources, there is substantial doubt about the Company’s ability to continue as a going concern through May 16, 2023. The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. This basis of presentation contemplates the recovery of the Company’s assets and the satisfaction of liabilities in the normal course of business.

COVID-19

A novel strain of coronavirus, COVID-19, that was first identified in China in December 2019, has surfaced in several regions across the world and resulted in travel restrictions and business slowdowns or shutdowns in affected areas. In March 2020, the World Health Organization declared the outbreak of COVID-19 a pandemic. The outbreak of the pandemic is materially adversely affecting the Company’s employees, patients, communities and business operations, as well as the U.S. economy and financial markets. The further spread of COVID-19, and the requirement to take action to limit the spread of the illness, may impact our ability to carry out our business as usual and may materially adversely impact global economic conditions, our business and financial condition, including our potential to conduct financings on terms acceptable to us, if at all. The extent to which COVID-19 may impact our business will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions and the effectiveness of actions taken in the United States and other countries to contain and treat the disease. In response to COVID-19, the Company implemented additional safety measures in its patient services locations and its corporate headquarters.

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

NOTE 4 – PREPAID EXPENSES AND OTHER

Prepaid and other expenses as of March 31, 2022 and December 31, 2021 were as follows:

	March 31,	December 31,
	2022	2021

Insurance prepayments	$17,733	$25,020
Other expense prepayments	31,837	50,860
Rent deposits	49,125	49,125
Deferred equity compensation	117,188	151,250
Total prepaid expenses and other	215,883	276,255
Less: long term portion	(130,188)	(138,625)
Prepaid expenses and other, current portion	$85,695	$137,630

Deferred equity compensation reflects common stock grants made in 2021 from the Company’s 2021 Equity Incentive Plan that vest over a four-year period and that are settleable for a fixed dollar amount rather than a fixed number of shares. The original grant date fair value of the equity compensation was $165,000. Amortization in the three months ended March 31, 2022 and 2021 was $9,063 and $-0-, respectively. At inception, the Company recorded a corresponding liability captioned “Liability-classified equity instruments.”

NOTE 5 – PROPERTY, PLANT, AND EQUIPMENT

Property, plant and equipment as of March 31, 2022 and December 31, 2021 were as follows:

	March 31,	December 31,
	2022	2021

Medical equipment	$493,854	$484,126
Furniture, office equipment and leasehold improvements	162,154	149,868

Total property, plant and equipment	656,008	633,994
Less: accumulated depreciation	(308,480)	(283,512)

Property, plant and equipment, net	$347,528	$350,482

Depreciation expense during the three months ended March 31, 2022 and 2021 was $24,969 and $26,896, respectively.

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

NOTE 6 – INTANGIBLE ASSETS AND GOODWILL

Intangible assets as of March 31, 2022 and December 31, 2021 were as follows:

	March 31,	December 31,
	2022	2021

NCFM: Medical database	$1,101,538	$1,101,538
NCFM: Website	41,000	41,000
CHM: ACO physician contracts	1,073,000	1,073,000
MOD: Website	3,538,000	3,538,000

Total intangible assets	5,753,538	5,753,538
Less: accumulated amortization	(1,052,338)	(873,417)

Intangible assets, net	$4,701,200	$4,880,121

Goodwill and intangible assets arose from the acquisitions of NCFM in April 2019, CHM in May 2020, and MOD in October 2020. The NCFM medical database is assumed to have an indefinite life and is not amortized and the website is being amortized on a straight-line basis over its estimated useful life of five years. The CHM ACO physician contracts are assumed to have an indefinite life and are not amortized. The MOD website is being amortized on a straight-line basis over its estimated useful life of five years.

Goodwill represents the excess of consideration transferred over the fair value of the net identifiable assets acquired related to the acquisition of CHM and MOD and amounts to $1,148,105 as of March 31, 2022 and December 31, 2021.

Amortization expense in the three months ended March 31, 2022 and 2021 was $178,921 and $184,762, respectively. No impairment charges were recognized related to goodwill and intangible assets in the three months ended March 31, 2022 and 2021.

NOTE 7 – LEASES

The Company has separate operating leases for office space related to its NWC, NCFM and BTG practices, two separate leases relating to its corporate headquarters, and a copier lease that expire in July 2023, May 2022, March 2023, November 2023, November 2023 and January 2027, respectively. As of March 31, 2022, the Company’s weighted-average remaining lease term relating to its operating leases was 1.9 years, with a weighted-average discount rate of 18.39%.

The table below summarizes the Company’s lease-related assets and liabilities as of March 31, 2022 and December 31, 2021:

	March 31,	December 31,
	2022	2021
Lease assets	$499,144	$526,730

Lease liabilities
Lease liabilities (short term)	$294,442	$288,966
Lease liabilities (long term)	204,762	239,225
Total lease liabilities	$499,204	$528,191

Lease expense was $101,394 and $65,511 in the three months ended March 31, 2022 and 2021, respectively.

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

NOTE 7 – LEASES (CONTINUED)

Maturities of operating lease liabilities were as follows as of March 31, 2022:

2022 (April to December)	$284,905
2023	285,721
2024	11,877
2025	11,877
2026	11,877
2027	990
Total lease payments	607,247
Less interest	(108,043)
Present value of lease liabilities	$499,204

NOTE 8 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Amounts related to accounts payable and accrued expenses as of March 31, 2022 and December 31, 2021 were as follows:

	March 31,	December 31,
	2022	2021

Trade accounts payable	$356,832	$306,220
Accrued payroll liabilities	66,282	172,500
Accrued operating expenses	286,345	265,411
Accrued interest	50,931	46,712
	$760,390	$790,843

NOTE 9 – CONTRACT LIABILITIES

Amounts related to contract liabilities as of March 31, 2022 and December 31, 2021 were as follows:

	March 31,	December 31,
	2022	2021

Patient services paid but not provided	$22,461	$42,530
Consulting services paid but not provided	—	25,000
Unshipped products	10,887	5,308
	$33,348	$72,838

Contract liabilities relate to contracted consulting services at CHM for which payment has been made but services have not yet been rendered as of the measurement date, physical therapy services purchased as a prepaid bundle for which services have not yet been provided, and MOD products that have been ordered and paid for by the customer, but which have not been shipped as of the measurement date. The Company typically satisfies its performance obligations related to such contracts upon completion of service or shipment of product. Payment is typically made in the period prior to the services being provided.

NOTE 10 – AMOUNTS DUE TO RELATED PARTY AND RELATED PARTY TRANSACTIONS

Amounts due to related parties as of March 31, 2022 and December 31, 2021 were comprised of deferred compensation payable to the Company’s founder and CEO, Dr. Michael Dent, in the amount of $300,600.

During the three months ended March 31, 2022 and 2021, the Company paid Dr. Dent’s spouse $22,308 and $33,462, respectively, in consulting fees pursuant to a consulting agreement.

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

NOTE 11 – GOVERNMENT AND VENDOR NOTES PAYABLE

During May and June 2020, the Company and certain of its subsidiaries received an aggregate of $621,069 in loans under the PPP. The Company also acquired a PPP loan in the MOD acquisition with an inception date of April 3, 2020 and a face value of $11,757. The PPP loans, administered by SBA, were issued under the Coronavirus Aid, Relief, and Economic Security Act, also known as the CARES Act. The loans bore interest at 1% per annum and were scheduled to mature in May and June 2022. Principal and interest payments were deferred for the first nine months of the loans. Pursuant to the terms of the PPP, principal amounts may be forgiven if loan proceeds are used for qualifying expenses as described in the CARES Act, including costs such as payroll, benefits, employer payroll taxes, rent and utilities. The entirety of the PPP loans outstanding, comprised of $632,826 principal and $6,503 accrued interest, was forgiven in May 2021.

During June, July and August 2020, the Company and its subsidiaries received an aggregate of $450,000 in Disaster Relief Loans from the SBA. The loans bear interest at 3.75% per annum and mature 30 years from issuance. Mandatory principal and interest payments were originally scheduled to begin 12 months from the inception date of each loan and were subsequently extended by the SBA until 30 months from the inception date. Installment payments are now scheduled to begin in December 2022.

In connection with the October 19, 2020 acquisition of MOD, the Company acquired a note payable to MOD’s primary product vendor with a remaining principal balance of $79,002 as of the acquisition date and $51,109 as of December 31, 2020. The vendor note was paid in full during the first quarter of 2021.

Interest accrued on government and vendor notes payable as of March 31, 2022 and December 31, 2021 was $28,942 and $24,723, respectively. Interest expense on the loans was $4,219 and $7,605 for the three months ended March 31, 2022 and 2021, respectively.

NOTE 12 – CONVERTIBLE NOTES PAYABLE

The Company had no convertible notes payable as of March 31, 2022 or December 31, 2021.

On January 6, 2021, the holder of the Company’s four remaining fixed rate convertible promissory notes with a face value of $1,038,500 – comprised of a $550,000 6% fixed convertible secured promissory note dated July 7, 2016 (the “$550k Note”), a $50,000 10% fixed convertible commitment fee promissory note dated July 7, 2016 (the “$50k Note”), $81,000 of principal remaining on a $111,000 10% fixed convertible secured promissory note dated May 22, 2017 (the “$111k Note”), and a $357,500 10% fixed convertible note dated April 15, 2019 (the “$357.5k Note” and together with the $550k Note, the $50k Note and the $111k Note, the “Remaining Notes”) – agreed to extend the maturity date on the Remaining Notes to January 14, 2021. In exchange for the extension, the Company agreed to extend the expiration date of 3,508,333 existing warrants held by the holder (the “Extended Warrants”) from dates between July 2021 and March 2022 until March 2023. Because the fair value of consideration issued was greater than 10% of the present value of the remaining cash flows under the modified Remaining Notes, the transaction was treated as a debt extinguishment and reissuance of new debt instruments pursuant to the guidance of ASC 470-50. A loss on debt extinguishment was recorded in the amount of $126,502 in the year ended December 31, 2021, equal to the incremental fair value of the Extended Warrants before and after the modification.

On January 14, 2021, the Company and the holder of the Remaining Notes entered into a series of agreements pursuant to which (i) the holder agreed to convert the full face value of $1,038,500 and $317,096 of accrued interest on the Remaining Notes into 13,538,494 shares of common stock pursuant to the original conversion terms of the underlying notes, (ii) the holder agreed to a 180-day leak out provision, whereby, from and after January 14, 2021, it may not sell in shares of the Company’s common stock in excess of 5% of the Company’s daily trading volume for the first 90 days and 10% of the Company’s daily volume for the next 90 days, subject to certain exceptions, (iii) the holder agreed to release all security interests and share reserves related to the Remaining Notes, and (iv) the Company issued to the holder a new five-year warrant to purchase 13,538,494 shares of common stock at an exercise price of $0.30 per share. In connection with the conversion, the Company recognized a loss on debt extinguishment of $5,463,492 in the three months ended March 31, 2021, representing the excess of the fair value of the shares and warrant issued at conversion over the carrying value of the host instrument and accrued interest.

Prior to conversion, the Remaining Notes were carried at fair value and revalued at each period end, with changes to fair value recorded to the statement of operations under “Change in Fair Value of Debt.” The changes in fair value during the three months ended March 31, 2022 and 2021 were $-0- and $19,246, respectively.

Interest expense on convertible notes outstanding during the three months ended March 31, 2022 and 2021 was $-0- and $4,372, respectively.

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

NOTE 13 – SHAREHOLDERS’ EQUITY

Private Placements

During the three months ended March 31, 2021, the Company sold 11,787,766 shares of common stock in 46 separate private placement transactions. The Company received $3,488,725 in proceeds from the sales. In connection with the stock sales, the Company also issued 5,893,889 five-year warrants to purchase shares of common stock at exercise prices between $0.27 and $1.05 per share.

Investment Agreement Draws

During the three months ended March 31, 2021, the Company issued 3,006,098 common shares pursuant to draws made by the Company under the Investment Agreement and received an aggregate of $900,636 in net proceeds from the draws.

Shares issued to Consultants

During the three months ended March 31, 2022 and 2021, the Company issued 5,250 and 475,000 common shares, respectively, to consultants for services rendered. In connection with the issuances, the Company recognized expenses totaling $8,044 and $122,829 in the three months ended March 31, 2022 and 2021, respectively.

Common Stock Issuable

As of March 31, 2022 and December 31, 2021, the Company was obligated to issue the following shares:

	March 31, 2022		December 31, 2020
	Amount	Shares	Amount	Shares

Shares issuable to consultants, employees and directors	$318,040	938,191	282,347	719,366

Stock Warrants

Transactions involving our stock warrants during the three months ended March 31, 2022 and 2021 are summarized as follows:

	2022		2021
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Number	Price	Number	Price
Outstanding at beginning of the period	59,796,992	$0.25	51,352,986	$0.14
Granted during the period	—	$0.00	19,585,790	$0.34
Exercised during the period	—	$0.00	(11,196,742)	$(0.06)
Expired during the period	(430,000)	$(0.44)	—	$—
Outstanding at end of the period	59,366,992	$0.25	59,742,034	$0.22

Exercisable at end of the period	59,366,992	$0.25	59,742,034	$0.22

Weighted average remaining life	3.0 years		3.7 years

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

NOTE 13 – SHAREHOLDERS’ EQUITY (CONTINUED)

The following table summarizes information about the Company’s stock warrants outstanding as of March 31, 2022:

Warrants Outstanding				Warrants Exercisable
		Weighted-
		Average	Weighted-		Weighted-
		Remaining	Average		Average
Exercise	Number	Contractual	Exercise	Number	Exercise
Prices	Outstanding	Life (years)	Price	Exercisable	Price
$0.0001 to 0.09	14,789,573	2.8	$0.07	14,789,573	$0.07
$0.10 to 0.24	9,474,380	2.5	$0.17	9,474,380	$0.17
$0.25 to 0.49	31,486,448	3.1	$0.31	31,486,448	$0.31
$0.50 to 1.05	3,616,591	4.1	$0.69	3,616,591	$0.69
$0.05 to 1.00	59,366,992	3.0	$0.25	59,366,992	$0.25

During the three months ended March 31, 2022 and 2021, the Company issued -0- and 19,585,790 warrants, respectively, the aggregate grant date fair value of which was $-0- and $4,496,555, respectively. The fair value of the warrants was calculated using the following range of assumptions:

	2022	2021
Pricing model utilized	No warrants issued	Binomial Lattice
Risk free rate range	No warrants issued	0.38% to 0.86%
Expected life range (in years)	No warrants issued	3.00 to 5.00 years
Volatility range	No warrants issued	170.58% to 193.21%
Dividend yield	No warrants issued	0.00%

There were no warrants exercised during the three months ended March 31, 2022. During the three months ended March 31, 2021, the Company received $62,500 upon the exercise of 625,000 warrants with an exercise price of $0.10. Additionally, the Company issued 9,047,332 shares upon cashless exercise of 10,571,742 warrant shares exercised using a cashless exercise feature in settlement of litigation and other disputes in amounts totaling $614,221 that had been accrued in 2020.

Employee Equity Incentive Plans

On January 1, 2016, the Company adopted the 2016 Employee Equity Incentive Plan (the “2016 EIP”) for the purpose of having equity awards available to allow for equity participation by its employees. The 2016 EIP allowed for the issuance of up to 15,503,680 shares of the Company’s common stock to employees, which may be issued in the form of stock options, stock appreciation rights, or common shares. The 2016 EIP is governed by the Company’s board, or a committee that may be appointed by the board in the future. The 2016 EIP expired during 2021 but allows for the prospective issuance of shares of common stock subject to vesting of awards made prior to expiration of the 2016 EIP.

On September 9, 2021, the Company adopted the 2021 Employee Equity Incentive Plan (the “2021 EIP” and, together with the 2016 EIP, the “EIPs”) for the purpose of having equity awards available to allow for equity participation by its employees. The 2021 EIP allows for the issuance of up to 20,000,000 shares of the Company’s common stock to employees, which may be issued in the form of stock options, stock appreciation rights, or common shares. The 2021 EIP is governed by the Company’s board, or a committee that may be appointed by the board in the future.

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

NOTE 13 – SHAREHOLDERS’ EQUITY (CONTINUED)

Amounts recognized in the financial statements with respect to the EIPs in the three months ended March 31, 2022 and 2021 were as follows:

	2022	2021
Total cost of share-based payment plans during the period	$100,422	$307,160
Amounts capitalized in deferred equity compensation during period	$—	$—
Amounts charged against income for amounts previously capitalized	$8,438	$—
Amounts charged against income, before income tax benefit	$108,860	$307,160
Amount of related income tax benefit recognized in income	$—	$—

Stock Options

Stock options granted under the EIPs typically vest over a period of three to four years or based on achievement of Company and individual performance goals. The following table summarizes stock option activity as of and for the three months ended March 31, 2022 and 2021:

	2022		2021
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
Stock options	Number	Price	Number	Price
Outstanding at beginning of period	3,456,250	$0.23	3,111,750	$0.20
Granted during the period	—	$—	—	$—
Exercised during the period	(12,500)	$(0.26)	(12,500)	$(0.25)
Forfeited during the period	(137,500)	$(0.35)	(32,500)	$(0.16)
Outstanding at end of period	3,306,250	$0.22	3,066,750	$0.20

Options exercisable at period-end	2,535,000	$0.20	2,276,750	$0.17

As of March 31, 2022, there was $108,313 of total unrecognized compensation cost related to options granted under the EIPs. That cost is expected to be recognized over a weighted-average period of 2.4 years.

The total fair value of options vested during the three months ended March 31, 2022 and 2021 was $2,627 and $46,746, respectively. The aggregate intrinsic value of share options exercised during the three months ended March 31, 2022 and 2021 was $388 and $9,725, respectively. During the three months ended March 31, 2022, the Company issued 1,394 shares upon cashless exercise of 12,500 option shares exercised using a cashless exercise feature. During the three months ended March 31, 2021, the Company received $3,150 upon the exercise of 12,500 options with an exercise price of $0.252.

The fair value of each stock option award is estimated on the date of grant using a binomial lattice option-pricing model based on the assumptions noted in the following table. No options were granted during the three months ended March 31, 2022 and 2021. The Company’s accounting policy is to estimate forfeitures in determining the amount of total compensation cost to record each period.

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

NOTE 13 – SHAREHOLDERS’ EQUITY (CONTINUED)

The following table summarizes the status and activity of nonvested options issued pursuant to the EIPs as of and for the three months ended March 31, 2022 and 2021:

	2022		2021
		Weighted		Weighted
		Average		Average
		Grant Date		Grant Date
Stock options	Shares	Fair Value	Shares	Fair Value
Nonvested options at beginning of period	858,750	$0.23	1,044,375	$0.21
Granted	—	$—	—	$—
Vested	(12,500)	$(0.21)	(225,000)	$(0.21)
Forfeited	(75,000)	$(0.32)	(29,375)	$(0.12)
Nonvested options at end of period	771,250	$0.22	790,000	$0.22

Stock Grants

Stock grant awards made under the EIPs typically vest either immediately or over a period of up to four years. The following table summarizes stock grant activity as of and for the three months ended March 31, 2022 and 2021:

	2022		2021
		Weighted		Weighted
		Average		Average
		Grant Date		Grant Date
Stock Grants	Shares	Fair Value	Shares	Fair Value
Nonvested grants at beginning of period	302,050	$0.07	200,000	$0.17
Granted	157,454	$0.19	87,500	$0.11
Vested	(122,514)	$(0.12)	(87,500)	$(0.12)
Forfeited	(104,954)	$(0.19)	—	$—
Nonvested grants at end of period	232,036	$0.07	200,000	$0.17

As of December 31, 2021, there was $33,618 of total unrecognized compensation cost related to stock grants made under the EIPs. That cost is expected to be recognized over a weighted-average period of 0.2 years. The weighted-average grant-date fair value of share grants made during the three months ended March 31, 2022 and 2021 was $0.19 per share and $0.11 per share, respectively. The aggregate fair value of share grants that vested during the three months ended March 31, 2022 and 2021 was $15,138 and $10,810, respectively.

The fair value of each stock grant is calculated using the closing sale price of the Company’s common stock on the date of grant using. The Company’s accounting policy is to estimate forfeitures in determining the amount of total compensation cost to record each period.

Liability-Classified Equity Instruments

During 2021, the Company made certain stock grants from the 2021 EIP that vest over a four-year period and that are settleable for a fixed dollar amount rather than a fixed number of shares. The original grant date fair value of the equity compensation was $165,000. The Company recognized an asset captioned “Deferred equity compensation” and an offsetting liability captioned as a “Liability-classified equity instrument.” During the three months ended March 31, 2022, the Company replaced certain variable share contracts with a new fixed share compensation structure. As a result, the Company de-recognized $25,000 of deferred stock compensation and liability-classified equity instruments. Amortization of the remaining deferred stock compensation assets in the three months ended March 31, 2022 and 2021 was $9,063 and $-0-, respectively. The liability will be converted to equity when shares are issued pursuant to prescribed vesting events.

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

NOTE 14 – CONTINGENT ACQUISITION CONSIDERATION

Contingent acquisition consideration relates to future earn-out payments potentially payable related to the Company’s acquisitions of Hughes Center for Functional Medicine (“HCFM”) in 2019 and CHM and MOD in 2020. The terms of the earn-outs related to each acquisition require the Company to pay the former owners additional acquisition consideration for the achievement of prescribed revenue and/or earnings targets for performance of the underlying business for up to four years after the respective acquisition date. Contingent acquisition consideration for each entity is recorded at fair value using a probability-weighted discounted cash flow projection. The fair value of the contingent acquisition consideration is remeasured at the end of each reporting period and changes are included in the statement of operations under the caption “Change in fair value of contingent acquisition consideration.”

Contingent acquisition consideration as of March 31, 2022 and December 31, 2021 was comprised of the following:

	March 31,	December 31,
	2022	2021

Fair value of HCFM contingent acquisition consideration	$176,263	$172,124
Fair value of CHM contingent acquisition consideration	270,152	276,529
Fair value of MOD contingent acquisition consideration	300,953	737,037
Total contingent acquisition consideration	747,368	1,185,690
Less: long term portion	(429,611)	(782,224)
Contingent acquisition consideration, current portion	$317,757	$403,466

During the three months ended March 31, 2022 and 2021, the Company recognized gains (losses) on the change in the fair value of contingent acquisition consideration as follows:

	Three Months Ended March 31,
	2022	2021

Change in fair value of HCFM contingent acquisition consideration	$(4,139)	$(11,308)
Change in fair value of CHM contingent acquisition consideration	6,376	(33,252)
Change in fair value of MOD contingent acquisition consideration	436,085	(591,140)

	$438,322	$(635,700)

Maturities of contingent acquisition consideration were as follows as of March 31, 2022:

2022 (April to December)	$317,756
2023	218,227
2024	211,385
$747,368

Hughes Center for Functional Medicine Acquisition – April 2019

On April 12, 2019, the Company acquired a 100% interest in HCFM, a medical practice engaged in improving the health of its patients through individualized and integrative health care. Following the acquisition, HCFM was rebranded as NCFM and was combined with NWC to form the Company’s Health Services segment. Under the terms of acquisition, the Company paid HCFM shareholders $500,000 in cash, issued 3,968,254 shares of the Company’s common stock and agreed to an earn-out provision of $500,000 that may be earned based on the performance of NCFM in the years ended on the first, second and third anniversary dates of the acquisition closing. The total consideration fair value represented a transaction fair value of $1,764,672. In May 2020, the Company paid the seller $47,000 in satisfaction of the year 1 earn out. In May 2021, the Company paid the seller $196,000 in satisfaction of the year 2 earn out.

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

NOTE 14 – CONTINGENT ACQUISITION CONSIDERATION (CONTINUED)

Cura Health Management LLC Acquisition – May 2020

On May 18, 2020, the Company acquired a 100% interest in CHM and its wholly owned subsidiary AHP. CHM and AHP assist physician practices in providing coordinated and more efficient care to patients via the MSSP. The Company accounted for the transaction as an acquisition of a business pursuant to ASC 805. Following the acquisition, the business of CHM comprised the Company’s ACO/MSO Division. Under the terms of acquisition, the Company paid CHM shareholders the following consideration: (i) $214,000 in cash paid at closing, (ii) 2,240,838 shares of the Company’s common stock issued at closing, (iii) up to $223,500 additional cash and $660,000 in additional shares of the Company’s common stock payable at the time CHM receives the final assessment of the calculation of MSSP savings for the 2019 program year, with this amount prorated based on a target MSSP payment (plus other ancillary revenue) of $1,725,000, and (iv) up to $437,500 based on the business achieving annual revenue of $2,250,000 and annual profit of $500,000 in each of the four years following closing.

The terms of the earn out require the Company to pay the former owners of CHM (i) up to $223,500 additional cash and to $660,000 of additional shares of Company common stock when CHM receives the final assessment of the calculation of 2019 plan year MSSP revenue (the “Current Earnout”), and (ii) up to $62,500, $125,000, $125,000 and $125,000 on the first, second, third and fourth anniversary, respectively, based on achievement by the underlying business of revenue of at least $2,250,000 (50% weighting) and profit of at least $500,000 (50% weighting) in the year preceding each anniversary date (the “Future Earnout”). During September 2020, pursuant to a Second Amendment to the Agreement and Plan of Merger (the “Second Amendment”) and in satisfaction of the Current Earnout, the Company paid $90,389 cash, issued 1,835,625 shares of the Company’s common stock and agreed that the balance of the Current Earnout that was not earned in 2020, being $124,043 cash and $366,300 in shares of Company common stock, would be deferred until the first future earnout year in which MSSP revenue exceeds $1.725 million and revenue from other services exceeds $605,000 (the “Residual Earnout”). During September 2021, the Company was notified of the amount of Medicare shared savings and received payment for plan year 2020 in the amount of $2,419,312. Because the shared saving payment exceeded $1.725 million, the sellers were paid $124,043 cash and issued 806,828 shares of Company common stock with a value of $366,300 pursuant to the Residual Earnout. Following the payments, the Company had no further obligations under the Residual Earnout. The Company also determined that the sellers did not earn any of the $62,500 year-one Future Earnout related to the performance period May 19, 2020 to May 18, 2021.

MedOffice Direct LLC Acquisition – October 2020

On October 19, 2020, the Company acquired a 100% interest in MOD, a virtual distributor of discounted medical supplies selling to both consumers and medical practices throughout the United States. With over 13,000 name brand medical products in over 150 different categories, MOD leverages pricing discounts with a small unit-of-measure direct-to-consumer shipping model to make ordering medical supplies more convenient and cost effective for its users. The Company accounted for the transaction as an acquisition of a business pursuant to ASC 805. Following the acquisition, the business of MOD comprised the Company’s Medical Distribution Division. Under the terms of acquisition, the Company paid the following consideration: (i) 19,045,563 shares of Company common stock issued at closing, (ii) partial satisfaction of certain outstanding debt obligations of MOD in the amount of $703,200 in cash paid by the Company, and (iii) up to 10,004,749 restricted shares of the Company’s common stock over a four-year period based on MOD achieving revenue targets in calendar years 2021 through 2024 of $1,500,000, $1,875,000, $2,344,000, and $2,930,000, respectively.

NOTE 15 – COMMITMENTS AND CONTINGENCIES

Contracts Related to Medicare Shared Savings Revenue

The Company acquired CHM and its subsidiary AHP on May 18, 2020. CHM and AHP combine to operate an ACO under the terms of the MSSP as administered by the CMS. The MSSP is a program created under the Affordable Care Act (the “ACA,” also known as “Obamacare”) designed to enhance the efficiency of healthcare provided to patients covered by Medicare. The program allows for the creation of ACOs, which are organizations that agree to take responsibility for the efficiency of healthcare services provided by a group of participating healthcare providers under Medicare. The ACO is held accountable for the efficiency of the healthcare services of its participating providers as measured against benchmarks prescribed in the MSSP and earns shared savings payments if such benchmarks are met.

The Company, via AHP, is party to a Medicare Shared Savings Program Accountable Care Organization Participation Agreement with the CMS that establishes AHP as an ACO. The agreement is effective through December 31, 2024. The Company must comply with the terms and conditions of the agreement in order to maintain its status as an ACO and generate shared savings revenue.

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

NOTE 15 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

The Company, via CHM, is party to 33 separate participant agreements with participating providers that are members of the Company’s ACO with expiration dates through 2024. These agreements include certain restrictions and requirements to which the participating providers must adhere in order to maintain participation in the ACO.

Supplier Concentration

The Company relies on a sole supplier for the fulfillment of all of its product sales made through MOD.

Service contracts

The Company carries various service contracts on its office buildings & certain copier equipment for repairs, maintenance and inspections. All contracts are short term and can be cancelled.

Litigation

None.

Leases

Maturities of operating lease liabilities were as follows as of March 31, 2022:

2022	$284,905
2023	285,721
2024	11,877
2025	11,877
2026	11,877
2027	990
Total lease payments	607,247
Less interest	(108,043)
Present value of lease liabilities	$499,204

Employment/Consulting Agreements

The Company has employment agreements with certain of its physicians, nurse practitioners and physical therapists in the Health Services division. The agreements generally call for a fixed salary at the beginning of the contract with a transaction to performance-based pay later in the contract.

On July 1, 2016, the Company entered into an employment agreement with Dr. Michael Dent, Chief Executive Officer and a member of the Board of Directors. Dr. Dent’s employment agreement continues until terminated by Dr. Dent or the Company. If Dr. Dent’s employment is terminated by the Company (unless such termination is “For Cause” as defined in his employment agreement), then upon signing a general waiver and release, Dr. Dent will be entitled to severance in an amount equal to 12 months of his then-current annual base salary, as well as the pro-rata portion of any bonus that would be due and payable to him. In the event that Dr. Dent terminates the employment agreement, he shall be entitled to any accrued but unpaid salary and other benefits up to and including the date of termination, and the pro-rata portion of any unvested time-based options up until the date of termination.

On July 1, 2018, the Company entered into an agreement with Mr. George O’Leary, the Company’s Chief Financial Officer and a member of the Board of Directors. If Mr. O’Leary’s employment is terminated by the Company (unless such termination is “For Cause” as defined in his employment agreement), then upon signing a general waiver and release, Mr. O’Leary will be entitled to receive his base salary for a period of six months beginning on the date of termination. The agreement expires on June 30, 2022. In addition to a base salary, the agreement provided Mr. O’Leary with certain performance-based cash bonuses, stock grants, and stock option grants.

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

NOTE 15 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

On May 18, 2020, the Company entered into separate 4-year consulting services agreements with each of the two principals of the ACO/MSO business acquired in May 2020 that call for each person to earn fixed annual consulting fees and a share of Medicare shared savings revenue, consulting revenue and overall profits generated by the underlying business.

Litigation

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm the Company’s business. The Company is not aware of any such legal proceedings that will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

NOTE 16 – SEGMENT REPORTING

The Company has four reportable segments: Health Services, Digital Healthcare, ACO/MCO and Medical Distribution. Health Services division is comprised of the operations of (i) Naples Women’s Center (“NWC”), a multi-specialty medical group including OB/GYN (both Obstetrics and Gynecology), and General Practice, (ii) Naples Center for Functional Medicine (“NCFM”), a Functional Medical Practice acquired in April 2019 that is engaged in improving the health of its patients through individualized and integrative health care, and (iii) Bridging the Gap Physical Therapy (“BTG”), a physical therapy practice in Bonita Springs, FL that provides hands-on functional manual therapy techniques to speed patients’ recovery and manage pain without pain medication or surgery. The Company’s Digital Healthcare segment develops and plans to operate an online personal medical information and record archive system, the “HealthLynked Network,” which will enable patients and doctors to keep track of medical information via the Internet in a cloud-based system. The ACO/MSO Division is comprised of the business acquired with CHM, which assists physician practices in providing coordinated and more efficient care to patients via the MSSP as administered by the CMS, which rewards providers for efficiency in patient care. The Medical Distribution Division is comprised of the operations of MedOffice Direct LLC (“MOD”), a virtual distributor of discounted medical supplies selling to both consumers and medical practices throughout the United States acquired by the Company on October 19, 2020.

The Company evaluates performance and allocates resources based on profit or loss from operations before income taxes. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies.

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

NOTE 16 – SEGMENT REPORTING (CONTINUED)

Segment information for the three months ended March 31, 2022 was as follows:

	Three Months Ended March 31, 2022
	Health Services	Digital Healthcare	ACO / MSO	Medical Distribution	Total
Revenue
Patient service revenue, net	$1,375,685	$—	$—	$—	$1,375,685
Medicare shared savings revenue	—	—	—	—	—
Subscription, consulting and event revenue	—	6,624	77,594	—	84,218
Product revenue	—	—	—	146,969	146,969
Total revenue	1,375,685	6,624	77,594	146,969	1,606,872

Operating Expenses
Practice salaries and benefits	718,073	—	—	—	718,073
Other practice operating expenses	562,651	—	—	—	562,651
Medicare shared savings expenses	—	—	227,729	—	227,729
Cost of product revenue	—	—	—	160,811	160,811
Selling, general and administrative expenses	—	1,264,876	—	70,264	1,335,140
Depreciation and amortization	25,518	1,472	—	176,900	203,890
Total Operating Expenses	1,306,242	1,266,348	227,729	407,975	3,208,294

Income (loss) from operations	$69,443	$(1,259,724)	$(150,135)	$(261,006)	$(1,601,422)

Other Segment Information
Interest expense (income)	$2,812	$2,211	$—	$—	$5,023
Change in fair value of contingent acquisition consideration	$—	$(438,322)	$—	$—	$(438,322)

	March 31, 2022
Identifiable assets	$2,056,661	$2,208,771	$1,115,871	$2,542,446	$7,923,749
Goodwill	$—	$—	$381,856	$766,249	$1,148,105

	December 31, 2021
Identifiable assets	$2,152,533	$3,450,332	$1,167,965	$2,775,621	$9,546,451
Goodwill	$—	$—	$381,856	$766,249	$1,148,105

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

NOTE 16 – SEGMENT REPORTING (CONTINUED)

Segment information for the three months ended March 31, 2021 was as follows:

	Three Months Ended March 31, 2021
	Health Services	Digital Healthcare	ACO / MSO	Medical Distribution	Total
Revenue
Patient service revenue, net	$1,514,376	$—	$—	$—	$1,514,376
Consulting and event revenue	—	11,113	76,542	—	87,655
Product revenue	—	—	—	182,663	182,663
Total revenue	1,514,376	11,113	76,542	182,663	1,784,694

Operating Expenses
Practice salaries and benefits	663,937	—	—	—	663,937
Other practice operating expenses	730,784	—	—	—	730,784
Medicare shared savings expenses	—	—	211,507	—	211,507
Cost of product revenue	—	—	—	168,596	168,596
Selling, general and administrative expenses	—	1,305,320	—	60,817	1,366,137
Depreciation and amortization	28,323	595	0	182,740	211,658
Total Operating Expenses	1,423,044	1,305,915	211,507	412,153	3,352,619

Income (loss) from operations	$91,332	$(1,294,802)	$(134,965)	$(229,490)	$(1,567,925)

Other Segment Information
Interest expense	$4,197	$6,282	$—	$109	$10,588
Loss on extinguishment of debt	$—	$5,589,994	$—	$—	$5,589,994
Change in fair value of debt	$—	$19,246	$—	$—	$19,246
Change in fair value of contingent acquisition consideration	$—	$635,700	$—	$—	$635,700

	March 31, 2021
Identifiable assets	$2,411,744	$3,043,929	$1,128,491	$3,287,628	$9,871,792
Goodwill	$—	$—	$381,856	$766,249	$1,148,105

The Digital Healthcare made intercompany sales of $280 and $180 in the three months ended March 31, 2022 and 2021, respectively, related to subscription revenue billed to and paid for by the Company’s physicians for access to the HealthLynked Network. The Medical Distribution segment made intercompany sales of $13,533 and $-0- in the three months ended March 31, 2022 and 2021, respectively, related to medical products sold to practices in the Company’s Health Services segment. Intercompany revenue and the related costs are eliminated on consolidation.

NOTE 17 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of certain financial instruments, including cash and cash equivalents, accounts receivable and accounts payable, approximate their respective fair values due to the short-term nature of such instruments. The Company measures certain financial instruments at fair value on a recurring basis, including certain convertible notes payable and related party loans, which were extinguished and reissued and are therefore subject to fair value measurement, derivative financial instruments arising from conversion features embedded in convertible promissory notes for which the conversion rate was not fixed, and equity-class. All financial instruments carried at fair value fall within Level 3 of the fair value hierarchy as their value is based on unobservable inputs. The Company evaluates its financial assets and liabilities subject to fair value measurements on a recurring basis to determine the appropriate level in which to classify them for each reporting period. This determination requires significant judgments to be made.

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

(UNAUDITED)

NOTE 17 – FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

The following table summarizes the conclusions reached regarding fair value measurements as of March 31, 2022 and December 31, 2021:

	As of March 31, 2022				As of December 31, 2021
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
Liability-classified equity instruments	$—	$—	$136,875	$136,875	$—	$—	$162,500	$162,500
Contingent acquisition consideration	—	—	747,368	747,368	—	—	1,185,690	1,185,690

Total	$—	$—	$884,243	$884,243	$—	$—	$1,348,190	$1,348,190

The changes in Level 3 financial instruments that are measured at fair value on a recurring basis during the three months ended March 31, 2022 and 2021 were as follows:

	Three Months Ended March 31,
	2022	2021

Convertible notes payable	$—	$(19,246)
Contingent acquisition consideration	438,322	(635,700)

Total	$438,322	$(654,946)

NOTE 18 – SUBSEQUENT EVENTS

On May 13, 2022, the Company entered into an agreement to acquire Aesthetic Enhancements Unlimited (“AEU”), a patient service facility specializing in minimally and non-invasive cosmetic services including fat reduction, body sculpting, wrinkle reduction, hair removal, IV hydration, and feminine rejuvenation. The purchase price includes $325,000 cash, 792,394 shares of Company common stock, and the assumption of up to $75,000 in liabilities. AEU will be incorporated into the Company’s Health Services segment. Closing is expected to be completed the week of May 16, 2022.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuances and Distribution.

The following table sets forth the costs and expenses paid by us in connection with the issuance and distribution of the securities being registered. None of the following expenses are payable by the selling security holders. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$333.72
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous	$	*
TOTAL	$	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 14. Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the Articles of Incorporation of HealthLynked Corp., a Nevada corporation.

The Company’s Bylaws provide that no director or officer of the Company shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer of for any act or omission of any such director or officer; however such indemnification shall not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

The Company’s Articles of Incorporation provide that any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company (or is or was serving at the request of the Company as a director, officer, or representative of another corporation, partnership, joint venture, trust or other enterprise) shall be indemnified and held harmless by the Company to the fullest extent permitted by Nevada law against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

The Articles of Incorporation also provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company.

The Articles of Incorporation provide that the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in accordance with the laws of the State of Nevada.

Nevada Revised Statutes 78.751 and 78.7502 have provisions that provide for discretionary and mandatory indemnification of officers, directors, employees, and agents of a corporation. Under these provisions, such persons may be indemnified by a corporation against expenses, including attorney’s fees, judgment, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful.

To the extent that a director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter, the Nevada Revised Statues provide that he must be indemnified by the Company against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense.

Section 78.7502 of the Nevada Revised Statues also provides that any discretionary indemnification, unless ordered by a court or advanced by the Company, may be made only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

●	By the stockholders;

●	By the Company’s Board of Directors by majority vote of a quorum consisting of directors who were not parties to that act, suit or proceeding;

●	If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

●	If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Item 15. Recent Sales of Unregistered Securities.

On July 15, 2019, we issued a total of 32,500 common shares to two accredited investors as an inducement to enter into convertible promissory note transactions.

On July 22, 2019, we issued 200,000 common shares to a third-party consultant as partial compensation for professional services.

On August 13, 2019, we issued 30,000 common shares to a third-party consultant as partial compensation for professional services.

On November 20, 2019, we issued 30,000 common shares to a third-party consultant as partial compensation for professional services.

On December 2, 2019, we issued 30,000 common shares to an accredited investor as an inducement to enter into a convertible promissory note transaction.

During the year ended December 31, 2019, we issued 6,332,893 shares of common stock upon the full or partial conversion of four separate convertible notes payable.

During the year ended December 31, 2019, we sold 3,239,924 shares of common stock in eight separate private placement transactions to accredited investors and received $670,000 in proceeds from the sales. In connection with these stock sales, we also issued 1,619,962 five-year warrants to purchase shares of common stock at exercise prices between $0.22 and $0.40 per share and 250,000 three-year warrants to purchase shares of common stock at an exercise price of $0.50 per share.

On May 18, 2020, we issued 2,240,838 shares to the sellers as partial consideration for our acquisition of CHM.

On August 20, 2020, we entered into the Contribution Agreement with the Trusts and Michael T. Dent, the Chief Executive Officer and Chairman of the Board of Directors of the Company. Pursuant to the Contribution Agreement, the Trusts contributed to us an aggregate of 76,026 shares of common stock of NeoGenomics, Inc. with a fair value of $3,066,889. In consideration for the foregoing, we issued the Trusts an aggregate of 2,750,000 shares of our newly designated Series B Preferred stock and an aggregate of 24,522,727 shares of our common stock.

On September 10, 2020, we issued 1,835,626 shares of common stock to the selling shareholders of CHM in satisfaction of contingent acquisition consideration related to earnout payments.

On September 12, 2020, we issued 650,000 shares of common stock to a consultant for services provided.

On September 17, 2020, we issued 81,471 shares of common stock to a consultant for services provided.

On October 19, 2020, we issued 19,045,564 shares to the selling equity members as partial consideration for our acquisition of MOD.

On November 4, 2020, we issued 927,398 shares pursuant to the cashless exercise of an outstanding warrant.

On November 18, 2020, we issued 100,000 shares of common stock to a consultant for services provided.

During the year ended December 31, 2020, we sold 7,022,867 shares of common stock in 21 separate private placement transactions to accredited investors and received $698,000 in proceeds from the sales. In connection with the stock sales, we also issued 3,511,444 five-year warrants to purchase shares of common stock at exercise price between $0.16 and $0.27 per share.

During the year ended December 31, 2020, we issued 14,197,123 shares of common stock upon the full or partial conversion of seven separate convertible notes payable.

On January 26, 2021, we issued 375,000 shares of common stock to two separate consultant for services provided.

On February 25, 2021, we issued 100,000 shares of common stock to a consultant for services provided.

On April 9, 2021, we issued 93,492 shares of common stock to a consultant for services provided.

On July 1, 2021, we issued 100,000 shares of common stock to a consultant for services provided.

On August 24, 2021, we issued 100,000 shares of common stock to a consultant for services provided.

On September 16, 2021, we issued 8,750 shares of common stock to a consultant for services provided.

During the year ended December 31, 2021, we sold 13,161,943 shares of common stock in 53 separate private placement transactions to accredited investors and received $4,328,725 in proceeds from the sales. In connection with these stock sales, we also issued 6,581,527 five-year warrants to purchase shares of common stock at exercise prices between $0.27 and $1.05 per share.

During the year ended December 31, 2021, we issued 13,538,494 shares of common stock upon the full or partial conversion of four separate convertible notes payable.

During the year ended December 31, 2021, we issued 2,047,332 shares pursuant to the cashless exercise of four separate outstanding warrants and 3,065,278 shares pursuant to the cash exercise of six separate outstanding warrants for proceeds of $333,750.

The sales of the above securities were exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act, and/or Regulation D as promulgated thereunder, as transactions by an issuer not involving any public offering. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

EXHIBIT INDEX

Exhibit No.		Exhibit Description
2.1		First Amendment to Agreement and Plan of Merger, dated May 18, 2020, by and among HealthLynked Corp., HLYK Florida, LLC, Cura Health Management LLC, ACO Health Partners, LLC, Bradberry Holdings LLC and FocusOne Holdings, LLC (Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 20, 2020)
2.2		Agreement and Plan of Merger by and among the Company, MOD FL, LLC, a Florida limited liability company and wholly owned subsidiary of Buyer (“Merger Sub”), MedOfficeDirect L.L.C. (the “MOD”) and certain of the members of MOD (Filed as Exhibit 2.1 to the Company’s Form 8-K filed with the Commission on October 21, 2020)
3.1		Articles of Incorporation (incorporated by reference to Exhibit 3.1 of our Draft Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 9, 2017)
3.2		Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.2 of our Draft Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 9, 2017)
3.3		Amended and Restated Articles of Incorporation (Filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-3 filed with the Commission on April 20, 2021)
3.4		Bylaws (incorporated by reference to Exhibit 3.3 of our Draft Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 9, 2017)
3.5		Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2018)
3.5		Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.4 of our Draft Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 9, 2017)
3.6		Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 26, 2020)
4.1		Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (Filed as Exhibit 3.4 to the Company’s Draft Registration Statement on Form S-1 filed with the Commission on January 9, 2017)
4.2		Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (Filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on August 26, 2020)
4.3		Form of Investor Warrant (Filed as Exhibit 4.1 to the Company’s Form 8-K filed with the Commission on August 30, 2021)
4.4		Form of Placement Agent Warrant (Filed as Exhibit 4.2 to the Company’s Form 8-K filed with the Commission on August 30, 2021)
4.5		Description of our Common Stock (Filed as Exhibit 4.3 to the Company’s Annual Report on Form 10-K filed with the Commission on March 31, 2022)
4.6		Warrant made to Iconic Holdings, LLC, dated January 14, 2021 (Filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 15, 2021)
4.7		Form of Warrant made to DanKris1, LLC, dated February 26, 2021 (Filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 2, 2021)
5.1	*	Opinion of Snell & Wilmer L.L.P.
10.1		Contribution Agreement by and among the Company, The Michael T. Dent, Trustee of the Mary S. Dent Gifting Trust dated January 31, 2006, Michael Thomas Dent, Trustee under the Michael Thomas Dent Declaration of Trust dated March 23, 1998, as amended, and Michael T. Dent dated August 20, 2020 (Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on August 26, 2020)
10.2		Warrant made to Iconic Holdings, LLC, dated January 14, 2021 (Filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 15, 2021)
10.3		Agreement, by and between the Company and Iconic Holdings, LLC, dated January 14, 2021 (Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 15, 2021)
10.4		Form of Warrant made to DanKris1, LLC, dated February 26, 2021 (Filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 2, 2021)
10.5		Form of Subscription Agreement, by and between the Company and DanKris1, LLC, dated February 26, 2021 (Filed as Exhibit 10.1 to the Company’s Form 8-K filed with the Commission on March 2, 2021)
10.6		Investment Agreement with Iconic Holdings LLC (Filed as Exhibit 10.7 to the Company’s Draft Registration Statement on Form S-1 filed with the Commission on January 9, 2017)
10.7		Amendment to Investment Agreement by and between the Company and Iconic Holdings, LLC dated May 19, 2020 (Filed as Exhibit 10.50 to the Company’s Post-Effective Amendment No. 4 to Form S-1 filed with the Commission on May 22, 2020)
10.8		Form of Director’s Agreement (Filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Securities and Exchange Commission on March 31, 2021.)
10.9		Investment Agreement with Iconic Holdings LLC (Filed as Exhibit 10.7 to the Company’s Draft Registration Statement on Form S-1 filed with the Commission on January 9, 2017)
10.10		Amendment to Investment Agreement by and between the Company and Iconic Holdings, LLC dated May 19, 2020 (Filed as Exhibit 10.50 to the Company’s Post-Effective Amendment No. 4 to Form S-1 filed with the Commission on May 22, 2020)

10.11		Form of Securities Purchase Agreement with Platinum Point Capital LLC dated April 2, 2020 (Filed as Exhibit 10.11 to the Company’s Form 10-Q filed with the Commission on May 15, 2020)
10.12		Form of Convertible Promissory Note with Platinum Point Capital LLC dated April 2, 2020 (Filed as Exhibit 10.12 to the Company’s Form 10-Q filed with the Commission on May 15, 2020)
10.13		Form of Securities Purchase Agreement with Morningview Financial, LLC dated April 6, 2020 (Filed as Exhibit 10.13 to the Company’s Form 10-Q filed with the Commission on May 15, 2020)
10.14		Form of Convertible Promissory Note with Morningview Financial, LLC dated April 6, 2020 (Filed as Exhibit 10.14 to the Company’s Form 10-Q filed with the Commission on May 15, 2020)
10.15		Form of Securities Purchase Agreement with Power Up Lending Group Ltd. dated April 6, 2020 (Filed as Exhibit 10.15 to the Company’s Form 10-Q filed with the Commission on May 15, 2020)
10.16		Form of Convertible Promissory Note with Power Up Lending Group Ltd. dated April 6, 2020 (Filed as Exhibit 10.16 to the Company’s Form 10-Q filed with the Commission on May 15, 2020)
10.17		Form of Securities Purchase Agreement with Power Up Lending Group Ltd. dated April 30, 2020 (Filed as Exhibit 10.17 to the Company’s Form 10-Q filed with the Commission on May 15, 2020)
10.18		Form of Securities Purchase Agreement (Filed as Exhibit 10.1 to the Company’s Form 8-K filed with the Commission on August 30, 2021)
10.19		Investment Agreement with Iconic Holdings LLC (Filed as Exhibit 10.7 to the Company’s Draft Registration Statement on Form S-1 filed with the Commission on January 9, 2017)
10.20		Form of Securities Purchase Agreement with Platinum Point Capital LLC dated April 2, 2020 (Filed as Exhibit 10.11 to the Company’s Form 10-Q filed with the Commission on May 15, 2020)
10.21		Form of Convertible Promissory Note with Platinum Point Capital LLC dated April 2, 2020 (Filed as Exhibit 10.12 to the Company’s Form 10-Q filed with the Commission on May 15, 2020)
10.22		Form of Securities Purchase Agreement with Morningview Financial, LLC dated April 6, 2020 (Filed as Exhibit 10.13 to the Company’s Form 10-Q filed with the Commission on May 15, 2020)
10.23		Form of Convertible Promissory Note with Morningview Financial, LLC dated April 6, 2020 (Filed as Exhibit 10.14 to the Company’s Form 10-Q filed with the Commission on May 15, 2020)
10.24		Form of Securities Purchase Agreement with Power Up Lending Group Ltd. dated April 6, 2020 (Filed as Exhibit 10.15 to the Company’s Form 10-Q filed with the Commission on May 15, 2020)
10.25		Form of Convertible Promissory Note with Power Up Lending Group Ltd. dated April 6, 2020 (Filed as Exhibit 10.16 to the Company’s Form 10-Q filed with the Commission on May 15, 2020)
10.26		Form of Securities Purchase Agreement with Power Up Lending Group Ltd. dated April 30, 2020 (Filed as Exhibit 10.17 to the Company’s Form 10-Q filed with the Commission on May 15, 2020)
10.27		Form of Securities Purchase Agreement (Filed as Exhibit 10.1 to the Company’s Form 8-K filed with the Commission on August 30, 2021)
10.28		Engagement Letter with H.C. Wainwright & Co. (Filed as Exhibit 10.2 to the Company’s Form 8-K filed with the Commission on August 30, 2021)
10.29	+	Form of Employment Agreement with Dr. Michael Dent (Filed as Exhibit 10.14 to the Company’s Draft Registration Statement on Form S-1 filed with the Commission on January 9, 2017)
10.30	+	Form of Employment Agreement with George O’Leary (Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on July 6, 2018)
10.31		Standby Equity Purchase Agreement with YA II PN, LTD. dated July 5, 2022 (Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on July 8, 2022)
10.32		Note Purchase Agreement with YA II PN, LTD. dated July 5, 2022 (Filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on July 8, 2022)
21.1	*	List of Subsidiaries
23.1	*	Consent of RBSM LLP
23.2	*	Consent of Snell & Wilmer L.L.P. (Included in Exhibit 5.1)
24.1		Powers of Attorney (included on signature page to this Registration Statement)
101.INS	*	Inline XBRL Instance Document.
101.SCH	*	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	*	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	*	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	*	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	*	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	*	Cover Page Interactive Data File, formatted in Inline XBRL (included within the Exhibit 101 attachments)
107	*	Filing Fee Table

*	Filed herewith

+	Management contract or compensatory plan or arrangement.

(b)	Financial Statement Schedules.

All financial statement schedules have been omitted, since the required information is not applicable or is not present in amounts sufficient to require submission of the schedule, or because the information required is included in the financial statements and notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naples, State of Florida on the 11th day of July, 2022.

HEALTHLYNKED CORP.
(Registrant)

By:	/s/ Michael Dent
	Name:	Michael Dent
	Title:	Chief Executive Officer and Chairman
(Principal Executive Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of the Registrant, HealthLynked Corp., a Nevada corporation, hereby severally and individually constitute and appoint Michael Dent, Chief Executive Officer and George O’Leary, Chief Financial Officer, and each of them, as true and lawful attorneys in fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys in fact, or any of them, may lawfully do or cause to be done by virtue of this appointment.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated below:

Signatures	Title(s)	Date

/s/ Michael Dent	Chief Executive Officer and Chairman of the Board of Directors	July 11, 2022
Michael Dent	(Principal Executive Officer)

/s/ George O’Leary	Chief Financial Officer and Director	July 11, 2022
George O’Leary	(Principal Financial and Accounting Officer)

/s/ Robert P. Mino	Director	July 11, 2022
Robert P. Mino

/s/ Robert Gasparini	Director	July 11, 2022
Robert Gasparini

/s/ Heather Monahan	Director	July 11, 2022
Heather Monahan

/s/ Daniel Hall	Director	July 11, 2022
Daniel Hall